SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                 ----------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported). July 24, 2003

                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------

               (Exact name of registrant as specified in charter)



      Maryland                   0-11083                      13-3147497
      ------------------------------------------------------------------
     (State or other       (Commission file no.)           (IRS Employer
      jurisdiction of                                         I.D. No.)
       incorporation)

      60 Cutter Mill Road, Suite 303, Great Neck, New York         11021
      ------------------------------------------------------------------

      (Address of principal executive offices)                 (Zip code)

         Registrant's telephone number, including area code 516-466-3100
                                                            ------------

Item 2.  Acquisition or Disposition of Assets

On July 24, 2003, OLP Los Angeles, Inc., a wholly-owned subsidiary of registrant ("Subsidiary"), acquired in an arms length transaction a 50% tenancy in common interest in an approximately 109,000 square foot commercial office and production studio building (comprised of approximately 40% office and 60% studio space) located in Los Angeles, California. The aggregate consideration for the purchase of the entire property, which was paid in cash, was approximately $21,500,000 including closing costs.

The 50% tenancy in common interest in the property was acquired by Subsidiary in conjunction with Andrita GERP LLC ("Andrita") which simultaneously acquired the remaining 50% interest in the property. Andrita is comprised of a group of private investors including Lloyd Goldman, Brian Ezratty, Eric Roth and the principals of GCP Capital Group LLC. Subsidiary acquired its 50% interest for cash consideration of approximately $10,750,000. Registrant provided short-term financing to Andrita in the amount of $7,000,000 pending completion of permanent financing secured by the property. The tenancy in common agreement amongst the parties provides that all major decisions require the consent of both parties and that the property is to be managed by Majestic Property Management Corp., a company controlled by the Chairman of registrant. The financing provided by registrant to Andrita is secured by Andrita's 50% tenancy in common interest in the property and is for a term maturing July 24, 2004 and calls for payments of interest only computed at 9% per annum for the period from July 24, 2003 until January 19, 2004, 10% from January 20, 2004 until April 18, 2004 and 11% thereafter.

The property is leased in its entirety to Playboy Entertainment Group, Inc., a subsidiary of Playboy Enterprises, Inc. The lease is guaranteed by Playboy Enterprises, Inc. The term of the lease expires September 18, 2017 and there are no options to renew. The base rent under the lease is $2,153,256.47 per annum for the first lease year (payable in equal monthly installments) with rent increasing each lease year thereafter by specified increments as set forth in the lease. In addition to the basic rent, the Tenant pays the real estate taxes applicable to the property plus the tenant is responsible for operating, maintaining, repairing and managing the property as set forth in the lease. However, Landlord is required to maintain the roof, exterior walls, foundations and load-bearing walls of the building, as well as the structural integrity of the concrete floors of the building. Landlord must also maintain and make all necessary repairs to, or cause the applicable utility company to maintain and make all necessary repairs to, the utility lines located on the property to the point of entry to the building.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial statements specified by Rule 3-14 of Regulation S-X relating to the acquisition described in Item 2 will be filed by amendment to this Form 8-K not later than October 6, 2003 (60 days after the date the initial report on Form 8-K was due).

(b)      None.

(c)      Exhibits

         1. Tenants in Common Agreement dated as of July 24, 2003.

         2.       Lease dated as of September 20, 2001.

         3.       Guaranty dated September 20, 2001.

         4.       Letter from Landlord to Tenant dated September 20, 2001.

         5.       First Amendment to Lease dated May 15, 2002.

         6.       Second Amendment to Lease dated as of July 23, 2002.

         7.       Side Letter dated as of July 23, 2002.

         8.       Third Amendment to Lease dated as of October 31, 2002.

         9.       Fourth Amendment to Lease dated as of December 2, 2002.

         10.      Side Letter dated as of December 11, 2002.

         11.      Fifth Amendment to Lease dated December 31, 2002.

         12.      Sixth Amendment to Lease dated January 31, 2003.

         13.      Seventh Amendment to Lease dated July 23, 2003.

         14. Agreement Regarding Post-Closing Obligations dated as of July 23, 2003 between Tenant, Kingston Andrita LLC, Kingston Investors Corp. and E. Peter Krulewitch.

         15.      Management Agreement dated as of July 24, 2003.

         16.      Secured Promissory Note dated as of July 24, 2003.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                          ONE LIBERTY PROPERTIES, INC.

Date:     August 6, 2003                 By:  /s/ Mark H. Lundy
                                         ---------------------------------
                                         Mark H. Lundy
                                         Vice President

                                  EXHIBIT INDEX


         Exhibit
          Number                    Exhibit Title


         1.       Tenants in Common Agreement dated as of July 24, 2003.

         2.       Lease dated as of September 20, 2001.

         3.       Guaranty dated September 20, 2001.

         4.       Letter from Landlord to Tenant dated September 20, 2001.

         5.       First Amendment to Lease dated May 15, 2002.

         6.       Second Amendment to Lease dated as of July 23, 2002.

         7.       Side Letter dated as of July 23, 2002.

         8.       Third Amendment to Lease dated as of October 31, 2002.

         9.       Fourth Amendment to Lease dated as of December 2, 2002.

         10.      Side Letter dated as of December 11, 2002.

         11.      Fifth Amendment to Lease dated December 31, 2002.

         12.      Sixth Amendment to Lease dated January 31, 2003.

         13.      Seventh Amendment to Lease dated July 23, 2003.

         14. Agreement Regarding Post-Closing Obligations dated as of July 23, 2003 between Tenant, Kingston Andrita LLC, Kingston Investors Corp. and E. Peter Krulewitch.

         15.      Management Agreement dated as of July 24, 2003.

         16.      Secured Promissory Note dated as of July 24, 2003.

                                    EXHIBIT 1

                           TENANTS IN COMMON AGREEMENT

   THIS TENANTS IN COMMON AGREEMENT (this "Agreement") is made as of the 24th day of July, 2003, by and between OLP LOS ANGELES, INC., a California corporation ("OLP Tenant"), having an address at c/o One Liberty Properties, Inc., 60 Cutter Mill Road, Suite 303, Great Neck, New York 11201 and ANDRITA GERP LLC, a California limited liability company, having an address c/o ECR Realty Corp., 6 East 39th Street, Suite 302, New York, NY 10016, Attn.: Eric C. Roth ("GERP Tenant" and, together with OLP Tenant, collectively, the "Co-Tenants" and each, individually, a "Co-Tenant").

                              W I T N E S S E T H:

   WHEREAS, each of Co-Tenants is the owner of an undivided interest as a tenant in common in the parcels of real property located in the County of Los Angeles, State of California, as more particularly described on Exhibit "A" attached hereto (collectively, the "Parcel") upon which is located certain improvements including, but not limited to, a mixed use office/ production studio building (the "Building"), which is commonly known and referred to as 3030 Andrita Street, Los Angeles, California; and

   WHEREAS, Co-Tenants are together the owners of an aggregate undivided 100% interest in the Parcel, the Building and all improvements thereon from time to time (such undivided 100% interest being referred to herein as the "Property"); and

   WHEREAS, as of the date hereof, the entire Property is subject to a lease (as same has been and may be amended, the "Playboy Lease") dated as of September 20, 2001, between Co-Tenants, as successors-in-interest to Kingston Andrita, LLC, as landlord, and Playboy Entertainment Group, Inc. ("Playboy Entertainment"), as tenant, which lease is guaranteed by Playboy Enterprises, Inc. ("Playboy Enterprises," Playboy Enterprises and Playboy Entertainment, collectively, "Playboy"); and

   WHEREAS, each respective Co-Tenant's respective undivided interest in the Property is as follows:

                                            OLP Tenant: 50%

                                            GERP Tenant: 50%; and

   WHEREAS, the Co-Tenants, as tenants in common, desire by this Agreement to set forth and confirm their mutual agreements and understandings with respect to their ownership interests in the Property, their respective rights and obligations as tenants in common of the Property, and their right to manage, rent, operate, maintain, alter, improve, lease, transfer, sell or otherwise control the disposition of the Property or any part thereof.

   NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the Co-Tenants hereto agree as follows:

         Title to the Property; Use of the Property.

                  Title to the Property shall be in the name of the Co-Tenants. Beneficial title shall be retained by the Co-Tenants as co-tenants under California law, individually, as tenants-in-common, in the percentages set forth in Section 6 below. All rents, income, profits and increases in value of the Property shall belong to the Co-Tenants according to their beneficial interests in the Property, as set forth in Section 6 below. Each of the Co-Tenants agrees that it has purchased its Proportionate Share (as hereinafter defined) of the Property for investment purposes in real property and not for the purpose of the active conduct of a business.

                  Each of the Co-Tenants agrees that it shall exercise its rights to use the Property only pursuant to and in accordance with the terms of this Agreement. Each Co-Tenant hereby agrees that during the term of this Agreement it will not exercise its possessory right to the entire Property or any of its rights to use or improve the Property or to lease the Property to any Person, except as and subject to the conditions and restrictions provided in this Agreement.

         Disclaimer of Partnership; Tax Status of Co-Tenants; Tax Reporting.
         ------------------------------------------------------------------

                  The Co-Tenants expressly intend that their relationship shall be that of co-owners of the Property. The provisions of this Agreement are not intended to create, nor shall they be in any way interpreted to create, a joint venture, partnership or other similar relationship between or among the Co-Tenants, and each of the Co-Tenants hereby expressly waives and disclaims any such joint venture, partnership or similar relationship. It is expressly agreed and acknowledged that this Agreement is intended to create a relationship among the Co-Tenants which satisfies the conditions in substantial part of IRS Rev. Proc. 2002-22 with respect to co-ownership of rental real property in an arrangement classified under the laws of the State of California as a tenancy-in-common. The Co-Tenants hereby agree not to (i) file a partnership or corporate tax return that includes all of the Owners and is filed with respect to the Co-Tenants' Proportionate Share, (ii) conduct business under a common name, or (iii) execute an agreement identifying any or all of the Co-Tenants as partners, shareholders, or members of a business entity, or (iv) hold themselves or the co-ownership out as partners/partnership, shareholders/corporation or members/business entity.

                  Further, each of the Co-Tenants hereby agrees that if, despite their agreement to the contrary set forth above, they should be deemed by a taxing authority to be participants in an unincorporated association, then it is their intent that their co-ownership of the Property, and the relationship among the Co-Tenants, shall be excluded from Subchapter K of the Code, pursuant to Treasury Regulation Section 1.761-2(b)(2)(ii) beginning with the first taxable year of this Agreement. Each Co-Tenant acknowledges that this election is a deemed election and that no filing to this effect will be made to the Internal Revenue Service or any other taxing authority. Furthermore, the Co-Tenants also agree that this election will be binding at all times that this Agreement is in effect and at no time after the execution of this Agreement will any Co-Tenant take any action inconsistent with this deemed election including, but not limited to, any notification to Internal Revenue Service pursuant to Treasury Regulation Section 1.761-2(b)(3).

                  The Co-Tenants agree to report their respective Proportionate Shares of income, deductions, and credits from the co-ownership of the Property on their respective income tax returns (making such elections as to individual items as may be appropriate) in the manner consistent with their separate ownership interests in the Property and that the tax reporting of each Co-Tenant will be consistent with such separate interests throughout the entire term of this Agreement.

         Term and Termination. The term of this Agreement shall commence on the date hereof and shall continue until terminated upon the occurrence of the first of any of the following:

     A written agreement signed by all the Co-Tenants providing for such termination; or


     The acquisition by a Co-Tenant or by any third party or parties, of one hundred percent (100%) of the Property.

Limitations of Agreement.  This Agreement shall not:


     Expressly or impliedly create a partnership or joint venture between the Co-Tenants;

     Constitute either of the Co-Tenants as the agent of the other except as may be expressly set forth herein; or

     Create a landlord-tenant or other relationship between the Co-Tenants, other than that of tenants-in-common.

         Depreciation; Profit and Loss. Each Co-Tenants shall determine its allowance for depreciation by use of such method of depreciation as it shall determine. Each Co-Tenant shall separately calculate its share of net income, gain or loss from the operation of the Property in a manner consistent with the exclusion of the Co-Tenants from Subchapter K of Chapter 1 of the Code.

         Proportionate Share. The parties agree that each respective Co-Tenant's "Proportionate Share" shall be as follows:

                                 OLP Tenant: 50%

                                GERP Tenant: 50%.

         Management Contract.

                  The Co-Tenants agree to employ Majestic Property Management Corp. ("Manager"), as property manager, to lease and manage the Property, all in accordance with the terms and conditions set forth in a property management agreement among Co-Tenants and Manager to be executed contemporaneously with or promptly after the execution and delivery of this Agreement (the "Property Management Agreement"), which Property Management Agreement shall provide for
(i) an annual fee to Manager of $30,000 to escalate on each renewal by 3%, payable in equal monthly installments on the first day of each month by GERP Tenant only, (ii) a term of one (1) year, which shall automatically renew at the end of each year for an additional one (1) year term, unless, no later than ten
(10) days nor more than thirty (30) days prior to the end of the initial one (1) year term or any subsequent renewal term, both Co-Tenants send Manager a notice that the Property Management Agreement shall terminate at the end of the current one (1) year term, (iii) reimbursement to Manager by the Co-Tenants, in accordance with their respective Proportionate Shares, for reasonable expenses incurred by Manager in connection with performance of its duties, (iv) the duties of Manager and the authority granted to Manager as provided in this
Section 7, (v) the right of the Co-Tenants to terminate the Manager and the Property Management Agreement upon the occurrence of certain events so specified in the Property Management Agreement (the "Termination Events"), which events shall be substantially similar to those which are customarily contained in institutional property management agreements between unrelated parties, (vi) the preparation by the Manager of quarterly reports (for so long as the Playboy Lease or any other lease to a single user is in effect and the tenant thereunder is not in default, and monthly reports thereafter) in form and substance satisfactory to the Co-Tenants regarding the financial performance of the Property and the delivery not later than 15 days after the end of each month of such reports to the Co-Tenants, (vii) not later than 45 days prior to the end of every calendar year, the preparation by the Manger and delivery to the Co-Tenants of a budget for the Property (the "Annual Budget") indicating the projected income and expenses for the next calendar year, which Annual Budget shall be subject to the written approval of both Co-Tenants, and if not approved by both Co-Tenants by the last day of the current calendar year the Annual Budget for the next calendar year, until the same is approved, shall be deemed to be the budget for the current calendar year increased by (x) for non discretionary items (i.e., real estate taxes, utilities and insurance) by the amount that the cost of such item shall increase in the following year as reasonably projected by Manager and adjusted to reflect actual expenses and (y) for discretionary items (e.g., improvements) by 5%, (viii) within 30 days after the date that either the Playboy Lease is terminated or modified such that there is space available at the Property to be leased by the Co-Tenants to tenants, the preparation by Manager of a leasing plan (the "Leasing Plan") for the Property for the balance of the then current calendar year and annually thereafter not later than 45 days prior to the end of each calendar year for the next calendar year, that will set forth the parameters by which Manager intends to lease space at the Property, and provided Manager follows the Leasing Plan it may enter into leases without seeking the further approval of the Co-Tenants, which Leasing Plan shall be subject to the written approval of both Co-Tenants, and if not approved by both Co-Tenants within 30 days of its submission to each of them by Manager, the Leasing Plan for the period for which such plan was submitted shall be deemed to be the Leasing Plan for the current period with each category of expected income and expense (e.g., rent, projected improvement costs and commissions) increased or decreased, as applicable, by the change in the cost of living index for the region in which the Property is located from the current period to the period for which the Leasing Plan is to apply, and
(ix) such other customary management agreement provisions for premises in Los Angeles County similar to the Property, provided that (x) they are consistent with the provisions of this Section 7, (y) any indemnification obligation or other obligation of the respective Co-Tenants to Manager contained therein shall, in each case, be limited to their respective Proportionate Shares and shall not be a joint and several obligation of Co-Tenants, and (z) the Property Management Agreement does not provide for the provision of any services (1) to a tenant of the Property for the convenience of such particular tenant and (2) that are not customarily provided in connection with the rental of property for occupancy only.

                  Manager shall (i) collect rents and other payments from tenants, licensees and concessionaires, if any, at the Property, (ii) pay property taxes, assessments, water and sewer charges and insurance premiums payable with respect to the Property and other Operating Expenses (as hereinafter defined) all as provided in the Annual Budget, (iii) make all payments on any Mortgage Loans (as hereinafter defined) from time to time, (iv) negotiate and execute leases in accordance with the Leasing Plan, (v) arrange for and pay the costs of capital improvements, maintenance and repairs for the Property consistent with the Annual Budget (collectively, "Ordinary Care Items"), (vi) establish reasonable reserves for operating expenses consistent with the Annual Budget, (vii) take all action to institute, prosecute, defend and settle any legal or administrative actions or proceedings on behalf of or against the Property as is commercially reasonable for which the cost is consistent with the Annual Budget ("Ordinary Litigation"), provided, however, Ordinary Litigation shall not include any action, institution, or enforcement of a claim against Playboy, except for any action, institution, or enforcement of a claim against Playboy relating to a material monetary default by Playboy (e.g. the failure to pay rent or real estate taxes), which default continues for 30 days or more ("Major Tenant Litigation"), which Major Tenant Litigation Manager shall be obligated to commence as soon as it is practical following the expiration of such 30 day period, unless Manager receives contrary instructions from both Co-Tenants, (viii) send to each of the Co-Tenants copies of all notices received by Manger regarding any litigation or legal proceeding affecting the Property, (ix) except to the extent same constitutes a Major Decision, hire, fire, supervise and compensate such persons, firms or entities for and in connection with the Property and the acquisition, leasing, development, improvement, operation, maintenance, financing, refinancing, sale or other disposition of the Property as is commercially reasonable and the cost of which is consistent with the Annual Budget (each, an "Ordinary Hiring"), provided, however, Ordinary Hiring shall not include the hiring, retention, or compensation of and modification of agreements with persons or entities related to or affiliated with OLP Tenant and/or Manager or their respective successors and/or assigns (each, a "Related Hiring") and (x) perform all other services customarily performed by managing agents in connection with the operation, maintenance and repair of premises in Los Angeles County similar to the Property within the Annual Budget.

                  Subject to the provisions of Section 10 hereof, the prior written approval of both Co-Tenants shall be required for (i) any financing, refinancing, mortgaging, sale or other Transfer (as hereinafter defined) of the Property or any interest therein, (ii) approval of the Annual Budget, (iii) approval of the Leasing Plan, (iv) the negotiation and execution of leases not in accordance with the Leasing Plan, (v) the payment of the cost of capital improvements at the Property other than Ordinary Care Items, (vi) the payment of Operating Expenses in amounts that exceed the amounts set forth for same in the Annual Budget, (vii) the establishment of reserves for operating expenses in excess of those required by the Annual Budget, (viii) the taking of any action to institute, prosecute, defend and settle any legal or administrative actions or proceedings on behalf of or against the Property other than Ordinary Litigation, (ix) any Related Hiring and (x) the employment of a new manager for the Property (items (i) through (x), each, a "Major Decision"). Notwithstanding anything to the contrary contained herein, Manager may without the consent of either Co-Tenant make expenditures for items in excess of the amounts allocated for such items in the Annual Budget provided (x) such expenditure is commercially reasonable, (y) consistent with Manager's duties as enumerated herein and in the Property Management Agreement, and (z) the cost of which does not exceed the annual amount budgeted for the category of such item in the Annual Budget by more than $10,000, and provided that such overages in any calendar year may not exceed $25,000 in the aggregate (the "Overage Allowance"). Notwithstanding any cost limitations or priority of expenditures set forth herein, Manager shall cause to be made all repairs and take all actions (and pay for same out of the Working Capital Accounts or cash flow from the Property) which Manager reasonably believes to be immediately necessary for the preservation or protection of the Property or the safety of Tenants and other persons in or about the Property, or to be otherwise required to avoid the suspension of any necessary services to the Property ("Emergency Services"), without the prior approval of the Co-Tenants and without limitation as to cost, provided however, if there is insufficient cash flow from the Property or funds in the Working Capital Accounts to pay for such Emergency Services, Manager shall not be obligated to undertake same. Manager shall use commercially reasonable efforts to notify the Co-Tenants of the emergency situation before commencing the emergency repair to be made or action to be taken, however, if Manager is unable to do so, it shall notify the Co-Tenants of the emergency situation and the repair made or action taken to correct it as soon as reasonably possible thereafter.

                  The Co-Tenants agree that, for so long as Manager (or any successor thereto) shall be an affiliate of OLP Tenant, the GERP Tenant shall have the exclusive right, exercisable in its sole and absolute discretion, to terminate the Property Management Agreement on behalf of the Co-Tenants in accordance with the provisions thereof, if any one or more of the Termination Events shall occur, or otherwise enforce the rights of the Co-Tenants thereunder with regard to a Termination Event, and the OLP Tenant agrees and acknowledges that, by virtue of its affiliation with Manager, OLP Tenant shall not have the right to and shall not seek to interfere with the exercise of such rights by the GERP Tenant. If the Property Management Agreement with Manager is terminated for any reason, the Co-Tenants agree to employ another property management company as they shall agree. The parties agree that the Manager may, without the consent of the Co-Tenants, assign the Property Management Agreement to any other entity provided such entity (x) is affiliated with either Majestic Property Management Corp. and/or One Liberty Properties, Inc. and controlled directly or indirectly by One Liberty Properties, Inc. and (y) assumes the rights and obligations of Manager in, to and under the Property Management Agreement.

                  Within fifteen (15) days after the end of each calendar month, Manager shall and Co-Tenants agree to cause the Manager to, pay to each Co-Tenant its Proportionate Share of all gross rentals, receipts and other cash generated by the Property during such calendar month in excess of Operating Expenses (as hereinafter defined) during such calendar month.

                  GERP Tenant has deposited with Manager the sum of $75,000.00, which sum shall be maintained by Manager in an interest-bearing bank account separate from any account containing monies of OLP Tenant or Manager (such sum, inclusive of all interest and income earned thereon from time to time, as same may be reduced by disbursements from, or increased by contributions to, such account as provided herein, the "GERP Tenant Working Capital Account") for purposes of paying GERP Tenant's Proportionate Share of any Cash Shortfalls (as hereinafter defined) from time to time, with respect to the period commencing on the date hereof and ending on the date of termination of this Agreement, subject, however, to the limitation on the authority of Manager set forth in the definition of Cash Shortfall. OLP Tenant has deposited with Manager the sum of $75,000.00, which sum shall be maintained by Manager in an interest-bearing bank account separate from any account containing monies of GERP Tenant or Manager (such sum, inclusive of all interest and income earned thereon from time to time, as same may be reduced by disbursements from, or increased by contributions to, such account as provided herein, the "OLP Tenant Working Capital Account" and, together with the GERP Tenant Working Capital Account, collectively, the "Working Capital Accounts" and, individually, a "Working Capital Account") for purposes of paying OLP Tenant's Proportionate Share of any Cash Shortfalls, from time to time, with respect to the period commencing on the date hereof and ending on the date of termination of this Agreement, subject, however, to the limitation on the authority of Manager set forth in the definition of Cash Shortfall. Manager shall be authorized to apply monies in the Working Capital Accounts in accordance with the respective Proportionate Shares of GERP Tenant and OLP Tenant, respectively, to fund any Cash Shortfalls, from time to time, during the term of this Agreement, provided that Manager shall provide to the Co-Tenants reasonably detailed reports as to the amount and nature of all such disbursements.

                  The GERP Tenant Working Capital Account shall be the property of GERP Tenant and the OLP Tenant Working Capital Account shall be the property of OLP Tenant. Subject to the provisions of Section 9(c) hereof, upon termination of this Agreement by reason of sale of the Property or otherwise, the balance, if any, in the GERP Tenant Working Capital Account shall be paid to GERP Tenant and the balance, if any, in the OLP Tenant Working Capital Account shall be paid to OLP Tenant.

                  As used in this Agreement, the following capitalized terms shall have the respective meanings given to them as set forth below:

                           "Operating Expenses" shall mean all funds reasonably
necessary for the operation of
the Property, from time to time, including, without limitation, (i) debt service on any Mortgage Loans, (ii) real property taxes and assessments and water charges and sewer rents with respect to the Property, (iii) insurance premiums with respect to the Property, (iv) expenses for repairs and for such capital improvements as both Co-Tenants may approve, (v) the costs and expenses related to Emergency Services and (vi) the amount of funds retained by Manager to establish or augment reasonable reserves for operating expenses or such other reserves as are required under any Mortgage Loan (it being agreed that Manager shall not reserve separately for any item if such item has already been reserved for by the holder of any Mortgage Loan), provided, however, that the payment of the items described in clauses (i) through (v) hereof with funds that are released from reserves shall not be included in Operating Expenses.

                           "Cash Shortfall" shall mean, from time to time, the
amount, if any, by which Operating
Expenses exceeds the sum of (i) gross rentals and receipts and other cash generated by the Property and (ii) the amount of all reserves held by the Manager, provided that, to the extent that all or any portion of any Cash Shortfall is attributable to the amount that any of the Operating Expenses exceeds the amount budgeted for same in the Annual Budget, as such expense may be increased in accordance with the Overage Allowance, funds may not be released from the Working Capital Account of a Co-Tenant for such amount without the prior written consent of the applicable Co-Tenant.

         Mortgage Loans. As used herein, the term "Mortgage Loans" or "Mortgage Loan" shall mean any loan (including any modification of any such loan) hereafter made or entered into, which shall be secured by the entire Property and approved in writing by both Co-Tenants. Each Co-Tenant shall be responsible to pay its Proportionate Share of all debt service and other sums due from time to time on any Mortgage Loans. Each Co-Tenant authorizes the Manager to pay such Co-Tenant's Proportionate Share of (i) the monthly payments and other amounts due under any Mortgage Loan from its share of the revenues from the Property; and (ii) in the case of a sale of the Property or a refinancing of any Mortgage Loan, in each case, approved in writing by both Co-Tenants, any balance due under any Mortgage Loan, as the case may be, from such Co-Tenant's share of any proceeds with respect to such sale or refinancing. Each Co-Tenant agrees that all payments under any Mortgage Loans shall have priority over distributions to Co-Tenants and the payments due to any Co-Tenant as a result of any Shortfall Loan (as hereinafter defined). Each Co-Tenant covenants that it shall comply fully with all of the terms and conditions of any Mortgage Loan, including, without limitation, any so called "Special Purpose Entity" or "Bankruptcy Remote" provisions, and shall indemnify and hold harmless the other Co-Tenant for its failure, if any, to so comply. Each Co-Tenant agrees that, if personal guaranty of non-recourse carve outs (a "Personal Guaranty") is required under any Mortgage Loan, (other than the One Liberty Loan, to which these provisions shall not be applicable), a creditworthy entity related to or affiliated with each such Co-Tenant shall provide the holder of the Mortgage Loan with such Personal Guaranty, provided that the form of such Personal Guaranty is reasonably acceptable to each such Co-Tenant, guarantor and their counsel. If such Personal Guarantees are given, then Co-Tenants, the guarantors under the Personal Guarantees and a creditworthy entity (as reasonably determined by the Co-Tenant that is being asked to rely on the credit of such entity) related to or affiliated with each respective Co-Tenant shall enter into a cross-indemnity agreement, in form and substance reasonably acceptable to the parties thereto, pursuant to which the parties will indemnify and hold harmless the Guarantors against and from any of the acts of the indemnitors that result in a claim or loss against or to a guarantor under a Personal Guaranty.

         One Liberty Loan to GERP Tenant. A loan in the amount of $7,000,000 (the "One Liberty Loan") from One Liberty Properties, Inc. ("One Liberty") is currently secured by a mortgage solely against the interest of GERP Tenant in the Property. GERP Tenant shall be solely responsible for the payment and performance of obligations under the One Liberty Loan. GERP Tenant authorizes the Manager to pay GERP Tenant's: (i) monthly payments and other amounts due under the One Liberty Loan from its share of the revenues from the Property; and
(ii) in the case of a sale of the Property or a refinancing of the One Liberty Loan, in each case, approved in writing by GERP Tenant, any balance due under the One Liberty Loan from GERP Tenant's share of any proceeds with respect to such sale or refinancing. GERP Tenant agrees that all payments under the One Liberty Loan shall have priority over any distributions made to GERP Tenant, provided, however, that GERP Tenant shall be entitled to and shall receive, on a current basis, all distributions to which it is entitled under this Agreement, at the time and in the amounts specified herein, for so long as no Event of Default shall have occurred and be continuing under the One Liberty Loan.

         Use of Property; Shared Expenses.

                  Use of Property. The Property is to be used only for the purpose of generating rental and related income from leases to commercial tenants.

                  Payment of Cash Shortfalls. Each Co-Tenant shall contribute its Proportionate Share of Cash Shortfalls from time to time (except to the extent that there shall be sufficient monies in such Co-Tenant's Working Capital Account to pay such Proportionate Share), within fifteen (15) days after written notice from Manager, which funds, once received, shall be deposited by Manager in the Working Capital Account of such Co-Tenant and Manager shall apply monies in such Working Capital Account to such Co-Tenant's Proportionate Share of Cash Shortfalls from time to time in accordance with Section 7 above.

                  In the event that a Co-Tenant shall fail to timely pay its Proportionate Share of a Cash Shortfall (such Co-Tenant, a "Defaulting Co-Tenant") as provided above, the other Co-Tenant shall have the option, but not the obligation, during such time as the Defaulting Co-Tenant shall be in default in its obligations under Section 10(b) above, to advance to the Manager an amount of money equal to the amount of the payment such Defaulting Co-Tenant was requested to make, which advance by such Co-Tenant (a "Lending Co-Tenant") shall be considered to be a loan (a "Shortfall Loan") to the Defaulting Co-Tenant by the Lending Co-Tenant, bearing interest at five percent (5%) in excess of the commercial prime rate of interest as published by and in effect at Citibank, N.A., from time to time (the "Prime Rate") and being repayable on demand (but in no event later than thirty (30) days after the making of any such Shortfall Loan) together with all attorneys' fees and court costs incurred in connection with the collection thereof. The rate of interest charged on the Shortfall Loan shall be variable and shall be adjusted as and when the Prime Rate is adjusted. All outstanding amounts under Shortfall Loans, from time to time, shall be deducted by the Manager from any distributions, other cash flow and Working Capital Account funds which otherwise would have been paid to the Defaulting Co-Tenant and such amounts deducted shall be paid instead to the holder of the Shortfall Loans until the Shortfall Loan(s) shall have been paid in full. All outstanding amounts under Shortfall Loans, from time to time shall be deemed secured by the Defaulting Co-Tenant's interest in the Property, provided, however, such security interest of the Lending Co-Tenant shall at all times be subject and subordinate to the lien, if any, of any Mortgage Loan and provided further that such lien does not constitute a default under such Mortgage Loan. Notwithstanding anything to the contrary contained herein, at no time shall Defaulting Co-Tenant be obligated or required to pay interest on the amount due on the Shortfall Loan at a rate which could subject Lending Co-Tenant to either civil or criminal liability as a result of such rate being in excess of the maximum interest rate which Defaulting Co-Tenant is permitted by applicable law to contract or agree to pay. If by the terms of this Agreement, Defaulting Co-Tenant is at any time required or obligated to pay interest on the amount due on the Shortfall Loan at a rate in excess of such maximum rate, the interest rate on the Shortfall Loan shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due thereunder.

         Transfer of Interest; Forced Sale on Default. EXCEPT WITH THE PRIOR WRITTEN APPROVAL OF LENDER DURING THE TERM OF A MORTGAGE LOAN (IF AND ONLY TO THE EXTENT CONSENT IS REQUIRED UNDER DOCUMENTS EVIDENCING OR SECURING SUCH A MORTGAGE LOAN) AND EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 11, NO CO-TENANT SHALL HAVE THE RIGHT TO PARTITION, SELL, CONVEY, ASSIGN, LEASE, MORTGAGE, PLEDGE, HYPOTHECATE, ENCUMBER OR OTHERWISE TRANSFER ANY OF ITS INTEREST (OR PROPORTIONATE SHARE) IN THE PROPERTY (each, a "Transfer"). A "Transfer" shall also include a transfer to any holder of a mortgage or deed of trust filed against all or any portion of the Property pursuant to a deed-in-lieu of foreclosure.

                  Permitted Transfers. Subject to the foregoing provisions, restrictions, rights and limitations, a Co-Tenant may convey, assign, devise or otherwise transfer all or a portion of its interest in the Property; provided, however, the conveying Co-Tenant must (i) give the other Co-Tenant notice of such transfer, (ii) comply with Section 11(b) regarding the other Co-Tenant's Right of First Refusal and (iii) the transferees must take their interest subject to the terms and conditions of this Agreement.

                  Right of First Refusal.

  If a Co-Tenant ("Selling Co-Tenant") shall desire to sell all or any portion of its beneficial or other ownership interests in the Property (such portion being hereinafter called the "Offered Interest") to any third party and it shall have received a bona fide written offer therefor which is acceptable to it, it shall, not less than thirty (30) days prior to the date of the proposed sale, give written notice (the "Notice of Sale") to the other Co-Tenant (the "Other Co-Tenant"). The Notice of Sale shall state that a bona fide offer has been received by the Selling Co-Tenant from such third party and shall contain the following information:

the portion of the Selling Co-Tenant's interest in the Property offered for sale as the Offered Interest;

the  price terms, timing and conditions of sale;

the name and address of the third party to whom such interest is proposed to be sold; and


a copy of the written offer or other contract or agreement from such third party, certified by the Selling Co-Tenant to be correct.

The Notice of Sale shall further contain an affirmative offer by the Selling Co-Tenant to sell the Offered Interest to the Other Co-Tenant for the same consideration and upon the same terms and conditions set forth in the Notice of Sale.

     The Other Co-Tenant shall have the option, for a period of thirty (30) days from the date of such Notice of Sale (the "Option Period"), within which to exercise its option to purchase the Offered Interest. The Co-Tenant electing to acquire the Offered Interest shall notify such Selling Co-Tenant of such election in writing (the "Option Election Notice") prior to the expiration of the thirty (30) day period. Within five (5) business days following the giving of the Option Election Notice, the Other Co-Tenant shall deliver to the title company that it has selected to act as escrow agent for the sale, a downpayment (the "Option Downpayment") in an amount equal to 10% of the cash portion of the purchase price (i.e., the total purchase price less the amount of the Mortgage Loan, if any, allocable to the Offered Interest, which amount the other Co-Tenant shall assume at the closing) to be held in escrow pending the closing. The Closing shall take place at the offices of the attorney for the Selling Co-Tenant at 10:00 a.m. on a date, which is not later than forty-five (45) days after expiration of the Option Period, as the Selling Co-Tenant and the Other Co-Tenant may agree in writing.

     In the event that the Other Co-Tenant does not exercise its option to purchase the entire Offered Interest, the Selling Co-Tenant shall have the right to sell such Offered Interest on terms that are not materially less favorable than the terms of the Notice of Sale, and in any event, for a price that is at least 95% of that specified in the Notice of Sale. If no such sale is made within six (6) months following expiration of the Option Period, a new Notice of Sale shall be required to be sent with respect to a proposed sale in the manner provided above, which Notice of Sale shall have the same effect as provided above.

     In the event the Other Co-Tenant elects to purchase the Offered Interest, but fails to close on the purchase of the Offered Interest in accordance with the terms of this Section 11(b) and within the time frame as set forth in
Section 11(b)(ii),  then, as the Selling  Co-Tenant's sole and exclusive remedy,
(x) the Other Co-Tenant's right to buy the Offered Interest pursuant to its election under Section 11(b)(ii) shall be terminated, (y) the Option Downpayment shall be paid to the Selling Co-Tenant and (z) the Other Co-Tenant shall have no further rights under this Section 11(b) in the event the Selling Co-Tenant desires to sell its Offered Interest again, irrespective of the terms and conditions under which such sale is proposed.

                  Default and Transfers on Default. In the event of (1) the bankruptcy, insolvency or dissolution of a Co-Tenant; (2) the failure of any Co-Tenant to repay any Shortfall Loan within sixty (60) days of the date such loan is made; or (3) any other default of a Co-Tenant under this Agreement, provided, however, that with respect to a failure to make any payment required hereunder, such failure shall not be deemed an Event of Default (as hereinafter defined) until the third such failure in any consecutive eighteen month period (any of the events listed in (1), (2) or (3) above being an "Event of Default"), which Event of Default is not cured within 10 days after notice from the Manager or the other Co-Tenant (such defaulting Co-Tenant being hereinafter referred to as the "Transferring Co-Tenant"), then (i) the Transferring Co-Tenant shall immediately lose its rights to participate in all decisions regarding the Property, including, but limited to, Major Decisions, provided, however, neither Manager nor the other Co-Tenant (the "Purchasing Co-Tenant") may, without the prior written consent of the Transferring Co-Tenant, which may be granted or withheld in such Transferring Co-Tenant's sole discretion, (I) amend, modify or terminate this Agreement, (II) enter into or modify a transaction or agreement with a person or entity affiliated with or controlled by Purchasing Co-Tenant, except upon terms that are commercially reasonable and substantially similar to terms that would have been reached between unaffiliated parties bargaining at arms length, (III) enter into and/or close upon a contract for the sale of the Property other than a transfer of Transferring Co-Tenant's interest to Purchasing Co-Tenant pursuant to this Agreement and (IV) take any action giving rise to personal liability of any principal of Transferring Co-Tenant pursuant to any guaranty delivered by such principal in connection with a Mortgage Loan (such items (I)-(IV), "Prohibited Actions") and (ii) the Purchasing Co-Tenant in addition to any other rights and remedies that may be available herein or at law or in equity, all of which are expressly reserved including, but not limited to, an action to recover damages or seeking specific performance, shall have the right to require Manager to withhold from any distributions to such Transferring Co-Tenant (including sale or refinancing proceeds) an amount sufficient to cure the default; provided, however, if the Purchasing Co-Tenant does not reasonably believe such withholdings will be sufficient to cure the default within six (6) months, the Manager or Purchasing Co-Tenant will give a notice to the Transferring Co-Tenant (the "Default Notice") so advising the Transferring Co-Tenant, and the Purchasing Co-Tenant may elect to purchase the Transferring Co-Tenant's interest in the Property (such event being called an "Event of Transfer"), subject to the terms and provisions of this Agreement.

     If the Purchasing Co-Tenant elects to purchase the interest of the Transferring Co-Tenant, such Purchasing Co-Tenant shall give notice of its intent in writing within twenty (20) days after receipt by the Transferring Co-Tenant of the Default Notice.

   For purposes of this Section 11(c) only, the purchase price (as determined pursuant to Section 11(c)(ii)) for the Transferring Co-Tenant's interest in the Property shall be paid by the Purchasing Co-Tenant assuming the Mortgage Loan encumbering the Transferring Co-Tenant's Proportionate Share and paying the balance of the purchase price in cash. If the holder of the Mortgage Loan will not permit the assumption of the Mortgage Loan by the Purchasing Co-Tenant, then the Purchasing Co-Tenant must pay all cash and the purchase price to be paid to Transferring Co-Tenant shall be decreased by the amount of any additional transaction costs incurred by the Purchasing Co-Tenant (including, but not limited to, any defeasance costs associated with pre-paying the Mortgage Loan). The Purchasing Co-Tenant shall be obligated to use all commercially reasonable efforts to minimize such additional costs, including, but not limited to, seeking to effect a partial defeasance of the Mortgage Loan with respect to the proportionate share thereof allocated to the interest of the Transferring Co-Tenant.

     It is agreed that for purposes of determining the purchase price to be paid for the interest of a Transferring Co-Tenant under the terms and provisions of this section of the Agreement, the purchase price of said interest shall be an amount agreed upon and specified in writing, signed by the Transferring Co-Tenant and the Purchasing Co-Tenant, and if no such price has been agreed upon within ten (10) days after service of any notice required by the terms and provisions of this Agreement evidencing the Purchasing Co-Tenant's election to purchase, such purchase price shall be determined as follows:

An independent appraiser shall be agreed upon by the Purchasing Co-Tenant and the Transferring Co-Tenant, who shall determine the fair market value of the Property by an appraisal, which appraisal shall be binding and conclusive upon the Co-Tenants as the case may be.

In the event that the Purchasing Co-Tenant and Transferring Co-Tenant shall be unable to agree on a single appraiser, then the Transferring Co-Tenant shall be represented by a disinterested appraiser of its own choosing, and the Purchasing Co-Tenant shall be represented by a disinterested appraiser of its own choosing, which two appraisers shall within ten (10) days of their own appointment, appoint a third appraiser, and a decision of a simple majority of such three appraisers as to the value of the Property shall be binding and conclusive upon the Co-Tenants and their successors in interest in the same manner and effect as that of a single appraiser above described. If for any reason such arbitrators fail to agree on the appointment of a third arbitrator within such period of ten (10) days, then any Co-Tenant may request ENDISPUTE/JAMS (or any organization which is the successor thereto or any other arbitration or mediation organization, including, without limitation, the AAA) to appoint an arbitrator that is an active or retired state or federal judge who shall be impartial within seven (7) days of such request and both parties shall be bound by any appointments so made within such seven (7)-day period.

Aftera  conclusive  determination  of the fair market  value of the  Property is made as provided herein (the "Determination"), the purchase price payable to the Transferring Co-Tenant shall equal 90% of the difference of (i) the product of (x) the Determination multiplied by (y) the Proportionate Share of the Transferring Co-Tenant less (ii) the product of (x) the
     Proportionate Share of the Transferring Co-Tenant multiplied by (y) the Cash Shortfall of the date of the closing of the Transferring Co-Tenant's interest (as determined appropriately prorating items of revenue and expense as of the date of such closing) less (iii) the then unpaid balance of any Shortfall Loan due to the Purchasing Co-Tenant.

Any appraiser selected pursuant to this Section 11 shall be a qualified member of the American Institute of Real Estate Appraisers (or any successor of such Institute, or if such organization or successor shall no longer be in existence, a recognized national association or institute of appraisers), possess a valid and current MAI designation, and shall have at least ten
     (10) years' experience in the purchase and sale of commercial properties in the County in which the property is located.

     In the event of a purchase pursuant to Section 11(c) of this Agreement, the closing of the purchase of said interest shall take place at the principal office of Manager or such other place or places mutually agreed upon, within sixty (60) days from the date of notice of the Event of Transfer. The time of closing shall be extended by any period necessary to determine the purchase price of the Transferring Co-Tenant's interest pursuant to this Section 11(c)(ii) above and to obtain the consent of the holder of any Mortgage Loan to the assumption by the Purchasing Co-Tenant of that portion of the Mortgage Loan encumbering the Transferring Co-Tenant's Proportionate Share of the Property or to effect any defeasance or partial defeasance, as the case may be.

     Closing. At closing the Transferring Co-Tenant shall convey title to its interest in the Property to the Purchasing Co-Tenant by grant deed, in recordable form. Title so conveyed must be fee simple, free of all encumbrances (including the One Liberty Loan, but excluding any other Mortgage Loan if the holder thereof consents to the assumption by the Purchasing Co-Tenant) except those existing as of the date of this Agreement (or otherwise approved in writing by the Purchasing Co-Tenant), ad valorem taxes for the current year (prorated at closing), tenant leases, utility easements, street rights of way and unviolated restrictive covenants of record that do not materially affect the value of the Property, and such other encumbrances as may have been approved in writing by the Purchasing Co-Tenant. At the request of the Purchasing Co-Tenant, the parties will attempt to structure and complete the transfer of the
Transferring Co-Tenant's interest in the Property as a transfer of all of the ownership interests (e.g. the membership interests or stock) in the Transferring Co-Tenant's entity to the Purchasing Co-Tenant or its affiliate or such other corporate combination that may be structured by the Purchasing Co-Tenant (any such transfer, an "Entity Transfer") and the parties shall share evenly any transfer tax savings that may be achieved as result of completing the transaction as an Entity Transfer (i.e. the seller will remit to the purchaser one-half of the amount actually saved by the seller, who would have otherwise paid the transfer taxes, as a result of structuring the transaction as an Entity Transfer). Any such Entity Transfer shall be structured and consummated on the same terms and conditions as those which would govern a transfer of the interest by way of a deed transfer, except as provided herein. The Transferring Co-Tenant shall deliver to the Purchasing Co-Tenant all other documents necessary to transfer all of the Transferring Co-Tenant's interest in the Property, including, but not limited to, a no-lien affidavit, bill of sale and assignment of leases and shall make and give appropriate representations and warranties as are typically made and given for such transfers such that the terms and conditions are the same as those that would apply hereunder for a deed transfer. The Transferring Co-Tenant shall pay for any recording and transfer taxes, escrow fees, standard title insurance premiums, appraisal fees, all fees and charges, if any, associated with the assumption of the Mortgage Loan and recording fees on or in connection with the transfer.

                  Transfers Subject to this Agreement; Assignment and Assumption Agreement. Any Transfer shall be subject to the terms and conditions of this Agreement and the documents of Transfer shall specify that such Transfer is subject to this Agreement. The Co-Tenant effecting the Transfer shall give prompt notice thereof to the Manager and the other Co-Tenant and neither the Manager nor the other Co-Tenant shall be subject to or bound by any such Transfer unless the Manager or the other Co-Tenant, as the case may be, shall have actual knowledge thereof. Promptly after the request of the non-transferring Co-Tenant, the Co-Tenant effecting the Transfer and the transferee (other than a party holding only an interest as a mortgagee or holder of a security interest in a Co-Tenant's interest) shall execute an assignment and assumption of this Agreement.

                  If the Co-Tenants have not obtained a Mortgage Loan on or prior to the date that is 60 days prior to the due date of the OLP Loan, then, notwithstanding anything to the contrary contained in this Agreement, GERP Tenant may refinance the OLP Loan and secure such new loan with GERP Tenant's undivided 50% interest in the Property provided (i) such new loan may not exceed the principal balance of the OLP Loan at the time of the closing of the new loan and (ii) the lien of the new loan and any mortgage, deed of trust or other lien filed against GERP Tenant's undivided 50% interest in the Property shall expressly provide that such lien does not extend to OLP Tenant's undivided 50% interest in the Property and (iii) GERP Tenant agrees that (x) One Liberty shall have a right of first refusal to provide GERP Tenant with such new loan, (y) GERP Tenant shall provide One Liberty with a term sheet and/or commitment for the proposed new loan at least 10 business days prior to the date GERP Tenant intends to close on such new loan and (z) One Liberty shall have 5 business days after such date in which to inform GERP Tenant of its intention to make a loan to GERP Tenant upon the same terms and conditions as set forth in such term sheet or commitment. A transfer of GERP Tenant's undivided 50% interest in the Property to any new lender making a loan pursuant to this Section 11(e) which transfer results from such new lender exercising its remedies under its loan documents in the event of a default by GERP Tenant thereunder shall be permitted under this Agreement and shall not be subject to the Co-Tenant's Right of First Refusal under Section 11(b). Upon request, the OLP Tenant agrees to provide to such lender an estoppel certificate; in form and substance reasonably acceptable to such lender, as to the status of this Agreement.

         Buy-Sell Triggered by Deadlock on Major Decisions.
         -------------------------------------------------

                  Buy-Out Offer. Except as otherwise expressly provided herein, any Co-Tenant (the "Initiating Co-Tenant") may, in the event of a bona fide dispute between the Co-Tenants as to whether any Major Decision should be approved, which dispute the Co-Tenants are unable to resolve within thirty (30) days after their initial disagreement in respect of any such Major Decision (a "Deadlock"), deliver written notice (the "Buy-Sell Notice") to the other Co-Tenant (the "Non-Initiating Co-Tenant") stating (y) in sufficient detail, which level of detail shall be reasonably acceptable to the recipient of such Buy-Sell Notice, the precise nature of the dispute between the parties regarding a Major Decision and upon which the delivery of the Buy-Sell Notice and exercise of attendant rights are based and (z) that the Initiating Co-Tenant is (i) offering to buy the entire Non-Initiating Co-Tenant's interest in the Property and offering to sell to the Non-Initiating Co-Tenant the entire Initiating Co-Tenant's interest in the Property at the purchase price set forth in the Buy-Sell Notice (the "Offer Price"). The Buy-Sell Notice also shall set forth the other terms and conditions under which the Initiating Co-Tenant is prepared to purchase for cash the Non-Initiating Co-Tenant's entire interest or sell for cash the Initiating Co-Tenant's entire interest (the "Buy-Out Offer"), which offer shall be subject only to customary closing conditions for transfers of interests in co-tenancies (and shall not be subject to any financing or due diligence contingency). The Offer Price shall be determined in the Initiating Co-Tenant's absolute sole discretion and does not have to have any relation whatsoever to market value or fair value and will not under any circumstances be made the subject of any determination made by any arbitrator or court in the event of a dispute regarding this Agreement. It is expressly agreed and understood that repayment or defeasance in full of the Mortgage Loan shall be an express condition precedent to the consummation of a sale of any interest pursuant to this Section 12, unless the terms of the Mortgage Loan do not require such repayment or defeasance in full or such condition is waived by the lender under the Mortgage Loan and in such event the entire Mortgage Loan is assumed by the purchasing Co-Tenant. In the event the Mortgage Loan is assumed, the cash portion of the purchase price to be paid shall be reduced by the amount of such loan being assumed that is allocable to the interest being purchased. The Non-Initiating Co-Tenant may request any additional information which it reasonably requires in order to evaluate the Buy-Out Offer within five (5) Business Days of its receipt of the Buy-Sell Notice and the Initiating Co-Tenant shall provide all such additional information as soon as practicable. The Non-Initiating Co-Tenant shall deliver written notice to the Initiating Co-Tenant (the "Response Notice") within thirty (30) days of the Non-Initiating Co-Tenant's receipt of the Buy-Sell Notice (the "Response Period") or 20 days after receipt of any additional information requested, whichever is later, of either its (i) election to accept the Buy-Out Offer at the Offer Price and on the terms and conditions set forth in the Buy-Sell Notice, in which event the Initiating Co-Tenant shall be required to buy, and the Non-Initiating Co-Tenant shall be required to sell, the Non-Initiating Co-Tenant's entire interest or
(ii) irrevocable offer to purchase the Initiating Co-Tenant's entire interest for the Offer Price, and otherwise on the same terms and conditions as are set forth in the Buy-Sell Notice, in which event the Non-Initiating Co-Tenant shall be required to buy, and the Initiating Co-Tenant shall be required to sell, the Initiating Co-Tenant's entire interest under such terms and conditions. If the Non-Initiating Co-Tenant fails to deliver a Response Notice to the Initiating Co-Tenant by the end of the Response Period, it shall be deemed to have elected to accept the Initiating Co-Tenant's Buy-Out Offer (i.e., to sell its interest to the Initiating Co-Tenant) at the Offer Price.

                  Consummation of Buy-Out Offer. The purchase and sale of the interest of the Initiating Co-Tenant or of the Non-Initiating Co-Tenant, as the case may be, shall be consummated on the Business Day selected by the purchasing party (as provided below), which date (the "Buy Sell Closing Date") in no event shall be earlier than ten (10) Business Days or later than sixty (60) days, TIME IS OF THE ESSENCE, after the earlier of (a) the termination of the Response Period or (b) receipt of the Response Notice by the Initiating Co-Tenant which shall be subject to two (2) thirty (30) day extensions by the purchasing party, provided the purchasing party gives notice of the extension to the other party 3 business days prior to the Buy Sell Closing Date, as same may be extended. The Initiating Co-Tenant shall be required to pay upon its submission of the Buy-Out Offer a deposit in the amount of ten percent (10%) of the full purchase price (the "Buy-Sell Deposit") to be paid for the interest being acquired, which shall be held in an interest bearing account in escrow by a reputable title company selected by the Initiating Co-Tenant to insure the transaction. If the Non-Initiating Co-Tenant exercises its option as set forth herein to become the purchasing party, then, as a condition to it exercising such option, it shall be required to pay the Buy-Sell Deposit upon its submission of its Response Notice to the Initiating Co-Tenant, which Buy-Sell Deposit shall be held in an interest bearing account in escrow by a reputable title company selected by the Non-Initiating Co-Tenant to insure the transaction. If the Non-Initiating Co-Tenant exercises its option to purchase as aforesaid, then the title company holding the Buy-Sell Deposit of the Initiating Co-Tenant shall immediately refund such deposit to the Initiating Co-Tenant. The Buy-Sell Deposit shall be applied against the purchase price due at the closing. The Buy-Sell Deposit shall constitute liquidated damages (and not a penalty) payable to the selling party in the event of a default by the purchasing party in the performance of its obligations under this Section 12 where the selling party is ready, willing and able to convey title to its interest in accordance with the terms hereof. Interest earned, if any, on the Buy-Sell Deposit shall be paid to the party ultimately entitled to receive the Buy-Sell Deposit. If the purchasing party (the "Purchasing Party") fails to pay the Buy-Sell Deposit in a timely fashion or defaults in its obligations to purchase the interest of the selling party (the "Selling Party") as provided herein, the Purchasing Party's offer to purchase the interest of the Selling Party for the Offer Price shall be deemed rescinded, the Buy-Sell Deposit shall be paid to the Selling Party and the Selling Party shall again have the right to determine whether to purchase such defaulting Purchasing Party's interest, however for a price equal to 95% of the Offer Price (the "First Reduced Price"). If the Selling Party does not elect, by notice given to the Purchasing Party within ten (10) days after such right arises (i.e., after the Purchasing Party's default), to purchase the interest of the Purchasing Party for the First Reduced Price, then the Purchasing Party shall have the right to purchase the Selling Party's interest for the First Reduced Price, which right shall be exercised by notice given to the Selling Party within ten (10) days after such right arises. If the Purchasing Party does not so elect to buy the Selling Party's interest for the First Reduced Price, then the Selling Party shall have the right to purchase the interest of the Purchasing Party for a price equal to 95% of the First Reduced Price (the "Second Reduced Price"). If the Selling Party does not elect, by notice given to the Purchasing Party within ten (10) days after such right arises (i.e., on the day after the right of the Purchasing Party to acquire the interest of the Selling Party for the Second Reduced Price goes unexercised for ten (10) days), to purchase the interest of the Purchasing Party for the Second Reduced Price, then the Purchasing Party shall have the right to purchase the interest of the Selling Party for the Second Reduced Price, which right shall be exercised by written notice given to the Selling Party within ten (10) days after such right arises. It is the intention and agreement of the parties that the process described above shall continue, with consecutive reductions in the applicable purchase price (based on a factor of 95% of the previous "Reduced Price") after each party has had the opportunity to buy the interest of the other party at such new "Reduced Price", until one party elects to acquire the interest of the other party. After the purchasing party or the Selling Party, as the case may be, elects to purchase the interest of the other party pursuant to the terms hereof, such purchasing party shall tender the Buy-Sell Deposit to a reputable title company selected by such purchasing party, to be held in escrow as herein provided, and shall close title to such interest within twenty (20) days after tendering the Buy-Sell Deposit, with time being of the essence, provided, however, that the purchasing party shall be entitled to two (2) ten (10) day extensions of such closing date, provided the purchasing party gives notice of such extension to the other party three (3) business days prior to the then effective closing date. If the purchasing party ultimately defaults in the purchase, the selling party shall be entitled to retain the Buy-Sell Deposit, and the foregoing process shall again be utilized in order to ultimately effect the sale of one party's interest to the other party. If the closing of the purchase and sale of the interest (the "Buy-Sell Closing") does not occur solely as a result of the failure of the Purchasing Party's conditions to closing, as set forth in the Buy-Out Offer (other than any financing contingency), the Buy-Sell Deposit shall be refunded to the Purchasing Party as its sole remedy. Payment for any interest purchased by a Co-Tenant pursuant to this Section 12 shall be made in lawful money of the United States by bank cashier's or certified check or wire transfer delivered at the time of the Closing to be held at 10:00 o'clock a.m. (local time) at the principal office of the purchasing Co-Tenant on the Buy-Sell Closing Date. At the Buy-Sell Closing the selling Co-Tenant shall convey title to its interest in the Property to the purchasing Co-Tenant by grant deed, in recordable form. Title so conveyed must be fee simple, indefeasible title, free of all encumbrances (including the One Liberty Loan, but excluding any Mortgage Loan if the holder thereof consents to the assumption by the purchasing Co-Tenant) except those existing as of the date of this Agreement (or otherwise approved in writing by the purchasing Co-Tenant), ad valorem taxes for the current year (prorated at closing), tenant leases, utility easements, street rights of way and unviolated restrictive covenants of record that do not materially affect the value of the Property, and such other encumbrances as may have been approved in writing by the purchasing Co-Tenant. At the request of the purchasing Co-Tenant, the transfer may be structured and completed as an Entity Transfer and the parties shall share evenly any transfer tax savings that may be achieved as result of completing the transaction as an Entity Transfer (i.e. the seller will remit to the purchaser one-half of the amount actually saved by the seller, who would have otherwise paid the transfer taxes, as a result of structuring the transaction as an Entity Transfer). The selling Co-Tenant shall deliver to the purchasing Co-Tenant all other documents necessary to transfer all of the transferring Co-Tenant's interest in the Property, including, but not limited to, a no-lien affidavit, bill of sale and assignment of leases and shall make and give appropriate representations and warranties as are typically made and given for such transfers such that the terms and conditions of sale are the same as those that would prevail hereunder for a deed transfer. Escrow fees, standard title insurance premiums, and recording fees on or in connection with the transfer shall be paid in accordance with the custom of the county in which the Property is located. Recording and transfer taxes shall be paid by the Seller. The Purchaser shall pay all fees and charges, if any, associated with the assumption of the Mortgage Loan. Each party shall bear its own attorneys' fees in connection with the transaction, provided, however, that the prevailing party in any action for specific performance brought hereunder shall be entitled to recover from the other party all costs and expenses (including, without limitation, reasonable attorneys' fees and all court costs) incurred in connection with such action. No brokerage commission shall be payable by any party.

         Waiver of Right to Partition.

                  Having been previously advised of its respective right to bring an action for partition under the laws of the State of California, each of the Co-Tenants hereby covenants and warrants that during any Third Party Partition Restriction Period (as defined below) it will not bring, pursue or maintain an action for partition with respect to the Property or to compel any sale thereof under the laws of the State of California as from time to time in effect, and each Co-Tenant hereby irrevocably waives its rights to bring an action for partition with respect to the Property or to compel any sale thereof during any Third Party Partition Restriction Period. Each of the Co-Tenants hereby covenants and warrants that, at any time during the term of this Agreement, other than a Third Party Partition Restriction Period, it will not bring, pursue or maintain an action for partition with respect to the Property or to compel any sale thereof under the laws of the State of California without first complying with the provisions of Section 11b hereof, as though such Co-Tenant were offering its Proportionate Share for sale to a third party (the "Partition Buy-Out Option"). In connection with the foregoing, the Co-Tenants acknowledge and agree that each of them has been induced to enter into this Agreement in reliance on the aforementioned covenants, warranties and waiver of the other Co-Tenant, and without such covenants, warranties and waiver no Co-Tenant would have entered into this Agreement. The Co-Tenants expressly acknowledge and agree that the foregoing covenants may be enforced by an action for specific performance or injunction preventing a Co-Tenant from bringing or maintaining an action for partition or compelling a sale of the Property.

                  For the purposes of this Section 13, "Third Party Partition Restriction Period" shall mean any period during which the holder of any Mortgage Loan restricts, prohibits or conditions the rights of Co-Tenants to exercise one or more of the rights granted to the Co-Tenants hereunder, and shall also include any period during which the Property or the interests of any of the Co-Tenants therein or the interests in any Co-Tenant are owned by the holder of any Mortgage Loan or its designee, provided, however, that the Third Party Partition Restriction Period, in the aggregate, shall not exceed 21 years following the death of the last surviving descendant of Thomas Jefferson (the third President of the United States of America) alive on the date hereof.

         Liens. If a Co-Tenant allows its interest in the Property to become subject to any liens (excluding any Mortgage Loans or the One Liberty Loan) from any third party, and such lien is not discharged within thirty (30) days, the same shall be a default entitling the other Co-Tenant the rights and remedies set forth in Section 11 and any other remedies available at law or in equity.

         Consents and Approvals; Arbitration.

                  Consents and Approvals. In any instance under this Agreement in which the consent or approval of a Co-Tenant to any proposed action, document or matter is required, such consent or approval shall not be withheld in an arbitrary or capricious manner and shall be deemed to have been given unless written objection to such proposed action is sent by such Co-Tenant to the other Co-Tenant within ten (10) days after the receipt of a written request for such consent or approval, unless any Co-Tenant advises the requesting Co-Tenant within such 10-day period that such Co-Tenant requires further time to consider such action, document or matter, in which event an additional period of (x) thirty (30) days for Major Decisions and (y) ten (10) days for all other decisions shall be allowed (with no further extensions of time). Nothing herein shall override the rights of the parties pursuant to Section 12 in the event of a dispute regarding a Major Decision.

                  ARBITRATION OF DISPUTES. (i) IN THE EVENT OF DISPUTE BETWEEN THE CO-TENANTS WITH RESPECT TO THIS AGREEMENT (OTHER THAN ANY MATTERS RELATED TO ANY MAJOR DECISION) THEN EACH PARTY SHALL HAVE THE RIGHT TO SUBMIT SUCH DISPUTE TO ARBITRATION, WHICH SHALL BE CONDUCTED IN MANHATTAN IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES (EXPEDITED PROCEDURES) OF THE AAA, EXCEPT THAT THE PROVISIONS OF THIS SECTION 15(B) SHALL SUPERSEDE ANY CONFLICTING OR INCONSISTENT PROVISIONS OF SAID RULES. THE PARTY REQUESTING ARBITRATION SHALL DO SO BY GIVING NOTICE TO THAT EFFECT TO THE OTHER PARTY, SPECIFYING IN SAID NOTICE THE NATURE OF THE DISPUTE, AND THAT SAID DISPUTE SHALL BE DETERMINED IN THE CITY OF NEW YORK, BY A PANEL OF THREE (3) ARBITRATORS IN ACCORDANCE WITH THIS SECTION 15(B). EACH CO-TENANT SHALL EACH APPOINT ONE ARBITRATOR WITHIN FIVE (5) BUSINESS DAYS AFTER THE GIVING AND RECEIPT, AS APPLICABLE, OF NOTICE BY EACH PARTY. IF ANY CO-TENANT SHALL FAIL TIMELY TO APPOINT AN ARBITRATOR, THE APPOINTED ARBITRATOR SHALL SELECT THE ARBITRATOR IN SUCH CO-TENANT'S STEAD, WHO SHALL BE IMPARTIAL, WITHIN FIVE (5) DAYS AFTER SUCH PARTY'S FAILURE TO APPOINT. THE ARBITRATORS SO APPOINTED SHALL MEET AND SHALL JOINTLY APPOINT A THIRD IMPARTIAL ARBITRATOR, AND THE ARBITRATORS SHALL, IF POSSIBLE, DETERMINE SUCH MATTER WITHIN TEN (10) DAYS AFTER THE OTHER ARBITRATOR IS APPOINTED, IF APPLICABLE, AND THEIR DETERMINATION SHALL BE BINDING ON THE PARTIES. IF FOR ANY REASON SUCH ARBITRATORS FAIL TO AGREE ON THE APPOINTMENT OF A THIRD ARBITRATOR WITHIN SUCH PERIOD OF TEN (10) DAYS, THEN ANY CO-TENANT MAY REQUEST ENDISPUTE/JAMS (OR ANY ORGANIZATION WHICH IS THE SUCCESSOR THERETO OR ANY OTHER ARBITRATION OR MEDIATION ORGANIZATION, INCLUDING, WITHOUT LIMITATION, THE AAA) TO APPOINT AN ARBITRATOR THAT IS AN ACTIVE OR RETIRED STATE OR FEDERAL JUDGE WHO SHALL BE IMPARTIAL WITHIN SEVEN (7) DAYS OF SUCH REQUEST AND BOTH PARTIES SHALL BE BOUND BY ANY APPOINTMENTS SO MADE WITHIN SUCH SEVEN (7)-DAY PERIOD. THE THIRD ARBITRATOR (AND THE SECOND ARBITRATOR IF SELECTED BY THE OTHER ARBITRATOR AS PROVIDED ABOVE) ONLY, SHALL SUBSCRIBE AND SWEAR OR AFFIRM TO AN OATH TO FAIRLY AND IMPARTIALLY TO DETERMINE SUCH DISPUTE. WITHIN SEVEN (7) DAYS AFTER THE THIRD ARBITRATOR HAS BEEN APPOINTED, THE FIRST TWO ARBITRATORS SHALL SUBMIT THEIR RESPECTIVE DETERMINATIONS TO THE THIRD ARBITRATOR WHO MUST SELECT ONE OR THE OTHER OF SUCH DETERMINATIONS (WHICHEVER THE THIRD ARBITRATOR BELIEVES TO BE CORRECT OR CLOSEST TO A CORRECT DETERMINATION) WITHIN SEVEN (7) DAYS AFTER THE FIRST TWO ARBITRATORS SHALL HAVE SUBMITTED THEIR RESPECTIVE DETERMINATIONS TO THE THIRD ARBITRATOR, AND THE SELECTION SO MADE SHALL IN ALL CASES BE BINDING UPON THE PARTIES, AND JUDGMENT UPON SUCH DECISION MAY BE ENTERED INTO ANY COURT HAVING JURISDICTION. IN THE EVENT OF THE FAILURE, REFUSAL OR INABILITY OF AN ARBITRATOR TO ACT, A SUCCESSOR SHALL BE APPOINTED WITHIN TEN (10) DAYS AS HEREIN BEFORE PROVIDED. THE THIRD ARBITRATOR SHALL BE AN ACTIVE OR RETIRED STATE OR FEDERAL JUDGE EXPERIENCED WITH COMMERCIAL REAL ESTATE MATTERS AND SHALL SCHEDULE A HEARING WHERE THE PARTIES AND THEIR ADVOCATES SHALL HAVE THE RIGHT TO PRESENT EVIDENCE, CALL WITNESSES AND EXPERTS AND CROSS-EXAMINE THE OTHER PARTY'S WITNESSES AND EXPERTS. EITHER PARTY SHALL HAVE THE RIGHT, AT ANY TIME, TO MAKE A MOTION TO THE THIRD ARBITRATOR TO GRANT SUMMARY JUDGMENT AS TO ANY QUESTION OF LAW.

THE ARBITRATORS CONDUCTING ANY ARBITRATION SHALL BE BOUND BY THE TERMS OF THIS AGREEMENT AND SHALL NOT HAVE THE POWER TO ADD TO, SUBTRACT FROM, OR OTHERWISE MODIFY SUCH PROVISIONS IN THIS AGREEMENT. EACH CO-TENANT AGREES TO SIGN ALL DOCUMENTS AND TO DO ALL OTHER THINGS NECESSARY TO SUBMIT ANY SUCH MATTER TO ARBITRATION AND FURTHER AGREE TO, AND HEREBY DO, WAIVE ANY AND ALL RIGHTS IT MAY AT ANY TIME HAVE TO REVOKE ITS AGREEMENT HEREUNDER TO SUBMIT TO ARBITRATION AND TO ABIDE BY THE DECISION RENDERED THEREUNDER. FOR SUCH PERIOD, IF ANY, AS THIS AGREEMENT TO ARBITRATE IS NOT LEGALLY BINDING OR THE ARBITRATOR'S AWARD IS NOT LEGALLY ENFORCEABLE, THE PROVISIONS REQUIRING ARBITRATION SHALL BE DEEMED
DELETED AND MATTERS TO BE DETERMINED BY ARBITRATION SHALL BE SUBJECT TO LITIGATION.

EACH PARTY HEREUNDER SHALL PAY ITS OWN COSTS, FEES AND EXPENSES IN CONNECTION WITH ANY ARBITRATION BROUGHT UNDER THIS SECTION 15(B), AND THE SUBSTANTIALLY LOSING PARTY SHALL PAY THE FEES AND EXPENSES FOR SUCH ARBITRATION.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.
WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

                _____________ OLP's   _____________ GERP's
                    Initials              Initials


         Representation. The parties hereto agree that no representations or inducements have been made other than those herein expressed and that this Agreement constitutes the entire agreement between the Co-Tenants.

         Memorandum of Agreement. A memorandum of this agreement in the form attached hereto as Exhibit B shall be executed by the Co-Tenants and filed in the land records of Los Angeles County.

         1031 Exchange. Notwithstanding anything to the contrary contained in this Agreement, at the request of either party, any transfer of the Property permitted hereby and being consummated pursuant to the terms hereof may be consummated as part of a so-called like-kind exchange (the "Exchange") pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, provided that:
(i) the requesting party shall effect the Exchange through an assignment of its rights under this Agreement to a qualified intermediary (as defined in Treas. Reg. ss.1.1031(k)-1(g)(4)(iii)) and the other party shall not be required to acquire or hold title to any property for purposes of consummating the Exchange;
(ii) the requesting party shall pay any additional costs that would not otherwise have been incurred by the other party had the requesting party not consummated the sale through the Exchange, (iii) the requesting party shall, and hereby does, indemnify, and hold the other party harmless from, any loss, cost, damages, liability or expense which may arise or which the other party may suffer solely as a result of and in connection with the Exchange; and (iv) the Exchange does not delay the Closing.

         Agency. Neither this Agreement nor the relationship between the Co-Tenants established hereby shall constitute any Co-Tenant hereto as the agent of any other Co-Tenant. Except as otherwise expressly and specifically provided in this Agreement, neither Co-Tenant shall have any authority to act for, or to assume any obligations or responsibility on behalf of, the other Co-Tenant or the Property.

         Survival. This Agreement shall run with the Property until terminated as set forth in Section 3 above. Whenever a reference is made in this Agreement to a Co-Tenant or Co-Tenants, such reference shall be deemed to include a reference to the respective heirs, successors and permitted transferees and assigns of such Co-Tenant or Co-Tenants.

         Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California.

         Notices. All notices required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given (a) on the third business day after being mailed within the United States by certified first class United States mail, postage prepaid, return receipt requested, or
(b) on the following business day after being sent by a recognized overnight courier service providing proof of delivery and addressed as follows:

                  If intended for OLP Tenant:

                  c/o One Liberty Properties, Inc.
                  60 Cutter Mill Road
                  Suite 303
                  Great Neck, New York 11201
                  Attn: Jeffrey Fishman

                  With a copy to:

                  Jenkens & Gilchrist Parker Chapin LLP
                  405 Lexington Avenue
                  New York, New York 10174
                  Attention: Mitchel A. Hill, Esq.

                  If intended for GERP Tenant:

                  c/o ECR Realty Corp.
                  6 East 39th Street - Suite 302
                  New York, New York  10016
                  Attention: Eric C. Roth

                  With a copy to:

                  Solomon and Weinberg LLP
                  685 Third Avenue
                  30th Floor
                  New York, New York 10017
                  Attention: Gary S. Kleinman, Esq.

     Modification and Amendment. This Agreement may not be modified, changed or amended, except by written instrument properly executed and recorded by all the Co-Tenants.

         Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

         Entire Agreement. This Agreement shall constitute the entire agreement between the Co-Tenants, and no Co-Tenant shall be bound by any prior or contemporaneous oral agreement, condition, stipulation, representation or understanding.

         Validity. If any provision of this Agreement shall be declared null and void, and thereby unenforceable by a court or administrative body of competent jurisdiction, such provision shall be deemed severable from the remainder of this Agreement and the remainder of this Agreement shall continue in all respects valid and enforceable.

         Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         Rule of Construction. The parties acknowledge and confirm that each of their respective attorneys has participated jointly in the review and revision hereof and that it has not been written solely by counsel for one party. The parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another.

         Waiver of Jury Trial. BECAUSE DISPUTES IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE MEMBERS DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS; THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION (WITHOUT SUBMITTING TO ARBITRATION), THE MEMBERS WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

         Attorney's Fees. Each party hereto shall be responsible for its own attorneys' fees incurred in connection with the preparation, negotiation and execution of this Agreement. The prevailing party in any action or proceeding shall be entitled to recover its reasonable attorneys' fees and costs from the non-prevailing party.

         No Other Rights in Third Parties. This Agreement shall inure to the benefit of and bind the parties hereto and the respective successors and permitted assigns of the parties hereto. Nothing expressed or referred to herein is intended or shall be construed to give any person or entity other than the parties hereto, or their respective successors or permitted assigns, any legal or equitable right, remedy, or claim under or in respect hereof or any provision contained herein; it being the intention of the parties hereto that this Agreement shall be for the sole and exclusive benefit of such parties, or such successors and permitted assigns, and not for the benefit of any other person or entity.

         Authority. Each party to this Agreement represents and warrants that it has full authority to sign this Agreement and that this Agreement binds such party.

         Waiver. Notwithstanding anything to the contrary contained herein, the failure of any party to seek a redress for violation, or to insist upon the strict performance, of any covenant, agreement, provision, or condition hereof shall not constitute the waiver of the terms of such covenant, agreement, provision, or condition at any subsequent time or of the terms of any other covenant, agreement, provision or condition, and each party shall have all remedies provided herein with respect to any subsequent act which would have originally constituted a violation hereunder.

         Savings. The parties agree that if this Agreement shall be rendered or be threatened to be rendered unenforceable solely by virtue of the fact that it has no stated termination date, then the termination date of this Agreement shall be deemed to be July 1, 2102.

                                  [END OF PAGE]

   IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                        OLP LOS ANGELES, INC.,
                                        a California corporation

                                        By:s/Mark Lundy
                                        ----------------------
                                        Name:  Mark Lundy
                                        Title:     Vice President

                                        ANDRITA GERP LLC,
                                        a California limited liability company

                                        By:    GERP 12, LLC, a New York
                                               limited liability company

                                        By:   Beach Place Partners, a New York
                                              general partnership, its
                                              Managing Member


                                        By:    s/Eric Roth
                                        Name: Eric Roth
                                        Title:Managing General Partner

                                    EXHIBIT A
                                Legal Description

                                    EXHIBIT B
                               Form of Memorandum

                                    EXHIBIT 2

                               AGREEMENT OF LEASE
                                     between
                              Kingston Andrita LLC,
                                    Landlord
                                       and
                       Playboy Entertainment Group, Inc.,
                                     Tenant
                         Dated as of September 20, 2001
                                    Premises
                  3030 Andrita Street, Los Angeles, California













                   TABLE OF CONTENTS

                                                                           Page

 ARTICLE 1 DEMISE OF PREMISES AND DURATION OF LEASE .........................1
          SECTION 1.1.  Demise of Premises...................................1
          SECTION 1.2.  Duration of Lease....................................1
          SECTION 1.3.  Existing Leases......................................2

 ARTICLE 2 RENT .............................................................4
          SECTION 2.1.  Time and Place of Payment............................4
          SECTION 2.2.  Base Rent............................................4
          SECTION 2.3.  Proration of Base Rent...............................8
          SECTION 2.4.  Abatement, Deduction, Counterclaim and Offset........8
          SECTION 2.5.  All Amounts Deemed Rent..............................8
 ARTICLE 3 IMPOSITIONS ......................................................8
          SECTION 3.1.  Payment of Impositions...............................8
          SECTION 3.2.  Income or Franchise Tax of Landlord..................10
          SECTION 3.3.  Evidence of Payment..................................10
          SECTION 3.4.  Apportionment of Impositions.........................10
          SECTION 3.5.  Contest of Real Property Tax Assessments and
                         Impositions.........................................11
 ARTICLE 4 Intentionally Omitted ............................................12

ARTICLE 5 LATE CHARGES.......................................................12

ARTICLE 6 INSURANCE..........................................................13
         SECTION 6.1.   Insurance Requirements...............................13
         SECTION 6.2.   Additional Insureds..................................17
         SECTION 6.3.   Policy Limits Review.................................17
         SECTION 6.4.   Treatment of Proceeds................................17
         SECTION 6.5.   Insurance Carriers and Form of Policies..............18
         SECTION 6.6.   Payment of Premiums..................................18
         SECTION 6.7.   Cooperation in Collection of Proceeds................18
         SECTION 6.8.   Intentionally omitted................................18
         SECTION 6.9.   Waiver of Subrogation................................18
         SECTION 6.10.  Compliance With Policy Requirements..................18
         SECTION 6.11.  Required Insurance Policy Clauses....................19
         SECTION 6.12.  Landlord's Insurance.................................19

ARTICLE 7 DAMAGE, DESTRUCTION AND RESTORATION................................19
         SECTION 7.1.   Notice to Landlord...................................19
         SECTION 7.2.   Casualty Restoration.................................19
         SECTION 7.3.   Termination Options..................................20
         SECTION 7.4.   Repair Delays........................................21

        TABLE OF CONTENTS

         SECTION 7.5.   Effect of Casualty on this Lease.....................21
         SECTION 7.6.   Waiver of Rights Under Statute.......................21

ARTICLE 8 CONDEMNATION.......................................................21
         SECTION 8.1.   Substantial Taking...................................21
         SECTION 8.2.   Less Than A Substantial Taking.......................22
         SECTION 8.3.   Temporary Taking.....................................23
         SECTION 8.4.   Right to Terminate at End of Term....................23
         SECTION 8.5.   Termination Pursuant to This Article.................23
         SECTION 8.6.   Disputes.............................................23
         SECTION 8.7.   Collection of Awards.................................23
         SECTION 8.8.   Separate Claim.......................................24
         SECTION 8.9.   Waiver by Tenant.....................................24
         SECTION 8.10.  Fee Mortgage.........................................24

 ARTICLE 9 ASSIGNMENT, TRANSFER AND SUBLETTING ..............................24
         SECTION 9.1.   No Right to Assign, Transfer.........................24
         SECTION 9.2.   Permitted Assignments and Sublettings................24
         SECTION 9.3.   Collection of Rent by Landlord.......................27
         SECTION 9.4.   Permitted Licenses...................................27
         SECTION 9.5.   Sublease/License Assignment..........................28
         SECTION 9.6.   Required Sublease Clauses............................28
         SECTION 9.7.   Landlord's Sale or Conveyance........................28

ARTICLE 10 MORTGAGES.........................................................29
         SECTION 10.1.  Tenant's Right to Mortgage...........................29
         SECTION 10.2.  Landlord's Right to Mortgage.........................30
         SECTION 10.3.  Subordination........................................31

ARTICLE 11 LANDLORD'S AND TENANT'S MAINTENANCE AND
REPAIR OBLIGATIONS; UTILITIES ...............................................32
         SECTION 11.1.  Maintenance of the Premises, Etc.....................32
         SECTION 11.2.  Free of Dirt, Etc....................................33
         SECTION 11.3.  No Obligation to Supply Utilities....................33
         SECTION 11.4.  Window Cleaning......................................33

ARTICLE 12 CHANGES, ALTERATIONS AND ADDITIONS................................33
         SECTION 12.1.  Tenant's Right to Make Alterations...................33
         SECTION 12.2.  No Reduction in Value of Premises....................33
         SECTION 12.3.  Compliance with Governmental Requirements............33
         SECTION 12.4.  Insurance Requirements...............................33
         SECTION 12.5.  Contractor's Bond....................................34
         SECTION 12.6.  Removal..............................................34
         SECTION 12.7.  Exterior Signs ......................................34


                                  TABLE OF CONTENTS

  ARTICLE 13 REQUIREMENTS OF GOVERNMENTAL AUTHORITIES........................35
         SECTION 13.1.  Obligation to Comply With Requirements...............35
         SECTION 13.2.  Contest of Requirements by Tenant....................35
         SECTION 13.3.  Sharing of Costs ....................................36

 ARTICLE 14 DISCHARGE OF LIENS; BONDS........................................36
         SECTION 14.1.  Creation of Liens....................................36
         SECTION 14.2.  Discharge of Liens...................................37
         SECTION 14.3.  No Authority to Contract in Name of Landlord;
                          Notice of Completion...............................37
 ARTICLE 15 LANDLORD'S WORK..................................................37
         SECTION 15.1.  Landlord's Work......................................37
         SECTION 15.2.  No Representations as to Premises....................44
         SECTION 15.3.(a) Unused Playboy Allowance...........................44
         SECTION 15.4.  Landlord's Costs.....................................48
         SECTION 15.5.  Disputes.............................................48

 ARTICLE 16 LIMITATION OF LANDLORD'S LIABILITY...............................48

ARTICLE 17 INDEMNIFICATION OF LANDLORD AND TENANT............................49
         SECTION 17.1.  Tenant's Obligation to Indemnify.....................49
         SECTION 17.2.  Contractual Liability................................50
         SECTION 17.3.  Landlord's Obligation to Indemnify...................50
         SECTION 17.4.  Defense of Claim, Etc................................50
         SECTION 17.5.  Survival Clause......................................50

ARTICLE 18 RIGHT OF ENTRY AND INSPECTION.....................................50
         SECTION 18.1.  Permission to Enter Premises.........................50
         SECTION 18.2.  No Liability of Landlord for Disturbance.............51

ARTICLE 19 PARTY'S RIGHT TO PERFORM THE OTHER'S COVENANTS....................51
         SECTION 19.1.  Landlord's Right to Perform Tenant's Obligations.....51
         SECTION 19.2.  Alterations..........................................51
         SECTION 19.3.  Right to Reimbursement...............................52
         SECTION 19.4.  Discharge of Liens...................................52
         SECTION 19.5.  Reimbursement For Amounts Paid by Landlord
                           Pursuant to this Article..........................52
         SECTION 19.6.  Waiver, Release and Assumption of Obligations........52
         SECTION 19.7.  Proof of Damages.....................................52
         SECTION 19.8.  Tenant's Right to Perform Landlord's Obligations.....52
         SECTION 19.9.  Amounts owed by Landlord to Tenant...................53

                                     TABLE OF CONTENTS


ARTICLE 20 PERMITTED USE; NO UNLAWFUL OCCUPANCY..............................53
         SECTION 20.1.  Type of Use..........................................53
         SECTION 20.2.  Prohibited Uses......................................53
         SECTION 20.3.  Restriction of Public Use............................53
         SECTION 20.4.  Hazardous Materials..................................54

ARTICLE 21 EVENTS OF DEFAULT, CONDITIONAL LIMITATIONS,
REMEDIES, ETC................................................................56
         SECTION 21.1.  Events of Default....................................56
         SECTION 21.2.  Enforcement of Performance...........................58
         SECTION 21.3.  Remedies.............................................58
         SECTION 21.4.  Intentionally Omitted................................59
         SECTION 21.5.  Intentionally Omitted................................59
         SECTION 21.6.  Receipt of Monies after Notice or Termination........59
         SECTION 21.7.  Waiver of Service....................................60
         SECTION 21.8.  Strict Performance...................................60
         SECTION 21.9.  Landlord's Right to Enjoin Defaults or Threatened
                            Defaults.........................................60
         SECTION 21.10. Tenant's Payment of All Costs and Expenses...........60
         SECTION 21.11. Rights and Remedies Cumulative.......................61


ARTICLE 22 NOTICES...........................................................61
         SECTION 22.1.  All Notices, Communications, etc., in Writing........61
         SECTION 22.2.  Service..............................................61

ARTICLE 23 Intentionally Omitted ............................................62

ARTICLE 24 Intentionally Omitted ............................................62

ARTICLE 25 EXCAVATIONS AND SHORING...........................................62

ARTICLE 26 CERTIFICATE OF TENANT AND LANDLORD ...............................62

ARTICLE 27 CONSENTS AND APPROVALS ...........................................62
         SECTION 27.1.  Effect of Granting or Failure to Grant Approvals or
                          Consents...........................................62
         SECTION 27.2.  Remedy for Refusal to Grant Consent or Approval......63

                                 TABLE OF CONTENTS

ARTICLE 28 SURRENDER AT END OF TERM .........................................63

ARTICLE 29 NO OTHER AGREEMENTS...............................................64

ARTICLE 30 QUIET ENJOYMENT...................................................64

ARTICLE 31 ARBITRATION.......................................................64
         SECTION 31.1.  Notice...............................................64
         SECTION 31.2.  Arbitration Procedure................................65
         SECTION 31.3.  Article 27 Arbitrations..............................65
         SECTION 31.4.  Article 15 Arbitrations..............................65
         SECTION 31.5.  Power of Arbitrators.................................65
ARTICLE 32 INVALIDITY OF CERTAIN PROVISIONS .................................66

ARTICLE 33 NO RECORDING OF LEASE ............................................66

ARTICLE 34 CERTAIN DEFINITIONS ..............................................66

ARTICLE 35 MISCELLANEOUS ....................................................68
         SECTION 35.1.  Captions.............................................68
         SECTION 35.2.  Table of Contents....................................68
         SECTION 35.3.  Reference to Landlord and Tenant.....................68
         SECTION 35.4.  Relationship of Landlord and Tenant..................68
         SECTION 35.5.  Person Acting on Behalf of a Party...................68
         SECTION 35.6.  Landlord's Liability.................................68
         SECTION 35.7.  Landlord's Remedies Cumulative.......................68
         SECTION 35.8.  No Termination.......................................69
         SECTION 35.9.  No Third Party Beneficiary...........................69
         SECTION 35.10. Waiver, Modification, Etc............................69
         SECTION 35.11. Governing Law........................................69
         SECTION 35.12. Successors and Assigns...............................69
         SECTION 35.13. Broker...............................................69
         SECTION 35.14. Landlord as Contract Vendee..........................70
         SECTION 35.15. Submission not an Offer..............................70
         SECTION 35.16. Counterparts.........................................70

ARTICLE 36 RIGHT OF FIRST OFFER..............................................70
         SECTION 36.1.  Landlord to Offer Premises to Tenant.................70
         SECTION 36.2.  Tenant's Exercise of Right...........................71
         SECTION 36.3.  Tenant's Additional Right............................71
         SECTION 36.4.  Certain Transfers Excluded...........................71
         SECTION 36.5.  Right Terminates.....................................72





                               TABLE OF CONTENTS


         SECTION 36.6.  Release .............................................72
Exhibit "A" Description of Land Exhibit "B" Title Matters
Exhibit "C" Directrix Sublease
Exhibit "D" Directrix SNDA
Exhibit "E" Landlord's Work
Exhibit "E-1" Studio A Operational Condition Exhibit "E-2" Work in Excess of the Work Letter Standard Exhibit "E-3" Proposed Construction Contract Provisions Exhibit "F" Studio A Floor Plan Exhibit "F-1" Master Control Room Floor Plan Exhibit "F-2" Dressing Room and Control Room Areas Floor Plan Exhibit "F-3" Substitute FX Space Exhibit "F-4" FX Space and Tanna Space Exhibit "G" License Agreement Form Exhibit "H" Form of SNDA from Landlord's Mortgagee Exhibit "I"
Article 15 Arbitrators Exhibit "J" Insurance for Landlord's Work Exhibit "K" Assignment and Assumption Agreement Exhibit "L" Property Tenant May Remove Exhibit "M" Form of Guaranty





                 AGREEMENT OF LEASE, made as of the 20th- day of September, 2001, between KINGSTON ANDRITA LLC, as landlord ("Landlord"), a Delaware limited liability company having an office c/o Kingston Investors Corp., 135 East 57th Street, New York, New York 10021, and PLAYBOY ENTERTAINMENT GROUP, INC., as tenant ("Tenant"), a Delaware corporation, having an office at 9242 Beverly Boulevard, Beverly Hills, California 90210.

                                   WITNESSETH:

                 It is hereby mutually covenanted and agreed by and between the parties that this Lease is made upon the terms, covenants and conditions hereinafter set forth.


                                    ARTICLE 1
                    DEMISE OF PREMISES AND DURATION OF LEASE

                 SECTION 1.1. Demise of Premises. (a) Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord all those certain parcels of land located in Los Angeles, California, more particularly described in Exhibit "A", annexed hereto and made a part hereof, together with all buildings, structures and improvements, if any, situate thereon and all easements, appurtenances and other rights pertaining thereto (collectively, the "Building") ("Premises") and further subject to those matters affecting title ("Title Matters") set forth in Exhibit "B", annexed hereto and made a part hereof.
                  SECTION 1.2.             Duration of Lease.

(a) The term of this Lease ("Term") shall commence on the earliest of (i) the date on which Tenant or Directrix, Inc. ("Directrix") first takes possession and uses or occupies all or any portion of the Premises for the conduct of business (the "First Possession Date"), and (ii) the date (the "Studio A Delivery Date") on which that certain studio, as more particularly described in Exhibit F attached hereto, ("Studio A") first is in "operational condition" (as determined pursuant to Article 15 below), and (iii) the date (the "Substantial Completion Date") the Premises shall first be available for occupancy as determined pursuant to Section 1.2(b) below (the earliest of the First Possession Date, the Studio A Delivery Date and the Substantial Completion Date being hereinafter referred to as the "Commencement Date"), and shall end on the day preceding the fifteenth (15th) anniversary of the Substantial Completion Date (the "Expiration Date") or until such term shall sooner cease and terminate as herein provided. When the Commencement Date has been determined, at Landlord's or Tenant's request, Landlord and Tenant shall within ten (10) days after such request, execute a written agreement, in form reasonably satisfactory to Landlord and Tenant, confirming the Commencement Date. Any failure of Landlord or Tenant to send, or Landlord or Tenant to execute, such written agreement shall not affect the validity of the Commencement Date as fixed and determined pursuant to the terms and conditions of this Lease.

                 (b) For the purposes of this Lease, the Premises shall be conclusively deemed "available for occupancy" on the date upon which Landlord's Work (as defined in Article 15 hereof) shall be substantially completed (other than with respect to the Tanna Space and the FX Space), as determined in accordance with the provisions of Article 15.

                   (c) Tenant shall accept possession of the Premises in its "as is" condition, subject only to (i) the completion by Landlord of Landlord's Work substantially in accordance with the
 Construction Drawings, (ii) Landlord's obligation to complete any incomplete or defective work, to the extent provided in Section 15.1(d) below, (iii) Landlord's correction of latent defects of which Landlord receives notice within one (1) year following the Commencement Date, and (iv) subject to the immediately following sentence, Landlord's correction of defects in Landlord's Work which are covered by any warranty obtained by Landlord (but only for so long as such defects are covered by such warranty and for so long as Landlord is entitled to enforce such warranty). To the extent that the same are assignable to Tenant, Landlord shall require that any warranties obtainable by Landlord with respect to Landlord's Work be assigned to Tenant (other than warranties that relate to portions of Landlord's Work that are covered by Landlord's maintenance and repair obligations under Article 11 below), and Landlord shall use commercially reasonable efforts to cause such warranties to be assignable to Tenant (if there will be an additional cost in order to have any of such warranties be assignable to Tenant, Landlord will advise Tenant of the same, and if Tenant is not willing to either pay such fee directly or have the same included in the cost of Landlord's Work, then Landlord shall not be obligated to have the warranty in question made assignable to Tenant). Except as expressly set forth in this Lease, Landlord shall be under no obligation to make any changes, improvements, or alterations to the Premises other than Landlord's Work. The taking of occupancy of the whole or any part of the Premises by Tenant (other than Studio A only prior to the Substantial Completion Date) shall be conclusive evidence as against Tenant that Tenant shall have accepted possession of the Premises and that the Premises shall be in good and satisfactory condition at the time such occupancy shall be so taken, subject to the provisions of subsections (ii), (iii) and (iv) above in this paragraph.

                  SECTION 1.3. Existing Leases. (a) Notwithstanding anything in Exhibit B, Landlord shall not assign to Tenant and Tenant shall not assume the lease with Tanna Productions, Inc. ("Tanna") which is disclosed on Exhibit B (the "Tanna Lease"). Landlord represents that the Tanna Lease is on a month-to-month basis and, to Landlord's knowledge, has been terminated as a result of a default by Tanna prior to the date hereof. Landlord also represents that, to its knowledge, its predecessor-in-interest shall have commenced unlawful detainer proceedings to evict Tanna from the Tanna Space prior to Landlord's acquisition of fee title to the Premises. Promptly following its acquisition of fee title to the Premises, Landlord shall continue such proceedings (or commence such proceedings if the same shall not have been commenced) and shall use commercially reasonable efforts to cause Tanna to vacate and surrender the Tanna Space. It is understood that Landlord's Work shall be deemed to be substantially completed whether or not Landlord shall have succeeded in causing Tanna to vacate the Tanna Space or shall have substantially completed Landlord's Work, if any, with respect to the Tanna Space. If Landlord shall not have succeeded in causing Tanna to vacate and surrender the Tanna Space by the Substantial Completion Date, then the term of this Lease with respect to the Tanna Space shall not commence until Landlord delivers possession of the Tanna Space to Tenant (either vacant or subject to the occupancy of FX as provided in Section 1.3(c) below) with Landlord's Work, if any, with respect thereto substantially completed, but the termsand conditions of this Lease otherwise shall not be affected by such later delivery of the Tanna Space.

                  (c) Tenant acknowledges that it may accept possession of the Premises subject to the continued occupancy of Creature FX ("FX"), whose lease also is disclosed in Exhibit B attached hereto (the "FX Lease"), and a copy of which has been provided to Tenant prior to the date hereof. Tenant acknowledges that a portion of the Premises which currently is leased to FX under the FX Lease (the "FX Space") is included in Studio A as the area designated as a dressing room on Exhibit F-2. Landlord represents that such lease is on a month-to-month basis. Simultaneously with the execution of this Lease, Landlord and Tenant shall enter into an assignment and assumption agreement with respect to the lease of such tenant substantially in the form of Exhibit K attached hereto, which shall provide for such assignment to be effective as of the Commencement Date. Notwithstanding the foregoing, Tenant acknowledges that, prior to the Commencement Date, Landlord shall elect, in its sole discretion, either to relocate Creature FX to that portion of the Tanna Space that is indicated on Exhibit F-3 (which may involve a reduction in rent) or to terminate the FX Lease, all without any liability to Tenant with respect thereto. If Landlord elects to terminate the FX Lease, Landlord shall use commercially reasonable efforts to cause FX to vacate and surrender its premises upon such termination, and if Landlord elects to relocate FX as provided above, Landlord shall use commercially reasonable efforts to cause FX to relocate to the substituted space. It is understood that Studio A shall be deemed to be in operational condition (as determined pursuant to Article 15 below), and Landlord's Work shall be deemed to be substantially completed, whether or not Landlord shall have succeeded in causing FX to vacate the FX Space. If Landlord shall not have succeeded in causing FX to vacate and surrender the FX Space by the date on which Studio A shall be deemed to be in operational condition, then the term of this Lease with respect to the FX Space shall not commence until Landlord delivers vacant possession of the FX Space to Tenant with Landlord's Work, if any, with respect thereto substantially completed and Landlord shall provide other temporary space (e.g., a trailer or other space within the Premises) to Tenant for use as a dressing room as a temporary substitute for the FX Space until Landlord so delivers vacant possession of the FX Space to Tenant, but the terms and conditions of this Lease otherwise shall not be affected by such later delivery of the FX Space. If Landlord elects to use other space within the Premises as temporary dressing room facilities, the space within the Premises to be used for such purposes shall be subject to Tenant's prior approval, which shall not be unreasonably withheld or delayed.

                 (d) Notwithstanding anything in Exhibit B, Landlord shall not assign to Tenant and Tenant shall not assume the lease with Home Box Office ("HBO") which also is disclosed in Exhibit B (the "HBO Lease"), the term of which is scheduled to expire on September 30, 2001 (the "HBO Lease Expiration
Date). If HBO fails to vacate and surrender the premises demised to it under the HBO Lease on or before the HBO Lease Expiration Date, Landlord shall use commercially reasonable efforts to cause HBO to vacate and surrender such premises. Landlord's Work shall not be deemed substantially complete so long as HBO is in possession of any portion of the Premises.

                 (e) To the best of Landlord's knowledge, there are no leases in effect as of the date hereof with respect to the Premises, except as set forth above in this Section 1.3. The Tanna Space and the FX Space are as set forth in Exhibit F-4 attached hereto.

                                    ARTICLE 2
                                      RENT


                  SECTION 2.1. Time and Place of Payment. Tenant shall pay, without notice or demand, all Base Rent (as hereinafter defined) to Landlord in currency of the United States or other customary commercial manner, at the office of Landlord set forth above, or by wire transfer to such account as Landlord may from time to time direct by notice to Tenant, or to such other place or account as Landlord directs by notice to Tenant, payable in advance on the first day of each calendar month.

SECTION 2.2. Base Rent. Tenant shall pay to Landlord an annual rent ("Base Rent") as follows:

                  (a) If either (i) the Studio A Delivery Date is the Commencement Date or (ii) as a result of Tenant's or Directrix' use or occupancy of Studio A (but no other portion of the Premises) for the conduct of business prior to Studio A being in operational condition, the First Possession Date is the Commencement Date, then, for the period commencing thirty (30) days after the Commencement Date and ending upon the last day of the Office Abatement Period (as defined below), Tenant shall pay to Landlord Base Rent with respect to Studio A in the amount of $39,047.63 per month, payable in advance.

                 (b) Commencing on the earlier to occur of (i) the Substantial Completion Date and (ii) the date on which Tenant or Directrix commences to occupy any portion of the Premises (other than Studio A and the Master Control Room, as defined below) for the conduct of business (such earlier date being the "Premises Base Rent Commencement Date"), Tenant shall pay Base Rent with respect to the Premises (including Studio A) as follows:

                          (i) for the period beginning on the Premises Base Rent
Commencement Date and ending on
the day preceding the first anniversary of the Substantial Completion Date (such period being the first "Lease Year" and each successive twelve month period thereafter also being referred to herein individually as a "Lease Year" and collectively as "Lease Years", i.e., the second Lease Year shall commence on the first anniversary of the Substantial Completion Date, the third Lease Year shall commence on the second anniversary of the Substantial Completion Date, etc.), $2,070,249.41 per annum, payable in advance in equal monthly installments of $172,520.78;

                          (ii) for the second Lease Year, $2,132,356.89 per
annum, payable in advance in
equal monthly installments of $177,696.41;

                          (iii) for the third Lease Year, $2,196,327.60 per
annum, payable in advance in equal
monthly installments of $183,027.30;

                          (iv) for the fourth Lease Year, $2,262,217.43 per
annum, payable in advance in equal
monthly installments $188,518.12;

                          (v) for the fifth Lease Year, $2,330,083.95 per annum,
payable in advance in equal
monthly installments of $194,173.66;


                            (vi) for the sixth Lease Year, $2,399,986.47 per
annum, payable in advance in
  equal monthly installments of $199,998.87;

                            (vii) for the seventh Lease Year, $2,471,986.06 per
annum, payable in advance in
 equal monthly installments of $205,998.84;

                            (viii) for the eighth Lease Year, $2,546,145.64 per
annum, payable in advance in
 equal monthly installments of $212,178.80;

                            (ix) for the ninth Lease Year, $2,622,530.01 per
annum, payable in advance in
 equal monthly installments of $218,544.17;

                            (x) for the tenth Lease Year, $2,701,205.91 per
annum, payable in advance in
 equal monthly installments of $225,100.49; and

(xi) for the eleventh through fifteenth Lease Years, a rate per annum equal to $2,971,326.51 per annum, payable in advance in equal monthly installments of $247,610.54.


 Anything to the contrary provided for hereinabove notwithstanding, so long as no Event of Default shall then be outstanding, Tenant shall not be obligated to pay the Base Rent provided for above in this Section 2.2(b) for that thirty (30) day period of time commencing on the Premises Base Rent Commencement Date (such 30 day period being the "Office Abatement Period"). Tenant shall, however, continue to be obligated during such Office Abatement Period to pay the Base Rent with respect to Studio A pursuant to paragraph 2.2 (a) above and with respect to the Master Control Room pursuant to paragraph 2.2(c) below and any and all Additional Rent and other charges payable by Tenant hereunder in accordance with the terms of this Lease during such period.

                  (c) In the event that Tenant commences to use or occupy that portion of the Premises described in the floor plan attached hereto as Exhibit F-1 (the "Master Control Room") for any purpose (including any work to be performed by Tenant or Directrix therein) prior to the Premises Base Rent Commencement Date (the date on which Tenant so commences to use or occupy the Master Control Room being the "Master Control Room Rent Start Date", which date may be no earlier than the Studio A Delivery Date), then for the period beginning thirty (30) days after the Master Control Room Rent Start Date and ending upon the last day of the Office Abatement Period, Tenant shall pay Base Rent with respect to the Master Control Room in an amount equal to $25,000 per month, payable in advance.

                  (d) (i) If for any reason Studio A shall not be in operational condition, as determined in accordance with the provisions of Article 15, on or prior to February 15, 2002, then, as Tenant's sole and exclusive remedy therefor (but subject to Subsection 2.2(d)(iii) below), Tenant may procure (x) the right to use comparable substitute studio space for its use, and (y) the same services with respect to such substitute studio space as would be provided to Tenant with respect to Studio A pursuant to a certain proposed Master Services Agreement between Tenant and Directrix substantially in the form that was delivered to Landlord's attorneys by Directrix by email on September 15, 2001 (the "Service Agreement"). Provided that the charges for such use of such substitute space and for such services shall be commercially reasonable, Landlord shall, within fifteen (15) days after its receipt of reasonable evidence of such cost (but not more often than once in any thirty (30) day period), reimburse Tenant for (1) the excess cost, if any, for such use of the substitute space over the Rent that Tenant would have paid with respect to Studio A under this Lease for the same period had the Studio A Delivery Date occurred on February 15, 2002 and (2) the excess cost, if any, for such services for the substitute space over the cost that Tenant would incurred for such services had they been provided by Directrix pursuant to the Service Agreement with respect to Studio A for the same period had the Studio A Delivery Date occurred on February 15, 2002 (it being understood that Landlord's reimbursement obligations pursuant to this paragraph shall apply with respect to the period from and after February 15, 2002 through the Studio A Delivery Date only). Notwithstanding the foregoing, the February 15, 2002 date set forth above shall be postponed by one day for each day that Landlord is prevented from causing Studio A to be in operational condition by reason of Unavoidable Delay or Tenant Delay (as such terms are defined below).
                  If for any reason Studio A shall not be in operational condition, as determined accordance with the provisions of Article 15, on or prior to June 1, 2002, then as Tenant sole and exclusive remedy therefor (but subject to Subsection 2.2(d)(iii) below), Tenant may terminate this Lease upon written notice to Landlord ("Tenant's Notice"), which must be given after June ..1, 2002 and received by Landlord on or before June 15, 2002, time being of the essence. If Tenant so elects to terminate this Lease, the same will be deemed cancelled and terminated upon Landlord's receipt of Tenant's Notice and neither party shall have any further liability to the other hereunder, except pursuant to those provisions of this Lease that expressly survive its expiration or sooner termination and except that Tenant shall surrender that portion of the Premises, if any, then occupied by Tenant on or before June 30, 2002, in vacant and broom clean condition with all of its personal property removed, as if such date were the Expiration Date, and Article 28 below shall apply in the event that Tenant fails to so surrender possession of the Premises. Notwithstanding the foregoing, if Landlord causes Studio A to be in operational condition prior to June 15, 2002, Tenant's Notice shall be null and void and of no force or effect and this Lease shall remain in full force and effect. All of the dates set forth above in this paragraph, however, shall be postponed by one day for each day that Landlord is prevented from causing Studio A to be in operational condition by reason of Unavoidable Delay or Tenant Delay.

                          (ii) If for any reason Landlord shall not have
substantially completed, as determined
in accordance with the provisions of Article 15, Landlord's Work on or prior to June 15, 2002, then, as Tenant's sole and exclusive remedy therefor (but subject to Subsection 2.2(d)(iii) below), notwithstanding anything to the contrary contained in Section 2.4 below, the Office Abatement Period shall be extended by one (1) day for each day after June 15, 2002 through December 31, 2002 that Landlord's Work is not so substantially completed; provided, however, that the foregoing dates shall be postponed by one (1) day for each day that Landlord is prevented from performing such Landlord's Work by reason of Unavoidable Delay or Tenant Delay.

                  If for any reason Landlord shall not have substantially completed, as determined in accordance with the provisions of Article 15, Landlord's Work on or prior to December 31, 2002, then, as Tenant's sole and exclusive remedy therefor (but subject to Subsection 2.2(d)(iii) below), Tenant may terminate this Lease upon written notice to Landlord ("Tenant's Notice"), which must be given after December 31, 2002 and received by Landlord on or before January 15, 2003, time being of the essence. If Tenant so elects to terminate this Lease, the same will be deemed cancelled and terminated upon Landlord's receipt of Tenant's Notice and neither party shall have any further liability to the other hereunder, except pursuant to those provisions of this Lease that expressly survive its expiration or sooner termination and except that Tenant shall surrender that portion of the Premises, if any, then occupied by Tenant on or before January 31, 2003, in vacant and broom clean condition with all of its personal property removed, as if such date were the Expiration Date, and Article 28 below shall apply in the event that Tenant fails to so surrender possession of the Premises. Notwithstanding the foregoing, if Landlord substantially completes Landlord's Work prior to January 15, 2003, Tenant's Notice shall be null and void and of no force or effect and this Lease shall remain in full force and effect. All of the dates set forth above in this paragraph, however, shall be postponed by one day for each day that Landlord is prevented from performing such Landlord's Work by reason of Unavoidable Delay or Tenant Delay.

                           (iii) Notwithstanding the foregoing provisions of
this Section 2.2(d), if Landlord
willfully refuses to perform Landlord's Work, then Tenant shall have such remedies as are available to Tenant at law and in equity and shall not be limited to those remedies specified above in this Section 2.2(d). This paragraph shall survive the termination of this Lease.

                          (iv) Reference is made to that certain letter
agreement of even date herewith between
Landlord and Tenant (the "Letter Agreement") pursuant to which Landlord has agreed to indemnify Tenant for certain costs and expenses with respect to Tenant's occupancy of the Existing Space (as defined in the Letter Agreement), in accordance with and subject to the terms and conditions set forth in the Letter Agreement. Notwithstanding the foregoing provisions of this Section 2.2(d), Landlord shall have such obligations to Tenant as are set forth in the Letter Agreement in addition to the remedies specified above in this Section 2.2(d). This paragraph shall survive the termination of this Lease.

                 (e) Notwithstanding the foregoing, the Base Rent payable pursuant to Section 2.2(b) shall be increased by as follows:

                          (i) The Base Rent payable with respect to the first
Lease Year only shall be increased
by an amount equal to accrued interest on Landlord's share of the Shared Excess (as defined in Article 15 below) ("Landlord's Share"), at the rate of fifteen percent (15%) per annum compounded monthly on any advances of Landlord's Share from the date of each such advance by Landlord until the day following the last day of the Office Abatement Period; and

                          (ii) The Base Rent payable with respect to each Lease
Year (including the first Lease
Year) shall be increased by an annual amount equal to interest on Landlord's Share at the rate of fifteen percent (15%) per annum.

For purposes of the calculations to be made pursuant to this Section 2.2(e) only, Landlord's share of that portion of the Shared Excess which is attributable solely to the Playboy Office Space (as defined in Section 15.3(e) below) shall be deemed to be one-third of such portion of the Shared Excess, notwithstanding anything in Section 15.3(e) below to the contrary. Tenant acknowledges that the abatement of Base Rent which is provided for in the last paragraph of Section 2.2(b) above shall not apply to the Base Rent which is payable pursuant to this Section 2.2(e). At Landlord's or Tenant's request, Landlord and Tenant will execute an agreement setting forth the increase in the Base Rent which is payable pursuant to this Section 2.2(e). Tenant's failure or refusal to sign such agreement shall in no event affect Landlord's determination of the same. Any disputes between the parties regarding the increase in Base Rent payable pursuant to this Section 2.2(e) shall be resolved by arbitration in accordance with Article 31 below.

                   SECTION 2.3. Proration of Base Rent. If the day on which Tenant's obligation to pay any Base Rent commences is other than the first day of a calendar month, and if the Expiration Date is other than the last day of the last calendar month to occur in the Term, Base Rent in question for the calendar month in which such obligation of Tenant to commence the payment of such Base Rent commences or the Expiration Date occurs shall be prorated.

                   SECTION 2.4. Abatement, Deduction, Counterclaim and Offset. All sums, costs, expenses or deposits which Tenant is obligated, pursuant to any of the provisions of this Lease, to pay or deposit (collectively, "additional rent" or "Additional Rent"), shall be paid by Tenant as additional rent. It is the purpose and intention of Landlord and Tenant that, except as otherwise expressly set forth in this Lease to the contrary, there shall be no abatement, diminution, reduction, deduction, counterclaim, set-off or offset whatsoever.

                  SECTION 2.5. All Amounts Deemed Rent. All of the amounts payable by Tenant pursuant to this Lease, including, without limitation, Base Rent, Impositions (as defined in Section 3.1) and Additional Rent (collectively, "Rent") shall be deemed rent under this lease and, in the event of Tenant's failure to pay Rent or any portion thereof, Landlord (in addition to all other rights and remedies) shall have all of the rights and remedies provided for herein or by law in the case of non-payment of Base Rent.


                              ARTICLE 3 IMPOSITIONS

                  SECTION 3.1.              Payment of Impositions.

                  (a) Obligation to Pay Impositions. Tenant shall pay, as Additional Rent, in the manner provided in Section 3.1(b) hereof, all Impositions (as hereinafter defined) that at any time (i) are assessed, levied, confirmed, imposed upon, or grow out of, become due and payable out of, or in respect of, or are charged with respect to, the Premises or any document to which Tenant is a party creating or transferring an interest or estate in the use and occupancy thereof by Tenant, or this transaction, and (ii) are encumbrances or liens on (A) the Premises or (B) the sidewalks or streets in front of or adjoining the Premises, or (C) any other appurtenances of the Premises, or (D) any personal property or other facility located on and used in the operation of the Premises or (E) Rent (or any portion thereof) payable by Tenant hereunder.

                 (b) Payments of Impositions. Landlord shall advise Tenant, by a written statement of any Impositions (the "Statement"), at least thirty (30) days prior to the date when the same shall be payable by Tenant. Each Imposition or installment thereof shall be due and payable to Landlord not less than fifteen (15) days prior to the last date on which Landlord may make such payment(s) to the appropriate taxing authority (or Landlord's mortgagee, as the case may be) without the imposition of any fine, penalty or interest, provided that the Statement shall have been received by Tenant at least thirty (30) days prior to such fifteen (15) day period. Tenant acknowledges that if Landlord shall not have received a bill for any Imposition at the time Landlord desires to deliver the Statement, the Statement shall be based upon the Impositions actually payable at the time of delivery of such Statement, and when the bill is received and an updated Statement based on the actual bill is furnished to Tenant, Tenant shall, within thirty (30) days thereafter, pay to Landlord an amount equal to the amount of any underpayment of such Imposition and, in the event of any overpayment, Landlord shall credit against subsequent payments of Base and Additional Rent under this Lease, the amount of Tenant's overpayment. If there shall be any increase or decrease in Impositions for any period, whether during or after such period, Landlord may furnish a revised Statement for such period, and such Imposition shall be adjusted and paid or credited substantially in the same manner as provided in the preceding sentence.

                 At Landlord's option and with prior written notice to Tenant, in lieu of the foregoing, Impositions shall be paid by Tenant directly to the appropriate taxing authorities. In such event, each Imposition or installment thereof shall be paid not later than the date on which any fine, penalty, interest or cost may be added thereto or imposed by law for the non-payment thereof.

                 If by law any Imposition, at the taxpayer's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may (if Tenant makes such payments directly to the taxing authority), or may cause Landlord to (if Landlord makes such payments to the taxing authority), exercise the option to pay the Imposition in such installments, and in such event Tenant shall be responsible for all interest thereon.

                    (c) "Imposition" or "Impositions" shall mean any of the following assessments and/or charges: any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Landlord in the Premises, Landlord's right to other income therefrom, and/or Landlord's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term "Impositions" shall also include tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises. "Impositions" shall not include, however, taxes and assessments which result from the issuance by a governmental entity of bonds solely for the purpose of providing financing specifically to Landlord for Landlord's private purposes and which financing is repaid by Landlord through a special tax or assessment imposed upon Landlord and not on taxpayers generally.

                   SECTION 3.2. Income or Franchise Tax of Landlord. Tenant is not required to pay any municipal, state or federal income, profits, revenue, corporate, estate or franchise tax imposed upon Landlord.

                  SECTION 3.3. Evidence of Payment. To the extent that Tenant is required to pay any impositions directly to any taxing authority, upon Landlord's prior written request, Tenant shall furnish Landlord, within thirty
(30) days after the date when an Imposition is due and payable, official receipts of the appropriate taxing authority or other proof, satisfactory to Landlord, evidencing the payment thereof.
                  SECTION 3.4.              Apportionment of Impositions.

                  (a) Any Imposition relating to the Premises (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon, or in respect of, or become a lien upon, the Premises, or become payable, during the
Term) relating to a fiscal period of the taxing authority, a part of which is included within the Term and a part of which is included in a period of time prior to the Commencement Date or after the Expiration Date, shall be apportioned between Landlord. and Tenant as of the Commencement Date or the Expiration Date (unless the Expiration Date has occurred as a result of an Event of Default (as hereinafter defined), in which case Tenant is not entitled to an apportionment) so that Landlord shall pay that portion of such Impositions which that part of such fiscal period included in the period before the Commencement Date bears to the fiscal period of the taxing authority and Tenant shall pay that portion of such Imposition which that part of such fiscal period included in the period before the Expiration Date bears to the fiscal period of the taxing authority.

                  (b) If either (i) the Studio A Delivery Date is the Commencement Date or (ii) as a result of Tenant's or Directrix' use or occupancy of Studio A (but no other portion of the Premises) for the conduct of business prior to Studio A being in operational condition, the First Possession Date is the Commencement Date, then Tenant only shall be responsible for 22.72% (the "Prorated Portion") of Impositions imposed with respect to the Premises which relate to the period from and after the Commencement Date through the day preceding the Premises Base Rent Commencement Date, except that beginning on the Master Control Room Rent Start Date, if applicable, the Prorated Portion shall be increased to 25.34% through the day preceding the Premises Base Rent Commencement Date.

 SECTION 3.5.  Contest of Real Property Tax Assessments and Impositions.
               ---------------------------------------------------------

                  (a) Tax Contest Proceedings. Landlord has the right, at its option, to seek reductions in the valuation of the Premises assessed for real property tax purposes and to prosecute any action or proceeding in connection therewith by appropriate proceedings, in accordance with applicable laws. If Landlord has not elected to seek any such reduction for any particular tax year, Tenant may elect to seek such reduction, at Tenant's sole expense. Landlord shall cooperate with Tenant, at Tenant's expense, in such proceedings (it being understood that Tenant only shall be responsible for Landlord's actual, out-of-pocket expenses). In no event, however, shall Landlord have any liability to Tenant with respect to such proceedings. Notwithstanding the foregoing, Tenant may not elect to seek reductions in the valuation of the Premises assessed for real property tax purposes if, at the time of such election, an Event of Default shall have occurred and be continuing.

                  (b) Imposition Contest Proceedings. Landlord has the right, at its option, to contest the amount or validity, in whole or in part, of any Imposition relating to the Premises by appropriate proceedings. If Landlord has not elected to so contest any such Imposition, Tenant may elect to contest the same, at Tenant's sole expense. Landlord shall cooperate with Tenant, at Tenant's expense, in such proceedings (it being understood that Tenant only shall be responsible for Landlord's commercially reasonable, out-of-pocket expenses). Tenant shall not settle any such proceeding without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may not elect to contest the amount or validity, in whole or in part of any Imposition relating to the Premises if, at the time of such election, an Event of Default shall have occurred and be continuing. In the event of any such contest by Tenant, and notwithstanding anything to the contrary contained in this Article 3, payment of such Imposition by Tenant may be postponed if, and only as long as:

(i) neither the Premises nor any part thereof, would, by reason of such postponement or deferment, be, in the reasonable judgment of Landlord, in danger of being forfeited or lost,

(ii) such contest shall not subject Landlord to prosecution of a criminal offense in connection therewith or constitute a default under any lease or mortgage under which Landlord may be obligated, and

(iii)Tenant has deposited with Landlord cash or other security reasonably satisfactory to Landlord in the amount so contested and unpaid, together with all interest and penalties in connection therewith and all charges relating to such contested Imposition that may or might be assessed against, or become a charge on the Premises, or any part thereof, in or during the pendency of such proceedings. Landlord shall deposit such sums in an interest-bearing account. Upon the termination of such proceedings, Tenant shall pay the amount of such Imposition or part thereof as finally determined in such proceedings, the payment of which was deferred during the prosecution of such proceedings, together with any costs, fees (including, without limitation, attorneys' fees and disbursements), interest, penalties or other liabilities in connection therewith, and upon such payment, Landlord shall return any amount or other security deposited with it with respect to such Imposition, together with the interest, if any, earned thereon. If, at any time during the continuance of such proceedings, Landlord, in its reasonable judgment, shall deem insufficient the amount deposited, Tenant, upon demand, shall make an additional deposit of such additional sums or other acceptable security as Landlord reasonably may request, and upon failure of Tenant to do so, the amount theretofore deposited, together with the interest, if any, earned thereon, may be applied by Landlord to the payment, removal and discharge of such Imposition and the interest and penalties in connection therewith and any costs, fees (including, without limitation, attorneys' fees and disbursements) or other liability accruing in any such proceedings, and the balance, if any, remaining thereafter, together with the interest, if any, earned thereon and remaining after application by Landlord as aforesaid, shall be returned to Tenant or to the party entitled to receive it. If there is a deficiency, Tenant shall pay the deficiency to Landlord or to the party entitled to receive it, on Landlord's demand.

Landlord shall have no liability to Tenant with respect to any contest of any Imposition made at Tenant's request.


                                    ARTICLE 4
                              Intentionally Omitted
                                    ARTICLE 5
                                  LATE CHARGES

                 If any payment of Base Rent or any payment required pursuant to
Article 3 above or Article 6 below is not received by Landlord within ten (10) days of the day on which it first becomes due (or as to any other item of additional rent, within five (5) days after Landlord gives notice to Tenant of its failure to pay the same when due), a late charge on the sums so overdue, calculated at the Late Charge Rate from the due date thereof to the date on which actual payment of the overdue sums is received by Landlord, shall become due and payable to Landlord as liquidated damages for the administrative costs and expenses incurred by Landlord by reason of Tenant's failure to make prompt payment. Tenant shall pay Landlord, on demand, which may be made from time to time, all accrued late charges. "Late Charge Rate" shall mean the lesser of (x) three percent (3%) per annum above the then published prime interest rate upon unsecured loans charged by The Chase Manhattan Bank on loans of 90 days or (y) the maximum rate permitted to be charged at law to Tenant.
                                    ARTICLE 6
                                    INSURANCE


                  SECTION 6.1.              Insurance Requirements.

                  (a) Basic Insurance Coverage. From the Commencement Date until the Expiration Date, Landlord shall cause to be maintained for the benefit of Landlord, at Tenant's expense (the charges for which shall be commercially reasonable, and which Tenant shall pay as Additional Rent hereunder within fifteen (15) days after demand therefor, which demand shall be accompanied by reasonably satisfactory evidence of such costs), insurance coverage of the types and in minimum limits as follows:

                           (i) Property Insurance. Insurance on the Building
under an "All Risk" policy or its
equivalent (hereinafter referred to as "All Risk") in an amount which at all times shall be not less than one hundred percent (100%) of the full replacement value of the Building, including the cost of debris removal, less the value of foundations and excavations, grading, paving and landscaping (the "Replacement Value"), as determined from time to time in the manner hereinafter provided. If not otherwise included within the "All Risk" coverage specified above, Landlord shall cause to be carried, by endorsement to such "All Risk" policy, coverage against damage due to water and/or sprinkler leakage and/or earthquake sprinkler leakage, flood and collapse. Coverage against damage due to water and/or sprinkler leakage and/or earthquake sprinkler leakage shall be in an amount not less than 100% of the Replacement Value, waiving co-insurance. Coverage due to flood and collapse shall be written with limits of coverage of not less than One Million Dollars ($1,000,000) per occurrence. Unless mutually agreed upon by Landlord and Tenant, the Replacement Value shall be determined by Landlord's insurer, and the amount of insurance provided under this Section 6.1(a)(i) shall be adjusted, if necessary, to provide coverage in an amount not less than one hundred percent (100%) of the Replacement Value as determined by agreement of Landlord and Tenant or by Landlord's insurer. Thereafter, the amount of such insurance shall be adjusted annually by using the Boeckh Commercial Building Valuation System (or, if such System is no longer in existence, a similar generally accepted index of construction costs) to determine whether there has been an increase in the Replacement Value since the most recent annual adjustment or determination of the Replacement Value. If there has been such an increase, the amount of insurance hereunder shall be adjusted accordingly in accordance with the requirements of this Section. Every three (3) years from and after the Commencement Date, unless the then Replacement Value is mutually agreed upon by Landlord and Tenant, Landlord, shall cause an appraisal of the Building to be made by Landlord's insurer in order to determine the Replacement Value thereof (such appraisal to be at Tenant's expense if it shall then be customary for insurers to charge their insureds for such appraisals) and, promptly after each such appraisal is made, the amount of insurance hereunder shall be adjusted accordingly in accordance with such appraisal and the requirements of this Section. Such "All Risk" policy hereunder shall state that the valuation of any loss to be determined thereunder shall be made on a replacement cost basis and also shall contain an endorsement whereby the insurer waives all coinsurance requirements. No coverage provided pursuant to this Section will have a deductible larger than $10,000, other than flood insurance which will not have a deductible larger than $25,000. Tenant acknowledges that the insurance to be maintained by Landlord pursuant to this Section shall not cover any loss as a result of casualty which Tenant is required to insure pursuant to Section 6.1(b) below.



                           (ii) Earthquake Insurance. To the extent required by
any future holder of a superior
mortgage, Earthquake Insurance, subject to any then customary deductible (the "Deductible"), provided that, notwithstanding the foregoing provisions of this
Section 6.1(a), the cost of such insurance shall be borne equally by Landlord and Tenant. Landlord shall be responsible for two thirds of the Deductible, and Tenant shall be responsible for one third of the Deductible.

                           (iii) Rent Insurance. Rent Insurance ("Rent
Insurance") on an "All Risk" or "Physical
Loss" basis in an amount equal to twelve (12) months' current Base Rent, as well as twelve (12) months' current Additional Rent payable pursuant to Article 3 above.

                           (iv) Boiler and Machinery Insurance. Boiler and
Machinery Insurance in an amount not
less than the replacement cost of such boilers, if any, and other machinery located on the Premises.

                          (v) Increased Cost of Demolition/Regulatory Changes.
Insurance (provided by
endorsement) in an amount not less than One Million ($1,000,000) Dollars against subsequent costs of demolition and against increased costs of construction in the event that any hazard insured against hereunder results in a loss.

                          (vi) Other Insurance. Such other insurance in such
amounts as from time to time
reasonably may be required by Landlord against such other insurable hazards as at the time are commonly insured against in the case of property similarly situated to the Premises or business operations of a size and nature similar to the business operations being conducted on the Premises.

                          (vii) Premiums. Tenant shall be permitted (but not
more than once during any twelve
(12) month period), to review the cost of the insurance then maintained by Landlord pursuant to this Section 6.1. If Tenant is able to procure at least the same coverages on no less favorable terms from an insurer that is licensed and admitted in the State of California and that is rated the same rating as Landlord's then current insurer shall then be rated or better (or the equivalent of such rating) by Bests Insurance Reports (or any successor publication of comparable standing) (and that otherwise meets the requirements of this Article and that otherwise is reasonably acceptable to Landlord) to be effective immediately upon the expiration of Landlord's then current insurance coverage at a lower cost than that then maintained by Landlord, and if Landlord's insurer is unable or unwilling to meet such reduced cost, then provided such insurer will provide such coverage to Landlord at such lower cost, Landlord agrees not to renew its then existing coverage and to replace it with such coverage from such insurer procured by Tenant (it being understood that Tenant shall be responsible for all out-ofpocket costs incurred by Landlord in connection therewith), or, at Landlord's option, Landlord may continue its then existing coverage (or select another insurer of its choice), provided it shall not charge Tenant an amount in excess of the cost that the insurer procured by Tenant would have charged for the period in question. Nothing herein shall prevent Landlord from choosing any one or more insurers in its sole discretion to provide the insurance required pursuant to this Section 6.1.

                           (viii) If either (i) the Studio A Delivery Date is
the Commencement Date or (ii) as a
result of Tenant's or Directrix' use or occupancy of Studio A (but no other portion of the Premises) for the conduct of business prior to Studio A being in operational condition, the First Possession Date is the Commencement Date, then Tenant only shall be responsible for 22.72% (the "Prorated Portion") of the cost to Landlord to obtain and maintain the above insurance coverages which relate to the period from and after the Commencement Date through the day preceding the Premises Base Rent Commencement Date, except that beginning on the Master Control Room Rent Start Date, if applicable, the Prorated Portion shall be increased to 25.34% through the day preceding the Premises Base Rent Commencement Date.

                 (b) Tenant's Liability Insurance. Tenant shall at all times during the Term of this Lease procure and continue in force Commercial General Liability Insurance with respect to the Premises and the operations related thereto, whether conducted on or off the Premises, against liability for personal injury, including bodily injury and death, and property damage. Such comprehensive public liability insurance shall be on an occurrence basis and specifically shall include

                                   (A) Sprinkler Leakage Legal Liability;

                                   (B) Contractual Indemnification (covering
                          Tenant's obligation to indemnify Landlord as required under Article 17 hereof);

                                  (C)  Water Damage Legal
                                  Liability;
                                  (D)  and Products Liability; and

                                    (E) Motor Vehicle Liability coverage for all
                          owned and non-owned vehicles, including rented and leased vehicles.

                                            All insurance against liability for
                                   personal injury, including bodily injury and death, and property damage specified in this
                                   Section 6.1(b), except those coverages listed with specific sublimits in the following sentence, shall be written for a Combined Single Limit of not less than Five Million ($5,000,000) Dollars. No Liability coverage provided pursuant to this Section will have a deductible larger than $0.00 without the prior written agreement of Landlord. A minimum Combined Single Limit, of Five Million ($5,000,000) Dollars shall be written for Water Damage Legal Liability and Sprinkler Damage Legal Liability.

                 (c) Tenant's Property Insurance. Tenant, shall at all times during the Term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage: all risks and earthquake sprinkler leakage where sprinklers are provided in an amount equal to the full replacement value new without deduction for depreciation of all (A) Alterations, and (B) trade fixtures, furniture, equipment and other personal property installed by or at the expense of Tenant. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, such other commercially reasonable types of insurance coverage and in such commercially reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably required by Landlord.

                  (d) Statutory Workers' Compensation and Disability Insurance. Throughout the term of this Lease, Tenant shall carry, or cause to be carried, and thereafter keep in full force and effect, or cause to be kept in full force and effect Statutory Workers' Compensation Insurance and California State Disability Benefits Insurance covering all persons employed in connection with the operations conducted on the Premises.

                  (e) Additional Insurance Coverage for Alterations. During the period when any Alteration (as defined in Article 12) is being performed on the Premises, Tenant shall carry, or cause to be carried, and thereafter keep in full force and effect, or cause to be kept in full force and effect, until Tenant's architect has certified that the Alteration has been substantially completed, to the extent that such insurance is not duplicative of any insurance carried pursuant to the provisions of Sections 6.1(b) and (c) hereof, insurance coverage of the types and in minimum limits as follows:

                           (i) Contractor's Comprehensive/Motor Vehicle
Liability Insurance. Contractor's
Comprehensive and Motor Vehicle Liability Insurance naming Tenant and Landlord as additional insured, for a Combined Single Limit of not less than Five Million ($5,000,000) Dollars for personal injury, including bodily injury and death, and property damage, such insurance to include Operations Premises Liability, Contractor's Protective Liability on the operations of all subcontractors, Completed Operations, Contractual Liability (designating the indemnity provisions of the Construction Agreements), and Motor Vehicle Liability for all owned and non-owned vehicles, including rented and leased vehicles, and for all vehicles owned or leased by contractors or subcontractors, and, if the contractor is undertaking foundation, excavation or demolition work, an endorsement that such operations are covered and that the "XCU Exclusions" have been deleted.

                          (ii) Statutory Workers' Compensation and Disability
Insurance. Statutory Workers'
Compensation Insurance and Disability Benefits Insurance covering all persons employed in connection with the performance of any Construction Work.

                          (iii) Builder's Risk. With respect to any so-called
"ground-up" Alterations, Builder's
Risk Insurance (standard "All Risk" or equivalent coverage) written on a completed value (non-reporting) basis, naming Tenant as an insured and Landlord and the general contractor and construction manager, if any, and all subcontractors employed by Tenant or the general contractor or construction manager, if any, as additional named insureds, as their respective interests may appear. During such time as Tenant shall be constructing any other Alterations, Tenant shall carry a Special Coverages, Property Policy with respect to such Alterations, covering all physical loss, in an amount reasonably satisfactory to Landlord and which shall name Tenant as an insured and Landlord and the general contractor and construction manager, if any, and all subcontractors employed by Tenant or the general contractor or construction manager, if any, as additional insureds, as their respective interests may appear. Any of the foregoing insurance policies (A) shall contain a written acknowledgment (annexed to the policy) by the insurance company that its right of subrogation has been waived with respect to all of the insureds and an endorsement stating that "permission is granted to complete and occupy", and (B) if any off-site storage location is used, shall cover, for full insurable value, all materials and equipment at any such off site storage location intended for use with respect to the
 Premises.

                  (f) Indemnification. Contractual Indemnification Insurance (covering Tenant's obligation required under Article 17 hereof).

                  (g) Other Insurance. Such other insurance in such amounts as from time to time reasonably may be required by Landlord against such other insurable hazards as at the time are commonly insured against in the case of property similarly situated to the Premises or business operations of a size and nature similar to the business operations being conducted on the Premises.

                  SECTION 6.2. Additional Insureds. All insurance required to be obtained by Tenant pursuant to the provisions of this Article, except for the insurance provided pursuant to Sections 6.1(d) and 6.1(e)(ii) hereof, and shall name Landlord and such other parties as Landlord shall designate as additional insureds or as loss payees, as appropriate.

                  SECTION 6.3. Policy Limits Review. The limits of insurance required pursuant to this Article 6 shall be subject to reasonable review by Landlord. In connection therewith, and subject to the provisions of this Article, with respect to insurance which Tenant is obligated to obtain, Tenant shall carry or cause to be carried such additional amounts of insurance as Landlord may from time to time reasonably require, and as to insurance which Landlord shall obtain at Tenant's expense, Tenant shall be responsible for the cost of such additional amounts of insurance as Landlord may from time to time reasonably require. The amount of any deductible contained in any insurance policy required pursuant to the provisions hereof also shall be subject to the reasonable review of Landlord. If there is any dispute between Landlord and Tenant with respect to the amount of insurance required to be carried pursuant to the provisions of this Lease or with respect to the amount of any deductible permitted hereunder, such dispute shall be resolved by arbitration in accordance with the provisions of Article 31 hereof. However, during the period of any such dispute, Tenant shall carry or cause to be carried (or, where Landlord obtains the insurance at Tenant's expense, shall be responsible for the cost of) insurance or deductible limits as Landlord has previously approved.
                  SECTION 6.4.             Treatment of Proceeds.

                 (a) Proceeds of Insurance in General. Subject to the provisions of any mortgage encumbering Landlord's fee estate, any proceeds received pursuant to the insurance coverages obtained by Landlord at Tenant's expense pursuant to this Article shall be payable to Landlord. If Landlord is obligated pursuant to Article 7 to restore the Premises in the event of a casualty, then as to any such proceeds which are payable with respect to such casualty, Landlord shall apply such proceeds first to the payment in full of the cost of such casualty restoration before using any part of the same for any other purpose.
                    (b) Proceeds of Rent Insurance. Rent Insurance referred to in Section 6.1(a)(iii) hereof shall be carried in the name of Landlord as named insured and shall be payable to Landlord.

                   SECTION 6.5. Insurance Carriers and Form of Policies. All insurance required to be carried pursuant to the provisions of this Article shall be in such form and shall be issued by such responsible insurance companies licensed or authorized to do business in the State of California as are approved by Landlord in its reasonable judgment. Any insurance company rated by Bests Insurance Reports (or any successor publication of comparable standing) as "A IX" or better (or the equivalent of such rating) shall be deemed a responsible company and acceptable to Landlord. All insurance policies required to be carried pursuant to the provisions of this Article shall be obtained by Tenant for periods of not less than one (1) year. As to any such insurance which either party is obligated to obtain, originals of such policies, or certificates evidencing such policies, shall be delivered to the other party immediately upon its receipt from the insurance company or companies. Original new or renewal policies replacing any policies expiring during the Term shall be delivered to Landlord within thirty (30) days following the expiration of expired policies, as long as certificates evidencing such renewal policies are delivered to Landlord not less than thirty
 (30) days before the expiration dates of any expiring policies, together with proof reasonably satisfactory to Landlord that the premiums for at least the first year of the term of each of such policies (or installment payments then required to have been paid on account of such premiums) have been paid.

                  SECTION 6.6. Payment of Premiums. Tenant may pay the premiums for any of the insurance required to be obtained by it hereunder in installments in accordance with the provisions of the applicable policies, provided that Tenant pays all such installments in full not later than thirty (30) days before the respective due dates for such installments and provides proof reasonably satisfactory to Landlord of payment of such installments by such dates.

                  SECTION 6.7. Cooperation in Collection of Proceeds. Tenant and Landlord shall cooperate in connection with the collection of any insurance funds that may be due in the event of loss and Tenant and Landlord shall execute and deliver such proofs of loss and other instruments as may be required of Tenant or Landlord, respectively, for the purpose of obtaining the recovery of any such insurance funds.

                  SECTION 6.8.              Intentionally omitted.

                 SECTION 6.9. Waiver of Subrogation. Landlord and Tenant each agree to require their respective insurers issuing the insurance described in Sections 6.1(a)(i) and 6.1(c) to waive any rights of subrogation that such companies may have against the other party. Tenant hereby releases Landlord and waives any right that Tenant may have against Landlord and Landlord hereby releases Tenant and waives any right that Landlord may have against Tenant as a result of any loss or damage to the extent such loss or damage is insured or insurable under such policies.

                 SECTION 6.10. Compliance With Policy Requirements. Tenant shall not violate or permit to be violated any of the conditions, provisions or requirements of any insurance policy required by this Article, and Tenant shall perform, satisfy and comply with or cause to be performed, satisfied and complied with the conditions, provisions and requirements of the insurance policies and the companies writing such policies so that, at all times, companies reasonably acceptable to Landlord provide the insurance required by this Article.

                  SECTION 6.11. Required Insurance Policy Clauses. Each policy of insurance required to be carried pursuant to the provisions of this Article shall contain (a) a provision that no act or omission of the insured shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and (b) an agreement by the insurer that such policy shall not be canceled, modified or denied renewal without at least thirty (30) days prior written notice to the other party.

                  SECTION 6.12. Landlord's Insurance. During the period when Landlord's Work is being performed on the Premises, Landlord shall cause the general contractor to carry, and thereafter keep in full force and effect, or cause to be kept in full force and effect, until Landlord's Work has been substantially completed, insurance coverage(s) of the types and in the minimum limits set forth on Exhibit J attached hereto as well as such other insurance as the holder of any Superior Interest may require. The cost, if any, to Landlord of such insurance shall be included in the cost of Landlord's Work.


                                    ARTICLE 7
                       DAMAGE, DESTRUCTION AND RESTORATION


    SECTION 7.1. Notice to Landlord. Tenant shall notify Landlord immediately if the Premises is damaged or destroyed in whole or in part by fire or other casualty.

                  SECTION 7.2. Casualty Restoration. If the Premises shall be damaged by fire or other casualty, then the Premises shall be repaired and restored to its condition preceding the damage in accordance with the provisions of this Article 7. Whenever in this Article 7 reference is made to restoration of the Premises, (i) Tenant's obligation shall be as to all personal property within the Premises including Tenant's furniture, fixtures, equipment and other personal property, any and all Alterations, construction or other improvements made to the Premises by or on behalf of Tenant (including, without limitation, Tenant's and Directrix' initial Alterations to prepare the Premises for its occupancy, but excluding Landlord's Work), all of which shall be restored and replaced at Tenant's sole cost and expense and (ii) Landlord's obligation, if any, shall be as to the shell, which constitutes the structure of the Building, the mechanical, electrical, plumbing, air conditioning and other Building-wide systems which exist immediately prior to the casualty (except to the extent the same were installed by Tenant or Directrix) and Landlord's Work. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, if such repairs and restoration are not in fact completed within Landlord's estimated time period (except as otherwise expressly provided herein). The Base Rent payable under Article 2, as well as Additional Rent payable pursuant to Article 3, until thirty (30) days after such repairs which are Landlord's obligation shall be made, shall be reduced in the proportion which the area of the part of the Premises which is not usable by Tenant bears to the total area of the Premises; provided, however, should Tenant reoccupy a portion of the Premises for the conduct of its business prior to the date such repairs are made, the Base Rent and such Additional Rent shall be reinstated with respect to such reoccupied portion of the Premises and shall be payable by Tenant from the date of such occupancy.

                  SECTION 7.3. Termination Options. (i) Anything in Section 7.2 to the contrary notwithstanding, if the Premises are totally damaged or are rendered wholly untenantable, or if the Building shall be so damaged by fire or other casualty that, in Landlord's independent contractor's or architect's opinion, substantial alteration, demolition or reconstruction of a material portion of the Building shall be required such that the Building cannot be reasonably restored within twelve (12) months, or if in Landlord's opinion the Building, after its proposed repair, alteration or restoration, shall not be economically viable as a commercial building or if Landlord is advised by any mortgagee that any insurance proceeds will not be made available to Landlord to cover the cost of Landlord's obligations under this Article 7, then in any of such events, Landlord, at Landlord's option, may, not later than sixty (60) days following the damage, give Tenant a notice in writing terminating this Lease. In addition, if more than twenty percent (20%) of the Building shall be damaged by fire or other casualty during the last two (2) years of the Term, Landlord and Tenant each shall have the option to terminate this Lease by thirty (30) days prior written notice to the other party. If Landlord or Tenant elects to terminate this Lease as hereinabove provided, the Term shall expire upon the date set forth in such notice, and Tenant shall vacate the Premises and surrender the same to Landlord without prejudice however, to Landlord's or Tenant's rights and remedies against the other under this Lease in effect prior to such termination and any Rent owing shall be paid up to such date and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Upon the termination of this Lease under the conditions provided for in the next preceding sentence, Tenant's liability for Rent thereafter accruing shall cease as of the day following such damage. If neither Landlord nor Tenant elects to terminate this Lease pursuant to this paragraph, Landlord and Tenant shall diligently perform their respective restoration obligations as provided in Section 7.2 above.

                          (ii) If the Premises are totally damaged by fire or
other casualty or are rendered
wholly untenantable thereby, or if the Premises are partially damaged by fire or other casualty and the balance of the Premises is unsuitable for the conduct of Tenant's business therein, or if Tenant shall have no means of access to the Premises as a result of a fire or other casualty, and if Landlord shall elect to restore the Premises, Landlord shall, within the aforesaid sixty (60) day period following the damage, cause an independent contractor or architect selected by Landlord to give notice to Tenant of the date by which such contractor or architect believes the restoration of the Premises which is Landlord's obligation shall be substantially completed (the "Restoration Date"). If (a) such notice shall indicate that the Restoration Date shall not occur within twelve (12) months following the casualty or (b) the restoration of the Premises which is Landlord's obligation shall not be substantially completed by the date that is twelve (12) months following the casualty (such twelve (12) month period to be extended to the extent of any of those delays which are described in
Section 7.4 below), then Tenant shall have the right to terminate this Lease by giving notice to Landlord not later than thirty (30) days after receiving such notice (or thirty (30) days after the expiration of the twelve (12) month period (as the same may be extended as hereinabove provided in the event of those delays described in Section 7.4 below) following the casualty, as the case may
be) and in such event this Lease shall terminate on the later of the date specified in Tenant's notice for the termination of this Lease (which date shall not be more than thirty (30) days after the giving of such notice) or the date Tenant vacates the Premises and, to the extent feasible or safe in light of the condition of the Building, removes all its property therefrom. If Tenant does not elect to terminate this Lease pursuant to subsection (a) of this paragraph, Landlord and Tenant shall diligently perform their respective restoration obligations as provided in Section 7.2 above.

                    SECTION 7.4. Repair Delays. Landlord shall not be liable for reasonable delays which may arise by reason of the claim adjustment with any insurance company on the part of Landlord (provided that Landlord shall not have acted negligently in pursuing such claim adjustment or colluded with the insurance company to cause delays in adjusting such claim) and/or Tenant, or for Unavoidable Delays.

                   SECTION 7.5. Effect of Casualty on this Lease. Except as expressly provided in this Article 7, this Lease shall not terminate, be forfeited or be affected in any manner, nor shall there be a reduction or abatement of Rent by reason of damage to, or total, substantial or partial destruction of, the Premises.

                   SECTION 7.6. Waiver of Rights Under Statute. The existence of any present or future law or statute notwithstanding, Tenant waives all rights to quit or surrender the Premises or any part thereof by reason of any casualty to the Premises, except as expressly set forth in this Article 7.


                             ARTICLE 8 CONDEMNATION

                  SECTION 8.1.              Substantial Taking.

                  (a) Termination of Lease for Substantial Taking. If all or Substantially All of the Premises (as hereinafter defined) is taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement among Landlord, Tenant and those authorized to exercise this right, this Lease shall terminate on the Date of Taking (as hereinafter defined) and the Rent payable by Tenant hereunder shall be apportioned and paid to the Date of Taking.

                  (b) Disbursement of Award. Subject to the provisions of any mortgage encumbering Landlord's fee estate, if all or Substantially All of the Premises is taken or condemned as provided in Section 8.1 (a) hereof, the entire award paid in connection with such taking or condemnation shall be paid to Landlord, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award.

                  (c) Substantially All of the Premises. "Substantially All of the Premises" means such portion of the Premises as, when so taken, would leave a balance of the Premises that, due either to the area so taken or the location of the part so taken or the location of the part so taken in relation to the part not so taken, would not, under economic conditions, zoning laws or building regulations then existing, and after performance by Tenant of all covenants, agreements, terms and provisions contained herein or by law required to be observed by Tenant, readily accommodate a new or reconstructed building or buildings of a type and size generally similar to the Building existing at the Date of Taking. If there is any dispute over whether "Substantially All of the Premises" has been taken, such dispute shall be resolved by arbitration in accordance with the provisions of Article 31 hereof.

                 (d) Date of Taking. "Date of Taking" means the date on which title to the whole or Substantially All of the Premises, or any part thereof, has vested in any lawful power or authority pursuant to the provisions of applicable law.
                  SECTION 8.2.              Less Than A Substantial Taking.

(a) If less than Substantially All of the Premises is taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement among Landlord, Tenant and those authorized to exercise this right, then, effective as of the date of vesting of title, the Base Rent hereunder for such part shall be equitably abated and this Lease shall continue as to such part not so taken. In the event that only a part of the Premises shall be so condemned or taken, then (a) if substantial structural alteration or reconstruction of the Premises or the Building shall, in the reasonable opinion of Landlord, be necessary or appropriate as a result of such condemnation or taking, Landlord may, at its option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within 60 days following the date on which Landlord shall have received notice of vesting of title, or (b) if it is not economically feasible for Tenant to continue to use the portion of the Premises not so condemned or taken for the conduct of business, Tenant may, at its option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Landlord in writing of such termination within 60 days following the date on which Landlord shall have received notice of vesting of title. If neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Base Rent shall be abated to the extent, if any, hereinbefore provided. In the event that only a part of the Premises shall be so condemned or taken and this Lease and the terms and estate hereby granted are not terminated as hereinbefore provided, Landlord will, at its expense, restore with reasonable diligence the remaining structural portions of the Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking. If there is any dispute over whether Landlord acted reasonably in determining that substantial structural alteration or reconstruction of the Premises or the Building shall be necessary or appropriate as a result of such condemnation or taking or as to whether it is not economically feasible for Tenant to continue to use the portion of the Premises not so condemned or taken for the conduct of business, such dispute shall be resolved by arbitration in accordance with the provisions of Article 31 hereof.

                 (b) Disbursement of Award. Subject to the provisions of any mortgage encumbering Landlord's fee estate, if less than all or Substantially All of the Premises is taken or condemned as provided in Section 8.2 (a) hereof, the entire award paid in connection with such taking or condemnation shall be paid to Landlord, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award.
                  SECTION 8.3.              Temporary Taking.

(a) If the temporary use of the whole or any portion of the Premises is taken for a public or quasi-public purpose by a lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement between Tenant and those authorized to exercise this right, Tenant shall give Landlord notice within five (5) days thereof. The Term shall not be reduced or affected in any way by reason of such temporary taking and Tenant shall continue to pay Rent to Landlord without reduction or abatement.

                  (b) Obligation to Restore for Temporary Taking. If all or any part of the Premises shall be temporarily taken by eminent domain for any public or quasi public use or purpose, the term of this Lease and Tenant's obligations hereunder (including, without limitation, the obligations to pay Base Rent and Additional Rent) shall be unaffected but Tenant shall be entitled to the portion of the award for such temporary taking that is allocable to the portion of the Premises that is subject to the temporary taking and the period of such taking occurring within the Term and the balance of such award shall be paid to Landlord. If such temporary taking exceeds twelve (12) months, Tenant may elect to terminate this Lease if either (a) Tenant shall have no means of access to the Premises or (b) the remaining area of the Premises shall not be sufficient for Tenant, to continue its operation as provided for under the terms of this Lease (any dispute regarding the same to be resolved by arbitration in accordance with the provisions of Article 31 hereof). Notwithstanding the provisions of clause (b) to the contrary, Tenant agrees that if twenty percent (20%) or less of the Building is acquired by a temporary taking, Tenant shall have no right to terminate this Lease. Tenant shall give notice of such election to Landlord not later than sixty (60) days after the earlier of (i) notice of such taking is given by Landlord to Tenant or (ii) the date of such taking. Upon the giving of such notice by Tenant, this Lease shall terminate on the date of such taking and the Base Rent and Additional Rent shall be prorated and adjusted as of such termination date.

                  SECTION 8.4. Right to Terminate at End of Term. If more than 15% of the Premises shall be taken in condemnation during the last two (2) years of the term of this Lease, Landlord or Tenant may give a 90 day notice to the other terminating and canceling this Lease as if the date set forth in the notice were the Expiration Date hereof.

                 SECTION 8.5. Termination Pursuant to This Article. In the event of termination of this Lease as provided in this Article 8, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the term of this Lease, and the rent hereunder shall be apportioned as of such date.

                 SECTION 8.6. Disputes. Any disputes between Landlord and Tenant under this Article 8 shall be resolved by arbitration in accordance with the provisions of Article 31 hereof.

                  SECTION 8.7. Collection of Awards. Each of the parties shall execute documents that are reasonably required to facilitate collection of any awards made in connection with any condemnation proceeding referred to in this Article.

                   SECTION 8.8. Separate Claim. Nothing contained in this
 Article 8 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of Tenant's property included in such taking (including the then unamortized value of Tenant's trade fixtures that cannot be removed, such amortization to be on a straight line basis in accordance with generally accepted accounting principles), and for any moving and relocation expenses, provided (other than as to Tenant's trade fixtures) the same does not affect the award otherwise payable to Landlord.

                   SECTION 8.9. Waiver by Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to Section ss. 1265.130 of the California Code of Civil Procedure.

                   SECTION 8.10. Fee Mortgage. Notwithstanding the foregoing provisions of this Article 8, the disbursement of any awards made in connection with any condemnation proceeding referred to in this Article shall be subject to the terms of any mortgage encumbering Landlord's fee estate in the Premises. If sufficient proceeds are not available to Landlord to cover the cost of any condemnation restoration due to any such mortgagee requiring that such award be paid to it and not made available or treated as restoration funds, Landlord shall be responsible for the deficiency. If Landlord fails to make up such deficiency, Tenant, as its sole and exclusive remedy for such failure, may terminate this Lease on thirty (30) days' written notice to Landlord, in which event, unless Landlord makes up such deficiency prior to the expiration of such thirty (30) day period, this Lease shall terminate on the expiration of such thirty (30) day period and the Rent payable by Tenant hereunder shall be apportioned and paid to the date of termination.


                                    ARTICLE 9
                       ASSIGNMENT, TRANSFER AND SUBLETTING

                  SECTION 9.1. No Right to Assign, Transfer. Except as otherwise provided in this Article, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign this Lease, nor underlet, or suffer or permit the Premises or any part thereof to be used by others, nor modify, amend, cancel or surrender any permitted sublease, without the prior written consent of Landlord in each instance. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

                 SECTION 9.2. Permitted Assignments and Sublettings. (a) Anything to the contrary in the foregoing notwithstanding, Tenant may assign this Lease or sublet all or any portion of the Premises to any Affiliate or successor by merger or consolidation or a person or entity to whom all or substantially all of the outstanding stock of Tenant or to whom all or substantially all of Tenant's assets are transferred (such successor or person being herein called a "Successor") without the consent of Landlord (but only if
(a) the Successor has a net worth (exclusive of goodwill) equal to or greater than twenty million dollars ($20,000,000) and (b) such merger, consolidation or transfer of assets is not effected for the primary purpose of transferring this Lease or subleasing the Premises). Notwithstanding the foregoing, if Playboy Entertainment Group, Inc. shall be the Tenant hereunder that is assigning this Lease or subletting all or part of the Premises as contemplated above in this
Section 9.2, the net worth test set forth in subsection (a) above shall not apply, provided that Playboy Entertainment Group, Inc. shall not dissolve or otherwise cease to conduct its business as a result of the transaction giving rise to the assignment. For purposes of this Section, an "Affiliate" shall mean any corporation or other entity which, directly or indirectly, controls or is controlled by, or is under common control with, the Tenant named hereunder. For this purpose, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities or by contract or otherwise. No such assignment or sublease shall be permitted or effective unless (x) Tenant cures any existing Event of Default under this Lease, (y) Tenant gives Landlord at least ten (10) days' prior written notice of such assignment or sublease together with a copy of the proposed assignment or sublease and reasonably acceptable proof of the compliance of such transaction with the conditions set forth in this Section and
(z) Tenant gives Landlord a signed copy of the final assignment or sublease within thirty (30) days after it is executed (notwithstanding the foregoing, if Tenant shall be prohibited by law from making such disclosures to Landlord in advance of the effective date of such assignment, in such case such notice and a copy of the fully executed assignment shall be given to Landlord within ten (10) business days after the effective date of such assignment). No such assignment or sublease by Tenant shall be deemed to release Tenant from any of its obligations and liabilities hereunder, and such assignee shall execute an agreement, in form and substance reasonably satisfactory to Landlord, assuming all Tenant's obligations and liabilities hereunder.

                 Anything herein contained to the contrary notwithstanding, a transfer of fifty percent (50%) or greater interest (whether stock, partnership or otherwise) of Tenant, or any permitted subtenant or assignee of this Lease shall be deemed to be an assignment of this Lease or such sublease, however accomplished, and whether in a single transaction or in any series of transactions, related or unrelated, to which the provisions this Article shall apply, except that the transfer of the outstanding capital stock of any corporate tenant or subtenant shall be deemed not to include the sale of such stock by persons or parties, through the "over the counter market" or through any recognized stock exchange, or to include a public issue of such stock on any recognized stock exchange.

                 (b) Anything to the contrary in the foregoing notwithstanding, Tenant may sublet space in the Premises to Directrix pursuant to the sublease annexed hereto as Exhibit "C" (the "Directrix Sublease"). If Tenant so sublets the Premises to Directrix, Landlord shall enter into with Directrix, a subordination, recognition and non-disturbance agreement substantially in the form annexed hereto as Exhibit "D" (the "Directrix SNDA"). Tenant shall also have the right to assign this Lease or sublet space in the Premises to parties other than Directrix with the consent of Landlord, which consent shall not be unreasonably withheld or delayed provided that:


 (x) each sublease shall:

 (i) provide that it is subject and subordinate to this Lease;

(ii) provide that the subtenant will not pay rent or other sums under its sublease for more than one (1) month in advance;

(iii) provide that on the termination of this Lease, the subtenant will, at Landlord's option, attom to, or enter into a direct lease of its space in the Premises on identical terms as the sublease with Landlord;

(iv) not have any atypical or skewed rental payments including, but not limited to, up front rental or other payments, or declining rental amounts over the term or any other rental arrangement which would or could diminish the value of this Lease or Landlord's fee estate;

(v) be with a creditworthy subtenant (which is not an Affiliate of Tenant) with sufficient assets to satisfy its obligations under such sublease (and Landlord shall have been provided with reasonably satisfactory proof thereof), and such -sublease shall not provide for the subtenant to be relieved of liability upon an assignment of its interest in such sublease and the terms of such sublease shall be the result of arms' length negotiations; and

(vi) provide that in no event shall Landlord be liable for any work, repairs, maintenance or other obligations in respect of the sublet space or for the payment of any work allowance or free rent;

                   (y) each assignment shall be with an assignee having a net worth (exclusive of good will) equal to or greater than twenty million dollars ($20,000,000) (except that if Playboy Entertainment Group, Inc. shall then be the Tenant hereunder seeking to assign this Lease, then in lieu of the foregoing net worth requirement, such assignee must have sufficient assets to satisfy its obligations under this Lease (and Landlord shall have been provided with reasonably satisfactory proof thereof);

                 (z) the assignee or subtenant shall not be a governmental agency or instrumentality.

Landlord agrees not to unreasonably withhold its consent to any request by Tenant for a nondisturbance agreement (substantially in the form attached hereto as Exhibit "D") for any proposed sublease to which Landlord is willing to grant its consent or as to which Landlord's consent is not required, provided that all of the following conditions are met to the reasonable satisfaction of Landlord:

                 (1) the sublease is for term of at least five (5) years or expires on the Expiration Date of this Lease,

                 (2)  the sublease is for at least 20,000 rentable square feet,

                 (3) the fixed rent payable under the sublease is equal to at least 110% of the Base Rent payable under this Lease on a per square foot basis, and the sublease provides for the payment of additional rent on taxes, operating expenses and other additional rent on the same proportionate basis as under this Lease,
                    (4) the subtenant has a net worth reasonably adequate (in Landlord's opinion) to meet its obligations under the sublease,
                    (5) the proposed use of the space by the subtenant will not have a material adverse effect on any other occupants of the Premises,

                    (6) the size, location and configuration of the space to be sublet shall not result in the balance of the space in the Premises becoming commercially unusable or difficult to lease to other s at a reasonable fair market rental, and

                    (7) the sublease is in a commercially reasonable form and otherwise reasonably acceptable to Landlord.

                    (c) Limitation on Right to Assign or Sublease. Tenant has no right to enter into an assignment or sublease if on the effective date of such assignment or sublease there is an Event of Default which will not be cured on such effective date.

                    (d) Instruments of Assignment, Transfer. Each permitted assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent and additional rent and for the due performance of all the terms, covenants, conditions and agreement herein contained on Tenant's part to be performed for the term of this Lease. No assignment shall be effective unless Tenant shall promptly deliver to Landlord a duplicate original of the instrument of assignment, in form reasonably satisfactory to Landlord, containing a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent, to the extent such consent is required hereunder, prior thereto.

                   SECTION 9.3. Collection of Rent by Landlord. After an Event of Default, Landlord may collect rent and all other sums due from the assignee, subtenant or occupant and apply the net amount collected to the Rent payable by Tenant hereunder. No such collection shall be, or shall be deemed to be, a waiver of any agreement, term, covenant or condition of this Lease or the recognition by Landlord of any assignee, subtenant or occupant as a direct Tenant of Landlord, or a release of Tenant from performance by Tenant of its obligations under this Lease.

                  SECTION 9.4. Permitted Licenses. Notwithstanding the foregoing, upon not less than ten (10) days' prior written notice from Tenant to Landlord, Tenant (and Directrix, as the subtenant under the Directrix Sublease) may enter into one or more license agreements pursuant to which agreements, Tenant and/or Directrix, as the case may be, shall license not more than ten percent (10%) of the Building in the aggregate at any one time to clients and professionals or other business executives who have a business relationship with Tenant or Directrix, as the case may be, without Landlord's consent, provided that (i) Tenant's notice shall set forth the names of such party or parties;
(ii) Tenant or Directrix, as the case may be, shall furnish a copy of any written agreement of such parties regarding such licensing of space to Landlord;
(iii) any such licensing agreement (whether or not in writing) shall be subject and subordinate to the terms of this Lease; (iv) Tenant (or Directrix) and such licensee shall enter into and deliver to Landlord the agreement in the form annexed hereto as Exhibit G prior to the commencement of occupancy of the Premises by such licensee; (v) there shall be no demising walls or separate entranceways constructed to accommodate such licensees; and (vi) Tenant (or Directrix) shall occupy the demised premises simultaneously with such licensee for the conduct of its business.

                  SECTION 9.5.              Sublease/License Assignment.

                  (a) Assignment of Subleases and Licenses to Landlord. As security for Tenant's obligations hereunder, Tenant hereby assigns, transfers and sets over unto Landlord all of Tenant's right, title and interest in and to all subleases and licensees and hereby confers upon Landlord, its agents and representatives, a right of entry in, and sufficient possession of, the Premises to permit and insure the collection by Landlord of the rentals and other sums payable under the subleases and licenses. The exercise of this right of entry and qualified possession by Landlord shall not constitute an eviction of Tenant from the Premises or any portion thereof. If such right of entry and possession is denied Landlord, its agents or representatives, Landlord, in the exercise of this right, may use any legal means to gain and enjoy the Premises without responsibility or liability to Tenant, its servants, employees, guests or invitees, or any parties whatsoever. This assignment, although at present effective, shall not be exercised prior to the occurrence of an Event of Default.

                  (b) Schedule of Subleases and Licenses. At any time upon Landlord's demand, Tenant shall deliver to Landlord, within ten (10) days of its demand, (i) a schedule of all subleases and licenses, setting forth the names of all subtenants and licensees, a description of the space that has been sublet or licensed, expiration date, rentals, license fees and such other information as Landlord reasonably may request; and (ii) a photostatic copy of each of the subleases and licenses. Upon reasonable request of Landlord, Tenant shall permit Landlord and its agents and representatives to inspect original counterparts of all subleases and licenses.

                 SECTION 9.6. Required Sublease Clauses. Each sublease hereinafter entered into by Tenant shall provide that: (a) it is subordinate and subject to this Lease (subject, in the case of the Directrix Sublease, to the provisions of the Directrix SNDA, or, in the case of any other sublease for which Landlord provides a non-disturbance agreement, as contemplated above, subject to the provisions of such non-disturbance agreement); (b) the subtenant shall not pay rent or other sums payable under the sublease to Tenant for more than one (1) month in advance; and (c) at Landlord's option, on the termination of this Lease, the subtenant shall attorn to, or shall enter into a direct lease on terms identical to its sublease with, Landlord.

                 SECTION 9.7. Landlord's Sale or Conveyance. Landlord shall have the right to sell, transfer, assign or otherwise convey Landlord's fee interest in the Premises; provided, however, that any such sale, transfer, assignment or other conveyance shall be subject to this Lease, the Directrix Sublease and any other permitted sublease, and provided that with respect to covenants and obligations of Landlord hereunder which accrue prior to the effective date of any such sale, transfer, assignment or conveyance, Landlord shall be relieved thereof to the extent that the successor Landlord assumes such covenants and obligations provided that the successor Landlord shall have an equity interest in the Premises of not less than twenty percent (20%). In all other cases Landlord's liability to Tenant for covenants and obligations which accrue prior to the effective date of any such sale, transfer, assignment or conveyance shall survive such effective date for a period of two (2) years.

                                   ARTICLE 10

                                    MORTGAGES

SECTION 10.1.     Tenant's Right to Mortgage.

                  (a) Tenant shall have the right to mortgage this Lease and the leasehold estate hereby created to any savings bank or commercial bank, trust company, savings and loan association, insurance company, real estate investment trust or pension fund authorized to do business in the State of California, whose loans are regulated by any Federal or State law, agency or department thereof, or any other lender having a net worth in excess of $100,000,000 (each, an "Institutional Lender" and such mortgage and any extension, modification, amendment, replacement and refinancing thereof being a "Leasehold Mortgage", and the holder of a Leasehold Mortgage being a "Leasehold Mortgagee") and to enter into any and all extensions, modifications, amendments, replacements and refinancings of such Leasehold Mortgage as Tenant may desire without the prior consent of Landlord; provided, however, that the principal amount of such Leasehold Mortgage shall be limited to the maximum amount which such Institutional Lender would lend assuming the maximum amount available for debt service on such loan is 50% of the earnings before income taxes, depreciation and amortization of Tenant with respect to the Premises at the time of the making of such loan, and any such Leasehold Mortgage shall be subject to each and every covenant, condition and restriction of this Lease, and the same shall be subject and subordinate to all rights and interest of Landlord hereunder, none of which shall be waived by the foregoing consent. The execution and delivery of any Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Lease nor shall the Leasehold Mortgagee, as such, be deemed an assignee or transferee of this Lease so as to require such Leasehold Mortgagee to assume the performance of any of the terms, covenants or conditions on the part of Tenant to be performed hereunder. Landlord shall be given prompt notice of the execution and delivery of a Leasehold Mortgage together with any extensions, renewals or modifications and be furnished with conformed copies thereof. Except as expressly permitted pursuant to this Section 10.1, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not mortgage or otherwise encumber this Lease and the leasehold estate hereby created. The provisions of this Section 10.1 do not give any person whatsoever the right to mortgage, hypothecate or otherwise encumber or to cause any liens to be placed on the freehold estate of Landlord.

                 (b) If Tenant shall mortgage its leasehold interest under this Lease, then, as long as any such Leasehold Mortgage shall remain unsatisfied of record, the following provisions shall apply:
                             (i) If the Leasehold Mortgagee shall register with
Landlord his or its name and
 address in writing, Landlord, on serving on Tenant any notice of default pursuant to the provisions of this Lease, shall at the same time deliver a copy of such notice to the Leasehold Mortgagee by registered mail, return receipt requested or by nationally recognized overnight courier service, addressed to said Leasehold Mortgagee at the address registered with Landlord.

                            (ii) The Leasehold Mortgagee, in the event Tenant
shall be in default hereunder,
 shall have the right, within the same period provided in this Lease for Tenant to remedy such default, to remedy or cause to be remedied such default, and Landlord shall accept such performance by or at the instigation of the Leasehold Mortgagee as if the same had been performed by Tenant. Tenant constitutes and appoints the Leasehold Mortgagee as Tenant's agent and attorney-in-fact with full power, in Tenant's name, place, and stead, and at Tenant's cost and expense, to enter upon the Premises if Tenant shall be in default hereunder and make repairs thereto, maintain the same, remove any violations of law, or of the rules or regulations of governing authorities and to otherwise perform any of Tenant's obligations according to the provisions of this Lease as to the care, maintenance, or preservation of the Premises.

                  (c) Upon request of any lender providing financing for Tenant's furniture, moveable trade fixtures or moveable equipment which may be removed without damage to the Premises, Landlord agrees to execute a so-called "Landlord's Waiver and Consent", which will be in form reasonably acceptable to Landlord and which will (i) provide that Landlord has no interest in or lien against such items, (ii) provide that Landlord will give such lender copies of any default or termination notices sent by Landlord to Tenant under this Lease, provided that the lender's address shall have been provided to Landlord; (iii) provide that upon a default by Tenant under its agreement with such lender (as well as for a period of ten (10) days following the termination of this Lease), such lender may enter upon the Premises and remove such items, provided that such lender agrees that such entry shall be at its own risk and that Landlord shall have no liability to such lender with respect thereto and provided that such lender shall indemnify Landlord against any and all costs, liabilities, damages and claims arising as a result of such entry by such lender and that such lender repairs all damage caused by the removal of such items, (iv) require the lender to acknowledge that if it fails to remove the equipment within ten
(10) days following the expiration or sooner termination of this Lease (time being of the essence), it shall be conclusively deemed to have waived any and all .claims with respect to such equipment and to have abandoned such equipment to Landlord, and that Landlord shall have the right to use or dispose of such equipment in any manner it sees fit in its sole and absolute discretion without any liability whatsoever to lender, (v) prohibit lender from holding any public sales or auctions at the Premises and (vi) address such other reasonable matters as are customarily included in such an agreement and as shall be reasonably acceptable to Landlord.

                 SECTION 10.2. Landlord's Right to Mortgage. (a) Landlord shall have right to mortgage Landlord's fee estate in the Premises, provided, however, that Landlord shall be responsible for the payment of all sums due under such mortgage, and Landlord agrees that no such mortgage shall encumber Tenant's personal property. Landlord shall make a good faith effort to obtain agreement from the holders of any such mortgage(s) to (i) give to Tenant copies of any notices of default delivered to Landlord, and (ii) the right to cure any such default on the part of Landlord. If Landlord enters into any such mortgage, Landlord shall provide Tenant with a true and complete copy thereof promptly following the mortgage closing.
                   (b) Tenant acknowledges that the Premises is, as of the date hereof, encumbered as set forth in Exhibit B.

                  (c) If Landlord hereafter enters into any mortgage(s) wherein the holders thereof require the escrowing of Impositions and/or insurance premiums, then, notwithstanding anything to the contrary set forth in this Lease, Tenant shall pay the amount of such escrow(s) to Landlord not later than ten (10) days prior to the date(s) that Landlord must pay such escrow(s) to such mortgagee(s). This paragraph (c) shall not apply to Playboy Entertainment Group, Inc. if, and for so long as, it shall be the Tenant hereunder or to any other Tenant hereunder so long as such other Tenant shall have a net worth (exclusive of good will) equal to or greater than $20,000,000.

                  (d) If, in connection with Landlord's mortgaging of its fee estate in the Premises, the mortgagee shall request modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not materially and adversely affect Tenant's rights or obligations hereunder.

                  SECTION 10.3. Subordination. (a) This Lease and any Leasehold Mortgage shall be subject and subordinate to each and every existing and future fee mortgage or lease (each, a "Superior Interest") now or hereafter encumbering or affecting all or any portion of the Premises, provided that Landlord shall obtain for the benefit of Tenant a subordination, non-disturbance and attornment agreement from the holder of each Superior Interest substantially in the form attached hereto as Exhibit H or otherwise in such holder's form as long as, substantively, such 'form contains substantially the same provisions as those in the agreement attached hereto as Exhibit H. (Landlord's initial mortgagee also shall provide such an agreement substantially in the form attached hereto as Exhibit H-1 for Directrix if it shall then be the subtenant under the Directrix Sublease, if any, and Landlord shall request that any future holder of a Superior Interest also permit that any such agreement provided to Tenant run to the benefit of Directrix if it shall then be the subtenant under the Directrix Sublease, if any). Any failure of Tenant to execute and deliver such subordination, non-disturbance and attornment agreement shall not affect the subordination of this Lease and the lien thereof to any such Superior interest, nor shall Landlord be in default of its obligation to obtain the same for the benefit of Tenant as a result thereof. Upon the request of Landlord in writing, Tenant agrees to execute and deliver any commercially reasonable instrument which the Superior Interest holder may deem necessary further to effect the subordination of this Lease and the lien thereof to any such Superior Interest. The leases and mortgages and deeds of trust which are a Superior Interest and to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes collectively called "superior leases" and "superior mortgages", respectively.

                 (b) In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of its intention to, and commence and continue to, remedy such act or omission.

                  (c) If any superior mortgagee or superior lessor or the successors or assigns of the foregoing (collectively, "Successor Landlord") shall succeed to the rights of Landlord under this Lease, Tenant agrees, at the election and upon request of any such Successor Landlord, to fully and completely attorn to and recognize any such Successor Landlord as Tenant's landlord under this Lease upon the then executory terms of this Lease; provided, however, that such Successor Landlord shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease and deposits made by Tenant pursuant to Article 4 above, (ii) any amendment or modification of this Lease made without the consent of such Successor Landlord which amends or modifies in any substantive way any of the terms of this Lease, or (iii) any obligation or liability of Landlord hereunder arising prior to the date the Successor Landlord shall succeed to the interest of Landlord. The foregoing provisions of this Section shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of a superior lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.


                                   ARTICLE 11
                             LANDLORD'S AND TENANT'S
                  MAINTENANCE AND REPAIR OBLIGATIONS; UTILITIES

                  SECTION 11.1. Maintenance of the Premises, Etc. (a) Landlord shall take good care of the roofs, exterior walls, foundations and load-bearing walls of the Building, as well as of the structural integrity of the concrete floors of the Building, and shall keep and maintain the same in good order and safe condition, and shall make all repairs thereto and replacements thereof, as necessary. Landlord also shall maintain and make all necessary repairs to, or shall cause the applicable utility company to maintain and make all necessary repairs to, the utility lines located on the Premises to the point of entry to the Building. To the extent that the need for any such maintenance, repair or replacement is caused by the negligence or willful misconduct of Tenant or its agents, contractors, invitees or employees, or by any Alterations, then such maintenance, repair or replacement shall be made at Tenant's expense. Notwithstanding the foregoing, Landlord shall have no responsibility for (x) any flooring placed upon the concrete floors of the Building, except as provided in
Section 1.2(c) above with respect to any such flooring which is installed as part of Landlord's Work, or (y) any Alterations.

                  (b) Tenant shall take good care of the Premises, (including without limitation all parking lots which are part of the Premises), the alleys and curbs in front of or adjacent to the Premises, pipes and mains within the Premises, and shall keep and maintain the Premises (including all of the foregoing) in good and safe order and condition, and shall make all nonstructural repairs therein and thereon, interior and exterior, ordinary and extraordinary, foreseen and unforeseen, necessary to keep the Premises in good and safe order and condition, howsoever the necessity or desirability therefor may occur, except to the extent any such maintenance, repair or replacement is Landlord's responsibility pursuant to subparagraph 11.1 (a) above or pursuant to any other provisions of this Lease.

                  (c) Tenant shall not make any change in the use of the Premises that will in any way increase the likelihood of fire or other hazard arising out of the operation or maintenance of the Premises, or out of any Alterations. All repairs made by Tenant or Landlord, as the case may be, shall be equal in quality and class to the original work and shall be made in compliance with the Requirements. As used in this Section 11.1 the term "repairs" shall include all necessary replacements, removals, alterations and additions.

                 SECTION 11.2. Free of Dirt, Etc. Tenant, shall keep clean and free from dirt, rubbish, obstructions and encumbrances, the sidewalks, grounds, plazas, common areas, railings, gutters, alleys, curbs or any other space, in front of or adjacent to, the Premises.

                 SECTION 11.3. No Obligation to Supply Utilities. Landlord shall not be required to supply any services, utilities or facilities whatsoever to the Premises.

                 SECTION 11.4. Window Cleaning. Tenant shall not clean nor require, permit, suffer nor allow any window in the Building to be cleaned from the outside in violation of any laws, rules or regulations of any Governmental Authority (as defined in Article 34).


                                   ARTICLE 12
                       CHANGES, ALTERATIONS AND ADDITIONS

                 SECTION 12.1. Tenant's Right to Make Alterations. Tenant has the right to make nonstructural alterations to the Premises that will not affect the structural integrity or exterior appearance thereof or adversely affect any of the building systems (an "Alteration") as long as Tenant complies with the requirement(s) of this Article and provided that no Event of Default is then outstanding. Any proposed Alteration which is structural in whole or in part must first be approved by Landlord (whose consent shall not be unreasonably withheld provided the other provisions of this Article are complied with).

                 SECTION 12.2. No Reduction in Value of Premises. Any Alteration, when completed, shall be of such a character as not to reduce the value of the Premises below its value immediately before construction of such Alteration was commenced.

                 SECTION 12.3.  Compliance with Governmental Requirements.
                 Any Alteration shall be made in compliance with all applicable Requirements (as defined in Article 34).

                 SECTION 12.4. Insurance Requirements. No Alterations shall be undertaken until Tenant has obtained insurance policies for the insurance required under this Lease with respect thereto. For so long as Playboy Entertainment Group, Inc. shall be the Tenant hereunder or any other Tenant hereunder shall have a net worth (exclusive of good will) equal to or greater than $20,000,000, the foregoing requirement only shall apply to those Alterations reasonably estimated by Tenant or Tenant's architect to cost more than $50,000.

                  SECTION 12.5. Contractor's Bond. Tenant shall cause contractors to obtain payment and performance bonds from reputable insurance companies licensed to do business in the State of California and reasonably acceptable to Landlord, which will ensure lien free completion of the Alterations in question and deliver a copy of the bond to Landlord before commencement of such Alterations. Provided that no Event of Default shall then be outstanding, this requirement shall be limited to those Alterations, the cost of which is reasonably estimated by Tenant or Tenant's architect to exceed $250,000. Notwithstanding the foregoing: for so long as Playboy Entertainment Group, Inc. shall then be the Tenant hereunder or any other Tenant hereunder shall have a net worth (exclusive of good will) equal to or greater than $20,000,000, then provided that no Event of Default shall then exist, such requirement shall be limited to those Alterations by Tenant the cost of which is reasonably estimated by Tenant or its architect to exceed $1,000,000.

                 SECTION 12.6. Removal. All improvements and alterations made or installed by Tenant (other than movable trade fixtures and furnishings) shall immediately upon completion or installation be and become the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the Expiration Date or sooner termination of this Lease. Tenant may, from time to time, remove and dispose of any building equipment not deemed necessary by Tenant in the operations of the improvements on the Premises; provided, however, that such removal, when completed, shall not adversely affect the value or utility of the Premises. Tenant shall not have any obligation to remove any Alteration unless Landlord, as a condition of its approval of any such Alteration required the removal thereof, in which event, Tenant shall restore the Premises to its condition existing prior to the performance of any such Alterations, at its own cost and expense, at or prior to the expiration of the term. Notwithstanding the foregoing, however, Landlord, upon notice given at least thirty (30) days prior to the Expiration Date or upon such shorter notice as is reasonable under the circumstances upon the earlier expiration of the Term, may prohibit Tenant from removing any Alteration that constitutes a building system specified by Landlord in such notice (including, without limitation, elevators, escalators, raised floors and attached kitchen appliances (such as dishwashers and cabinets and HVAC systems). Notwithstanding anything in this Section 12.6 to the contrary, Tenant shall be permitted at the expiration of the Term to remove from the Premises those items which are set forth on Exhibit L attached hereto, provided that such items were purchased and installed by Tenant at its expense and provided that Tenant shall repair any and all damage caused by such removal.

                 SECTION 12.7. Exterior Signs. Provided Tenant otherwise complies with all of the terms and conditions of this Article with respect to Alterations, Tenant shall have the right to install and affix to the exterior of the Building one or more signs that are compatible with the exterior appearance of the Building identifying only the Building, Tenant, Directrix or any other permitted subtenant of the Premises provided and upon the condition that: (i) architectural drawings (showing at least the location, size, method of installation, dimensions, materials, finishes, method of illumination, if any, and size of lettering, colors and design) for such exterior signage to be placed on the Building shall be prepared by Tenant and submitted to Landlord for Landlord's approval, which approval shall not be unreasonably withheld or delayed, prior to Tenant's installation thereof; (ii) such exterior signage shall at all times comply with all applicable Requirements; and (iii) upon the expiration or other termination of this Lease, Tenant, at Tenant's sole cost and expense, shall promptly remove all such exterior signage and repair all damage and injury to the Building because of such removal.


                                   ARTICLE 13
                    REQUIREMENTS OF GOVERNMENTAL AUTHORITIES


                   SECTION 13.1. Obligation to Comply With Requirements. (a) Tenant shall, at its expense, comply with all Requirements which shall, with respect to the manner of use of the Premises by Tenant or to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from Tenant's manner of use of the Premises or any Alterations made therein by or at Tenant's request or required by reason of a breach of any of Tenant's covenants or agreements hereunder. Nothing herein shall require Tenant to cure any violation of a Requirement that is caused by Landlord's failure to perform Landlord's Work substantially in accordance with the Construction Drawings or by the failure of the Construction Drawings to comply with applicable Requirements in effect at the time a final certificate of occupancy (or equivalent final sign-off from the applicable Governmental Authority) is issued with respect to Landlord's Work.

                  (b) If Tenant receives written notice of any violation of law, ordinance, rule, order or regulation applicable to the Premises, it shall give prompt notice thereof to Landlord.

                  (c) Except as aforesaid, Landlord shall comply with or cause to be complied with, all Requirements which shall impose any violation, order or duty upon Landlord or Tenant and with respect to which Tenant is not obligated by Section 13.1(a) to comply. Landlord also shall be responsible for curing any violation of a Requirement that is caused by Landlord's failure to perform Landlord's Work substantially in accordance with the Construction Drawings or by the failure of the Construction Drawings to comply with applicable Requirements in effect at the time of performance of Landlord's Work. Landlord may at its expense contest the validity of any such law, ordinance, rule, order or regulation; provided that any non-compliance by Landlord during the pendency of such contest shall not materially adversely affect Tenant's use of the Premises for the purposes permitted in this Lease or the ability of Tenant to perform. permitted alterations to the Premises.
                  SECTION 13.2.             Contest of Requirements by Tenant.

                 (a) Tenant shall have the right to contest the validity of any Requirement or the application thereof, if the compliance with such Requirement is Tenant's responsibility under paragraph 13.1 (a) above. During such contest, compliance with any such contested Requirement may be deferred by Tenant on the condition that, before instituting any such proceeding, Tenant shall furnish Landlord with a surety company bond, a cash deposit or other security in form and amount reasonably satisfactory to Landlord, securing compliance with the contested Requirement and payment of all interest, penalties, fines, civil liabilities, fees and expenses in connection therewith. Any such proceeding instituted by Tenant shall be commenced as soon as is reasonably possible after the issuance of any such contested Requirement and shall be prosecuted with diligence to final adjudication, settlement, compliance or other mutually acceptable disposition of the Requirement so contested. The furnishing of any bond, deposit or other security notwithstanding, Tenant shall comply with any such Requirement if the Premises, or part thereof, is in danger of being forfeited or if Landlord is in danger of being subjected to criminal liability or penalty, or civil liability in excess of the amount for which Tenant shall have furnished security as hereinabove provided by reason of noncompliance therewith.

                   (b) Landlord shall not be required to join in any action or proceeding referred to in this Article unless the provisions of any law, rule or regulation at the time in effect require that such action or proceeding be brought by and/or in the name of Landlord. If so required, Landlord shall join and cooperate in such proceedings or permit them to be brought by Tenant in Landlord's name, in which case Tenant shall pay all commercially reasonable costs and expenses incurred by Landlord in connection therewith.

                   SECTION 13.3. Sharing of Costs. Notwithstanding anything contained in this Lease to the contrary, if at any time during the term of this Lease Landlord expends any sums in the performance of its obligations pursuant to Section 13.1(c) (except to the extent any such obligation results from a violation of a Requirement that is caused by Landlord's failure to perform Landlord's Work substantially in accordance with the Construction Drawings or by the failure of the Construction Drawings to comply with applicable Requirements in effect at the time a final certificate of occupancy for the Premises (or equivalent final sign-off from the applicable Governmental Authority) is issued with respect to Landlord's Work, Tenant shall pay to Landlord, as Additional Rent, a portion of such cost within thirty (30) days after demand therefor in accordance with the following schedule:

(i) If Landlord expends such sums prior to the first Lease Year, Tenant shall be responsible for 22.72% of such cost, except that from and after the Master Control Room/Technical Areas Rent Start Date, such percentage shall be increased to 25.34%;

(ii) if Landlord expends such sums during the first Lease Year, Tenant shall be responsible for 100% of such cost; and

   (iii) Tenant's share of such cost shall be reduced as of the first day of each Lease Year thereafter beginning with the second Lease Year by 6.5% (e.g., Tenant's share of such cost for the second Lease Year shall be 93.5% and for the third Lease Year shall be 87%).


                                   ARTICLE 14
                            DISCHARGE OF LIENS; BONDS

                  SECTION 14.1. Creation of Liens. Tenant shall not create nor cause to be created (a) except as expressly permitted pursuant to Section 10.1, any lien, encumbrance or charge upon the Premises, this Lease, the leasehold estate created hereby, the income therefrom, or any part thereof, or (b) any other matter or thing whereby the estate, rights or interest of Landlord in the Premises or any part thereof, might be impaired.

                  SECTION 14.2. Discharge of Liens. If any vendor's, mechanic's, laborer's, materialman's or similar statutory lien is filed against the Premises or any part thereof (unless such lien is filed with respect to work performed by Landlord, the cost of which is not Tenant's responsibility under this Lease), Tenant shall, within thirty (30) days after the filing thereof, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise.

                  SECTION 14.3. No Authority to Contract in Name of Landlord; Notice of Completion. Tenant shall notify Landlord at least fifteen (15) days prior to the commencement of any Alterations at the Premises so that Landlord may post notices of non-responsibility; and Tenant hereby grants Landlord a right of entry onto the Premises for purposes of posting such notices. Upon completion of any Alterations, Tenant shall cause a notice of completion to be filed and recorded with the County Recorder's Office in the County where the Premises is located, and shall provide a copy of the recorded notice of completion to Landlord.

                                   ARTICLE 15
                                 LANDLORD'S WORK
                  SECTION 15.1.             Landlord's Work.

                 (a) Landlord shall perform the work set forth in the Construction Drawings (as hereinafter defined) (collectively, "Landlord's Work"), in and to the Premises in order to prepare the same for Tenant's occupancy. Landlord shall file with the Governmental Authorities having jurisdiction any required plans and obtain all permits and approvals required. Landlord's Work shall be performed in a good and workmanlike manner substantially in accordance with the Construction Drawings and in compliance with all applicable Requirements. Except as expressly set forth in this Lease, Landlord shall not be required to perform any work to the Premises other than Landlord's Work. All other installations, facilities, materials and work which may be undertaken by or for the account of Tenant to prepare, equip, decorate and furnish the Premises for Tenant's occupancy shall be at Tenant's expense. Landlord shall not be required to do any of Landlord's Work which does not conform to any Requirement.

                 (b) The parties hereto acknowledge that attached hereto as Exhibit E is a Work Letter setting forth the scope of Landlord's Work and approved by Landlord and Tenant (the "Work Letter"). Tenant further acknowledges that the dollar amounts set forth in the Work Letter are estimates only and that the cost of Landlord's Work as described in the Work Letter and/or any portions thereof may exceed the estimates set forth in the Work Letter. Immediately upon the execution hereof, Landlord's architect shall prepare construction plans and related specifications with respect to Landlord's Work (such plans and specifications, as finally approved by Landlord, Tenant and all Government Authorities having jurisdiction thereover shall be referred to herein collectively as the "Construction Drawings"). Any work, materials, equipment, finishes and improvements set forth on the Construction Drawings which are in excess of the Work Letter Standard, as defined below (including, without limitation, any work, materials, equipment, finishes and improvements that require additional time to perform or lead time to obtain than any work, materials, equipment, finishes and improvements set forth in the Work Letter) shall be referred to herein. as "Above-Standard Work." The "Work Letter Standard" shall mean only work, materials, equipment, finishes and improvements that are substantially the same in every respect (including, without limitation, workmanship, quality, nature, type, cost and quantity) to the work, materials, equipment, finishes and improvements that are set forth in the Work Letter. The Construction Drawings shall (i) be engineering and architecturally complete and contain all information necessary for the construction and completion of the Landlord's Work; (ii) be coordinated with existing Building conditions and facilities; (iii) conform in all respects with all applicable Requirements; (iv) be based on, and consistent with, the Work Letter; and (v) conform to the Work Letter Standard, except that the Construction Drawings may include Above-Standard Work requested by Tenant, the cost of which, and delays caused by which, shall be borne by Tenant as provided below.

                   Landlord's architect shall prepare the Construction Drawings. Tenant shall furnish Landlord's architect with all information requested by the architect in connection with its preparation of the Construction Drawings within five (5) business days after the architect's delivery of a request therefor, which request shall be in writing and shall be given to Tenant in accordance with Article 22 hereof. Tenant represents that it has provided to Landlord's architect all information requested by the architect to date.

                  Landlord shall cause its architect to simultaneously deliver the initial draft of the Construction Drawings to Landlord and Tenant.

                  Tenant shall review and approve or disapprove the initial and any revised draft of the Construction Drawings by the delivery of notice thereof to Landlord and Landlord's architect, which notice ("Tenant's Plan Notice") must be received by Landlord within five (5) business days following Tenant's receipt of such draft of the Construction Drawings, time being of the essence. If Tenant fails to give such Tenant's Plan Notice in a timely manner, Tenant shall be deemed to have approved such Construction Drawings. If Tenant disapproves of such Construction Drawings, Tenant's Plan Notice must set forth in reasonable detail the grounds therefor, and Tenant acknowledges that it may only disapprove of any draft of the Construction Drawings if Tenant believes that such Construction Drawings fail to comply with the Work Letter Standard or include Above-Standard Work not requested by Tenant or Directrix. Tenant may also in Tenant's Plan Notice request changes to the Construction Drawings, provided that Tenant's Plan Notice shall set forth in reasonable detail the nature and scope of such work, materials, equipment, finishes or improvements requested by Tenant (the "Construction Drawings Changes").

                  Following Landlord's receipt of Tenant's Plan Notice, Landlord shall review and approve or disapprove the draft of the Construction Drawings and any Construction Drawings Changes requested by Tenant by the delivery of notice thereof to Tenant and Landlord's architect, which approval shall not be unreasonably withheld. In the event Landlord shall not approve such draft of the Construction Drawings and/or any Construction Drawings Changes requested by Tenant, it shall indicate in writing to Tenant and Landlord's architect ("Landlord's Plan Notice") in reasonable detail (i) any corrections, modifications and/or clarifications thereto that are required (collectively, the "Corrections"), (ii) those item(s) of work, materials, equipment, finishes or improvements (collectively, the "Items") set forth on such draft of the Construction Drawings at Tenant's request or in the requested Construction Drawings Changes (if any) which is (are) in excess of the Work Letter Standard, and (iii) the number of days, if any, reasonably estimated by Landlord by which performance, installation or completion (as the case may be) of the Items shall delay (x) the substantial completion of Landlord's Work and/or (y) Studio A being in operational condition. If Tenant agrees with Landlord that the Items are in excess of the Work Letter Standard, Tenant shall within five (5) business days after the giving of Landlord's Plan Notice deliver a notice to Landlord either (i) directing Landlord to cause its architect to revise and resubmit to Landlord and Tenant a revised draft of the Construction Drawings eliminating the Items and incorporating the Corrections and/or (ii) acknowledging that (a) the Items are in excess of the Work Letter Standard (and accordingly that Tenant shall be responsible for the cost thereof and any such Items which constitute Construction Drawings Changes shall be incorporated into the Construction Drawings together with the Corrections), and (b) the Substantial Completion Date (and also the Studio A Delivery Date, to the extent that such Items shall cause a delay in Studio A being in operational condition) shall be deemed accelerated by one (1) day for each day of any delay in the substantial completion of Landlord's Work, or in Studio A being placed in operational condition, as the case may be, caused thereby.

                  If Tenant in good faith disagrees with Landlord as to whether
(i) the Construction Drawings comply with the Work Letter Standard or (ii) all or any of the Items are in excess of the Work Letter Standard, and the parties are unable to negotiate in good faith a resolution of such dispute within two
(2) business days of Tenant's receipt of Landlord's Plan Notice, either party may submit the dispute for resolution by arbitration pursuant to the terms of
Article 31 hereof. Notwithstanding anything herein to the contrary, the parties hereto acknowledge that the Studio A Delivery Date and the Substantial Completion Date each shall be deemed accelerated by one (1) day for each business day that Tenant fails to comply with the time periods set forth in this Section. Landlord shall be responsible for the conformance of the Construction Drawings and Landlord's Work to applicable Requirements.

                  (c) Landlord shall use commercially reasonable diligent efforts to complete Landlord's Work promptly and to minimize any interference with Tenant's use of the Premises as a result thereof (subject to Unavoidable Delays and to Tenant Delays, and without being obligated to employ overtime labor or to incur any extraordinary costs in connection therewith). Tenant acknowledges that such work may interfere with Tenant's quiet enjoyment, as well as access, use and occupancy, of the Premises, however, and, except as expressly provided in Section 2.2(c) above, Tenant hereby waives any and all claims against Landlord as a result thereof, including, without limitation, for damages to its property or its business. Landlord and Tenant shall cooperate with each other to endeavor to cause Landlord's Work to be performed in such manner as shall minimize any objectionable noise caused by Landlord's Work which may be heard within Studio A once Tenant commences to use Studio A for film production purposes (the "Noise Reduction Work"), provided that all additional costs incurred by Landlord in connection therewith shall be included in the cost of Landlord's Work and all delays caused by such efforts to minimize noise shall be deemed to be Unavoidable Delays. All proposed Noise Reduction Work that may result in an increase in the cost of Landlord's Work or that may cause delays in Landlord's Work shall be treated in the same manner as is any proposed change in Landlord's Work requested by Tenant (i.e., if such Noise Reduction Work is proposed prior to the approval by Landlord and Tenant of the final Construction Drawings, the same shall be dealt with in the same manner as is a Construction Drawings Change requested by Tenant pursuant to Section 15.1(b) above, and if such Noise Reduction Work is proposed after the approval by Landlord and Tenant of the final Construction Drawings, the same shall be dealt with in the same manner as is any change in Landlord's Work requested by Tenant to which Section 15.1(e) above applies), except that any delays caused by any Noise Reduction Work shall be deemed to be Unavoidable Delays, and not Tenant Delays.

                   (d) Landlord's Work shall be deemed substantially completed when it is completed to such an extent that the Premises shall be legally occupiable for the conduct of a film production business and general office use associated therewith and only minor or insubstantial details of construction, mechanical adjustment or decoration shall remain to be performed, the completion of which shall not materially interfere with the use of the Premises as a film production business and general office use associated therewith; Landlord's Work shall be deemed substantially completed whether or not it has been performed or completed with respect to the Tanna Space and/or the FX Space. If substantial completion of Landlord's Work or the causing of Studio A to be in operational condition shall have been delayed by reason of Tenant Delay, Landlord's Work shall be deemed to have been substantially completed on the day it would have been completed if not for any such delay (or, as to Studio A, it shall be deemed to be in operational condition on the day it would have been in such condition, but for such delay). Not later than ten (10) days prior to substantial completion of Landlord's Work, Landlord shall provide Tenant with a notice for Tenant's architect to prepare a list which identifies (a) incomplete construction_ and (b) construction completed which is inconsistent with the Construction Drawings. Within five (5) days after receipt of such notice by Tenant, Tenant's architect shall provide Landlord with said list. Tenant may from time to time during the 120-day period following the Substantial Completion Date submit to Landlord supplemental statements specifying any incomplete or defective Landlord's Work and Landlord shall thereafter complete the same with reasonable diligence. In the event of any dispute between Landlord and Tenant as to whether or not Landlord has substantially completed Landlord's Work (or any part thereof) or as to whether Studio A is in "operational condition", then, such dispute shall be resolved by arbitration in accordance with Article 31 hereof.

                  (e) At any time during the performance by Landlord of Landlord's Work (after Landlord and Tenant have approved the final Construction Drawings), Tenant or Directrix may deliver notice to Landlord requesting that Landlord perform, install or complete (as the case may be) additional item(s) of work, materials, equipment, finishes or improvements that is (are) not set forth on the Construction Drawings, which notice shall set forth in reasonable detail the nature and scope of such work, materials, equipment, finishes or improvements. Provided that such notice contains all information reasonably required by Landlord with respect thereto, Landlord, within five (5) business days of its receipt of such notice (or as promptly as reasonably possible where such task cannot reasonably be accomplished within such five (5) business day period), shall deliver notice to Tenant or Directrix, if Directrix made the request, setting forth its reasonable estimate of (i) the additional cost of such work, materials, equipment, finishes or improvements (which may, in Landlord's sole discretion, be based upon one or more bids obtained by Landlord) and (ii) the estimated number of days (if any) by which the performance, installation or completion (as the case may be) of such work, materials, equipment, finishes or improvements shall delay the substantial completion of Landlord's Work or Landlord's causing of Studio A to be in operational condition.

                 If Tenant or Directrix (if Directrix made the request) agrees with such cost estimate, Tenant shall (and Directrix shall, if such proposed change was at Directrix' request), within two (2) business days of its receipt of such notice from Landlord, execute a written change order ("Change Order") with respect to such item(s) reasonably acceptable to Landlord and Tenant (and Directrix, if Directrix will also be signing such Change Order), it being agreed that (i) any delay in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition caused thereby (not to exceed, however, the estimated number of days of such delay which were set forth in Landlord's notice given to Tenant or Directrix pursuant to the last sentence of the immediately preceding paragraph) shall constitute a Tenant Delay in accordance with the terms hereof and (ii) the agreed-upon cost of such item(s) shall be deemed to be a Playboy Office Work Change Cost (as defined below) if such requested change was at Tenant's request; otherwise such cost shall be deemed to be an Other Work Change Cost (as defined below). If Tenant (or Directrix) disagrees with such cost estimate, Tenant or Directrix, as the case may be, shall deliver notice to Landlord with respect thereto within two
(2) business days of its receipt of such notice from Landlord. The parties shall negotiate in good faith a resolution of such dispute. If resolution of such dispute is not reached within three (3) business days of Landlord's receipt of such notice (and Tenant or Directrix, as the case may be, has not delivered notice to Landlord advising Landlord that it no longer wishes to have such additional item(s) of work, materials, equipment, finishes or improvements performed or installed (as the case may be), it being agreed that in the event Tenant or Directrix, as the case may be, delivers such aforementioned notice to Landlord, any delay in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition caused by Tenant's or Directrix' request with respect to the performance of such item(s) shall constitute a Tenant Delay in accordance with the terms hereof), either party may submit such dispute for resolution by arbitration pursuant to the terms of
Article 31 hereof. Notwithstanding anything herein to the contrary, if (i) the arbitrator resolves such dispute with respect to the cost of such item(s) in favor of Landlord, any delay in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition caused thereby (including, without limitation, on account of (a) any stoppage in the performance of all or any part of Landlord's Work (Landlord hereby acknowledges that in connection with any request by Tenant for the performance of additional work, Landlord shall only cease or delay in proceeding with any segment or part of the Landlord's Work if such stoppage or delay is, in the reasonable discretion of Landlord, necessary or consistent with good construction practices), (b) the prosecution of an arbitration proceeding or bidding and/or
(c) the execution of a Change Order), shall constitute a Tenant Delay in accordance with the terms hereof and (ii) the arbitrator resolves such dispute with respect to the cost of such item(s) in favor of Tenant or Directrix, as the case may be, any delay in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition caused by such dispute and the resolution thereof (including, without limitation, on account of (a) any stoppage in the performance of Landlord's Work and/or (b) the prosecution of an arbitration proceeding or bidding), shall constitute an Unavoidable Delay in accordance with the terms hereof. In either event, Tenant (and Directrix, if applicable) shall immediately execute a Change Order with respect to such item(s) in the amount decided by the arbitrator in the manner (and with the consequences) set forth above. Any dispute hereunder between Landlord and Tenant (or Directrix) with respect to the length of any delay in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition shall be resolved by arbitration pursuant to the terms of Article 31 hereof.

                 (f) In the event that at any time after Landlord has approved the final Construction Drawings and has entered into a construction contract or construction management agreement with a general contractor or construction manager to perform Landlord's Work, Landlord determines in its reasonable discretion that a particular change in Landlord's Work is necessary (a "Landlord Change"), and if either (i) such particular proposed Landlord Change, as reasonably estimated by Landlord's architect, is estimated to cause the Shared Excess to increase by more than $25,000, or (ii) the estimated cost of such particular proposed Landlord Change, as reasonably estimated by Landlord's architect, in the aggregate with all prior implemented Landlord Changes shall cause the Shared Excess to increase by more than $100,000, or (iii) once all prior implemented Landlord Changes in the aggregate shall have caused the Shared Excess to increase by more than $100,000, such particular proposed Landlord Change, as reasonably estimated by Landlord's architect, is estimated to cause the Shared Excess to increase by more than $5,000, Landlord shall deliver notice to Tenant of such proposed Landlord Change, which notice shall set forth in reasonable detail: (1) the nature and scope of such work, materials, equipment, finishes or improvements, (2) the estimated cost thereof (which may, in Landlord's sole discretion, be based upon one or more bids obtained by Landlord), and (3) Landlord's reasonable estimate of the number of days (if any) by which the performance, installation or completion (as the case may be) of such work, materials, equipment, finishes or improvements shall delay the substantial completion of Landlord's Work or Landlord's causing of Studio A to be in operational condition.

                  Tenant shall not unreasonably withhold or delay its approval of the proposed Landlord Change. If Tenant desires to approve the proposed Landlord Change, Tenant shall, within two (2) business days of its receipt of such notice from Landlord, give notice of such approval to Landlord, it being agreed that (i) any delay in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition caused by such Landlord Change (including without limitation, on account of (a) any stoppage in the performance of all or any part of Landlord's Work (Landlord hereby acknowledges that in connection with any request by Landlord for approval of a proposed Landlord Change Landlord shall only cease or delay in proceeding with any segment or part of the Landlord's Work if such stoppage or delay is, in the reasonable discretion of Landlord, necessary or consistent with good construction practices), (b) the prosecution of bidding and/or (c) the execution of a Change Order) shall constitute an Unavoidable Delay (except to the extent otherwise expressly provided below in this Section 15.1(f) and (ii) the cost of such Landlord Change shall be included in the Shared Excess and the parties' respective responsibility for such cost shall be determined in accordance with Section 15.3(e) below. If Tenant desires to disapprove the proposed Landlord Change, Tenant shall deliver notice to Landlord with respect thereto within two (2) business days of its receipt of such notice from Landlord, which notice shall be accompanied by a reasonably detailed explanation of the reason(s) for such disapproval, it being understood that the only grounds therefor may be (a) that the Landlord Change is not necessary or
 (b) that the issue to be resolved by the proposed Landlord Change could be resolved in an alternate manner at a lower cost or with less delay (such alternate resolution being an "Alternate Change"). If Tenant fails to give Landlord notice of its approval or disapproval of the proposed Landlord Change as required above within the two (2) business day period referred to above (time being of the essence), Tenant shall be deemed to have approved the proposed Landlord Change.

                   If Tenant disapproves any proposed Landlord Change and Landlord nevertheless implements such Landlord Change, then promptly following the substantial completion of Landlord's Work the parties shall negotiate in good faith a resolution of such dispute. If resolution of all such disputes regarding Landlord Changes are not reached within ten (10) business days following the substantial completion of Landlord's Work, either party may submit such disputes for resolution by arbitration pursuant to the terms of
 Article 31 hereof. The parties hereby agree that:

                          (i) If the arbitrator resolves any such disputed
Landlord Change in favor of Landlord,
the cost of such Landlord Change shall be included in the Shared Excess, and any delay in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition caused by the implementation of such Landlord Change shall constitute an Unavoidable Delay.

                          (ii) If the arbitrator determines that any Landlord
Change was not necessary, any delay
in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition caused by the implementation of such Landlord Change, shall constitute neither a Tenant Delay nor an Unavoidable Delay, and the cost of such Landlord Change shall be Landlord's responsibility and shall not be included in the Shared Excess.

                          (iii) If the arbitrator determines that the Alternate
Change should have been
implemented in lieu of any Landlord Change, only that delay that the arbitrator reasonably determines would have been caused by the implementation of the Alternate Change in lieu of the Landlord Change in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition shall be deemed to be an Unavoidable Delay, and only the additional cost that the arbitrator reasonably determines would have been caused by the implementation of the Alternate Change in lieu of the Landlord Change shall be included in the Shared Excess.

                 Notwithstanding anything herein to the contrary, no approval by Tenant shall be required of any particular Landlord Change which is necessitated due to an emergency or which is reasonably estimated by Landlord's architect to cause the Shared Excess to increase by less than $25,000 (provided that the estimated cost of such particular proposed Landlord Change, as reasonably estimated by Landlord's architect, in the aggregate with all prior implemented Landlord Changes or Alternate Changes shall not cause the Shared Excess to increase by more than $100,000; and, once all prior implemented Landlord Changes in the aggregate shall cause the Shared Excess to increase by more than $100,000, such particular proposed Landlord Change, as reasonably estimated by Landlord's architect, is estimated to cause the Shared Excess to increase by less than $5,000). Any additional cost as a result of any such Landlord Change described in the preceding sentence shall be included in the Shared Excess (and the parties' respective responsibility for such cost shall be determined in accordance with section 15.3(e) below), and any delay in' the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition caused by such Landlord Change shall be deemed to be an Unavoidable Delay.

                 The .parties' respective responsibility for any Shared Excess resulting from any Landlord Change or Alternate Change shall be determined in accordance with Section 15.3(e) below.
                   Any dispute hereunder between Landlord and Tenant with respect to any delay in the substantial completion of Landlord's Work or in Landlord's causing of Studio A to be in operational condition as a result of any Landlord Change or Alternate Change shall be resolved by arbitration pursuant to the terms of Article 31 hereof, it being understood that the arbitrator(s) shall be bound by the provisions of this Section 15.1(f).

                   (g) Studio A shall be deemed to be in "operational condition" when it meets the criteria set forth in Exhibit E-1 attached hereto. Notwithstanding that the control room area and the dressing room (as indicated on Exhibit F-2) are deemed to be part of Studio A, for purposes of determining the Landlord's Work to be performed with respect thereto pursuant to the Work Letter, such areas shall be deemed to be part of the Playboy Office Space.

                   (h) Landlord represents that upon substantial completion of Landlord's Work: the then existing electrical, plumbing, fire sprinkler, lighting and heating, ventilating and air conditioning systems shall be in good working order and the parking lot, as well as the structural elements of the roof, load bearing walls and foundations, shall be free of material defects.

                  SECTION 15.2. No Representations as to Premises. Tenant acknowledges that Tenant is familiar with the Premises, the physical condition thereof and the leases and occupancies affecting the Premises. Except as otherwise expressly set forth in this Lease, Tenant accepts the Premises in the existing condition and state of repair, "as is", and Tenant agrees that, except as otherwise expressly provided in this Lease, no representations, statements or warranties, express or implied, have been made by or on behalf of Landlord with respect to the Premises, the status of title to the Premises, the physical condition thereof, the tenants and occupants thereof, the zoning or other laws, regulations, rules and orders applicable thereto, or the use that may be made of the Premises.

                  SECTION 15.3. (a) Unused Playboy Allowance. To the extent that the cost to Landlord to fully complete the Playboy Office Work (as defined below) shall be less than $1,862,200 in the aggregate ($40 per square foot times the number of square feet with respect to which such work shall be performed being set forth in Sections A and B of Work Group 1 of the Work Letter, and such difference between such cost and $1,862,200 being the "Unused Playboy Allowance"), the Unused Playboy Allowance shall be credited against the first installments of Base Rent and Additional Rent payable by Tenant under this Lease. The "Playboy Office Work" shall mean that work which is described in Sections A and B of Work Group 1 of the Work Letter. Notwithstanding anything in this Lease to the contrary, if (x) Tenant requests AboveStandard Work with respect to the areas of the Premises where the Playboy Office Work is being performed and/or changes to the Playboy Office Work which exceed the Work Letter Standard, Tenant shall be entirely responsible for the increase in the cost of the Playboy Office Work which results from such Above-Standard Work and/or changes to the extent that such AboveStandard Work and/or changes cause the cost of Landlord's Work to exceed the Landlord Work Allowance (as defined below) and/or (y) subject to the immediately succeeding sentence, Tenant requests a floor finish which costs in excess of $2.00 per square foot (as contemplated by Sections A.3 and B.3 of Work Group 1 of the Work Letter), Tenant shall be entirely responsible for the cost of such floor finish to the extent that such cost exceeds $2.00 per square foot (the aggregate of the costs to be borne by Tenant pursuant to (x) and (y) above in this paragraph being the "Playboy Office Work Change Costs"). Notwithstanding the foregoing provisions of this Section 15.3(a), to the extent that there is an Unused Playboy Allowance following the completion and payment in full for the Playboy Office Work, such Unused Playboy Allowance may be applied toward the Playboy Office Work Change Costs.

                   (b) Other Work. The "Other Work" shall mean those portions of Landlord's Work other than the Playboy Office Work and other than the work set forth in Work Group 3Base Building Work of the Work Letter. Notwithstanding anything in this Lease to the contrary, if (x) Tenant (or Directrix) requests Above-Standard Work with respect to the areas of the Premises where the Other Work is being performed and/or changes to the Other Work which exceed the Work Letter Standard, Directrix shall be entirely responsible for the increase in the cost of the Other Work which results from such Above-Standard Work and/or changes and/or (y) Tenant (or Directrix) requests a floor finish which costs in excess of $2.00 per square foot (as contemplated by Sections D.3 and E.3 of Work Group 2 of the Work Letter), Directrix shall be entirely responsible for the cost of such floor finish to the extent that such cost exceeds $2.00 per square foot (the aggregate of the costs to be borne by Directrix pursuant to (x) and (y) above in this paragraph being the "Other Work Change Costs").

                  (c) Base Building Work. The "Base Building Work" shall mean those portions of Landlord's Work set forth in Work Group 3-Base Building Work of the Work Letter. Notwithstanding anything in this Lease to the contrary, if Tenant (or Directrix) requests AboveStandard Work with respect to the Base Building Work and/or changes to the Base Building Work which exceed the Work Letter Standard, the requesting party (i.e., Tenant or Directrix, as the case may be) shall be entirely responsible for the increase in the cost of the Base Building Work which results from such -Above-Standard Work and/or changes (if Directrix is the requesting party, such costs shall be included in the Other Work Change Costs, and if Tenant is the requesting party, such costs shall be included in the Playboy Office Work Change Costs).

                  (d) Provided no Event of Default shall then be outstanding, Landlord shall fund the first $4,000,000 worth (the "Landlord Work Allowance") of Landlord's Work (other than the Playboy Office Work Change Costs and the Other Work Change Costs) at its expense. The Landlord Work Allowance shall be applied toward the following: the payment of architectural, engineering, construction management and other consultant's fees incurred by Landlord (including without limitation, fees for supervision of Landlord's Work charged by outside consultants retained by Landlord, but excluding fees for such supervision by Landlord or its own employees), as well as the cost of preparing and filing any plans (to the extent such fees and costs are incurred by Landlord); insurance with respect to Landlord's Work; as well as for the general contractor's overhead, general conditions and profit and all "hard costs" which hard costs shall include all forms of construction, alterations and decoration work permanently included in the Premises as part of Landlord's Work (it is understood that all of the foregoing costs are included in the cost of Landlord's Work). The Unused Playboy Allowance, if any, shall be included in the cost of Landlord's Work, and except as expressly permitted in the last sentence of Section 15.3(a) as to the Playboy Office Work Change Costs only, the Landlord Work Allowance shall not be applied toward the Playboy Office Work Change Costs or the Other Work Change Costs.

                 (e) If (1) the aggregate cost of Landlord's Work (exclusive of the Playboy Office Work Change Costs and the Other Work Change Costs) shall exceed (2) an amount equal to the difference between the Landlord Work Allowance and the Unused Playboy Allowance (if there shall be no Unused Playboy Allowance then for purposes of this calculation the Unused Playboy Allowance shall be deemed to be $0.00), such excess of (1) over (2) (the "Shared Excess") shall be borne by Landlord, Tenant and Directrix as follows: (x) Directrix shall be responsible for two thirds of the Shared Excess which is attributable solely to those portions of the Premises where the Other Work is being performed (such portions being the "Other Work Space", and Landlord shall be responsible for one third of the Shared Excess which is attributable solely to the Other Work Space;
(y) Tenant shall be responsible for one-half of the Shared Excess which is attributable solely to those portions of the Premises where the Playboy Office Work is being performed (such portions being the "Playboy Office Space"), and Landlord shall be responsible for one-half of the Shared Excess which is attributable solely to the Playboy Office Space; and (z) that portion of the Shared Excess which is not attributable solely to either the Other Work Space or the Playboy Office Space (e.g., those portions of Landlord's Work which are set forth in Work Group 3 of the Work Letter) shall be borne equally by Landlord, Tenant and Directrix (i.e., each party shall be responsible for one third of the Shared Excess). Once the Accepted Bid (as defined below) has been determined by Landlord, Landlord shall give notice of the same to Tenant and to Directrix, which notice shall set forth each party's share of the Shared Excess based upon such Accepted Bid. Landlord shall be permitted from time to time to revise its determination of the Shared Excess.

                  (f) Notwithstanding anything in this Lease to the contrary (including without limitation any provisions of this Article 15 that deem any portion of the cost of Landlord's Work to be Directrix' responsibility), Landlord shall bill Tenant from time to time (but not more often than monthly) for the Playboy Office Work Change Costs, the Other Work Change Costs and for Tenant's and Directrix' shares of the Shared Excess as and when such costs are incurred by Landlord, and Tenant shall pay such amounts to Landlord as Additional Rent within ten (10) days after Landlord's demand therefor, which demand shall be accompanied by invoices or other reasonably satisfactory evidence of such amounts and which will set forth which of the amounts constitute the Playboy Office Work Change Costs, the Other Work Change Costs, Tenant's share of the Shared Excess and Directrix' share of the Shared Excess. Notwithstanding anything in this Lease to the contrary (including without limitation any provisions of this Article 15 that deem any portion of the cost of Landlord's Work to be Directrix' responsibility), Tenant shall be liable to Landlord for all of such costs and all such costs shall be deemed to be Additional Rent under this Lease, and Landlord shall have no obligation to seek payment of such costs from Directrix.

                  (g) The parties acknowledge that, at Tenant's request, Landlord shall obtain bids on the work set forth in Exhibit E-2 attached hereto as part of Landlord's bidding process for Landlord's Work. Tenant acknowledges that should Tenant direct Landlord to perform any of such work, such work shall be deemed to be Above-Standard Work (accordingly, any delays caused thereby shall be deemed to be Tenant Delays), and the cost of such work shall be included in the Playboy Office Work Change Costs. The cost of any Above-Standard Work which is not attributable solely to either the Other Work Space or the Playboy Office Space (e.g., those portions of Landlord's Work which are set forth in Work Group 3 of the Work Letter) shall be borne by the party who requested such Above-Standard Work (i.e., if Directrix requested such work, the cost thereof shall be included in the Other Work Change Costs, and if Tenant requested such work, the cost thereof shall be included in the Playboy Office Work Change Costs).

                    (h) If the aggregate cost of Landlord's Work (inclusive of the Playboy Office Work Change Costs and the Other Work Change Costs) shall be less than $4,000,000, then notwithstanding anything herein to the contrary, to the extent of the difference between (x) $4,000,000 and (y) the aggregate cost of Landlord's Work (inclusive of the Playboy Office Work Change Costs and the Other Work Change Costs, but after first deducting therefrom an amount equal to the Unused Playboy Allowance, if any) (such difference being the "Difference"), Landlord shall be solely responsible for any increases in the cost of Landlord's Work which are caused by any necessary variation in the Construction Drawings from the Work Letter Standard (1) due to the field dimensions and conditions being at variance from information available at the time of the execution and delivery of this Lease by Landlord and Tenant; or (2) in order to comply with any Requirements, provided that Landlord may apply any unused portions of the Landlord Work Allowance to such costs. Tenant acknowledges that its right to the Unused Playboy Allowance pursuant to Section 15.3(a) above is subject to Landlord's right to apply the same as set forth above in this paragraph.

                   (i) Upon receipt of the final Construction Drawings, Landlord shall solicit bids to perform Landlord's Work for, at Landlord's option, either a stipulated sum or a guaranteed maximum price from a list of independent reputable general contractors which list shall include up to three (3) contractors selected by Tenant and reasonably approved by Landlord (provided that Tenant submitted such contractors to Landlord for its approval on or before July 21, 2001). Landlord's bid proposal shall require that such bids be received simultaneously by Landlord and Tenant within the period (the "Bid Period") ending 15 days after delivery by Landlord to the contractors of the bid proposal. Landlord may, at its option, disregard any bids not submitted in a timely manner. Landlord shall accept one of such bids within ten (10) days after the end of the Bid Period, and Landlord may, in its reasonable discretion, accept either one of the two lowest of such bids. Tenant acknowledges, however, that Landlord also may consider in its reasonable discretion any relevant factors other than price in determining which bid to accept, such as factors which may affect Landlord's ability to perform Landlord's Work in a timely manner (including without limitation the time proposed by the contractor to complete the work and whether union labor will be employed), and the expected quality of the work; and Tenant further acknowledges that Landlord may in good faith select a higher bid in the event that Landlord reasonably determines that any one or more other factors affecting Landlord's Work outweighs any savings in cost that would result from Landlord's selection of one of the two lowest bids. Landlord shall require any general contractor retained by it to perform Landlord's Work to provide customary warranties with respect thereto, and Landlord shall endeavor to cause provisions substantially similar to those set forth in Exhibit E-3 to be included in its contract with the general contractor retained by Landlord to perform Landlord's Work, provided that Landlord shall have no liability whatsoever if the general contractor is not willing to agree to any of such provisions or similar provisions, nor shall Landlord be obligated to incur any additional costs in order to cause the general contractor to be willing to agree to any of such provisions. Landlord shall permit Tenant to review and comment upon any proposed construction contract with respect to Landlord's Work between Landlord and its general contractor, and Landlord agrees to consider such comments in good faith; however, Tenant acknowledges that Landlord shall be under no obligation to accept such comments and that the terms of any such contract shall be determined by Landlord in its sole discretion. The bid accepted by Landlord pursuant to this Section 15.3(f) shall be the "Accepted Bid".

                   (j) Tenant shall have the right, upon reasonable notice to Landlord, to inspect Landlord's Work at reasonable times; provided however, that Tenant shall have no authority to advise any contractor that it is rejecting any work nor interfere with Landlord's Work and Tenant's failure to inspect Landlord's Work shall in no event constitute a waiver of any of Tenant's rights under this Article 15 nor shall Tenant's inspection of the Landlord's Work constitute Tenant's approval of the same. Any delays in Landlord's Work caused by any such inspection by Tenant shall be deemed to be Tenant Delays.

                  SECTION 15.4. Landlord's Costs. Notwithstanding anything herein to the contrary, the following costs shall be borne solely by Landlord (i.e., the Landlord Work Allowance shall not be applied to such costs and they shall not be included in the Shared Excess):

                  (a) any corrections or changes that need to be made to Landlord's Work due to either the failure by the Construction Drawings or Landlord's Work to conform to applicable Requirements in effect at the time a final sign-off from the applicable Governmental Authority with respect to Landlord's Work is issued;

                  (b) all costs incurred by Landlord in order to cause the Premises to comply with applicable Requirements, if any, relating to earthquakes in order to procure a final sign-off from the applicable Governmental Authority with respect to Landlord's Work; and

                  (c) all costs incurred by Landlord in excess of the estimated amounts allocated thereto in Sections A.3, B.3, D.3 and E.3 of the Work Letter in order to cause the floors to be level and in industry appropriate condition for the applicable floor finishes to be placed thereon.

                 SECTION 15.5. Disputes. Any dispute between the parties as to any of the matters set forth in this Article 15 shall be resolved by arbitration in accordance with Article 31 below.


                                   ARTICLE 16
                       LIMITATION OF LANDLORD'S LIABILITY

                 Landlord is not liable for any injury or damage to Tenant or to any party happening on, in or about the Premises and its appurtenances, nor for any injury or damage to the Premises or to any property belonging to Tenant or to any other party that may be caused by fire, breakage, or by the use, misuse or abuse of any portion of the Premises (including, but not limited to, any of the common areas within the Premises, elevators, hatches, openings, installations, stairways or hallways), nor the streets or sidewalk areas within the Premises, or which may arise from any other cause whatsoever, unless caused by the negligence or intentionally tortious acts of Landlord, its agents or employees. In no event shall Landlord be liable to Tenant for consequential damages.
                                   ARTICLE 17
                     INDEMNIFICATION OF LANDLORD AND TENANT


                  SECTION 17.1. Tenant's Obligation to Indemnify. To the fullest extent permitted by law (but subject to the release and waiver of subrogation set forth in Section 6.9 above), Tenant shall indemnify Landlord (which, for purposes of this Article, shall include the directors, officers, managers, employees, shareholders, partners, members, agents and servants of Landlord) and hold Landlord harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, architects' and attorneys' fees and disbursements, which may be imposed upon or incurred by or asserted against Landlord by reason of any of the following occurring during the Term, except to the extent caused by Landlord's breach of the provisions of this Lease, or the negligence or intentionally tortious acts of Landlord, its agents or employees and provided that in no event shall Tenant be liable to Landlord for consequential damages:

                 (a) Alterations. Alterations or any other work or act (other than any work or act of Landlord) done in, on or about the Premises or any part thereof;

                 (b) Use. The use, non-use, possession, occupation, alteration, condition, operation, maintenance or management of the Premises or any part thereof or of any street, alley, sidewalk, curb, passageway, gutter, or space comprising a part thereof or adjacent thereto;

                 (c) Act or Failure to Act of Tenant/Subtenant. Any act or failure to act on the part of Tenant or any subtenant or any of its or their respective officers, agents, contractors, servants, employees, licensees or invitees;

                (d) Accidents, Injury to Person or Premises. Any accident, injury (including death) or damage to any Person or property occurring in, on or about the Premises or any part thereof or in, on or about any street, alley, sidewalk, curb, passageway, gutter, space comprising a part thereof or adjacent thereto;

                (e) Rent Obligations. Any failure on the part of Tenant to pay Rent or to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with and the exercise by Landlord of any remedy provided in this Lease with respect thereto;

                (f) Liens, Claims. Any lien or claim which may be alleged to have arisen against or on the Premises, or any part thereof, or against any of the assets of, or funds appropriated to, Landlord or any liability which may be asserted against Landlord with respect thereto, which lien or claim arising out of any work done by or for Tenant or any person claiming under or through Tenant (other than Landlord's Work to the extent that Landlord bears the cost of the same);

                (g) Default of Tenant. Any failure on the part of Tenant to keep, observe, comply with and perform any of the terms, covenants, agreements, provisions, conditions or limitations contained in the Subleases or other contracts and agreements affecting the Premises or any part thereof, on Tenant's part to be kept, observed or performed; and

                    (h) Contests and Proceedings. Any contest undertaken by Tenant permitted pursuant to the provisions of this Lease.

                   SECTION 17.2. Contractual Liability. The obligations of Tenant under this Article shall not be affected in any way by the absence of insurance coverage or by the failure or refusal of any insurance carrier to perform any obligation on its part to be performed under insurance policies affecting the Premises.

                   SECTION 17.3. Landlord's Obligation to Indemnify. Subject to the waiver of subrogation set forth in Section 6.9 above, Landlord shall indemnify and save harmless Tenant against and from all liabilities, obligations, damages, costs and expenses for which Tenant shall not be reimbursed by insurance (including reasonable attorneys' fees, paid, suffered or incurred), but only to the extent the same (a) is caused by a breach by Landlord, Landlord's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this Lease, or the carelessness, negligence or improper conduct of the Landlord, Landlord's agents, contractors or employees or (b) arises out of the performance by Landlord of Landlord's Work (except to the extent of any payments toward the cost of the same for which Tenant or Directrix is responsible under Article 15 above). In no event, however, shall Landlord be liable for any consequential damages.

                  SECTION 17.4. _ Defense of Claim, Etc. If any claim, action or proceeding is made or brought against Landlord by reason of any event to which reference is made in Section 17.1 hereof, or against Tenant, by reason of any event to which reference is made in Section 17.3 hereof, then, upon demand by the indemnified party, the indemnifying party shall resist, defend or satisfy such claim, action or proceeding in the indemnified party's name, if necessary, by the attorneys for the indemnifying party's insurance carrier (if such claim, action or proceeding is covered by insurance), or by such other attorneys as the indemnified party shall approve, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the indemnified party may engage its own attorneys to defend it or to assist in its defense and the indemnifying party shall pay the reasonable fees and disbursements of such attorneys of the indemnified party.

 SECTION 17.5. Survival Clause. The provisions of this Article shall survive the
              Expiration Date.


                                   ARTICLE 18
                          RIGHT OF ENTRY AND INSPECTION

                 SECTION 18.1. Permission to Enter Premises. Tenant shall permit Landlord and its agents, employees and representatives to enter the Premises at all reasonable times for the purpose of (a) inspecting it to determine whether Tenant is in compliance with its obligations hereunder, (b) making in the case of an Emergency, or following an Event of Default, any necessary repairs to the Premises and performing any other work therein that may be necessary by reason of Tenant's failure to make any such repairs or perform any such work and (c) exhibiting the Premises to prospective purchasers or to prospective lenders or mortgagees or to prospective assignees of any such lenders or mortgagees or, during the last eighteen (18) months of the Term, to prospective tenants. Landlord shall give Tenant not less than twenty-four (24) hours notice of such entry and such entry shall be limited to business hours on business days, except in the case of an Emergency, in which event no notice shall be required and such entry shall not be limited to business hours on business days. Tenant may, at its option, have a representative of Tenant accompany Landlord during such entry into the Premises. "Emergency" shall mean a condition presenting, in the judgment of Landlord, imminent danger to the health or safety of persons or damage to property. Notwithstanding the foregoing, Landlord shall have no access to any studios located within the Premises during their regular hours of operation provided that Landlord shall have been given reasonable prior notice of such regular hours, except (i) with the prior permission of Tenant, which shall not be unreasonably withheld or delayed, and (ii) in the event of an Emergency. In the event any access to Tenant's studios is required, (a) Tenant shall act reasonably in coordinating such access at no additional cost to Landlord and (b) Landlord and its representatives shall use reasonable efforts to minimize any interference with the operation of the studios, which reasonable efforts shall include, to the extent reasonably necessary, the employment of overtime labor at Landlord's expense in connection therewith.

                 SECTION 18.2. No Liability of Landlord for Disturbance. Except to the extent caused by the negligence or intentionally tortious acts of Landlord, its agents or employees, or by the breach by Landlord of its obligations under Section 18.1 above, Landlord shall not be liable for any inconvenience, annoyance, disturbance, or other damage of Tenant or any subtenant by reason of the making of such repairs or the performance of any such work, or on account of bringing materials, tools, supplies and equipment into the Premises during the course thereof, and the obligations of Tenant under this Lease shall not be affected thereby. In no event, however, shall Landlord be liable for consequential damages..


                                   ARTICLE 19
                 PARTY'S RIGHT TO PERFORM THE OTHER'S COVENANTS

                 SECTION 19.1. Landlord's Right to Perform Tenant's Obligations. If there is an Event of Default or an Emergency, Landlord may, but shall be under no obligation to, at Tenant's expense and upon not less than ten (10) days' prior notice (except in the event of an Emergency, in which case no notice shall be required) perform the obligation, the breach of which gave rise to such Event of Default, or make a necessary repair or perform necessary work in the case of an Emergency, without waiving or releasing Tenant from any of its obligations contained herein.

                 SECTION 19.2. Alterations. If having commenced any Alteration, Tenant fails to complete it or fails diligently and continuously to perform any Alteration to completion, Landlord may commence or complete such Alteration at Tenant's expense, and without any liability to any person, including Tenant, by reason thereof.
                   SECTION 19.3. Right to Reimbursement. If Landlord elects to complete any such Alteration, Tenant, on Landlord's demand, shall pay to Landlord the commercially reasonable costs incurred by Landlord to complete the Alteration.

                   SECTION 19.4. Discharge of Liens. If Tenant fails to cause any mechanic's laborer's, vendor's, materialman's or similar statutory lien to be discharged or bonded in accordance with the provisions hereof, Landlord may, but is not obligated to, discharge those of record either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Landlord may also compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances.

                   SECTION 19.5. Reimbursement For Amounts Paid by Landlord Pursuant to this Article. Any amounts paid by Landlord in performing Tenant's obligations under this Lease, including all costs and expenses incurred by Landlord in connection therewith, shall be paid to Landlord on Landlord's demand and shall bear interest at the Late Charge Rate until paid. All such items payable to Landlord shall be deemed Additional Rent under this Lease.

                  SECTION 19.6. Waiver, Release and Assumption of Obligations. Landlord's payment or performance pursuant to the provisions of this Article shall not be, nor be deemed to be (a) a waiver or release of the any Event of Default with respect thereto (or any past or future Events of Default of the same nature) or of Landlord's right to terminate this Lease and/or to take such other action as may be permissible hereunder, or (b) Landlord's assumption of Tenant's obligations to pay or perform any of Tenant's past, present or future obligations hereunder.

                  SECTION 19.7. Proof of Damages. Landlord is not limited, in the proof of any damages that it may claim against Tenant arising out of, or by reason of, Tenant's failure to provide and keep insurance in force in accordance with the provisions of this Lease, to the amount of the insurance premium or premiums not paid. However, Landlord is entitled to recover, as damages for such Event of Default, the uninsured amount of any loss and damage sustained or incurred by it and the costs and expenses of any suit in connection therewith, including, without limitation, attorneys' fees and disbursements.

                  SECTION 19.8. Tenant's Right to Perform Landlord's Obligations. If Landlord defaults in the observance or performance of any term or covenant on its part to be performed under this Lease, then Tenant, in addition to any other remedy it may have, may give notice thereof to Landlord, which notice shall specifically state that if Landlord fails to cure such default, Tenant shall seek to cure such default and exercise the remedies available to it pursuant to this Section 19.8. If, within ten (10) business days after Landlord's receipt of such notice, Landlord does not commence to cure such default, Tenant may give a second notice to Landlord, which notice shall specifically state that it is the second notice being given with respect to such default pursuant to this Section 19.8 and also shall specifically state that if Landlord fails to cure such default, Tenant shall seek to cure such default and exercise the remedies available to it pursuant to this Section 19.8. If within five (5) business days after Landlord's receipt of Tenant's second notice Landlord still shall not have commenced to cure such default, Tenant may undertake to cure the same (provided that Tenant complies with the requirements of Article 12 (other than any required approval by Landlord) and any other applicable provisions of this Lease with respect thereto) and, provided that Landlord had been in default of the obligation in question, may recover the reasonable cost thereof from Landlord. Notwithstanding the foregoing, Tenant shall not be obligated to give either of the notices set forth above in the event of an emergency (i.e., threat of imminent damage to property or bodily injury), provided that Tenant shall use reasonable efforts to contact by telephone Landlord's representative whose name and telephone number shall have been provided to Tenant to advise such representative of such situation and Tenant's intention to take action to remedy the same. As of the date hereof, Landlord's representative for such purposes is David Moson, (212) 644-8611. If Landlord disputes Tenant's entitlement to reimbursement of such cost for any reason, then the dispute shall be resolved by arbitration in accordance with
Article 31 hereof, it being understood that if Tenant's position is sustained in such arbitration, in addition to any other remedy that Tenant may have, Tenant may elect to offset such unpaid sum against ensuing installments of Base Rent and Additional Rent due under this Lease. Tenant acknowledges that it may not elect such offset right unless and until Tenant's position is sustained in such arbitration. It is understood that Landlord's failure to respond to any notice given by Tenant pursuant to this Section 19.8 shall not be construed as an admission by Landlord as to any alleged default.

                  SECTION 19.9. Amounts owed by Landlord to Tenant. Any amounts owed by Landlord to Tenant pursuant to this Lease shall bear interest at the Late Charge Rate from the date due until paid (or, but only to the extent permitted in Section 19.8 above, offset by Tenant).


                                   ARTICLE 20
                      PERMITTED USE; NO UNLAWFUL OCCUPANCY

                  SECTION 20.1. Type of Use. Tenant shall use and operate the Premises throughout the Term for any lawful use provided that Tenant shall, at its sole cost and expense, procure any necessary permits, certificates, licenses or other authorizations required for any such use and such use must comply with the certificate of occupancy for the Premises. Without limiting the generality of the foregoing, Landlord acknowledges that the named Tenant (i.e., Playboy Entertainment Group, Inc.) intends to use portions of the Premises for the production of adult entertainment, which will include the filming, taping, photography and other recording and imaging of explicit sexual content.

                  SECTION 20.2. Prohibited Uses. Tenant shall not use or occupy, nor permit or suffer the Premises or any part thereof, to be used or occupied for any unlawful or illegal business, use or purpose, or in any way in violation of any applicable Requirements or the certificate of occupancy for the Premises. Immediately upon its discovery of any such unlawful or illegal business or use, Tenant shall take all necessary steps, legal and equitable, to compel the discontinuance of such business or use, including, if necessary, the removal from the Premises of any subtenants using any portion of the Premises for any unlawful or illegal business, use or purpose.

     SECTION 20.3. Restriction of Public Use. Tenant shall not suffer or permit the Premises or any portion thereof to be used by the public without restriction or in such manner as might reasonably tend to impair title to the Premises or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Premises or any portion thereof.

     SECTION  20.4.  Hazardous  Materials.   (a)  Tenant  may  cause  or  permit
"Hazardous Materials" (as defined in Section 20.5(d) below) to be brought, kept or used in or about the Premises by Tenant, its agents, employees, contractors, or invitees, provided that Tenant complies with all Laws with respect thereto and provided that Tenant shall be solely responsible for any increase in the cost of any insurance maintained pursuant to Article 6, as well as of any increase in any other cost with respect to the operation of the Building, which is caused thereby. Tenant shall not be responsible for the presence of Hazardous Material in or about the Premises which result from the underground migration of Hazardous Materials to the Premises after the Commencement Date from other sites, which is not caused by Tenant, or its agents, contractors, invitees or employees. Tenant hereby indemnifies Landlord, agrees to defend Landlord and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses including, without limitation, sums paid in settlement of claims, attorneys' fees and costs, consultant fees, and expert fees) which arise as a result of Hazardous Materials being be brought, kept or used in or about the Premises by Tenant, its agents, employees, contractors, or invitees, and/or as a result of the underground migration of Hazardous Materials to the Premises after the Commencement Date from other sites, which is caused by Tenant, or its agents, contractors, invitees or
employees.  This  indemnification  of  Landlord  by  Tenant  includes,   without
limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises, which Hazardous Material was caused 'or permitted to be brought, kept or used in or about the Premises by Tenant, its agents, employees, contractors, or invitees. Without limiting the foregoing, if the presence of ..any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material and the contractors to be used by Tenant for such work must be approved by Landlord, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

                  (b) Landlord represents that, to its knowledge, except as disclosed in the following reports: Phase I Environmental Site Assessment Update Dated April 24, 2001; Tank Removal and Remedial Excavation Report Dated November 24, 1998; Underground Storage Tank Investigation Dated April 1, 1998; and Phase I Environmental Site Assessment Dated February 16, 1999, receipt of which is acknowledged by Tenant, Landlord is not aware of the existence of any Hazardous Material at the Premises. Landlord hereby indemnifies Tenant, agrees to defend Tenant and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses including, without limitation, sums paid in settlement of claims, attorneys' fees and costs, consultant fees, and expert fees) which arise during the Term of this Lease as a result of the presence, prior to the Commencement Date, of materials at the Premises, which constitute "Hazardous Material," as well as which result from the underground migration of Hazardous Materials to the Premises after the Commencement Date from other sites, which is not caused by Tenant, or its agents, contractors, invitees or employees. This indemnification of Tenant by Landlord includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises and is subject to Tenant using commercially reasonable efforts not to disturb any Hazardous Material. Provided that Tenant uses its commercially reasonable efforts not to disturb any such asbestos, if any asbestos which is present at the Premises as of the date hereof must be abated at any time during the Term in order to comply with any Laws, Landlord at its expense shall encapsulate or otherwise abate the same to the extent necessary in order to comply with such Laws.

                  (c) It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or sublease if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material in excess of ordinary office or studio/film production use (and it being understood that any such permitted use must comply with all Laws); (ii) the proposed assignee or subtenant has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such assignee's or subtenant's actions or use of the property in question; or (iii) the proposed assignee or subtenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

                 (d) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California. or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as "Hazardous Waste," "Extremely Hazardous Waste," or "Restricted Hazardous Waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "Hazardous Substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "Hazardous Material," "Hazardous Substance," or "Hazardous Waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as "Hazardous Substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under
Article 9 or defined as "Hazardous" or "Extremely Hazardous" pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20,
(viii) designated as a "Hazardous Substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. ss. 1317), (ix) defined as a "Hazardous Waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et sM. (42 U.S.C. ss.6903), or (x) defined as a "Hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S. C. ss. 9601 et seq. (42 U.S.C. ss. 9601).

                 (e) As used herein, the term "Laws" means any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Material affecting the Premises, including, without limitation, the laws, ordinances, and regulations referred to in Section 20.5(d) above.
                   (f) The indemnities by each party pursuant to this Article 20 shall survive the expiration or sooner termination of this Lease.


                                   ARTICLE 21
             EVENTS OF DEFAULT, CONDITIONAL LIMITATIONS, REMEDIES, ETC.


    SECTION 21.1. Events of Default. Each of the following events shall constitute an Event of Default" hereunder:

                 (a) if Tenant shall default in the payment of Base Rent and such default shall continue for a period of five (5) days after notice from Landlord of such default, or if Tenant shall default in the payment of any other Rent or other sums required to be paid by Tenant hereunder on the due date thereof, and such default shall continue for a period of five (5) days after notice from Landlord of such default;

                 (b) if Tenant enters into an assignment, sublease or other transfer without compliance with the provisions of this Lease and such assignment, sublease or other transfer is not made to comply with the provisions of this Lease, or canceled, within thirty (30) calendar days after Landlord's notice thereof to Tenant;

                (c) if Tenant fails to observe or perform one or more of the other terms, conditions, covenants or agreements of this Lease and such failure continues for a period of thirty (30) calendar days after notice thereof by Landlord to Tenant specifying such failure (unless such failure requires work to be performed, acts to be done or conditions to be removed which cannot by their nature reasonably be performed, done or removed, as the case may be, within such thirty (30) calendar day period, in which case no Event of Default shall be deemed to exist as long as Tenant has commenced curing the same within such thirty (30) calendar day period and shall diligently and continuously prosecutes the same to completion); any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure 1161 (regarding unlawful detainer) or any successor statute;

                (d) to the extent permitted by law, if Tenant is generally not paying its debts as they become due, or admits, in writing, that it is unable to pay its debts as they become due;

                (e) to the extent permitted by law, if Tenant makes an assignment for the benefit of creditors;

                (f) to the extent permitted by law, if Tenant files a voluntary petition under Title 11 of the United States Code or if such petition is filed against Tenant and an order for relief is entered, or files any petition or answer seeking, consenting to or acquiescing in, any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal bankruptcy code or any other present or future applicable Federal, State or other statute or law (any of the foregoing being a "Bankruptcy Event"), or shall seek or consent to or acquiesce in or suffer the appointment of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Tenant or of all or any substantial part of its properties or of the Premises or.any interest of Tenant therein;

         (g) to the extent permitted by law, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal bankruptcy code or any other present or future applicable Federal, State or other statute or law, such proceeding is not dismissed, or if, within thirty (30) days after the appointment, without the consent or acquiescence of Tenant, or of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Tenant or of all or any substantial part of its properties or of the Premises or any interest of Tenant therein, such appointment is not vacated or stayed on appeal or otherwise, or if, within thirty (30) days after the expiration of any such stay, such appointment is not vacated;

         (h) if a levy under execution or attachment shall be made against the Premises or any part thereof, the income therefrom, the Lease or the leasehold estate created thereby and such execution or attachment shall not be vacated or removed by court order, bonding or otherwise within a period of thirty (30) days;

        (j) if Tenant fails to observe or perform one or more of the terms, conditions, covenants or agreements of any Leasehold Mortgage beyond any applicable notice and/or cure period;

        (k) abandonment of the Premises, or Tenant's failure to accept tender of possession of the Premises;

        (1) the taking in execution or by similar process or law (other than by eminent domain) of the leasehold estate hereby created;

        (m) Tenant's failure to cause to be released or discharged by bonding any mechanics' liens filed against the Premises, the land, the improvements or structures thereon or any part thereof, within thirty (30) days after notice that same have been filed or recorded;

        (n) Tenant's failure to deliver the certificate required under Article 26 or any written instrument required under Section 10.2 (d) within the time required, which failure continues for five (5) days after notice; or

        (o) Tenant's failure to maintain the insurance policies required pursuant to this Lease, which failure continues for a period of five (5) business days after notice.

         (i)

     intentionally omitted;

                 All defaults by Tenant of any covenant or condition of this Lease shall be deemed by the parties hereto to be material.

                   SECTION 21.2. Enforcement of Performance. If an Event of Default occurs, Landlord may elect, by appropriate judicial proceedings, either at law or in equity, to enforce performance or observance by Tenant of the applicable provisions of this Lease and/or to recover damages for breach thereof.

                   SECTION 21.3.            Remedies.
                                            ---------

                   (a) In the event of any Event of Default, Landlord may at any time thereafter, with or without notice or demand:

                           (i) Terminate Tenant's right to possession of the
Premises by any lawful means, in
which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such case, Landlord may enter into and repossess the Premises by summary proceeding, unlawful detainer, ejectment or otherwise, and remove all occupants thereof and, at Landlord's option, any property therein without being liable for any damages therefor. In such event Landlord shall be entitled to recover from Tenant all liabilities, damages, costs and expenses incurred by Landlord by reason of Tenant's default, including but not limited to: (i) the worth at the time of the award of the unpaid rent which had been earned or was payable at the time of termination; (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned or payable after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rent loss that Tenant proves could be reasonably avoided;
(iv) any other amount necessary to compensate Landlord for all damages, liabilities, costs and expenses proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such default, refurbishment, repair, the cost of recovering possession of the Premises and making any necessary refurbishment and repairs; the cost of removing (and repairing any damage caused by such removal) and storage or disposal of Tenant's personal property, equipment, fixtures, alterations and tenant improvements, and expenses of reletting (including necessary refurbishment, repair, renovation or alteration of the Premises, Landlord's attorneys' fees and costs incurred in connection therewith, and any real estate commissions paid or payable); and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Requirements. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the prime rate of The Chase Manhattan Bank plus three percent (3%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subparagraph (iii) above, the "worth at time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant abandons the Premises, Landlord shall have the option of (x) taking possession of the Premises and recovering from Tenant the amount specified in this subparagraph, or (y) proceeding under the provisions of subparagraph (ii) below.

                           (ii) Maintain Tenant's right to possession, in which
case this Lease shall continue
in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease and at law or in equity, including the right to recover rent as it becomes due hereunder.

                             (iii) Re-enter the Premises with or without
terminating this Lease and remove all
  persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere or disposed of at the cost of and for the account of Tenant in accordance with the provisions of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this subsection (iii) shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.

                            (iv) In the event of the abandonment of the Premises
by Tenant or in the event that
 Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof for all or any portion of the Lease Term of this Lease on terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. If Landlord shall elect to so relet, then rents received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder and the balance, if any, shall be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rents received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs' and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rents received from such reletting.

                           (v) Pursue any other right or remedy now or hereafter
available to Landlord
 hereunder or at law or in equity.

                  SECTION 21.4.             Intentionally Omitted.

                  SECTION 21.5.             Intentionally Omitted.

                  SECTION 21.6. Receipt of Monies after Notice or Termination. No receipt of monies by Landlord from Tenant after termination of this Lease, or after the giving of any notice of termination of this Lease (unless, before the termination of this Lease, such receipt cures the Event of Default which was the basis for the notice) shall reinstate, continue or extend the Term or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy. After the service of notice to terminate this Lease or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any monies due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such monies collected being deemed payments on account of the use and occupation of the Premises or, at the election of Landlord, on account of Tenant's liability hereunder.

                  SECTION 21.7. Waiver of Service. Tenant hereby expressly waives the service of any notice of intention to re-enter provided for in any statute or of the institution of legal proceedings in connection therewith and Tenant, for and on behalf of itself and all parties claiming through or under Tenant, also waives any and all rights (a) of redemption provided by any law or statute now in force or hereafter enacted or otherwise, or (b) of re-entry or
(c) of repossession or (d) to restore the operation of this Lease, if Tenant is dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease, are not restricted to their technical legal meanings.

                  SECTION 21.8. Strict Performance. No failure by Landlord to insist upon Tenant's strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy available to Landlord by reason of an Event of Default, and no payment or acceptance of full. or partial Rent during the continuance of any Event of Default, constitutes a waiver of any such Event of Default or of such covenant, agreement, term or condition. No failure by Tenant to insist upon Landlord's strict performance of any covenant, agreement, term or condition of this Lease, and no payment of full or partial Rent by Tenant during the continuance of any default by Landlord under this Lease, constitutes a waiver of any such default or of such covenant, agreement, term or condition.

                  SECTION 21.9. Landlord's Right to Enjoin Defaults or Threatened Defaults. In the event that Tenant commits, threatens to commit, acquiesces or threatens in acquiesce to any act or occurrence which, with the passage of time and/or the giving of notice, would constitute an Event of Default, Landlord is entitled to enjoin such act or acquiescence and has the right to invoke any rights and remedies allowed at law or in equity or by statute or otherwise, other remedies that may be available to Landlord notwithstanding. In the event that Landlord commits, threatens to commit, acquiesces or threatens in acquiesce to any act or occurrence which, with the passage of time and/or the giving of notice, would constitute a default by Landlord under this Lease, Tenant is entitled to enjoin such act or acquiescence and has the right to invoke any rights and remedies allowed at law or in equity or by statute or otherwise, other remedies that may be available to Tenant notwithstanding.

                 SECTION 21.10. Tenant's Payment of All Costs and Expenses. Tenant shall pay to Landlord all costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred by Landlord in any action or proceeding to which Landlord may be made a party by reason of any act or omission of Tenant. All of the sums paid or obligations incurred by Landlord, with costs and interest at the Late Charge Rate, shall be paid by Tenant to Landlord on demand.
                   If Landlord or Tenant litigate any provision of this Lease or the subject matter thereof, the unsuccessful litigant shall pay to the successful litigant all reasonable attorneys' fees, disbursements and court costs incurred by the successful litigant at trial and on appeal.

                   SECTION 21.11. Rights and Remedies Cumulative. Except to the extent expressly provided in this Lease, all rights and remedies of Landlord and Tenant provided in this Lease are cumulative and are not exclusive, and except as otherwise provided in this Lease, Landlord or Tenant may pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this
 Article 21 shall limit or otherwise affect the obligation of either party hereto to indemnify, defend, protect and hold harmless the other party pursuant to any provision of this Lease.


                                   ARTICLE 22
                                     NOTICES


                  SECTION 22.1. All Notices, Communications, etc., in Writing. Whenever it is provided herein that notice, demand, request, consent, approval or other communication shall or may be given to, or served upon, either of the parties by the or whenever either of the parties desires to give or serve upon the other any notice, demand, request, consent, "approval or other communication with respect hereto or to the Premises, each such notice, demand, request, consent, approval or other communication shall be in writing and shall be effective for any purpose if given or served as follows:

                  (a) If by Landlord, by nationally recognized overnight courier service or by mailing to Tenant by certified mail, postage prepaid, return receipt requested, addressed to Tenant, at the address set forth above, with a copy thereof to Greenberg Glusker Fields Claman Machtinger & Kinsella LLP, 1900 avenue of the Stars, Suite 2100, Los Angeles, California 90067, Attn: Dennis B. Ellman, Esq., or to such other address(es) and attorney(s) as Tenant may from time to time designate by notice given to Landlord by certified mail.

                  (b) If by Tenant, by nationally recognized overnight courier service or by mailing to Landlord by certified mail, postage prepaid, return receipt requested, addressed to Landlord at the address first set forth above, with a copy thereof to Bingham Dana LLP, 399 Park Avenue, New York, New York 10022, Attn: Robert M. Safron, Esq., or to such other address(es) and attorney(s) as Landlord may from time to time designate by notice given to Tenant by certified mail.

                 SECTION 22.2. Service. Every notice, demand, request, consent, approval or other communication hereunder shall be deemed to have been given or served (i) three (3) business days after the same shall be deposited in the United States mails, postage prepaid, return receipt requested, as aforesaid, or
(ii) one (1) business day after being deposited with a nationally recognized overnight courier service. Notices given by the parties' attorneys shall be valid, provided the same are given in accordance with the terms of this Article.

                                   ARTICLE 23
                              Intentionally Omitted
                                   ARTICLE 24
                              Intentionally Omitted
                                   ARTICLE 25
                             EXCAVATIONS AND SHORING


                    If any excavation is made or contemplated for construction or other purposes upon property adjacent to the Premises, Tenant shall afford to Landlord or the party or parties causing or authorized to cause such excavation the right to enter upon the Premises in a reasonable manner for the purpose of doing such work as may be necessary to preserve any of the walls or structures of the Premises from injury or damage and to support the same by proper foundations. Tenant shall not, by reason of any such excavation or work, have any claim against Landlord for damages or for indemnity or for suspension, diminution, abatement, or reduction of Rent payable by Tenant hereunder.


                                   ARTICLE 26
                       CERTIFICATE OF TENANT AND LANDLORD


                   Each of Landlord and Tenant shall, within fifteen (15) days after notice from the other, execute, acknowledge and deliver to the other or any other party specified by such party, a statement in writing a certifying
 (i) that this Lease is unmodified and in full force and effect (or if there are modifications, that this Lease, is in full force and effect as modified, and stating the modifications) and (ii) the date to which the Rent payable by Tenant hereunder has been paid, and (b) stating whether or not to the best knowledge of Landlord or Tenant, as the case may be, the other party, is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying in detail each such default.


                                   ARTICLE 27
                             CONSENTS AND APPROVALS

                  SECTION 27.1. Effect of Granting or Failure to Grant Approvals or Consents. The granting of any consent or approval by a party to perform any act requiring consent or approval under the terms of this Lease, or the failure on the part of a party to object to any such action taken without the required consent or approval, shall not be deemed a waiver by the party whose consent was required, of its right to require such consent or approval for any further similar act. Each party hereby expressly covenants and warrants that, concerning matters requiring the other party's consent or approval under the terms of this Lease, the party seeking such consent or approval shall secure it for each and every happening for the event requiring such consent or approval, and shall not claim any waiver, on the part of the party whose consent was required, of the requirement to secure such consent or approval.

                  SECTION 27.2. Remedy for Refusal to Grant Consent or Approval. Each party hereby waives any claim against the other party which it may have based upon any assertion that the other party has unreasonably withheld or unreasonably delayed any consent or approval, and each party agrees that its sole remedy shall be (i) an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment or (ii) to submit the dispute to arbitration in accordance with Article 31 below. In the event of a determination favorable to the party who requested the consent or approval in any of the proceedings set forth in (i) or (ii) of the preceding sentence, the requested consent or approval shall be deemed to have been granted; however, the other party shall have no personal or other liability to the requesting party for its refusal to give such consent or approval. The sole remedy for either party's unreasonably withholding or delaying of consent or approval shall be as set forth in this Section. Notwithstanding the foregoing, each party shall be entitled to such other remedies as shall be available to it at law or in equity in the event that the other party's unreasonable withholding of consent is determined to be arbitrary and capricious by a final judgment of a court of competent jurisdiction or by the arbitrator in any arbitration proceeding pursuant to Article 31 below.


                                   ARTICLE 28
                            SURRENDER AT END OF TERM

                  (a) Upon the expiration of the Term, or upon a re-entry by Landlord upon the Premises pursuant to Article 21 hereof, Tenant, without any payment or allowance whatsoever by Landlord, shall surrender the Premises to Landlord in good order, condition and repair, reasonable wear and tear and damage caused by casualty which is the responsibility of Landlord to repair excepted, free and clear of all subleases, licenses and other occupancies, liens and encumbrances created by Tenant or by anyone claiming by or through Tenant. Tenant hereby waives any notice now or hereafter required by law with respect to vacating the Premises on the
 Expiration of the Term.

                  (b) Tenant acknowledges that possession of the entire Premises must be surrendered to Landlord at the Expiration or sooner termination of the Term. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender possession of the entire Premises as aforesaid will be substantial, will exceed the amount of annual Base Rent and Additional Rent theretofore payable hereunder, and will be impossible to measure accurately. Tenant therefore agrees that if possession of the entire Premises is not surrendered to Landlord upon the expiration or sooner termination of the Term, then notwithstanding anything to the contrary contained in this Lease, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the expiration or sooner termination of the Term, for use and occupancy, Base Rent at (i) 125% of the final monthly rate specified in Section 2.2 for the first sixty (60) days that Tenant thus remains in possession, (ii) 150% of the final monthly rate specified in Section 2.2 for the next sixty (60) days that Tenant thus remains in possession and (iii) 200% thereafter, together with all Additional Rent payable hereunder (and Landlord may accept such amounts without in any way waiving its rights to require Tenant to vacate the Premises) and, in addition thereto, Tenant shall pay Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession for more than sixty (60) days following the expiration or sooner termination of the Term.


                                   ARTICLE 29
                               NO OTHER AGREEMENTS


                   This Lease contains all the promises, agreements, conditions, inducements and understandings between Landlord and Tenant concerning the Premises and there are no promises, agreements, conditions, understandings, inducements, warranties or representations, oral or written, expressed or implied, between them concerning the Premises other than the Consent to Sublet with respect to the Directrix Sublease of even date herewith among Landlord, Tenant and Directrix (the "Consent to Sublet"), and as expressly set forth herein.


                                   ARTICLE 30
                                 QUIET ENJOYMENT

                  Landlord covenants that, as long as Tenant shall faithfully perform the agreements, terms, covenants and conditions hereof, Tenant shall and may (subject to the .exceptions, reservations, terms and conditions of this Lease) peaceably and quietly have, hold and enjoy the Premises for the Term without molestation or disturbance by or from Landlord or any party claiming through Landlord.


                                   ARTICLE 31
                                   ARBITRATION

                  SECTION 31.1. Notice. In cases where this Lease expressly provides for the settlement of a dispute or question by arbitration, and only in such cases, such dispute or question shall be determined by arbitration conducted in Los Angeles, California, before, and in accordance with, the applicable rules of the American Arbitration Association (the "AAA"), and judgment upon the award rendered may be entered in any court having jurisdiction thereof. In addition to any applicable requirements of the American Arbitration Association, the party desiring arbitration shall give notice to the other party (the "Arbitration Notice"), and in such Arbitration Notice such party shall set forth with particularity the dispute or question sought to be arbitrated, including the applicable lease provisions, as well as the requesting party's proposed resolution of the matter being arbitrated. Within ten (10) days after its receipt of the Arbitration Notice, the other party shall give a response notice to the requesting party (the "Response Notice"), setting forth such other party's proposed resolution of the matter being arbitrated.

                   SECTION 31.2. Arbitration Procedure. (a) Each party shall, within ten (10) days after the giving of the Response Notice appoint an arbitrator and such party shall notify the other party of the name and address of the arbitrator so appointed; (b) if either party shall fail to make such appointment and to serve notice thereof within the time prescribed, then the appointment of an arbitrator on behalf of such party shall be made in the same manner as provided in clause (c) below for the appointment of a third arbitrator in the case where the two arbitrators shall fail to agree upon such third arbitrator; (c) the arbitrators so appointed shall meet within ten (10) days after the second arbitrator is appointed and shall appoint a third arbitrator, and in the event of their failure to agree upon such third arbitrator within ten
(10) days after the time prescribed, either party on behalf of both may request such appointment by the AAA, or, either party may apply to the Presiding Justice of the highest court in Los Angeles County for the appointment; and (d) within ten (10) after the appointment of the third arbitrator, the arbitrators shall by majority vote select the resolution proposed by the requesting party in the Arbitration Notice or the resolution proposed by the other party in the Response Notice. If any arbitrator shall die, become disqualified or incapacitated, or shall fail or refuse to act, before such matter shall have been determined, then, in place of such arbitrator, an arbitrator shall promptly be appointed in the same manner as the arbitrator who shall have died or become disqualified or incapacitated, or who shall have failed or refused to act. The fees and expenses of the arbitrators shall be borne by the party whose position shall not be sustained in the arbitration proceeding.

                  Each arbitrator shall be a fit and impartial person having not less than ten (10) years' experience (during the immediately preceding ten (10) year period) in Los Angeles in the area which is the subject of the dispute.

                  SECTION 31.3. Article 27 Arbitrations. In the event of an arbitration pursuant to Section 27.2, this Article 31 shall apply, except that the dispute shall be resolved by a single arbitrator jointly selected by the parties within five (5) business days after the giving of notice of arbitration by the party requesting arbitration to the other party, or if the parties are unable to agree on an arbitrator within such five (5) business day period, either party may request such appointment by the AAA or may apply to the Presiding Justice of the highest court in Los Angeles County for the appointment.

                 SECTION 31.4. Article 15 Arbitrations. In the event of an arbitration pursuant to Article 15, this Article 31 shall apply, except that:
(a) the dispute shall be resolved by a single arbitrator selected from the list attached hereto as Exhibit I, such selection to be made in the order set forth in such list, starting with the first person listed until an available arbitrator is appointed; and (b) each ten day time period set forth in Sections
31.1 and 31.2 shall be reduced to five (5) days.

                 SECTION 31.5. Power of Arbitrators. The arbitrators shall have no power to vary or modify any of the provisions of this Lease.


                                   ARTICLE 32
                        INVALIDITY OF CERTAIN PROVISIONS


                  If any term or provision of this Lease or the application thereof to any party or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.


                                   ARTICLE 33
                              NO RECORDING OF LEASE

                  Neither this Lease, nor any amendments hereto, may be recorded and any attempt by Tenant to record same shall, at Landlord's option, constitute a default hereunder; however, either party may, at its expense, record a short-form memorandum of lease, provided that the same discloses only the premises leased, the term of the Lease and Tenant's rights pursuant to Article 36 below.


                                   ARTICLE 34
                               CERTAIN DEFINITIONS

                 Unless otherwise defined in this Lease, the terms defined in this Article shall, for all purposes of this Lease and all agreements supplemental hereto, have the following meanings.

                          "Architect" shall mean any registered architect or
                 architectural firm selected and paid by Tenant and approved by Landlord.

                          "Equipment" shall mean all fixtures and personal
                 property incorporated in or attached to and used or usable in the operation of the Premises and shall include, but shall not be limited to, all machinery, apparatus, devices, motors, engines, dynamos, compressors, pumps, boilers and burners, heating, lighting, plumbing, ventilating, air cooling and air conditioning equipment; chutes, ducts, pipes, tanks, fittings, conduits and wiring; incinerating equipment; elevators, escalators and hoists; partitions, doors, cabinets, hardware; floor, wall and ceiling coverings of the public areas only; wash rooms, toilet and lavatory equipment; lobby decorations; windows, window washing hoists and equipment; communication equipment; and all additions or replacements thereof, excluding, however, any of the foregoing which are owned by occupants of the Premises or contractors engaged in maintaining same.

                          "Expiration Date" shall mean the date of the actual
                 expiration of the Term as set forth in Article 1 hereof


         "Governmental Authority or Authorities" means the United States of America, the State of California, the City of Los Angeles and any agency, department, commission, board, bureau, instrumentality or political subdivision of any of the foregoing, now existing or hereafter created, having jurisdiction over the Premises or any portion thereof or any street, road, avenue or sidewalk comprising a part of, or in front of, the Premises.

        "Landlord" on the Commencement Date, shall mean Kingston Andrita LLC, and thereafter, Landlord shall mean the fee owner of the Premises at the time in question.

        "Lease" means this Agreement of Lease and all exhibits and schedules hereto and all amendments, modifications and supplements thereof.

         "Requirements" shall mean any and all applicable present and future laws, rules, regulations or dues, ordinances, statutes, codes, executive orderse and requirements of all Governmental Authorities applicable to the Premises or any street, road, avenue or sidewalk comprising a part of, or in front of, the Premises (including, without limitation, the building codes and ordinances of the City of Los Angeles and the laws, rules, regulations, orders, ordinances, statutes, codes and requirements of any applicable Fire Rating Bureau or other body exercising similar functions).

        "Tenant," on the Commencement Date, shall mean Playboy Entertainment Group, Inc., and thereafter, Tenant shall mean the holder of the leasehold interest created by this Lease at the time in question.

        "Tenant Delay" means a delay incurred by Landlord due to changes to the Work Letter or Construction Drawings or any other plans required by Tenant or Directrix, the performance of any work by Tenant or Directrix or any other act or omission of Tenant or Directrix or any of their respective agents, servants, contractors or employees, of which Landlord shall have notified Tenant by notice given not later than seven (7) days after the occurrence thereof and which has the effect of delaying Landlord's performance of its obligations hereunder.

        "Unavoidable Delay" means a delay incurred by Landlord or Tenant due to an act of God, an inability to obtain labor, equipment, supplies or materials due to governmental action, an enemy action, a civil commotion, an earthquake, a flood, a fire or other casualty, a war, hostilities, an invasion, an insurrection, a riot, mob violence, malicious mischief, sabotage, a strike of any labor union, a lockout, or other similar cause beyond the reasonable control of Landlord or Tenant (not including such party's insolvency or financial condition) of which the party affected by such Unavoidable Delay (the "affected party") shall have notified the other party by notice given not later than seven
(7) days after the occurrence thereof and which has the effect of delaying the affected party's performance of its obligations hereunder, which Unavoidable Delay shall be deemed to continue only as long as the affected party shall be using reasonable efforts to minimize the effects thereof.


                                   ARTICLE 35
                                  MISCELLANEOUS


                  SECTION 35.1. Captions. The captions of this Lease are for convenience of reference only, and in no way define, limit or describe the scope or intent of this Lease or in any way affect this Lease.

                   SECTION 35.2. Table of Contents. The Table of Contents is for the purpose of convenience of reference only, and is not to be deemed or construed in any way as part of this Lease or as supplemental hereto or amendatory hereof.

                   SECTION 35.3. Reference to Landlord and Tenant. The use herein of the neuter pronoun in any reference to Landlord or Tenant shall be deemed to include any individual Landlord or Tenant, and the use herein of the words "successors and assigns" or "successors or assigns" of Landlord or Tenant shall be deemed to include the heirs, legal representatives and assigns of any individual Landlord or Tenant.

                   SECTION 35.4. Relationship of Landlord and Tenant. This Lease is not to be construed as creating a partnership or joint venture between the parties, it being the intention of the parties only to create a landlord and tenant relationship.

                  SECTION 35.5. Person Acting on Behalf of a Party. If more than one party is named as or becomes Tenant hereunder, Landlord may require the signatures of all such parties in connection with any notice to be given or action to be taken hereunder by Tenant hereunder. Each party named as Tenant is fully liable for all of Tenant's obligations hereunder. Any notice by Landlord to any party named as Tenant is sufficient and has the same force and effect as though given to all parties named as Tenant.

                  SECTION 35.6. Landlord's Liability. The liability of Landlord hereunder ("Landlord", for purposes of this Section, shall include any disclosed or undisclosed principal of Landlord, or any officer, director, manager, stockholder, partner, member or agent of Landlord or of any such principal) for damages or otherwise shall be limited to Landlord's interest in the Premises (and the proceeds of any sale of Landlord's interest in the Premises, as well as insurance and condemnation proceeds received by Landlord with respect to the Premises) and this Lease. Landlord shall not have any liability (personal or otherwise) hereunder beyond Landlord's interest in the Premises (and the proceeds of any sale of Landlord's interest in the Premises, as well as insurance and condemnation proceeds received by Landlord with respect to the Premises). No other property or assets of Landlord are subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies hereunder. The provisions of this Section shall survive the Expiration of the Term.

                 SECTION 35.7. Landlord's Remedies Cumulative. Each right and remedy of Landlord provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease, or how or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

                  SECTION 35.8. No Termination. Except as expressly provided in this Lease, this Lease shall not terminate, be forfeited or be affected in any manner, nor shall there be a reduction or abatement of Rent for any reason or cause whatsoever, except that nothing in this Section 35.8 shall be deemed to constitute a waiver by Tenant of its right to claim a constructive eviction.

                  SECTION 35.9. No Third Party Beneficiary. Nothing contained herein is intended to be for, or to inure to, the benefit of any party other than Landlord and Tenant and their successors and assigns, other than Directrix under the Directrix Sublease. No such other party is entitled, as a consequence of any term, condition, covenant or agreement contained in this Lease or of Landlord's or Tenant's failure to observe or perform the same, to seek, claim or recover damages or any other legal or equitable remedy against Landlord or Tenant.

                  SECTION 35.10. Waiver, Modification, Etc. No covenant, agreement, term or condition of this Lease to be performed or complied with by either party, shall be changed, modified, altered, waived or terminated except by written instrument of change, modification, alteration, waiver or termination executed by the party against which enforcement of such covenant, agreement term or condition is sought. No waiver of any act which might constitute a default affects or alters this Lease, but each and every covenant, agreement, term and condition of this Lease continues in full force and effect with respect to any other then existing or subsequent default.

                  SECTION 35.11. Governing Law. This Lease shall be governed, construed and interpreted in accordance with the internal laws of the State of California, without giving effect to the principles of conflicts of laws.

                  SECTION 35.12. Successors and Assigns. The agreements, terms, covenants and conditions herein are binding upon, and inure to the benefit of, Landlord and Tenant and, except as otherwise provided herein, their respective successors and assigns.

                  SECTION 35.13. Broker. Landlord represents that it dealt with First Property Realty Corporation and Lee & Associates (the "Brokers") in connection with its proposed acquisition of the Premises. Each party represents and warrants to the other that it has not dealt with the Brokers or with any other broker or person in connection with this Lease. The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any person who shall claim to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. Landlord shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation and any person who shall claim to have dealt with Landlord in connection with this Lease and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements. The provisions of this Article shall survive the Expiration Date.

                   SECTION 35.14. Landlord as Contract Vendee. Tenant acknowledges that, on the date hereof, Landlord is the contract vendee of the Premises. If such contract is cancelled or terminated, Landlord shall give Tenant written notice thereof and, in such event, this Lease shall terminate immediately upon such cancellation or termination.

                   SECTION 35.15. Submission not an Offer. Notwithstanding anything herein to the contrary, it is to be strictly understood and agreed that
(X) the submission by Landlord to Tenant of any drafts of this Lease or any correspondence with respect thereto shall (i) be deemed submission solely for Tenant's consideration and not for acceptance and execution, (ii) have no binding force or effect, (iii) not constitute an option for the leasing of the Premises or a lease or conveyance of the Premises by Landlord to Tenant and (iv) not confer upon Tenant or any other party any title or estate in the Premises,
(Y) the terms and conditions of this Lease shall not be binding upon either party hereto in any way unless and until it is unconditionally executed and delivered by both parties in their respective sole and absolute discretion and all conditions precedent to the effectiveness thereof shall have been fulfilled or waived, and (Z) if this Lease is not so executed and delivered for any reason whatsoever (including, without limitation, either party's willful or other refusal to do so or bad faith), neither party shall be liable to the other with respect to this Lease on account of any written or parol representations, negotiations, any legal or equitable theory (including, without limitation, part performance, promissory estoppel, or undue enrichment) or otherwise.

                  SECTION 35.16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute but one and the same agreement.

                  SECTION 35.17. Guaranty. As a material inducement to Landlord to enter into this Lease, simultaneously with the execution and delivery of this Lease by Tenant, Tenant shall deliver to Landlord a guaranty of Tenant's obligations under this Lease from Playboy Enterprises, Inc. in the form of Exhibit M attached hereto.


                                   ARTICLE 36
                              RIGHT OF FIRST OFFER

                  SECTION 36.1. Landlord to Offer Premises to Tenant. If at any time during the term of this Lease, Landlord shall desire to sell the entire Premises to an unrelated third party and provided that at the time that Landlord is obligated to deliver the Offer Notice no Event of Default shall then exist, Landlord shall first offer said Premises to Tenant for purchase by giving to Tenant a written notice specifying the purchase price and other material terms upon which Landlord desires to sell the Premises as well as the name of the title insurance company that will be designated by Landlord to hold the down payment in escrow to be applied toward the purchase price at closing (the "Escrow Holder") (such notice being the "Offer Notice"), and provided that Directrix shall then be the subtenant under the Sublease, Landlord shall simultaneously send a copy of the Offer Notice to Directrix at its then current address for notices under the Consent to Sublet.

                  SECTION 36.2. Tenant's Exercise of Right. Provided that no Event of Default shall then exist, Tenant shall then have the right to purchase the Premises on the terms set forth in the Offer Notice by giving written notice of its exercise of such right to Landlord (the "Election-Notice"), which notice must be received by Landlord within thirty (30) days after Tenant's receipt of the Offer Notice from Landlord, time being of the essence, and must be accompanied by a down payment equal to five percent (5%) of the purchase price, such down payment to be payable to the Escrow Holder. If Tenant shall give the Election Notice in a timely manner together with such down payment, the closing of the sale on the terms set forth in the Offer Notice shall take place no later than sixty (60) days after Landlord's receipt of the Election Notice and down payment (time being of the essence), except that Landlord shall have the right to extend such date in order to effect any tax free exchange which Landlord wishes to accomplish. In addition, as a condition to closing, all Base Rent and additional rent payable hereunder by Tenant through the date of closing must be paid in full at or before the closing. If Tenant fails to deliver the Election Notice or the down payment in a timely manner, Tenant shall be deemed to have rejected the offer to purchase the Premises. If Tenant properly and timely delivers the Election Notice and the down payment, but at the time of such delivery an Event of Default shall exist, Tenant shall be deemed to have rejected the offer to purchase the Premises. If Tenant properly and timely delivers the Election Notice and down payment but fails to close as required, Tenant's down payment shall be forfeited as liquidated damages and this Article 36 shall be null and void and of no further force or effect, and Landlord shall be free to transfer the Premises to any third party on any terms it desires without having to first offer the Premises for sale to Tenant.

                  SECTION 36.3. Tenant's Additional Right. If after Tenant either rejects, or is deemed to have rejected, the offer set forth in the Offer Notice, Landlord desires to offer the Premises for sale at a purchase price that is more than five percent (5%) less than the purchase price stated in the Offer Notice, then Landlord must first give Tenant an additional Offer Notice in accordance with the procedures set forth above in this Article 37, and all of the above provisions shall apply with respect to such additional Offer Notice, except that if the new Offer Notice.to Tenant is given not more than ninety (90) days after the previous Offer Notice to Tenant, then Tenant's time to deliver its Election Notice and down payment pursuant to such new Offer Notice shall be reduced to ten (10) days, time being of the essence.

         SECTION 36.4. Certain Transfers Excluded. Tenant's right of first offer set forth in this Article shall not apply to:

                 (i) any sale or transfer of the Premises to a partnership, corporation, limited liability company, or other business entity or trust in which Landlord or any principal of Landlord has an interest of at least ten percent (10%);


                   (ii) any sale or transfer of the Premises to the spouse or a relative of a principal of Landlord, or to a trust for the benefit of the spouse or a relative of a principal of Landlord;

                  (iii) any sale or transfer which includes a real property or properties in addition to the Premises;

                  (iv) any sale or transfer pursuant to a superior mortgage (including without limitation by foreclosure or deed in lieu of foreclosure); or

                 SECTION 36.5. Right Terminates. Upon any sale of the Premises by Landlord to a third-party person or entity, or the transfer by Tenant of its interest in this Lease to a party other than an Affiliate of, or Successor to, Playboy Entertainment Group, Inc., Tenant's rights pursuant to this Article shall forever terminate.

                 SECTION 36.6. Release. Upon the transfer of Landlord's interest in the Premises to Tenant pursuant to this Article 36, Landlord and Tenant each automatically shall be released from any and all liability under, or with respect to, this Lease and the Premises which first arises from and after the effective date of such transfer.
                  (v) any transfer without consideration.


                 IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                    Landlord:

                                                    KINGSTON ANDRITA LLC

                  .........                          By:E Peter Krulewitch
                                                        ------------------

                                     Tenant:


                        PLAYBOY ENTERTAINMENT GROUP, INC.



                                 By:s/ James L. English





























































































































                                   Exhibit "A"
                               Description of Land

                        (LEGAL DESCRIPTION NOT PROVIDED)


-.
                            Exhibit "B" Title Matters
                           (TITLE REPORT NOT PROVIDED)













                                   Exhibit "C"
                               Directrix Sublease
                      (Sublease Terminated - Not Provided)
                                   Exhibit "E"
                                 Landlord's Work
                                 (Not Provided)



                                  Exhibit "E-2"
                   Work in Excess of the Work Letter Standard
                                 (Not Provided)


                                  Exhibit "F-1"
                         Master Control Room Floor Plan
                                 (Not Provided)
                                  Exhibit "F-2"
                 Dressing Room and Control Room Areas Floor Plan
                                 (Not Provided)
                                  Exhibit "F-3"
                               Substitute FX Space

                                 (Not Provided)

                                  Exhibit "F-4"
                            FX Space and Tanna Space
                                 (Not Provided)

                                   Exhibit "G"
                             License Agreement Form

                                 (Not Provided)
                                   Exhibit "H"
                     Form of SNDA from Landlord's Mortgagee
(Not Provided)
                                   Exhibit "I"
                             Article 15 Arbitrators

                                 (Not Provided)



                                                          Exhibit "J"

                                                 Insurance for Landlord's Work

                                 (Not Provided)





                                   Exhibit "K"
                       Assignment and Assumption Agreement

                                 (Not Provided)

                                   Exhibit "L"
                           Property Tenant May Remove
                                 (Not Provided)

                                   Exhibit "M"
                                Form of Guaranty







                                    GUARANTY


PREMISES: 3030 Andrita Street, Los Angeles, California Playboy.

 LANDLORD: Kingston Andrita LLC
TENANT: Entertainment Group, Inc


LEASE: that certain Lease dated as of September 2001, between Landlord and Tenant coveting the Premises, as amended by that certain Consent to Sublet among Landlord, Tenant and Directrix, Inc., as subtenant, and as the same may be hereafter further modified, amended or assigned

DATE OF THIS GUARANTY: September_, 2001




                  1. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Lease.

                  2. As an inducement for the granting, execution and delivery of the Lease and in further consideration of the sum of One ($51.00) Dollar and other good and valuable consideration, the . receipt and sufficiency of which are hereby acknowledged, the undersigned, Playboy Enterprises, Inc., a Delaware corporation ("Guarantor", which term shall be deemed to include the named Guarantor and any successors, legal representatives and assigns thereof), hereby absolutely, unconditionally and irrevocably guarantees to Landlord (which term shall be deemed to include the named Landlord and its successors and assigns) the full and prompt payment of all Base Rent and additional rent (as such terms are defined in the Lease) and all other charges and sums (including, without limitation, Landlord's attorneys' fees and disbursements and all amounts payable as a result of a default by Tenant under the Lease) payable by Tenant (which term shall be deemed to include the named Tenant and its successors and assigns) under the Lease, all irrespective of the validity, binding effect, legality or enforceability of the Lease or whether the Lease shall have been duly executed by Tenant, or any other circumstance which might now or hereafter or otherwise constitute a legal or equitable discharge or defense of Guarantor. Guarantor hereby. covenants and agrees with Landlord that if a default shall at any time occur in the payment of any such Base Rent, additional rent or other charges or sums, Guarantor shall pay upon demand such Base Rent, additional rent and all other charges and sums, and any arrears thereof, to Landlord in legal currency of the United States of America for payment of public and private debts.

                  3. This Guaranty is an absolute, unconditional and irrevocable guaranty of payment and and not merely a guaranty of collection. The liability of Guarantor is coextensive with that of Tenant and this Guaranty shall be enforceable against Guarantor without the necessity of any suit or proceedings on Landlord's part of any kind or nature whatsoever against Tenant and without the necessity of any notice of nonpayment, nonperformance or nonobservance (except any notice Landlord is required to give to Tenant pursuant to the Lease), or of any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives.


                  4. Guarantor hereby expressly agrees that Guarantor's obligations to Landlord are separate and distinct from Tenant's obligations to Landlord under the Lease. Guarantor acknowledges and agrees that this Guaranty shall be a continuing guaranty and that the validity of this Guaranty and the obligations and liability of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of (a) the assertion of or the failure by Landlord to assert against Tenant any of the rights or remedies reserved to Landlord pursuant to the terms, covenants and conditions of the Lease, (b) any assignment of the Lease, (c) any renewal or extension of the Lease or any modification thereof, whether pursuant to the Lease or by subsequent agreement of Landlord and Tenant, (d) any extension of time that may be granted by Landlord to Tenant, (e) any consent, indulgence or other action, inaction or omission under or in respect of the Lease, (f) any dealings or transactions or matter or thing occurring between Landlord and Tenant, (g) any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Tenant or Tenant's successors or assigns whether or not notice thereof is given to Guarantor or (h) any other matter or thing whatsoever, whether or not specifically mentioned herein, other than full payment and performance of all Tenant's obligations under the Lease.

                  5. No delay on the part of Landlord in exercising any right, power or privilege under this Guaranty, nor any failure to exercise the same shall operate as a waiver of or otherwise affect any such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  6. Guarantor hereby waives (a) presentment, demand for payment and protest of non-performance under the Lease, (b) notice of any kind including, without limitation, notice of acceptance of this Guaranty, protest, presentment, demand for payment, default, nonpayment, or the creation or incurring of new or additional obligations of Tenant to Landlord, (c) any right to require Landlord to enforce its rights or remedies against Tenant under the Lease, or otherwise, or against Guarantor, (d) any right to require Landlord to proceed against any security held from Tenant or any other party, (e) any right of subrogation, (f) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Landlord or any such security, whether resulting from an election by Landlord or otherwise, and (g) any right or defense that may arise by reason of the incapacity, lack of authority, death or disability of Tenant or any other party. Without in any manner limiting the generality of the foregoing, Guarantor hereby waives the benefits of the provisions of Sections 2809, 2819, 2845 and 2850 of the California Civil Code and any similar or analogous statutes of California or any other jurisdiction.

                  7. Guarantor agrees that whenever at any time or from time to time Guarantor shall make any payment to Landlord on account of the liability of Guarantor hereunder, Guarantor will notify Landlord in writing that such payment is for such purpose. No such payment by Guarantor pursuant to any provision hereof shall entitle Guarantor by subrogation or otherwise, to the rights of Landlord to any payment by Tenant or out of the property of Tenant, except after payment in full of all sums owing by Tenant under the Lease. All existing and future advances by Guarantor to Tenant, and all existing and future debts and obligations of Tenant to Guarantor, shall be subordinated to any and all obligations owed to Landlord under this Guaranty and the Lease.

                  8. Guarantor agrees that it will, at any time and from time to time, within ten (10) business days following written request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Guarantor agrees that such certificates may be relied on by anyone holding or proposing to acquire from or through Landlord the Premises or any interest in the property of which the Premises is a part (the "Property") or by any mortgagee or prospective mortgagee of such building or any interest therein. Guarantor shall, upon request from Landlord from time to time, execute and deliver such further documents and do such further acts and things as Landlord may reasonably request in order to fully effect the purposes of this Guaranty. If Landlord desires to sell, finance or refinance the Premises or the Property or any portion thereof, Guarantor shall deliver to any lender or buyer designated by Landlord such financial information as Landlord may reasonably request, including without limitation financial statements for the prior two years. All such financial information shall be received by Landlord in confidence and shall be used only for the foregoing purposes.

9. All notices hereunder shall be in writing and shall be effective for any purpose if given or served as follows by nationally recognized overnight courier service or by certified mail, postage prepaid, return receipt requested, addressed to Landlord at c/o Kingston Investors Corp., 135 East 57th Street, New York, New York 10021, with a copy thereof to Bingham Dana LLP, 399 Park Avenue, New York, New York 10022, Attn: Robert M. Safron, Esq. and addressed to Guarantor at 9242 Beverly Boulevard, Los Angeles, California 90210, with a copy thereof addressed to Guarantor at 680 North Lakeshore Drive, Chicago, Illinois 60611, Attn: General Counsel, or to such other addresses) and attorney(s) as Landlord and Guarantor may from time to time designate by notice given to Landlord by certified mail. Every notice hereunder shall be deemed to have been given or served (i) three (3) business days after the same shall be deposited in the United States mail, postage prepaid, return receipt requested, as aforesaid, or (ii) one (1) business day after being deposited with a nationally recognized overnight courier service. Notices given by the parties' attorneys shall be valid, provided the same are given in accordance with the terms of this Article.

                  10. Should Landlord be obligated by any bankruptcy or other law to repay to Tenant or Guarantor or to any trustee, receiver or other representative of Guarantor, any amounts previously paid to Landlord, then this Guaranty shall be reinstated in the amount of such repayment. Landlord shall not be required to litigate or otherwise dispute its obligation to make such repayments if it in good faith on the advice of counsel believes that such obligation exists.

                  11. Notwithstanding anything contained herein to the contrary, this Guaranty shall not be construed as creating a landlord-tenant relationship, nor shall the payment of any sums pursuant to this Guaranty entitle the Guarantor to possess or occupy the Premises or any part thereof. The provisions of this Article shall survive the expiration or sooner termination of this Guaranty and the Lease.

                  12. All remedies afforded to Landlord by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other remedy available to Landlord and shall not limit or prejudice any other legal or equitable remedy which Landlord may have.

                  13. If any provision of this Guaranty or the application thereof to any person or circumstances shall to any extent be held void, unenforceable or invalid, then the remainder of this Guaranty or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby and each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

                 14. As a further inducement to Landlord to make and enter into the Lease and in consideration thereof, Guarantor hereby waives trial by jury and the right thereto in any action or proceeding of any kind or nature, arising on, under or by reason of or relating to, this Guaranty or any agreement collateral hereto.

                  15. Guarantor represents and warrants that it is not entitled to immunity from judicial proceedings and agrees that, should Landlord or any of its successors or assigns bring any suit, action or proceeding in California or any other jurisdiction to enforce any obligation or liability of Guarantor arising, directly or indirectly, out of or relating to this Guaranty, no immunity from such suit, action or proceeding will be claimed by or on behalf of Guarantor.
                                   Guarantor.

      16. Guarantor represents that this Guaranty shall be a valid and binding obligation of



      17. Guarantor represents and warrants to Landlord as follows:

                           A. Guarantor is not in default in the terms and
conditions of any agreement to
which it is a party or by which it is bound, such as would materially and adversely affect its ability to carry out the terms, covenants and conditions of this Guaranty.

                           B. Guarantor has the full power, authority and legal
right to execute and deliver,
 and to perform and observe the provisions of this Guaranty including the payment of all moneys hereunder. This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally.

                           C. Guarantor is not in violation of any decree,
ruling, judgment, order or injunction
 applicable to it, nor any law, ordinance, rule or regulation of whatever nature which taken alone or in the aggregate, would materially and adversely affect its ability to carry out any of the terms, covenants, and conditions of this Guaranty. There are no actions, proceedings or investigations pending or threatened against or affecting Guarantor (or any basis therefor known to Guarantor) before or by any court, arbitrator, administrative agency or other governmental authority or entity, which, taken alone or in the aggregate, if adversely decided, would materially and adversely affect its ability to carry out any of the terms, covenants and conditions of this Guaranty.

                   18. It is a condition of the granting, execution and delivery of the Lease that Guarantor execute and deliver this Guaranty and Guarantor deems the granting, execution and delivery of the Lease to be in Guarantor's best interest and, because Tenant is the wholly owned subsidiary of Guarantor, Guarantor expects to derive benefit therefrom.

                   19. Guarantor assumes the responsibility to remain informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of Tenant's default, which reasonable inquiry would reveal, and agree that Landlord shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstance.

                   20. Guarantor hereby represents and warrants to Landlord that Guarantor has received a copy of the Lease, has read or had the opportunity to read the Lease, and understands the terms of the Lease.

                 21. This Guaranty shall be governed in all aspects by the internal laws of the State of California, without regard to the conflict of laws principles thereof.

                  22. A. Guarantor acknowledges and agrees that all disputes arising, directly or indirectly, out of or relating to this Guaranty and all actions to enforce this Guaranty may be dealt with and adjudicated in the state courts of California or the federal courts sitting in California, and Guarantor hereby expressly and irrevocably submits the person of Guarantor to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Guaranty or in any action to enforce this Guaranty. So far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Article, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the person of Guarantor in any such court.

                  B. Provided that service of process is effected upon Guarantor in one of the manners hereafter specified in this Guaranty or as otherwise permitted by law, Guarantor irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise
(1) any objection which it may have or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court as is mentioned in the previous Paragraph, (ii) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum, or (iii) any claim that it is not personally subject to the jurisdiction of the above-named courts. Provided that service of process is effected upon Guarantor in one of the manners specified in this Article or as otherwise permitted by law, Guarantor agrees that final judgment from which Guarantor has not or may not appeal or further appeal in any such suit, action or proceeding brought in such a court of competent jurisdiction shall be conclusive and binding upon Guarantor and, may so far as is permitted under applicable law, be enforced in the courts of any state or any federal court and in any other courts to the jurisdiction of which Guarantor is subject, by a suit upon such judgment.

                   C. Guarantor hereby irrevocably designates and appoints CT Systems Corporation ("Agent"), having an office at 818 West Seventh Street, 2nd Floor, Los Angeles, CA 90017, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding of the nature referred to in this Article in any state court of California or federal court sitting in California. Agent, by its signature below, hereby irrevocably consents to and accepts its designation and appointment as agent for service of process upon Guarantor. Said designation and appointment shall be irrevocable until the date upon which the Lease expires. Agent covenants and agrees that it shall not cease so to act unless and until Guarantor shall have irrevocably designated and appointed another such agent or agents in the City of Los Angeles satisfactory to Landlord and shall have delivered to Landlord or any of its successors or assigns, evidence in writing of such other agent's acceptance of such appointment and any attempt by such agent to cease to so act shall be ineffective and without force or effect unless the foregoing provisions of this sentence shall be complied with.

                   D. Guarantor hereby consents to process being served in any suit, action or proceeding. of the nature referred to in this Guaranty by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested to Guarantor, at c/o CT Systems Corporation, at 818 West Seventh Street, 2nd Floor, Los Angeles, CA 90017 with a courtesy copy addressed to Playboy Enterprises, Inc., at 680 North Lakeshore Drive, Chicago, Illinois 60611, AM: General Counsel. Guarantor irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service (x) shall be deemed in every respect effective service of process upon Guarantor in any such suit, action or proceeding and (y) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to Guarantor.

                  E. Guarantor agrees to execute, deliver and file all such further instruments as may be necessary under the laws of the State of California, in order to make effective (a) the appointment of Agent as agent for service of process, (b) the consent of Guarantor to jurisdiction of the state courts of California and the federal courts sitting in California and (c) any other provisions of this Article.

                  F. Nothing in this Article shall affect the right of Landlord to serve process in any manner permitted by law or limit the right of Landlord or any of its successors or assigns, to bring proceedings, against Guarantor in the courts of any jurisdiction or jurisdictions.

                  G. The provisions of this Article shall survive the termination of this Guaranty for the purpose of any suit, action, or proceeding arising, directly or indirectly, out of or relating to this Guaranty or any action to enforce this Guaranty.

                  23. Notwithstanding anything in this Guaranty to the contrary, Guarantor shall have the night to assert those same defenses, rights of offset and counterclaims which could also be asserted by Tenant under the Lease, if any, except for any defense, offset or counterclaim which could be asserted by Tenant by reason of any of the following: any impairment, change, release or limitation of Tenant's obligations under the Lease or otherwise by (i) the release or discharge of Tenant in any creditors' proceedings, receivership, bankruptcy, insolvency, composition, dissolution, liquidation, reorganization, arrangement or adjustment or other proceedings, (ii) any impairment, limitation or modification of the liability of Tenant or the estate of Tenant in receivership, bankruptcy, insolvency, composition, dissolution, liquidation, reorganization, arrangement or adjustment, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present or future provision of the present or any future Federal bankruptcy code or any other present or future applicable Federal, State or other statute of law or any other present or future statute or from the decision of any court or other tribunal relating to creditors' rights or the like or (iii) the rejection or disaffrrmance of the Lease or any obligation thereunder in any such proceedings.

                  24. Guarantor shall be responsible for the payment of all of Landlord's costs and expenses, including without limitation, reasonable attorneys' fees and disbursements, in connection with the enforcement of this Guaranty.

                   25. This Guaranty may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same agreement.

                         REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                  IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and year first above written.


                                   PLAYBOY ENTERPRISES, INC., a Delaware
                                   corporation



                                    By:
                                    Name:
                                    Title:


PARAGRAPHS 22C AND 22D ABOVE ACCEPTED AND AGREED TO:

CT SYSTEMS CORPORATION


By:_________________________________Name:
   Title:
State of California
County of______________
         On______________________, 2001 before me_________ personally appeared personally  known to me (or  proved  to me on the  basis  of  satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the persons) acted, executed the instrument.

     WITNESS my hand and official seal. Signature
     (Seal)




 State of California
 County of

          on_______________________, 2001 before me_____, personally appeared
      ,   personally   known  to  me  (or  proved  to  me  on  the  basis  of
      satisfactory evidence) to be the person(s) whose names) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.


  Signature______________________________(Seal)

                                    EXHIBIT 3


                                    GUARANTY


PREMISES: 3030 Andrita Street, Los Angeles, California
 LANDLORD: Kingston Andrita LLC
 TENANT: Playboy Entertainment Group, Inc.

LEASE: that certain Lease dated as of September2), 2001, between Landlord and Tenant covering the Premises, as amended by that certain Consent to Sublet among Landlord, Tenant and Directrix, Inc., as subtenant, and as the same may be hereafter further modified, amended or assigned

DATE OF THIS GUARANTY: September20, 2001





                  1. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Lease.

                 2. As an inducement for the granting, execution and delivery of the Lease and in further consideration of the sum of One ($1.00) Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, Playboy Enterprises, Inc., a Delaware corporation ("Guarantor", which term shall be deemed to include the named Guarantor and any successors, legal representatives and assigns thereof), hereby absolutely, unconditionally and irrevocably guarantees to Landlord (which term shall be deemed to include the named Landlord and its successors and assigns) the full and prompt payment of all Base Rent and additional rent (as such terms are defined in the Lease) and all other charges and sums (including, without limitation, Landlord's attorneys' fees and disbursements and all amounts payable as a result of a default by Tenant under the Lease) payable by Tenant (which term shall be deemed to include the named Tenant and its successors and assigns) under the Lease, all irrespective of the validity, binding effect, legality or enforceability of the Lease or whether the Lease shall have been duly executed by Tenant, or any other circumstance which might now or hereafter or otherwise constitute a legal or equitable discharge or defense of Guarantor. Guarantor hereby covenants and agrees with Landlord that if a default shall at any time occur in the payment of any such Base Rent, additional rent or other charges or sums, Guarantor shall pay upon demand such Base Rent, additional rent and all other charges and sums, and any arrears thereof, to Landlord in legal currency of the United States of America for payment of public and private debts.

                  3. This Guaranty is an absolute, unconditional and irrevocable guaranty of payment and not merely a guaranty of collection. The liability of Guarantor is coextensive with that of Tenant and this Guaranty shall be enforceable against Guarantor without the necessity of any suit or proceedings on Landlord's part of any kind or nature whatsoever against Tenant and without the necessity of any notice of nonpayment, nonperformance or nonobservance (except any notice Landlord is required to give to Tenant pursuant to the Lease), or of any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives.



                 4. Guarantor hereby expressly agrees that Guarantor's obligations to Landlord are separate and distinct from Tenant's obligations to Landlord under the Lease. Guarantor acknowledges and agrees that this Guaranty shall be a continuing guaranty and that the validity of this Guaranty and the obligations and liability of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of (a) the assertion of or the failure by Landlord to assert against Tenant any of the rights or remedies reserved to Landlord pursuant to the terms, covenants and conditions of the Lease, (b) any assignment of the Lease, (c) any renewal or extension of the Lease or any modification thereof, whether pursuant to the Lease or by subsequent agreement of Landlord and Tenant, (d) any extension of time that may be granted by Landlord to Tenant, (e) any consent, indulgence or other action, inaction or omission under or in respect of the Lease, (t) any dealings or transactions or matter or thing occurring between Landlord and Tenant, (g) any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Tenant or Tenant's successors or assigns whether or not notice thereof is given to Guarantor or (h) any other matter or thing whatsoever, whether or not specifically mentioned herein, other than full payment and performance of all Tenant's obligations under the Lease.

                 5. No delay on the part of Landlord in exercising any right, power or privilege under this Guaranty, nor any failure to exercise the same shall operate as a waiver of or otherwise affect any such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                 6. Guarantor hereby waives (a) presentment, demand for payment and protest of non-performance under the Lease, (b) notice of any kind including, without limitation, notice of acceptance of this Guaranty, protest, presentment, demand for payment, default, nonpayment, or the creation or incurring of new or additional obligations of Tenant to Landlord, (c) any right to require Landlord to enforce its rights or remedies against Tenant under the Lease, or otherwise, or against Guarantor, (d) any right to require Landlord to proceed against any security held from Tenant or any other party, (e) any right of subrogation, (f) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Landlord or any such security, whether resulting from an election by Landlord or otherwise, and (g) any right or defense that may arise by reason of the incapacity, lack of authority, death or disability of Tenant or any other party. Without in any manner limiting the generality of the foregoing, Guarantor hereby waives the benefits of the provisions of Sections 2809, 2819, 2845 and 2850 of the California Civil Code and any similar or analogous statutes of California or any other jurisdiction.

                 7. Guarantor agrees that whenever at any time or from time to time Guarantor shall make any payment to Landlord on account of the liability of Guarantor hereunder, Guarantor will notify Landlord in writing that such payment is for such purpose. No such payment by Guarantor pursuant to any provision hereof shall entitle Guarantor by subrogation or otherwise, to the rights of Landlord to any payment by Tenant or out of the property of Tenant, except after payment in full of all sums owing by Tenant under the Lease. All existing and future advances by Guarantor to Tenant, and all existing and future debts and obligations of Tenant to Guarantor, shall be subordinated to any and all obligations owed to Landlord under this Guaranty and the Lease.

                 8. Guarantor agrees that it will, at any time and from time to time, within ten (10) business days following written request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications). Guarantor agrees that such certificates may be relied on by anyone holding or proposing to acquire from or through Landlord the Premises or any interest in the property of which the Premises is a part (the "Property") or by any mortgagee or prospective mortgagee of such building or any interest therein. Guarantor shall, upon request from Landlord from time to time, execute and deliver such further documents and do such further acts and things as Landlord may reasonably request in order to fully effect the purposes of this Guaranty. If Landlord desires to sell, finance or refinance the Premises or the Property or any portion thereof, Guarantor shall deliver to any lender or buyer designated by Landlord such financial information as Landlord may reasonably request, including without limitation financial statements for the prior two years. All such financial information shall be received by Landlord in confidence and shall be used only for the foregoing purposes.

                 9. All notices hereunder shall be in writing and shall be effective for any purpose if given or served as follows by nationally recognized overnight courier service or by certified mail, postage prepaid, return receipt requested, addressed to Landlord at c/o Kingston Investors Corp., 135 East 57`h Street, New York, New York 10021, with a copy thereof to Bingham Dana LLP, 399 Park Avenue, New York, New York 10022, Attn: Robert M. Safron, Esq. and addressed to Guarantor at 9242 Beverly Boulevard, Los Angeles, California 90210, with a copy thereof addressed to Guarantor at 680 North Lakeshore Drive, Chicago, Illinois 60611, Attn: General Counsel, or to such other address(es) and attorneys) as Landlord and Guarantor may from time to time designate by notice given to Landlord by certified mail. Every notice hereunder shall be deemed to have been given or served (1) three (3) business days after the same shall be deposited in the United States mail, postage prepaid, return receipt requested, as aforesaid, or (ii) one (1) business day after being deposited with a nationally recognized overnight courier service. Notices given by the parties' attorneys shall be valid, provided the same are given in accordance with the terms of this Article.

                  10. Should Landlord be obligated by any bankruptcy or other law to repay to Tenant or Guarantor or to any trustee, receiver or other representative of Guarantor, any amounts previously paid to Landlord, then this Guaranty shall be reinstated in the amount of such repayment. Landlord shall not be required to litigate or otherwise dispute its obligation to make such repayments if it in good faith on the advice of counsel believes that such obligation exists.

                  11. Notwithstanding anything contained herein to the contrary, this Guaranty shall not be construed as creating a landlord-tenant relationship, nor shall the payment of any sums pursuant to this Guaranty entitle the Guarantor to possess or occupy the Premises or any part thereof. The provisions of this Article shall survive the expiration or sooner termination of this Guaranty and the Lease.

                  12. All remedies afforded to Landlord by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other remedy available to Landlord and shall not limitt or prejudice any other legal or equitable remedy which Landlord may have.

                  13. If any provision of this Guaranty or the application thereof to any person or circumstances shall to any extent be held void, unenforceable or invalid, then the remainder of this Guaranty or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby and each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

                    14. As a further inducement to Landlord to make and enter into the Lease and in consideration thereof, Guarantor hereby waives trial by jury and the right thereto in any action or proceeding of any kind or nature, arising on, under or by reason of or relating to, this Guaranty or any agreement collateral hereto.

                    15. Guarantor represents and warrants that it is not entitled to immunity from judicial proceedings and agrees that, should Landlord or any of its successors or assigns bring any suit, action or proceeding in California or any other jurisdiction to enforce any obligation or liability of Guarantor arising, directly or indirectly, out of or relating to this Guaranty, no immunity from such suit, action or proceeding will be claimed by or on behalf of Guarantor.

                    16. Guarantor represents that this Guaranty shall be a valid and binding obligation of Guarantor.

                    17. Guarantor represents and warrants to Landlord as follows:

                            A. Guarantor is not in default in the terms and
conditions of any agreement to
  which it is a party or by which it is bound, such as would materially and adversely affect its ability to carry out the terms, covenants and conditions of this Guaranty.

                            B. Guarantor has the full power, authority and legal
right to execute and deliver,
  and to perform and observe the provisions of this Guaranty including the payment of all moneys hereunder. This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally.

                             C. Guarantor is not in violation of any decree,
ruling, judgment, order or injunction
  applicable to it, nor any law, ordinance, rule or regulation of whatever nature which taken alone or in the aggregate, would materially and adversely affect its ability to carry out any of the terms, covenants, and conditions of this Guaranty. There are no actions, proceedings or investigations pending or threatened against or affecting Guarantor (or any basis therefor known to Guarantor) before or by any court, arbitrator, administrative agency or other governmental authority or entity, which, taken alone or in the aggregate, if adversely decided, would materially and adversely affect its ability to carry out any of the terms, covenants and conditions of this Guaranty.

                    18. It is a condition of the granting, execution and delivery of the Lease that Guarantor execute and deliver this Guaranty and Guarantor deems the granting, execution and delivery of the Lease to be in Guarantor's best interest and, because Tenant is the wholly owned subsidiary of Guarantor, Guarantor expects to derive benefit therefrom.

                    19. Guarantor assumes the responsibility to remain informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of Tenant's default, which reasonable inquiry would reveal, and agree that Landlord shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstance.

                    20. Guarantor hereby represents and warrants to Landlord that Guarantor has received a copy of the Lease, has read or had the opportunity to read the Lease, and understands the terms of the Lease.
                 21. This Guaranty shall be governed in all aspects by the internal laws of the State of California, without regard to the conflict of laws principles thereof.

                 22. A. Guarantor acknowledges and agrees that all disputes arising, directly or indirectly, out of or relating to this Guaranty and all actions to enforce this Guaranty may be dealt with and adjudicated in the state courts of California or the federal courts sitting in California, and Guarantor hereby expressly and irrevocably submits the person of Guarantor to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Guaranty or in any action to enforce this Guaranty. So far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Article, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the person of Guarantor in any such court.

                  B. Provided that service of process is effected upon Guarantor in one of the manners hereafter specified in this Guaranty or as otherwise permitted by law, Guarantor irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise
(1) any objection which it may have or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court as is mentioned in the previous Paragraph, (ii) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum, or (iii) any claim that it is not personally subject to the jurisdiction of the above-named courts. Provided that service of process is effected upon Guarantor in one of the manners specified in this Article or as otherwise permitted by law, Guarantor agrees that final judgment from which Guarantor has not or may not appeal or further appeal in any such suit, action or proceeding brought in such a court of competent jurisdiction shall be conclusive and binding upon Guarantor and, may so far as is permitted under applicable law, be enforced in the courts of any state or any federal court and in any other courts to the jurisdiction of which Guarantor is subject, by a suit upon such judgment.

                  C. Guarantor hereby irrevocably designates and appoints CT Systems Corporation ("Agent"), having an office at 818 West Seventh Street, 2nd Floor, Los Angeles, CA 90017, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding of the nature referred to in this Article in any state court of California or federal court sitting in California. Agent, by its signature below, hereby irrevocably consents to and accepts its designation and appointment as agent for service of process upon Guarantor. Said designation and appointment shall be irrevocable until the date upon which the Lease expires. Agent covenants and agrees that it shall not cease so to act unless and until Guarantor shall have irrevocably designated and appointed another such agent or agents in the City of Los Angeles satisfactory to Landlord and shall have delivered to Landlord or any of its successors or assigns, evidence in writing of such other agent's acceptance of such appointment and any attempt by such agent to cease to so act shall be ineffective and without force or effect unless the foregoing provisions of this sentence shall be complied with.

                   D. Guarantor hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Guaranty by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested to Guarantor, at c/o CT Systems Corporation, at 818 West Seventh Street, 2"d Floor, Los Angeles, CA 90017 with a courtesy copy addressed to Playboy Enterprises, Inc., at 680 North Lakeshore Drive, Chicago, Illinois 60611, Attn: General Counsel. Guarantor irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service (x) shall be deemed in every respect effective service of process upon Guarantor in any such suit, action or proceeding and (y) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to Guarantor.

                 E. Guarantor agrees to execute, deliver and file all such further instruments as may be necessary under the laws of the State of California, in order to make effective (a) the appointment of Agent as agent for service of process, (b) the consent of Guarantor to jurisdiction of the state courts of California and the federal courts sitting in California and (c) any other provisions of this Article.

                 F. Nothing in this Article shall affect the right of Landlord to serve process in any manner permitted by law or limit the right of Landlord or any of its successors or assigns, to bring proceedings, against Guarantor in the courts of any jurisdiction or jurisdictions.

                  G. The provisions of this Article shall survive the termination of this Guaranty for the purpose of any suit, action, or proceeding arising, directly or indirectly, out of or relating to this Guaranty or any action to enforce this Guaranty.

                  23. Notwithstanding anything in this Guaranty to the contrary, Guarantor shall have the right to assert those same defenses, rights of offset and counterclaims which could also be asserted by Tenant under the Lease, if any, except for any defense, offset or counterclaim which could be asserted by Tenant by reason of any of the following: any impairment, change, release or limitation of Tenant's obligations under the Lease or otherwise by (1) the release or discharge of Tenant in any creditors' proceedings, receivership, bankruptcy, insolvency, composition, dissolution, liquidation, reorganization, arrangement or adjustment or other proceedings, (ii) any impairment, limitation or modification of the liability of Tenant or the estate of Tenant in receivership, bankruptcy, insolvency, composition, dissolution, liquidation, reorganization, arrangement or adjustment, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any present or future provision of the present or any future Federal bankruptcy code or any other present or future applicable Federal, State or other statute of law or any other present or future statute or from the decision of any court or other tribunal relating to creditors' rights or the like or (iii) the rejection or disaffirmance of the Lease or any obligation thereunder in any such proceedings.

                  24. Guarantor shall be responsible for the payment of all of Landlord's costs and expenses, including without limitation, reasonable attorneys' fees and disbursements, in connection with the enforcement of this Guaranty.

                  25. This Guaranty may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same agreement.

                         REMAINDER OF PAGE INTENTIONALLY LEFT BLANK


                 IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and year first above written.


                                   PLAYBOY ENTERPRISES, INC., a Delaware
                                   corporation


                                   By: s/ Howard Shapiro
                                   Name: Howard Shapiro
                                   Title: Executive Vice President




PARAGRAPHS 22C AND 22D ABOVE ACCEPTED AND AGREED TO:

 CT SYSTEMS CORPORATION


By: s/ D. F. Hickey____________________
    ---------------
Name: D. F. Hickey
Title: Assistant Secretary







 State of Illinois
 County of Cook

          On September, 2001 before me Sue Ann Dickey personally appeared Howard Shapiro, personally known to me to be the person whose names is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(. ), and that by his signatures on the instrument the persons, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.
     Signature s/ Sue Ann Dickey______________(Seal)



      State of California
    County of Los Angeles,

          On September 20 , 2001 before me D. F. Hickey, personally appeared personally known to me (or roved to me on the basis of satisfactory evidence) to be the person) whose named is/ subscribed to the within instrument and acknowledged to me that he executed the same in his/IA/t1 it authorized capacity and that by his signature on the instrument the personal', or the entity upon behalf of which the person(a'5 acted, executed the instrument.

     WITNESS my hand and official seal.

     Signature
     s/ Donald H. Boadway (Seal)

                                    EXHIBIT 4



                              KINGSTON ANDRITA LLC
                          c/o Kingston Investors Corp.
                              135 East 57th Street
                            New York, New York 10022



 September 20, 2001


 Playboy Entertainment Group, Inc.

 9242 Beverly Boulevard

 Beverly Hills, California 90210

                   Re:      3030 Andrita Street, Los Angeles, California
  Gentlemen:

                  Reference is made to the lease (the "Lease") of even date herewith from us to Playboy Entertainment Group, Inc. ("PEG") covering the captioned premises (the "Premises"). Terms not otherwise defined herein which are defined in the Lease shall have the same meaning herein as therein.

                  PEG is currently occupying space at 5055 Wilshire Boulevard, Los Angeles, California 90036 pursuant to the Existing Lease as hereinafter described. That lease expires on February 28, 2002 and, notwithstanding anything in the Lease to the contrary, Landlord has agreed to indemnify PEG against certain costs and expenses incurred by PEG, subject to the terms and conditions set forth below.

                  Accordingly, Landlord and PEG hereby agree as follows:

                  1. Definitions

                  1.1. "Existing Landlord" means 5055 Wilshire Limited Partnership.

                  1.2. "Existing Lease" means that certain lease dated as of January 6, 1999 demising the Existing Space from the Existing Landlord to Playboy Enterprises, Inc. ("PEI").

                  1.3. "Existing Space" means the entire eighth (8th) floor of the Building located at 5055 Wilshire Boulevard, Los Angeles, California covered by the Existing Lease.

                  1.4. "Indemnified Costs" means: the Occupancy Costs (computed on a monthly basis) that are in excess of the Lease Rental (computed on a monthly basis) for the same period. The Indemnified Costs shall not include any late charges, interest, penalties or other charges, costs, expenses or damages payable to the Existing Landlord due to PEG's or PEI's default under the Existing Lease that are not expressly provided for herein or any costs related to any restoration obligation of PEI under the Existing Lease.

                  1.5. "Occupancy Costs" means an amount equal to whichever of the following is applicable: (a) the monthly holdover rental payable by PEI under Section 23.2 of the Existing Lease for the Existing Space, in such amount as may be agreed to by Landlord or awarded in a final non-appealable order of a court of competent jurisdiction, or (b) such other monthly amount as may be negotiated by PEG or PEI with the Existing Landlord in connection with an extension of the Existing Lease (up to an amount not to exceed $51,048 per month unless such higher amount is agreed to by Landlord) (such monthly amount being the "Existing Lease Extension Rent") or (c) if PEG is legally prevented from, and is not, continuing to occupy the Existing Space, then in such event such other monthly amount as. may be negotiated by PEG with a new landlord for no more than 21,270 rentable square feet of office space comparable in quality to the Existing Space in a building of comparable quality to the building in which the Existing Space is located (provided that such other amount, if the same exceeds $2.40 per rentable square foot per month is agreed to by Landlord).. "Occupancy Costs" shall exclude any and all amounts owed by PEG or PEI to the Existing Landlord or any third party as a result of a default by PEG or PEI under the Existing Lease or any other lease entered into by PEG or PEI for space in substitution for the Existing Space pursuant to subsection (c) above of this
Section 1.5 (other than monthly holdover rental contemplated by subsection (a) above of this Section 1.5 payable due to PEG's holdover in the Existing Space after the expiration of the term of the Existing Lease). Nothing in this Section
1.5 shall prevent PEG from agreeing to pay a higher monthly rent in connection with an extension of the Existing Lease than $51,048 or, in connection with the consummation of a new lease with a new landlord in lieu of an extension of the Existing Lease, from agreeing to pay rent at a rate higher than $2.40 per rentable square foot per month and/or for from agreeing to lease from a new landlord more than 21,270 rentable square feet of office space, provided that any such monthly rent under the Existing Lease that exceeds $51,048, as well as all rent under a lease with a new landlord that exceeds $2.40 per rentable square foot per month or is attributable to more than 21,270 rentable square feet of office space, shall be excluded from "Occupancy Costs."

                  1.6. "Outside Date" means the earliest of (i) the date upon which PEG vacates the Existing Space (or any other space leased by PEG from a new landlord in substitution for the Existing Space pursuant to Section 1.5(c) above); or (ii) the Substantial Completion Date or (iii) the date on which PEG commences to occupy any portion of the Premises for the conduct of business (other than Studio A and the Master Control Room/Technical Areas) or (iv) December 31, 2002.

                  1.7. . Intentionally Omitted.

                  1.8. "Lease Rental" means 19.6% of the aggregate monthly Base Rent payable pursuant to Section 2.2(b) of the Lease plus 19.6% of (x) the amount of the Impositions payable by Tenant pursuant to Article 3 of the Lease (computed on a monthly basis) and (y) the amounts payable by Tenant pursuant to
Section 6.1 of the Lease (computed on a monthly basis), payable by PEG to Landlord under the Lease commencing on the first day of the first full calendar month of the first Lease Year, such Lease Rental to be determined as if the first Lease Year had commenced on March 1, 2002, and ignoring any rent abatements (including without limitation the Office Abatement Period), free rent periods, discounts, offsets, etc. against Base Rent which may be applicable under the Lease.

                  2. Landlord's Obligations

                  2.1. If the Outside Date occurs after March 1, 2002, Landlord hereby agrees to indemnify and hold PEG harmless from and against any Indemnified Costs incurred by PEG from and after March 1, 2002 through and including the day preceding the Outside Date.

                  2.2. If the Outside Date occurs during the period after March 1, 2002 through and including May 14, 2002, in addition to any amounts owed by Landlord pursuant to Section 2.1 above, Landlord shall promptly reimburse PEG for any Existing Lease Extension Rent payable by PEG (as a result of PEG having entered into an agreement with the Existing Landlord to extend the term of the Existing Lease beyond February 28, 2002) with respect to the period commencing on the later of (a) thirty (30) days after the Outside Date and (b) the date upon which PEG vacates the Existing Space and ending on June 14, 2002. If this
Section 2.2 applies, then Landlord also hereby agrees to indemnify and hold PEG harmless from and against any Indemnified Costs incurred by PEG with respect to the 30 day period beginning on the Outside Date, provided however, that if the Outside Date occurs after May 14, 2002, Landlord also hereby agrees to indemnify and hold PEG harmless from and against any Indemnified Costs incurred by PEG with respect to the 30 day period beginning on the Outside Date.

                  2.3. If the Outside Date occurs on or before March 1, 2002, Landlord shall promptly reimburse PEG for any Existing Lease Extension Rent payable by PEG (as a result of PEG having entered into an agreement with the Existing Landlord to extend the term of the .Existing Lease beyond February 28,
2002) with respect to the period commencing on the latest to occur of (a) March 1, 2002, (b) thirty (30) days after the Outside Date and (c) the date upon which PEG vacates the Existing Space and ending on June 14, 2002. If this Section 2.3 applies, then Landlord also hereby agrees to indemnify and hold PEG harmless from and against any Indemnified Costs incurred by PEG with respect to that portion of the 30 day period beginning on the Outside Date, if any, that occurs after February 28, 2002.

                  2.4. If the costs for which Landlord is responsible pursuant to this Article 2 are for a period ending before the last day of month, then the Occupancy Costs, and the Lease Rental for that month shall be determined and pro-rated based on the number of days in that month, provided as to Section 2.1 above that the operative agreement pursuant to which the Occupancy Costs are determined provides for such proration.

                  2.5. PEG shall, upon request of Landlord, give Landlord regular updates or status reports of any discussions, negotiations or proposals with the Existing Landlord for the extension of the term of the Existing Lease or for any modifications of the Existing Lease regarding the rent or additional rent payable thereunder or PEG's right to remain in occupancy of the Existing Space beyond February 28, 2002 and shall promptly deliver to Landlord copies of any notices or other correspondence to or from the Existing Landlord with regard to the use and occupancy of the Existing Space from and after February 28, 2002. Landlord reserves the right, at its own cost and expense, to defend any claim against PEG or PEI relating to the Indemnified Costs or any Occupancy Costs for which Landlord must reimburse PEG pursuant to Section 2.1 above with attorneys reasonably acceptable to PEG (the firm of Bingham Dana LLP being acceptable to PEG), and PEG and PEI agree to cooperate with Landlord in such defense, but nothing herein shall require PEG to continue to occupy the Existing Space beyond February 28, 2002 or such later date on which any negotiated extension of the term of the Existing Lease shall expire. Neither PEG nor PEI will (i) make any settlements regarding any claims in respect of Indemnified Costs, (ii) make any modifications or agreements with respect to the Existing Lease or the extension thereof or PEG's occupancy of the Existing Space which may increase the scope or amount of the Indemnified Costs or which may cause the Existing Lease Extension Rent to exceed $51,048 per month, unless PEG shall be entirely responsible for any such increase in the scope or amount of the Indemnified Costs and the Existing Lease Extension Rent to the extent the Existing Lease Extension Rent exceeds $51,048 per month as a result of any such modification or agreement (Landlord hereby consents to PEG extending the term of Existing Lease to June 15, 2002 subject to the foregoing limitations set forth in this subsection (ii)) or (iii) take any actions or execute any other documents which may increase the scope or amount of the Indemnified Costs or the Existing Lease Extension Rent, without Landlord's prior written consent as to such actions or other documents

                  3._______PEG's and PEI's Representations

                 3.1. PEG and PEI represent and warrant that (i) they have delivered to Landlord a true, complete and correct copy of the Existing Lease, inclusive of all amendments, modifications, supplements and assignments thereof, that no other agreements, oral or written, exist between PEG or PEI and the Existing Landlord (except as set forth below in this Section 3.1), and that the term of the Existing Lease expires on February 28, 2002, (ii) Exhibit A contains true and complete statements of all rent and additional rent payable by PEI under the Existing Lease with respect to the month of August, 2001, (iii) the Existing Space consists only of the eighth (8`h) floor of the Building (as defined in the Existing Lease) which is comprised of approximately 21,270 rentable square feet, and PEG is, and shall remain, the sole occupant of all of the Existing Space, (iv) PEG has had discussions with the Existing Landlord pursuant to. which the Existing Landlord has orally agreed to extend the term of the Existing Lease to June 14, 2002 at a monthly rental of $51,048, and PEG is seeking to confirm such extension in writing, and PEG has not had any discussions with the Existing Landlord with respect to the use and occupancy of such Space after June 14, 2002, (v) neither PEG nor PEI nor their respective agents or representatives shall disclose the existence of this indemnification provision to the Existing Landlord or its agents or employees without Landlord's prior written consent, and (vi) this Agreement shall be null and void and of no force or effect if the Existing Lease shall terminate prior to its scheduled expiration date as a result of a default by PEI or PEG thereunder.

                 3.2. Landlord, PEG and PEI agree to cooperate with one another and to use their good faith reasonable efforts to minimize the incurrence and amount of any Indemnified Costs, including but not limited to such negotiations with the Existing Landlord as Landlord may reasonably request. Neither PEG nor PEI shall object to the law firm of Bingham Dana, LLP representing Landlord in the event there is any dispute between the parties under this letter.

                  4.      Miscellaneous

                 4.1. Notices given by the parties pursuant to this Agreement shall be given in the manner prescribed in the Lease.

                  4.2. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same agreement.


WHEREAS, the parties have executed this Agreement as of the date first above written.
                                  Yours truly,
                                        KINGSTON ANDRITA LLC
                                        By: s/ E. Peter Krulewitch
                                        Name: E. Peter Krulewitch
                                        Title: President

AGREED TO:________
PLAYBOY ENTERTAINMENT GROUP, INC.


By: s/ James L. English
         Name: James L. English
         Title:   President

 PLAYBOY ENTERPRISES, INC.


 By: s/ Howard Shapiro
         Name: Howard Shapiro
         Title:   Executive Vice President

                                    EXHIBIT A
                                 Rent Statements
                                                   [to be provided}

                                    EXHIBIT 5


                            FIRST AMENDMENT TO LEASE




                              KINGSTON ANDRITA LLC
                          c/o Kingston Investors Corp.
                              135 East 57`h Street
                            New York, New York 10021



May I5, 2002



Playboy Entertainment Group, Inc.
9242 Beverly Boulevard
Beverly Hills, California 90210

Re: Lease dated as of September 20, 2001 between Kingston Andrita LLC, as landlord, and Playboy Entertainment Group, Inc., as tenant, covering premises located at --- 3030 Andrita Street, Los Angeles, California (the "Lease")

Ladies and Gentlemen:

Reference is made to the captioned Lease. Capitalized terms used, but not defined, herein, shall have the meanings ascribed to them in the Lease.

In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which hereby is acknowledged, this is to confirm our agreement to amend the Lease as follows:

1. The last paragraph of Section 2.2(d)(i) of the Lease hereby is amended as follows: (a) the date "June 1, 2002" is deleted from each place it appears, and the date "August 1, 2002" is substituted therefor; (b) the date "June 15, 2002" is deleted from each place it appears, and the date "August 15, 2002" is substituted therefor; and (c) the date "June 30, 2002" is deleted from each place it appears, and the date "August 31, 2002" is substituted therefor.

2. The first paragraph of Section 2.2(d)(ii) of the Lease hereby is amended as follows: the date "June 15, 2002" is deleted from each place it appears, and the date "August 1, 2002" is substituted therefor.

3. You have requested an open ceiling modification to that portion of Landlord's Work being performed in the Playboy Office Space, which modification currently is estimated to cause the cost of Landlord's Work to increase by approximately $90,000. Notwithstanding that pursuant to the terms of the Lease the cost of such modification would be a Playboy Office Work Change Cost, the actual cost of such open ceiling modification shall be deemed to be Shared Excess with respect to the Playboy Office Space, and you will pay for 50% of such increased cost in accordance with Section 15.3(e)(y) of the Lease. That portion of such actual increased cost which is the responsibility of the undersigned shall be excluded from


                                       -2
    Landlord's share of the Shared Excess solely for purposes of the calculation of the increase in Base Rent pursuant to Section 2.2(e) of the Lease.

4. At your request, the existing approved plans for Landlord's Work will be modified by the undersigned in order to provide more natural light by leaving existing windows exposed in offices on the Fletcher Drive side of the premises, as per the plan attached hereto as Exhibit A (rather than to cover them as contemplated by such existing approved plans for Landlord's
     Work). Notwithstanding that pursuant to the terms of the Lease the cost of such modification would be a Playboy Office Work Change Cost, the undersigned shall be responsible for 100% of any increase in the cost of Landlord's Work that is caused by such changes (i.e., such cost shall not be deemed to be a Playboy Office Work Change Cost or Shared Excess), and, provided they are consistent with the changes contemplated by Exhibit A attached hereto, the modifications to such existing plans to be made by the undersigned due to such changes shall not be subject to your approval.

5. Notwithstanding anything in the Lease to the contrary, the Master Control Room Rent Start Date shall be deemed to be the earlier of (a) that date on which you commence to use or occupy all or part of the Master Control Room for any purpose and (b) the date on which the work set forth in those certain Directrix Plans dated 11/16/01 and the Andrita StudiosDirectrix Specifications dated November 2001 (excluding permanent air conditioning and a certificate of occupancy [or its equivalent]) with respect to the Master Control Room (the "MCR" Work) is substantially completed. The MCR Work shall be deemed substantially completed when it is completed to such an extent that only minor or insubstantial details of construction, mechanical adjustment or decoration shall remain to be performed, the completion of which shall not materially interfere with the use of the Master Control Room for its intended use. In addition, in the event that any Tenant Delay causes a delay in the substantial completion of the MCR Work, then the MCR Work shall be deemed substantially completed on the date on which it would have been substantially completed but for such Tenant Delay.

6. The undersigned hereby waives any Tenant Delays that may have occurred through the date hereof with respect to the performance of Landlord's Work. Nothing herein, however, shall constitute a waiver by the undersigned of any Tenant Delay that occurs after the date hereof.

Except as set forth hereinabove, all of the terms, covenants and conditions of the Lease hereby are ratified and confirmed and shall remain in full force and effect.

Each party hereto represents and warrants that it has not dealt with any broker or brokers in connection with this letter agreement and agrees to defend, save and hold the other harmless from any claims for fees and commissions and against any liability (including reasonable attorneys' fees and disbursements) by reason of the indemnifying party's breach of such representation and warranty.

This letter agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

This letter agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same agreement.

This letter agreement shall be deemed to constitute the First Amendment to the Lease.

Each party hereby agree to execute such other or further documentation as may reasonably be required in order to effectuate the intended purposes of this letter agreement.

Kindly indicate your agreement to the foregoing by signing this letter agreement in the space provided below.

                                                    Very truly yours,
                                                     KINGSTON ANDRITA LLC
                                                    By:s/ E. Peter Krulewitch
                                                    Name: E. Peter Krulewitch
                                Title: President



ACCEPTED AND AGREED TO:

PLAYBOY ENTERTAINMENT GROUP, INC.


By:s/ James L. English
Name: James L. English
Title: President




Playboy Enterprises, Inc., Guarantor


By: s/Howard Shapiro


Name: Howard Shapiro


Title: Executive Vice President


This letter agreement shall be deemed to constitute the First Amendment to the Lease.

Each party hereby agree to execute such other or further documentation as may reasonably be required in order to effectuate the intended purposes of this letter agreement.

Kindly indicate your agreement to the foregoing by signing this letter agreement in the space provided below.

                                                    Very truly yours,
                                                    KINGSTON ANDRITA LLC

By:

Name:

 Title:
ACCEPTED AND AGREED TO:
PLAYBOY ENTERTAINMENT GROUP, INC.
By: s/ James L. English
Name: James L. English
President


CONSENTED TO:
Playboy Enterprises, Inc., Guarantor

By: s/ Howard Shapiro
  Executive Vice President

CapitalSource Finance LLC
By: /s Michael C. Szwajkowski
      Managing Director

                                                                      EXHIBIT 6

                                  SECOND AMENDMENT TO LEASE

          This SECOND AMENDMENT TO LEASE ("Second Amendment") is made and entered into as of the 23rd day of July, 2002, by and between KINGSTON ANDRITA LLC, a Delaware limited liability company ("Landlord"), and PLAYBOY ENTERTAINMENT GROUP, INC., a Delaware corporation ("Tenant").

                                    Recitals

         A. Tenant and Landlord are parties to that certain Lease, dated September 20, 2001, as amended by that certain First Amendment to Lease (the "First Amendment"), dated May 15, 2002 (as amended, the "Lease"), pursuant to which Landlord leased to Tenant certain premises located at 3030 Andrita Street, Los Angeles, California as more particularly described in the Lease (the "Premises").

         B. Certain disputes have arisen between Landlord and Tenant regarding the responsibility for the prosecution of and payment for construction of certain improvements at the Premises and Landlord and Tenant intend that this Second Amendment shall resolve all such disputes between them.

         C. Landlord and Tenant desire to amend the Lease upon the terms and conditions set forth below.

         D. All capitalized terms used herein but not specifically defined in this Second Amendment shall have the meanings ascribed to such terms in the Lease.

                  NOW, THEREFORE, in consideration of the mutual promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

         1. Construction Drawings. Landlord and Tenant acknowledge that the parties have not strictly complied with the requirements of Section 15.1(b) of the Lease. Notwithstanding the foregoing, the plans and specifications listed on
Schedule 1 attached to this Second Amendment shall be deemed to be the Construction Drawings for all purposes under the Lease.

         2. Accepted Bid. The Accepted Bid required by Section 15.3(i) of the Lease is in the amount of $5,407,237 as more particularly set forth on Schedule 2A attached to this Second Amendment and includes the construction contract executed between Landlord and Illig Construction described on Schedule 2B attached to this Second Amendment, all of the Change Orders approved by Landlord and Tenant described on Schedule 2B and all other costs of Landlord Work incurred by Landlord as of the date of this Second Amendment. Landlord represents and warrants to Tenant that the Accepted Bid covers all of Landlord's Work (excluding any work to be performed by Landlord pursuant to the Phase 2 Change Order) and that the Accepted Bid contains no charges required to be paid exclusively by Landlord pursuant to Section 15.4 of the Lease.

          3. Above Standard Work. There is no Above Standard Work in Landlord's Work.

          4. Previous Change Orders. The Change Orders approved by Tenant prior to the date of this Second Amendment are those items set forth on Schedule 4 attached to this Second Amendment. The aggregate cost for such Change Orders is $48,717.00.

          5. Waiver of Shared Excess. The total amount of costs and expenses related to Landlord's Work that is susceptible of being construed as Shared Excess that has been incurred by Landlord and has yet to be incurred by Landlord pursuant to the Construction Drawings and the Accepted Bid is equal to $1,358,520 (the "Disputed Excess") as more particularly set forth on Schedule 2C and Schedule 5 attached to this Second Amendment. Landlord and Tenant dispute the proper allocation of the Disputed Excess. In order to fully resolve their differences with regard to the Disputed Excess, all of the Disputed Excess shall be allocated entirely to Landlord and no portion of the Disputed Excess shall be considered or deemed Shared Excess allocable to Tenant. Tenant shall have no obligation whatsoever to pay Landlord for any part of the Disputed Excess. Notwithstanding the foregoing, Tenant remains liable under the Lease for Shared Excess in excess of the Disputed Excess that may result from any additional costs actually paid or incurred by Landlord for Landlord's Work subsequent to the date of this Second Amendment for which any of the following apply: (a) costs incurred by Landlord for project inspection, and filing fees,
 (b) any costs incurred by Landlord for the construction of the open ceiling modifications in accordance with Section 3 of the First Amendment, and (c) any credits for or revised allocations of Landlord's Work as may be revealed by the "Audit" (defined in Section 18 below) (collectively, "Post Amendment Additional Costs"). All Post Amendment Additional Costs shall be shared equally by Landlord and Tenant except for (a) those matters described in clause (c) of the preceding sentence, which matters shall be allocated in accordance with Section 18, and (b) any of the items set forth in the preceding sentence and any of the items set forth in Section 6 that are directly related to the Phase 2 Change Order, all of which shall be Tenant's sole responsibility.

         6. Phase 2 Change Order. Tenant hereby approves the Change Order attached to this Second Amendment as Schedule 6 (the "Phase 2 Change Order") in the amount of $1,611,503. The Phase 2 Change Order constitutes a Landlord Change; provided, however, that notwithstanding anything to the contrary in the Lease, none of the initial $1,611,503 cost of the Phase 2 Change Order shall be considered Shared Excess and all of the initial $1,611,503 cost of the Phase 2 Change Order shall be paid for solely by Landlord. Concurrently with the execution of this Second Amendment, Landlord shall execute and deliver to Illig Construction the Phase 2 Change Order. Landlord hereby waives any Tenant Delays that may result from the completion of the work set forth in the Phase 2 Change Order, except as expressly set forth below in this Section 6. The only Tenant Delays or additional costs to be paid by Tenant which will be recognized by Landlord and Tenant as a result of the Phase 2 Change Order are the Tenant Delays or additional costs, as the case may be, that result solely from (a) field conditions not known to Landlord, Tenant or Illig Construction as of the date of this Second Amendment with regard to the work to be performed pursuant to the Phase 2 Change Order, (b) all architectural fees incurred by Tenant related to the Phase 2 Change Order, (c) damage to the Landlord's Work caused by a Permitted Contractor (as defined in Section 9(d) of this Second Amendment),
(d) defective construction by a Permitted Contractor or delays due to improperly timed activities of the Permitted Contractors that are not consistent with the timing of work agreed to in the daily construction meetings contemplated by
Section 9(e) of this Second Amendment, and (e) changes required to Landlord's Work resulting from required changes to the Construction Drawings pursuant to governmental requirements for obtaining an amended building permit or any other permits, licenses or temporary or permanent certificates of occupancy for the Construction Drawings and/or Landlord's Work which result solely from the Phase 2 Change Order. Notwithstanding any of the foregoing provisions of this Section 6, if Landlord is required to execute a Change Order for a modification or addition to the Landlord's Work connection with the Phase 2 Change Order, which modification or addition is the direct result of an error or omission in the plans and specifications that constitute the Phase 2 Change Order, then such Change Order shall be deemed Other Work Change Costs and Tenant shall be responsible to reimburse Landlord for the entire amount of such Change Order in accordance with Section 15.3 of the Lease. The Phase 2 Change Order shall be deemed not to contain any charges required to be paid exclusively by Landlord pursuant to Section 15.4 of the Lease.

         7.       Security Deposit and Unpaid Amount.

              (a) Notwithstanding. anything to the contrary contained in Section 15.3(f) of the Lease or any other provision of the Lease, Tenant shall pay to Landlord concurrently with the execution of this Second Amendment the sum of $131,728 (the "Unpaid Amount") which is equal to the sum of (i) $48,717.00 for the costs of the Change Orders set forth in Section 4 above, and (ii) $83,
011.00 for all construction management and other fees to which Landlord is currently entitled under the Lease and this Second Amendment for all Change Orders, the Phase 2 Change Order and all other work required to be performed by Landlord pursuant to the Lease as amended by this Second Amendment (including without limitation the five percent (5%) construction management fee payable to Landlord for the Phase 2 Change Order and the Change Orders set forth in Section 4 of this Second Amendment).

             (b) Concurrently with the execution of this Second Amendment, Tenant shall pay to Landlord the sum of $2,160,000 (the "Security Deposit") which is equal to the sum of (i) $2,420,000 (the total required security deposit), minus (ii) the offset of $150,000 pursuant to Section 11 of this Second Amendment and minus (iii) the offset of $110,000 pursuant to Section 16 of this Second Amendment. The Security Deposit shall be non-refundable to Tenant during the Term of the Lease, except as set forth in Section 19 of this Second Amendment. Any unused portion of the Security Deposit shall be refunded to Tenant on the expiration or earlier termination of this Lease (except for any termination that results from a default by Tenant). Landlord shall hold the Security Deposit as security to ensure the performance of all of Tenant's obligations under the Lease and also for any damage that Landlord may sustain by reason of any act of Tenant. Landlord may commingle the Security Deposit with its other funds and may use the same for any purpose. Landlord shall not be required to pay Tenant any interest on the Security Deposit. If there exists an Event of Default under the Lease, Landlord may (but shall not be required to), without prejudice to any other remedy available to Landlord, apply all or part of the Security Deposit to the amounts to which Landlord is entitled pursuant to Landlord's remedies under the Lease. Tenant hereby waives the provisions of California Civil Code section 1950.7, and all other provisions of law now in force or that may become in force after the date of execution of this Second Amendment, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent.

              (c) Notwithstanding any other provision of this Lease, as of the date of this Second Amendment, except for any Post Amendment Additional Costs, the Unpaid Amount shall be Tenant's sole and exclusive monetary obligation to Landlord with respect to all Change Orders (including the Phase 2 Change Order), Shared Excess, Playboy Office Work Change Costs, Other Work Change Costs, and any Above Standard Work costs existing or incurred as of the date of this Second Amendment. Other than the Unpaid Amount and any Post Amendment Additional Costs, Tenant shall not be liable to Landlord for any other costs or expenses related to Landlord's Work unless either (i) a Change Order for additional work is executed by Landlord subsequent to the date of this Second Amendment in accordance with the terms of the Lease and consented to in writing by Tenant or
(ii) such costs or expenses are payable by Tenant pursuant to Section 6 above or
Section 8 below. All Post Amendment Additional Costs shall be invoiced by Landlord to Tenant pursuant to the terms of the Lease and shall be paid by Tenant to Landlord in accordance with the terms of the Lease.

              (d) Tenant shall offset against the first payment of Base Rent t& become due an amount equal to $7,000 as an offset for certain interest costs incurred by Tenant.

         8. Tenant Delays. Notwithstanding anything contained in the Lease or in any correspondence or oral understandings between Landlord and Tenant prior to the date of this Second Amendment, there are no Tenant Delays or Unavoidable Delays which may result from any facts or circumstances existing as of the date of this Second Amendment and known to Landlord, Illig Construction or Tenant or which are reasonably ascertainable by Landlord, Illig Construction or Tenant (including without limitation any such facts or circumstances related to any Change Orders and the Phase 2 Change Order). Landlord waives all such Tenant Delays and Unavoidable Delays that may exist as of the date of this Second Amendment; provided, however, that such waiver does not include any Tenant Delays that may be recognized by Landlord and Tenant in connection with the Phase 2 Change Order strictly in accordance with Section 6.

         9.       Partial Delivery of the Premises.

             (a) Landlord shall use its commercially reasonable efforts to cause the Landlord's Work and the Phase 2 Change Order work to be completed as soon as reasonably possible. Each of the areas of the Premises set forth in the table below (and as more particularly shown on Schedule 9 attached to this Second Amendment) shall be delivered by Landlord to Tenant in "Materially Complete" condition (as defined below) on the dates (each a "Partial Delivery Date") set forth in Column 2 of the table below for Tenant to commence any Tenant work in such portion of the Premises that Tenant desires:



----------------------------------------------------------------------------------------------------------------------
             Column I                    Column 2                       Column 3                      Column 4
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
        PARTIAL PREMISES                 PARTIAL                          FINAL                         DAILY
             NAME                     DELIVERY DATE                   DELIVERY DATE                     AMOUNT
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
  Studio A                          August 30, 2002                   September 10, 2002              $1,067.07
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
  Studio B                          September 6, 2002                 September 23, 2002               $ 700.00
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
  Area F                            September 6, 2002                 September 23, 2002               $ 700.00
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
  Master Control Room               August 16, 2002                   September 10, 2002               $ 700.00
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
  Production Control                August 5, 2002                    September 10, 2002               $ 700.00
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
  Office Area A                     September 6, 2002                 September 23, 2002               $ 700.00
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
  Office Area C                    _August 30, 2002                   September 16, 2002               $ 700.00
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
  Office Area D                     August 30, 2002                   September 16, 2002               $ 700.00
----------------------------------------------------------------------------------------------------------------------


 In addition to the Partial Delivery Dates, each of the areas of the Premises set forth in the table above shall be delivered by Landlord to Tenant in substantially complete condition (as defined in the Lease), or in the case of Studio A, the Production Control Area and that portion of Area F shown crosshatched on Exhibit "F-2" to the Lease, in operational condition (as defined in Exhibit "E-1" of the Lease), on the dates (each a "Final Delivery Date") set forth in Column 3 of the table. As used in this Second Amendment, "Materially Complete" means, with respect to a portion of the Premises, (i) that such portion of the Premises is completed to such an extent that such portion of the Premises may be used by Tenant and its contractors and agents to prepare such portion of the Premises for the conduct of a film production business and general office use (but not for actual occupancy to conduct business in such portion of the Premises) and to prepare such portion of the Premises for the prosecution of Tenant's work and (ii) that all of Landlord's Work in such portion of the Premises shall be materially completed except only for minor or insubstantial details of construction, mechanical adjustment, or decoration that may remain to be performed, the performance of which shall not materially interfere with any of Tenant's or its contractor's or agent's use of or work in that portion of the Premises as provided in clause (i) above. A portion of the Premises may be Materially Complete even if Landlord has not obtained a temporary or permanent certificate of occupancy for such portion of the Premises.

              (b) If Landlord does not deliver any of the foregoing portions of the Premises on either the required Partial Delivery Date or the required Final Delivery Date in the condition required by Section 9(a), then a rent abatement period as to each applicable portion of the Premises (each, a "Landlord Delay Period") shall be calculated (i) for each Partial Delivery Date missed, equal to the period commencing fifteen (15) days after the applicable Partial Delivery Date and ending in each case on the date when the applicable portion of the Premises is actually delivered in Materially Complete condition, and (ii) for each Final Delivery Date missed, equal to the period commencing on the day after the applicable Final Delivery Date and ending in each case on the date when the applicable portion of the Premises is actually delivered in substantially complete condition, or in the case of Studio A, the Production Control Area and that portion of Area F shown crosshatched on Exhibit "F-2" to the Lease, in operational condition. The commencement of any Landlord Delay Period shall be postponed by a number of days equal to the number of days in any Tenant Delay consistent with Section 6 and Section 8. Notwithstanding the foregoing, with respect to any portion of the Premises, there shall not be any overlapping Landlord Delay Periods such that the entire Landlord Delay Period for any portion of the Premises shall not exceed in the aggregate the period commencing on the sixteenth day after the required Partial Delivery Date and ending on the date the applicable portion of the Premises is actually delivered in substantially complete condition, or in the case of Studio A, the Production Control Area and that portion of Area F shown crosshatched on Exhibit "F-2" to 'the Lease, in operational condition.

              (c) If any portions of the Premises are not delivered by Landlord to Tenant on or before December 31, 2002 (as such date may be extended by Unavoidable Delay or Tenant Delay) in substantially complete condition, or in the case of Studio A, the Production Control Area and that portion of Area F shown crosshatched on Exhibit "F-2" to the Lease, in operational condition, Tenant, by delivering written notice (a "Tenant Completion Notice") to Landlord, may at any time thereafter elect to complete such portions of the Premises itself. The Tenant Completion Notice shall provide a list of the matters that Tenant considers incomplete (to the extent Tenant is aware of the same). If a Tenant Completion Notice is delivered to Landlord, Landlord shall have five (5) business days to deliver any undelivered portions of the Premises in substantially complete condition, or in the case of Studio A, the Production Control Area and that portion of Area F shown crosshatched on Exhibit "F-2" to the Lease, in operational condition. On the sixth business day after the date of the Tenant Completion Notice, Landlord shall cease work on the Premises and Tenant shall thereafter have free and unencumbered access to the Premises to complete all of the unfinished Landlord's Work.

              (d) Subject to the cooperation obligations contained in Section 9(e) and Tenant fulfilling the insurance requirements in Section 9(f), commencing on July 24, 2002, Landlord shall grant access to the entire Premises to Tenant's "Permitted Contractors" (defined below) to begin prosecuting the Tenant's work; provided that the Premises shall only be required to be Partially Complete on such date. "Partially Complete" means, for any portion of the Premises, a state of incomplete construction (including Landlord not having obtained a temporary or permanent certificate of occupancy) such that Tenant may use such portion of the Premises with tradesmen, material, equipment and furniture to commence and continue to prosecute Tenant's work in such portion of the Premises; except that Landlord's Work in such portion of the Premises need not then be completed; any electrical power may be supplied as temporary power; and Landlord shall continue to use such portion of the Premises with Landlord's contractors, subcontractors and Tenant shall jointly use such portion of the Premises with Tenant's Permitted Contractors in such a way as not to materially interfere with one another's work in such portion of the Premises. As used in this Second Amendment, "Permitted Contractors" means, Academy Lighting, Sony Systems Integration, Korum Engineering, Pacific Bell, a telecommunications and wiring contractor to be identified by Tenant, and such other contractors as Tenant may require; provided that, with respect to such unidentified contractors, (i) Tenant provides Landlord not less than three (3) days prior written notice of such additional Permitted Ceniractor commencing work, (ii) such other contractors do not materially interfere with Landlord's Work, and
(iii) such other contractors are reasonably approved by Landlord.

              (e) Landlord, its contractors, Tenant and the Permitted Contractors shall have daily construction meetings to coordinate the work of the trades in all Partially Complete portions of the Premises (as the same may exist from time to time) such that Landlord, its contractors, Tenant and the Permitted Contractors may simultaneously prosecute their respective work within the Partially Complete portions of the Premises. If the work being performed by Landlord's contractors and agents and Tenant's Permitted Contractors, as the case may be, is consistent with the type of work and schedule of work agreed upon at the daily construction meetings, then Landlord may not claim that any Tenant Delays occur as a result of such joint use or as a result of such work performed by Tenant's Permitted Contractors in such portions of the Premises.

              (f) Concurrently with the execution of this Second Amendment, Tenant shall have in force the insurance required by Section 6.1(b) and Section 6.1(e) of the Lease and shall deliver to Landlord evidence reasonably satisfactory to Landlord that the required insurance is in force. The insurance required by the preceding sentence shall remain in force until all of the areas of the Premises have been delivered by Landlord to Tenant in substantially complete condition, or in the case of Studio A, the Production Control Area and that portion of Area F shown crosshatched on Exhibit "F-2" to the Lease, in operational condition.

              (g) The Indemnity contained in Section 17.1 of the Lease shall be effective as of the date of this Second Amendment; provided, however that from the date of this Second Amendment until all of the areas of the Premises have been delivered by Landlord to Tenant in substantially complete condition, or in the case of Studio A, the Production Control Area and that portion of Area F shown crosshatched on Exhibit "F-2" to the Lease, in operational condition,
Section 17.1(d) shall be deemed to read as follows: "Any accident, injury (including death) or damage to any Person or property caused directly by an act of Tenant or by a Permitted Contractor occurring in, on, or about the Premises or any part thereof or in, on or about any street, alley, sidewalk, curb, passageway, gutter, or space comprising apart thereof or adjacent thereto;".

         10. Commencement Date Base Rent Increase Tenant Com letion Offset and Dela Offset Amount.

              (a) Notwithstanding anything in the Lease or in this Second Amendment to the contrary, the Commencement Date and the Premises Base Rent Commencement Date shall be deemed to be the earlier of (a) the Substantial Completion Date or (b) September 15, 2002.
              (b) The Office Abatement Period is hereby waived and relinquished by Tenant.


              (c) In addition to Landlord's right to receive the Base Rent, Tenant shall pay to Landlord as additional rent without offset or deduction the amount of $25,000 per month (the


"Enhanced Premises Rent"), for the period commencing on the Premises Base Rent Commencement Date and ending on the earlier of (i) the date that is one hundred twenty (120) months thereafter and (ii) the date, if any, on which the Transfer is consummated pursuant to Section 19(a) (the "Enhanced Premises Rent Period").

              (d) For each Landlord Delay Period, Tenant shall offset against any Base Rent next coming due on or after November 1, 2002 under the Lease an amount (each, a "D. elay Offset Amount") equal to the product of (i) the "Daily Amount" shown in Section 9(a) for the portion of the Premises to which the Landlord Delay Period applies, multiplied by (ii) the number of days in the period commencing on December 16, 2002 and ending on the Substantial Completion Date.

             (e) If Tenant delivers a Tenant Completion Notice, Tenant shall offset against any Base Rent next coming due all reasonable costs and expenses paid to third parties or incurred with respect to third parties by Tenant in completing the Landlord's Work until such time as Tenant has offset- an aggregate amount equal to all those costs and expenses.

         11. Substitute Space Payment. Tenant shall offset against the payment of the amount required by Section 7(b) of this Second Amendment the sum of $150,000.00 (the "Substitute Space Offset Amount") such that the net amount paid by Tenant under Section 7(b) is the Security Deposit. The Substitute Space Offset Amount constitutes the commercially reasonable costs of substitute studio space and services incurred by Tenant pursuant to Section 2.2(d)(i) of the Lease. Such amount is the entire amount to which Tenant is entitled pursuant to
Section 2.2(d)(i) of the Lease. Other than the Substitute Space Offset Amount, Tenant shall not be entitled to any additional reimbursement from Landlord pursuant to Section 2.2(d)(i) of the Lease. Tenant hereby waives any claim against Landlord (other than the Substitute Space Offset Amount) for any amounts that may be due to Tenant or subject to offset by Tenant pursuant to Section 2.2(d)(i) of the Lease.

         12. Base Rent Increase. Section 2.2(e)(i) is hereby amended by deleting the words "until the day following the last day of the Office Abatement Period" and substituting the following words therefore: "until the end of the first Lease Year." Section 2.2(e)(ii) of the Lease is hereby amended in its entirety to read as follows: "The Base Rent for each Lease Year (excluding the First Lease Year) shall be increased by an amount equal to $82,988.84 plus the product obtained by multiplying (a) fifteen percent (15%) by (b) the Post Amendment Additional Costs (excluding any Post Amendment Additional Costs incurred pursuant to Section 3 of the First Amendment." The $82,988.84 is calculated in accordance with Schedule 12 attached to this Second Amendment. Notwithstanding any other provision of the Lease, Landlord hereby confirms that the amount of Shared Excess shown as Landlord's share of the Shared Excess on Schedule 12 constitutes all of the Shared Excess that, as of the date of thus Second Amendment, Landlord is entitled to include in the calculation of increase to Base Rent pursuant to Section 2.2(e)(ii) and Landlord hereby waives any right to claim any additional amounts which may exist as of the date of this Second Amendment for the purpose of such calculation.

                                                 Page 8
 71015-00014-1287785.7

         13.      Additional Parking.

              (a) Landlord shall use its commercially reasonable efforts to acquire the number of additional parking spaces to serve the existing Premises as may be required to obtain a permanent certificate of occupancy for the Premises. If, on or before the Substantial Completion Date, Landlord acquires fee title to, a license for, or a leasehold interest in the real property shown on Schedule 13 attached to this Second Amendment (the "Adjacent Property"), then on the date of Landlord's acquisition, leasing or licensing of the same, Exhibit "A" of the Lease shall be amended by adding Schedule 13 to the existing Exhibit "A" to the Lease.

             (b) If Landlord acquires, leases or licenses the Adjacent Property, and the Premises are expanded as set forth in Section 13(a), then from and after the date that the Adjacent Property is acquired, leased or licensed, the Base Rent shall be increased by $812.50 for each month then remaining in the Term of the Lease. If Landlord has leased or licensed the Adjacent Property, the $812.50 of additional rent shall cease on the date that any such lease or license expires, unless Landlord has then acquired fee title to the Adjacent Property (in which event the additional rent shall continue).

              (c) If Landlord fails to acquire, lease or license the Adjacent Property on or before the Substantial Completion Date, or if Landlord has not acquired fee title to the Adjacent Property and a lease or license expires prior to tulle expiration of the Term of the Lease, Landlord shall use its best efforts to present Tenant within thirty (30) days of such date an alternate plan for providing the additional parking spaces required for the Premises to obtain a permanent certificate of occupancy. Landlord and Tenant shall negotiate in good faith to agree upon a reasonable alternative for parking and to share equally the costs of such alternative between Landlord and Tenant.

         14. Tenant Representations and Estoppel. Tenant warrants, represents and certifies to Landlord that, as of the date of this Second Amendment, (a) to Tenant's best knowledge, Landlord is not in default under the Lease, (b) other than with respect to any act or omission of Landlord of which Tenant has no knowledge, Tenant does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease as and when the same becomes due, and (c) to the best knowledge of Tenant, all of the Schedules attached to this Second Amendment are true, complete and accurate.

                                      I
         15. Landlord Representations and Estoppel. Landlord warrants, represents and certifies to Tenant that, as of the date of this Second Amendment, (a) to Landlord's best knowledge, Tenant is not in default under the Lease, (b) other than with respect to any act or omission of Tenant of which Landlord has no knowledge, Landlord does not have any defenses or offsets to the performance of its obligations under the Lease as and when the same becomes due, and (c) to the best knowledge of Landlord, all of the Schedules attached to this Second Amendment are true, complete and accurate.


          16. Letter Agreement re Existing Lease. Landlord and Tenant executed that certain letter agreement (the "Existing Lease Letter"), dated September 20, 2001, providing for the payment by Landlord to Tenant of certain sums related to the Existing Lease (as defined in the Existing Lease Letter). The Indemnified Cost due from Landlord to Tenant under the Existing Lease Letter is $110,000.00 (the "Existing Lease Offset Amount") as set forth in Schedule 16. Tenant shall offset the Existing Lease Offset Amount against the payment of the amounts required by Section 7(b) such that the net amount paid by Tenant under
 Section 7(b) is the Security Deposit. Other than the Existing Lease Offset Amount, Tenant shall not be entitled to any other amounts pursuant to the Existing Lease Letter. Tenant hereby waives any claim against Landlord (other than the Existing Lease Offset Amount) for any amounts that may be due to Tenant or subject to offset by Tenant pursuant to the Existing Lease Letter.

          17. Deleted and Amended Sections of Lease. The second full paragraph of Section 2.2(d)(i) of the Lease that begins "If for any reason Studio A shall not be in operational condition, as determined in accordance with Article 15, on or prior to June 1, 2002, then..." is hereby deleted in its entirety. The first full paragraph of Section 2.2(d)(ii) of the Lease is hereby deleted in its entirety. The second paragraph of Section 2.2(d)(ii) of the Lease is hereby amended as follows: the date "December 31, 2002" is deleted from each place it appears and the date "March 31, 2003" is substituted therefore, the date "January 15, 2003" is deleted from each place it appears and the date "April 15, 2003" is substituted therefore, and the date "January 31, 2003" is deleted from each place it appears and the date "April 30, 2003" is substituted therefore. Notwithstanding the foregoing, if a Tenant Completion Notice is delivered to
Landlord, Tenant :h....1. aive and relinquish any right to terminate this Lease pursuant to Section 2.2(d) of this Lease.

         18. Project Audit. Within thirty (30) days after the Substantial Completion Date, Tenant shall, subject to Landlord's prior reasonable approval, retain an auditor to conduct an audit of construction costs. The auditor shall conduct a thorough audit (the "Audit") of all costs and expenses incurred by Landlord and Tenant in connection with the construction of the Landlord's Work (including the Phase 2 Change Order), all Change Orders, Shared Excess, Playboy Office Work Change Costs, Other Work Change Costs, Above Standard Work, the Unpaid Amount and any Post Amendment Additional Costs. The Audit shall be completed no later than sixty (60) days after the commencement of the Audit. Landlord and Tenant shall share equally in the costs of the Audit. Any additional credits, overcharges, corrections, changes or other matters disclosed by the Audit (excluding any of the foregoing related to the Phase 2 Change Order) shall be paid by Landlord or Tenant to the other, as applicable, as the same may be reasonably allocated between the parties by the auditor. Notwithstanding the foregoing, but subject to the possible reallocation of the Shared Excess costs set forth in Schedule 2(C) and other charges for which Tenant is specifically responsible under Section 5, Section 6, Section 7(c) and
Section 8, under no circumstances whatsoever shall Tenant be responsible for any additional costs, undisclosed change orders, or other charges from Illig Construction or any subcontractor, materialmen, suppliers or laborers that the Audit may reveal. Landlord shall make available to Tenant and the auditor the following items: (a) full and accurate books of account and records, including, without limitation, any sub journals maintained in connection with construction of the Premises; (b) copies of all Change Orders, invoices and other correspondence with contractors, materialmen, suppliers and laborers and other pertinent transactions; and (c) all books and records of Illig Construction and other contractors to which Landlord has a right of access in connection with any construction contracts or other agreements for construction of the Premises. Such books, receipts and records shall be kept for a period of eighteen (18) months after the Substantial Completion Date. Such books, receipts and records shall be available for inspection and audit by Tenant and the auditor or its representative at a location in Los Angeles, California as Landlord may determine, at all times during regular business hours. Notwithstanding anything to the contrary in this Second Amendment, if the Audit reveals that any amounts shown in the fifth column of Schedule 2C (entitled "Shared Excess Amount - Tenant") are required to be increased solely as a result of the reallocation of the existing amount on such line (and not as a result of overall increases to the unallocated amount), Tenant shall pay to Landlord an amount equal to the difference between (a) the amount that the Audit determines should be in the fifth column of such line item and (b) the amount shown for the fifth column of such line item on Schedule 2C. Notwithstanding anything to the contrary in this Second Amendment, if the Audit reveals that any amounts shown in the fourth column of Schedule 2C (entitled "Shared Excess Amount - Landlord") are required to be increased solely as a result of the reallocation of the existing amount on such line (and not as a result of overall increases to the unallocated amount) Landlord shall pay to Tenant an amount equal to the difference between (a) the amount that the Audit determines should be in the fourth column of such line item and (b) the amount shown for the fourth column of such line item on
Schedule 2C.

         19.      Tenant's Election to Purchase Improvements.

             (a) Within thirty (30) days after the later to occur of (i) completion of the Audit and (ii) January 15, 2003, Tenant, by delivering to Landlord written notice (the "Tenant Purchase Notice"), may elect (but shall not be so obligated) to consummate the "Transfer" in accordance with this Section 19(a). If Tenant elects to consummate the Transfer then within ten (10) days after the date of the Tenant Purchase Notice, (i) Landlord shall deliver to Tenant a bill of sale in a form reasonably acceptable to Tenant and otherwise in accordance with all of the requirements of this Section 19(a) (the "Transfer") for all of the "Purchased Improvements" (defined in Section 19(g)) and (ii) Tenant shall pay to Landlord the "Improvement Cost" (defined in Section 19(f)). Tenant may, in lieu of the payment of the Improvement Cost, elect to have Landlord offset the Security Deposit (as its sole and exclusive remedy and source of payment) against the Improvement Cost concurrently with the receipt by Tenant of the bill of sale. If the Security Deposit that remains as of the date of the Transfer exceeds the Improvement Cost, Landlord shall, concurrently with delivery of the bill of sale, pay to Tenant the difference between the then remaining Security Deposit and the Improvement Cost. The Purchased Improvements shall be free of any mechanics' liens or materialmens' liens on the date of the Transfer. On the date of the Transfer, Landlord will assign to Tenant pursuant to an assignment agreement reasonably acceptable to Tenant all of Landlord's right, title and interest in and to the warranties and guaranties of Illig Construction and all other contractors and subcontractors who provide warranties or guaranties related to the Purchased Improvements, the plans, specifications, permits, inspection cards, Building Department records and similar materials relating to the construction of the Purchased Improvements, to the extent the same are in Landlord's possession or in the possession of its contractors or agents. At such time, Landlord shall also deliver to Tenant, true, complete and correct copies of all surveys, plans and specifications (marked to show all field changes), permits, testing and inspection results, inspection cards, physical test results or analysis, copies of subcontracts, purchase orders and invoices for work done at the Premises, and similar materials developed or obtained by Landlord in connection with the construction of the Purchased Improvements, to the extent the same are in Landlord's possession or in the possession of its contractors or agents.

               (b) The Purchased Improvements shall be deemed Alterations for all purposes under the Lease. The Purchased Improvements automatically shall become the property of Landlord if there is an early termination of the Term of the Lease. On the expiration of the Term of the Lease and subject to Landlord's rights in the next sentence, Tenant may remove the Purchased Improvements from the Building, but Tenant (at Tenant's sole cost) shall repair or replace any damage done to the Building resulting from the removal of the Purchased Improvements. Landlord shall have the right to prevent Tenant from removing the Purchased Improvements from the Building by delivering a written notice to Tenant not less than thirty (30) days prior to the expiration of the Term stating that Landlord elects to purchase from Tenant the Purchased Improvements. If Landlord elects to purchase the Purchased Improvements, then within ten (10) days after the expiration of the Term, Tenant shall deliver to Landlord a bill of sale for all of the Purchased Improvements in a form reasonably acceptable to Landlord. Landlord shall, concurrently with delivery of the bill of sale, pay to Tenant $100,000. Landlord and Tenant have mutually determined that $100,000 is a reasonable estimate of the fair market value of the Purchased Improvements at the end of the Term. If a Transfer occurs, (i) the insurance to be maintained by Landlord pursuant to Article 6 of the Lease shall not cover the Purchased Improvements, (ii) Landlord shall have no obligation pursuant to Article 7 of the Lease to restore the Purchased Improvements in the event of a casualty, and
(iii) Tenant shall maintain insurance with respect to such Purchased Improvements and to restore the same in the event of a casualty as though they were Alterations installed by Tenant.

              (c) Section 6.4(a) of the Lease is hereby amended by adding the following language at the end of Section 6.4(a): "If Tenant is obligated by
Article 7 to restore any portion of the Premises (including the Purchased Improvements) in the event of a casualty, then as to any proceeds received pursuant to the insurance coverages obtained by Tenant at Tenant's expense that are payable with respect to such casualty, Tenant shall apply such proceeds first to the payment in full of the cost of such casualty restoration before using any part of the same for any other purpose. If Tenant is not obligated by
Article 7 to utilize insurance proceeds to restore the Premises in the event of a casualty, then as to any proceeds received pursuant to the insurance coverages obtained by Tenant at Tenant's expense, Tenant may retain such proceeds."

              (d) Section 7.2 of the Lease is hereby amended by (i) adding the following words after the words "any and all Alterations" in clause (i) of
Section 7.2: "any Purchased Improvements," and (ii) adding the words "other than the Purchased Improvements" at the end of the parenthetical phrase in clause (1) of Section 7.2 and at the end of the second sentence of Section 7.2.

               (e) Section 8.8 of the Lease is hereby amended by deleting the words "unamortized value of Tenant's trade fixtures" and substituting the following words therefore: "unamortized value of Tenant's Purchased Improvements (if any) and trade fixtures"

               (f) "Improvement Cost" means the sum of (i) Landlord's actual out-of-pocket costs and expenses (not to exceed $1,611,503) paid directly to contractors and materialmen constructing the Purchased Improvements, plus (ii) $808,497, minus (iii) the Substitute Space Offset Amount, minus (iv) the Existing Lease Offset Amount, minus (v) any additional credits, overcharges, corrections, changes or other cost reduction matters disclosed by the Audit related to the Phase 2 Change Order.

               (g) "Purchased Improvements" means all of the following (i) the leasehold improvements constructed at the Premises pursuant to the Phase 2 Change Order, (ii) the leasehold improvements constructed at the Premises pursuant to the Change Orders listed on Schedule 2C as numbers 10,12 through 15, 17 through 21, 23, 26 through 34, 46, 50, 53, 54, 55, 57, 70, 92, 93, 99,
 101, 102, 103, 144, 145, 146, 155, and 156, and (iii) all of Landlord's right, title and interest to the related architectural and engineering plans and specifications indicated on Schedule 2A related to the items in (g)(i) and
 (g)(ii) (excluding the item listed as the Illig Construction Contract).

         20. Notices Pursuant to Second Amendment. Any notice required or desired to be given under this Second Amendment shall be given in writing and shall be deemed sufficiently given and served for all purposes when personally delivered (if delivered on a business day prior to 5:00 p.m. and otherwise on the next business day) or delivered by any generally recognized courier or sent by facsimile transmission (with confirmation of receipt prior to 5:00 p.m. on a business day and otherwise on the next business day and in any event if followed by delivery by one of the other methods specified above), addressed to the appropriate address shown below.


                  Landlord:   Kingston Andrita
                              c/o Kingston Investors Corp. 135
                              E. 57`h Street New York, NY 10021
                              Attention: Peter Krulewitch
                              Facsimile No.: (212) 644-5540
                              With a copy to: Robert Safron, Esq.
                                              Bingham McCutchen LLP 399
                                              Park Avenue
                                              New York, NY 10022 Facsimile No.:
                                              (212) 702-3620



                  Tenant: Playboy Entertainment Group Inc. 9242 Beverly Boulevard Beverly Hills, CA
                              90210 Attn: Jeff Jenest Facsimile No.:
                             (310) 246-4050

                  With a copy to: Playboy Entertainment Group Inc. 9242
                                  Beverly Boulevard Beverly Hills, CA
                                  90210 Attn: David Mandell
                                  Facsimile No.: (310) 246-4050

                  With a copy to: Playboy Enterprises
                                  680 North Lake Shore Drive
                                  Chicago, IL 60611 Attn: Sue
                                  Shoemaker Facsimile No.: (312) 751-2818




         21. Lease in Full Force. All references in the Lease to the "Lease" shall hereafter refer to the Lease, as amended by this Second Amendment. Except for (a) those provisions of the Lease deleted in this Second Amendment, (b) those provisions of the Lease that are inconsistent with this Second Amendment and (c) those terms, covenants and conditions for which performance has heretofore been completed, all other terms, covenants and conditions of the Lease shall remain in full force and effect and Tenant and Landlord hereby ratify the Lease, as amended by this Second Amendment.

         w
         22. Brokers. Landlord and Tenant represent to one another that they have not dealt ith any broker with respect to this Second Amendment. If Landlord or Tenant has dealt with any broker or person with respect to this Second Amendment, such party shall be solely responsible for the payment of any fees due said person or firm. Each of Landlord and Tenant shall defend and indemnify the other from and against any claims, demands and actions brought by any broker or other finder to recoverr a brokerage commission or any other claims or damages on the basis of alleged dealings with the indemnifying party contrary to the foregoing representation.

        23. Successors and Assigns. This Second Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

        24. Disputes Subject to Arbitration. Any disputes which may arise between Landlord and Tenant pursuant to any section of this Second Amendment (including without limitation Section 18) shall be subject to the arbitration provisions of Article 31 of the Lease, including without limitation the provisions of Section 31.4 of the Lease requiring a single arbitrator.

        25. Guarantor Consent. Guarantor, by executing the consent to this Second Amendment set forth below, hereby agrees that the guaranteed obligations covered by the Guaranty include all of the additional payment and other obligations of Tenant set forth in this Second Amendment.

        26. Exhibits and Schedules. All Exhibits and Schedules attached to this Second Amendment are hereby made a part of this Second Amendment as if fully set forth herein.

        27. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument.

(signatures on next page)


        IN WITNESS WHEREOF, this Second Amendment is executed as of the date first written above.

 KINGSTON ANDRITA LLC

 By:s/E. Peter Krulewitch

 Name:

 Title:

 PLAYBOY ENTERTAINMENT GROUP, INC.

     By:s/ Jeffrey H. Jenest


     Name: Jeffrey H. Jenest


     Title: Executive Vice President









THIS SECOND AMENDMENT IS CONSENTED TO:

PLAYBOY ENTERPRISES, INC., Guarantor

By: s/ Howard Shapiro
Name: Howard Shapiro
Title: Executive Vice President




CAPITALSOURCE FINANCE LLC

By:______________________________________________
Name: Title:

                                   Schedule 2A
                          To Second Amendment to Lease
                               3030 Andrita Street


                                 (Not Provided)

                                   Schedule 2B
                          To Second Amendment to Lease
                               3030 Andrita Street



                        CONSTRUCTION CONTRACT WITH ILLIG

                                 (Not Provided)






                                   Schedule 2C
                          To Second Amendment to Lease
                               3030 Andrita Street
                                 (Not Included)


                                   Schedule 4
                          To Second Amendment to Lease
                               3030 Andrita Street

                               PRIOR CHANGE ORDERS


                                  (Not Included)


                                   Schedule 5
                          To Second Amendment to Lease
                               3030 Andrita Street

                            DETAIL OF DISPUTED EXCESS




                                 (Not Included)

                                   Schedule 6
                          To Second Amendment to Lease
                               3030 Andrita Street

                              PHASE 2 CHANGE ORDER




                                  (Not Included)


                              EXHIBIT A.1 DRAWINGS

                                 (Not Included)




                                   Schedule 9
                          To Second Amendment to Lease
                               3030 Andrita Street
                    SITE PLAN SHOWING PARTIAL DELIVERY AREAS
                                 (Not Included)

                                   Schedule 12
                          To Second Amendment to Lease
                               3030 Andrita Street

                              RENT INCREASE AMOUNT


                              Lease
                          Defined Term                            Amount
     ------------------------------------------------------------------------
     ------------------------------------------------------------------------

     Landlord's share of Disputed Excess - Office               $ 301,264.39
     Landlord's share of Disputed Excess - Other                $ 251,994.55
                        Total Landlord share of Disputed Excess $ 553,258.94
     ------------------------------------------------------------------------
     ------------------------------------------------------------------------

     Base Rent Increase Rate                                          15.0%
     ------------------------------------------------------------------------
     ------------------------------------------------------------------------
                                 RENT INCREASE AMOUNT           $ 82,988.841
                                                                ------------

                                   Schedule 13
                          To Second Amendment to Lease
                               3030 Andrita Street

                  ADDITIONAL EXHIBIT "A" FOR ADDITIONAL PARKING

A vacant parcel of land containing approximately 3,000 square feet located in the northeast portion of a larger parcel commonly known as 3235 San Fernando Blvd., Los Angeles, California (APN 5458-007-021), which parcel is to be legally severed from the existing larger parcel and consolidated with the real property which underlie the Premises.
                                   Schedule 16
                          To Second Amendment to Lease
                               3030 Andrita Street

                  INDEMNIFIED COSTS UNDER EXISTING LEASE LETTER
                                  (Not Included)

                                    EXHIBIT 7


July 23, 2002

Kingston Andrita LLC
c/o Kingston Investors Corp.
 135 East 57th Street
New York, NY 10021


        Re: Lease dated as of September 20, 2001 between Kingston Andrita LLC, as landlord, and Playboy Entertainment Group, Inc., as tenant, covering the premises located at 3030 Andrita Street, Los Angeles, California, as amended by First Amendment to Lease, dated May 15, 2002, and as amended by Second Amendment to Lease, dated July 23, 2002 (the "Lease")

Ladies and Gentlemen:

        Reference is made to the Lease. Capitalized terms used in this letter but not otherwise defined shall have the meanings ascribed to them in the Lease.

        In consideration of the mutual promises set forth below and inconsideration of Landlord and Tenant executing the Second Amendment to Lease concurrently with the delivery of this letter, Landlord and Tenant hereby agree as follows:

         1. Indemnity. Tenant does hereby hold Landlord harmless from any and all costs, claims or liability arising from any of the Security Deposit being construed as rent or other ordinary income for Landlord by the Internal Revenue Service. Tenant shall not be required to defend Landlord against any such cost, claim or liability; but Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with defending any such claim if. Landlord either settles such claim or a judgment is entered against Landlord by a court of competent jurisdiction in connection with such claim. Tenant shall be required to pay to Landlord pursuant to its obligations under this Section 1, within ten (10) days of receipt from Landlord of an invoice and reasonable evidence of the costs actually incurred by Landlord therefore, an amount equal to the product of (a) sixty five percent (65%) multiplied by (b) the total settlement paid by Landlord or the amount of the judgment entered against Landlord for which Landlord is seeking reimbursement (including in both cases any interest or penalty which may be part of such settlement or judgment). If any payments are made by Tenant pursuant to the previous sentence, Tenant shall in addition pay to Landlord an amount equal to Landlord's tax liability resulting from Tenant's payment being deemed ordinary income to Landlord. Notwithstanding anything to the contrary in the foregoing, Tenant shall not be required under any circumstances to pay to Landlord more than $400,000 in the aggregate under this Section 1.

     2. Characterization of Transaction. Tenant and Landlord shall both characterize the transaction contemplated by the Second Amendment in all reports made to the Internal Revenue Service and to any State taxing authorities in a manner consistent with the payment of the Security Deposit as a security deposit and not as rent. If any taxing authority challenges Landlord's or Tenant's characterization of this transaction, Landlord and Tenant shall cooperate (at no cost to Tenant other than as required by Section 1 above) with one another in defending the characterization of the Security Deposit as a security deposit and not as rent under the Lease.

         3. Legal Fees. Tenant shall pay to Landlord all of Landlord's legal fees for restructuring the Second Amendment for the period commencing on July 18, 2002 through the date of this letter. Tenant shall make such payment within ten (10) days of receipt from Landlord of an invoice and reasonable evidence of the legal fees and costs actually incurred by Landlord in that period of time. Notwithstanding anything to the contrary in the foregoing, Tenant shall not be required under any circumstances to pay to Landlord more than $20,000 in the aggregate under this Section 2.

        4. Sony Landlord Waiver. Landlord, Tenant and Sony Financial Services, LLC ("Sony") executed a Landlord Waiver Agreement, dated approximately concurrently with this letter. The Landlord Waiver requires Sony under certain circumstances to pay rent to Landlord pursuant to Section 4 of the Landlord Waiver. Landlord hereby agrees, for the express benefit of Sony, that the Enhanced Premises Rent shall not be included in any calculation of rent due from Sony to Landlord pursuant to the Landlord Waiver.

        5. Guarantor Consent. Guarantor, by executing the consent to this letter agreement set forth below, hereby agrees that the guaranteed obligations covered by the Guaranty include all of the additional payment and other obligations of Tenant set forth in this letter agreement.

Kingston Andrita LLC July
23, 2002 Page 3


        6. Lender Consent. If Landlord's lender requests modifications to the Second Amendment in connection with granting its consent to the Second Amendment, Tenant will not unreasonably withhold its consent thereto; provided that such modifications do not materially and adversely affect Tenant's rights or obligations thereunder.





By:


Sincerely,

PLAYBO ENTERTAINTMENT GROUP, INC.
By: s/Jeff Jenest


ACCEPTED AND AGREED TO THIS 23rd DAY OF JULY, 2002

KINGSTON ANDRITA LLC



By:s/ Peter Krulewitch


GUARANTOR

PLAYBOY ENTERPRISES, INC.,


By:/Howard Shapiro_______________________________
    --------------
   Howard Shapiro
   Executive Vice President

   By: Peter Krulewitch

                                    EXHIBIT 8

                            THIRD AMENDMENT TO LEASE

        This THIRD AMENDMENT TO LEASE ("Third Amendment") is made and entered into as of the 31" day of October, 2002, by and between &INOS PON ANDRITA LL C. a Delaware limited liability company ("Landlord"), and PLAYBOY ENTERTAINMENT GROUP, INC., a Delaware corporation Mm")

                                         Recitals




        A. Tenant and landlord are parties to that certain Lease, dated September 20,2001, as amended by that certain First Amendment to Lease (the First Amendment), dated May 15, 2002, as further amended by that certain Second Amendment to Lease (the Second Amendment, dated July 23,2002 (as amended, the "Lease"), pursuant to which Landlord leased to Tenant certain premises located at 3030 Andrita Street, Los Angeles, California as more particularly described in the Lease (the "property").

        B. Certain disputes have arisen between landlord and Tenant regarding the responsibility for the prosecution of and payment for construction of certain improvements at the Premises and Landlord and Tenant intend and desire to extend the time available to Landlord and Tenant to resolve such disputes.

        C. Landlord and Tenant desire to amend the Lease upon the terms and conditions set forth below.

        D. All capitalized terms used herein but not specifically defined in this Third Amendment shall have the meanings ascribed to such terms in the Lease.

              NOW, THEREFORE, in consideration of the mutual promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and' Tenant agree as follows:

        1. Delay Offset Amount. Section 10(d) of the Second Amendment is hereby amended by deleting the words "November 1, 2002" and substituting therefore the words "December 1,2002."

        2. Postponement of Abatement Period. Section 9(b) of the Second Amendment is hereby amended by adding the following language at the end of
Section 9(b):

        "Notwithstanding anything to the contrary in this Section 9, Tenant shall not abate any Base Rent for Landlord Delay Periods, except in accordance with the following sentence. Commencing on December 1, 2002, Tenant shall offset against Base Rent then due and any subsequent Base Rent that may thereafter become due an amount in the aggregate equal to the sum of the "Offset Amount" (defined below) calculated for each area of the Premises set forth in the table contained in Section 9(a); provided, however, that in no event shall the aggregate amount of any abatement of the Base Rent for all Landlord Delay Periods exceed $225,000. The "Offset Amount" for an area of the Premises shown in Columm 1 of the table in Section 9(a) shall be equal to the product obsained by multiplying (a) the "Daily Amount" with respect to such area of the Premises as set forth in Column 4 of the table in Section 9(a) by (b) the number of days in the Landlord -Delay Period, if any. which may exist for such area of the Premises.


       3. Lease in Full Force Except for the amendment to the Lease provided for in Section I of this Third Amendment, all other terms, covenants and conditions of the Lease shall remain in full force and effect.

       4. Successors and Assigns, This Third Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

       5. Guarantor Consent. Guarantor, by executing the consent to this Third Amendment set forth below, hereby agrees that the guaranteed obligations covered by the Guaranty include all of the additional payment and other obligations of Tenant set forth to this Third Amendment.

       6. Counterparts. This Third Amendment may be executed in one or move counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument.

                   {Signatures appear on next page)


        IN WITNESS WHEREOF, this Third Amendment is executed on and as of the date first written above.

                                     KINGSTON ANDRITA LLC



                                         By:s/ E. Peter Krulewitch



                                          Name:E. Peter Krulewitch



                                         Title: President




                        PLAYBOY ENTERTAINMENT GROUP, INC.

                                         By:


                                          Name


                                         Title:


                            THIS THIRD AMENDMENT IS CONSTENTED TO:

                                    PLAYBOY ENTERPRISES INC.


                                   Guarantor

                                       By:
                                           Name: Howard Shapiro
                                           Title: Vice President

                                           CAPITALSOURCE FINANCE LLC
                                           By:

                                           Name:

                                           Title:










                                    EXHIBIT 9

                            FOURTH AMENDMENT TO LEASE

         This FOURTH AMENDMENT TO LEASE ("Fourth Amendment") is made and entered into as of the 2nd day of December, 2002, by and between KINGSTON ANDRITA LLC, a Delaware limited liability company ("Landlord"), and PLAYBOY ENTERTAINMENT GROUP, INC., a Delaware corporation ("Tenant").

                                    Recitals

         A. Tenant and Landlord are parties to that certain Lease, dated September 20, 2001, as amended by that certain First Amendment to Lease (the "First Amendment"), dated May 15, 2002, as further amended by that certain Second Amendment to Lease (the "Second Amendment"), dated July 23, 2002, and as further amended by that certain Third Amendment to Lease (the "Third Amendment"), dated October 31, 2002 (as amended, the "Lease"), pursuant to which Landlord leased to Tenant certain premises located at 3030 Andrita Street, Los Angeles, California as more particularly described in the Lease (the "Premises").

        B. Certain disputes have arisen between Landlord and Tenant regarding the responsibility for the prosecution of and payment for construction of certain improvements at the Premises and Landlord and Tenant intend and desire to extend the time available to Landlord and Tenant to resolve such disputes.

         C. Landlord and Tenant desire to amend the Lease upon the terms and conditions set forth below.

         D. All capitalized terms used herein but not specifically defined in this Fourth Amendment shall have the meanings ascribed to such terms in the Lease.

                  NOW, THEREFORE, in consideration of the mutual promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

         1. Delay Offset Amount. Section 1 of the Third Amendment is hereby deleted in its entirety. Section 10(d) of the Second Amendment is hereby amended by deleting the words "November 1, 2002" and substituting therefore the words "January 1, 2003."

         2.. Postponement of Abatement Period. Section 2 of the Third Amendment is hereby amended by substituting the words " January 1, 2003" for the words "December 1, 2002" in such Section 2.

         3. Lease in Full Force. Except for the amendment to the Lease provided for in this Fourth Amendment, all other terms, covenants and conditions of the Lease shall remain in full force and effect.

        4. Successors and Assigns. This Fourth Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

        5. Guarantor Consent. Guarantor, by executing the consent to this Fourth Amendment set forth below, hereby agrees that the guaranteed obligations covered by the Guaranty include all of the additional payment and other obligations of Tenant set forth in this Fourth Amendment.

        6. Counterparts. This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument.

                        {Signatures appear on next page}

          IN WITNESS WHEREOF, this Fourth Amendment is executed on and as of the date first written above.
                                                    KINGSTON ANDRITA LLC
                                                     By. s/ E. Peter Krulewitch
                                                     Name:  E. Peter Krulewitch


Title: Managing Member




 PLAYBOY ENTERTAINMENT GROUP, INC.



By:
s/ Jeffrey M. Jenest

Name: Jeffrey M. Jenest

Title: Executive Vice President


                              THIS FOURTH AMENDMENT IS CONSENTED TO:

                              PLAYBOY ENTERPRISES, INC., Guarantor


                              By: s/ Howard Shapiro
                              Name: Howard Shapiro
                              Title: Executive Vice President



                              CAPITALSOURCE FINANCE LLC


                              By:
                              Name:
                              Title:


     IN WITNESS WHEREOF, this Fourth Amendment is executed on and of the date first written above




                                              KINGSTON ANDRITA LLC

                                              By:

                                              Name:  /Jeffrey M. Jenest

                                              Title; Executive Vice President




PLAYBOY ENTERPRISES. INC. Guarantor


By:
Name:
Title:



   CAPITALSOURCE FINANCE LLC

  By: Name: Title:










                    IN WITNESS WHEREOF, this Fourth Arnendment is executed on and as of the date first written above.



                                      KINGSTON ANDRJTA LLC

                                      By:
                                      Title:



                                      PLAYBOY ENTERTAINMENT GROUP, INC.


                                      By:___________________________________
                                      Name:_________________________________
                                      Title_________________________________


                                       THIS FOURTH AMENDMENT IS CONSENTED TO.

PLAYBOY ENTERPRISES, INC., Guarantor

By:
Name: / Howard . Shapiro
Title: Executive Vice President


CAPITAL SOLTRCE  FINANCE LLC

By;
Name:
Title

                                   EXHIBIT 10


December 11, 2002

 Kingston Andrita LLC
 c/o Kingston Investors Corp.
 135 East 571h Street
 New York, NY 10021


         Re: Lease dated as of September 20, 2001 between Kingston Andrita LLC, as landlord, and Playboy Entertainment Group, Inc,, as tenant, covering the premises located at 3030 Andrita Street, Los Angeles, California, as amended by First Amendment to Lease, dated May 15, 2002, as amended by Second Amendment to Lease, dated July 17, 2002, as amended by Third Amendment to Lease, dated October 31, 2002, and as amended by Fourth Amendment to Lease, dated December 2, 2002 (the "Lease")

Ladies and Gentlemen:

         Reference is made to the Lease. Capitalized terms used in this letter but not otherwise defined shall have the meanings ascribed to them in the Lease. In consideration of the mutual promises set forth in this letter and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

         1. Tenant hereby approves and Landlord shall execute with Illig Construction ("hlig") a change order (the "Radio Room Change Order"). The Radio Room Change Order is attached to this letter as Schedule 1 and made a part hereof. The Radio Room Change Order is a Tenant Change Order under the Lease. Tenant hereby waives any claim for Landlord Delays related to any work performed pursuant to the Radio Room Change Order.

         2. No later than December 16, 2002, Tenant shall pay to Landlord the sum of $56,000 (the "CO Payment"). Landlord shall hold the CO Payment until completion by Illig of the work set forth in the Radio Room Change Order. Upon completion of the work required by the Radio Room Change Order, Landlord shall apply so much of the CO Payment as may be required to pay Illig for all amounts due to Illig under the Radio Room Change Order. If there is any unused portion of the CO Payment, the same shall be promptly refunded to Tenant.

         3. Except only for Landlord's obligation under the Radio Room Change Order, Tenant assumes all costs, responsibility and liability, and releases Landlord From all responsibility, costs and liability, for the prosecution and completion of the work required by the Radio Room Change Order. Tenant acknowledges that Landlord shall have no obligation to modify or amend the Radio Room Change Order in any way
    11015-00014-1315265.6

        If this letter accurately reflects our understanding with respect to the matters set forth in this letter, please execute the same where indicated below.



            Sincerely,

                        PLAYBOY ENTERTAINMENT GROUP, INC.



                         By:s/ Jeff Jenest
                              Jeff Jenest




ACCEPTED AND AGREED TO THIS 12 DAY OF DECEMBER, 2002

KINGSTON ANDRITA LLC
s/ E. Peter Krulewitch




                                   SCHEDULE I
                             RADIO ROOM CHANGE ORDER

                                   EXHIBIT 11


                            FIFTH AMENDMENT TO LEASE

This FIFTH AMENDMENT TO LEASE ("Fifth Amendment") is made and entered into as of the 31st day of December, 2002, by and between KINGSTON ANDRITA LLC, a Delaware limited liability company ("Landlord'), and PLAYBOY ENTERTAINMENT GROUP, INC., a Delaware corporation (`"Tenant").

                              Recitals

A._______Tenant and Landlord are parties to that certain Lease, dated September 20, 2001, as amended by that certain First Amendment to Lease (the "First Amendment'), dated May 15, 2002, as further amended by that certain Second Amendment to Lease (the "Second Amendment"), dated July 23, 2002, as further amended by that certain Third Amendment to Lease (the "Third Amendment"), dated October 31, 2002, and as further amended by that certain Fourth Amendment to Lease (the "Fourth Amendment"), dated December 2, 2002 (as amended, the "Lease"), pursuant to which Landlord leased to Tenant certain premises located at 3030 Andrita Street, Los Angclcs, California as more particularly described in the Lease (the "Premises").

B._______Certain disputes have arisen between Landlord and Tenant regarding the responsibility for the prosecution of and payment for construction of certain improvements at the Premises and Landlord and Tenant intend and dcsirc to extend the time available to Landlord and Tenant to resolve such disputes. C._______Landlord and Tenant desire to amend the Lease upon the terms and conditions set forth below.

D._______All capitalized terms used herein but not specifically defined in this Fourth Amendment shall have the meanings ascribcd to such terms in the Lease.

NOW, THEREFORE, in consideration of the mutual promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows

I .______Delay Offset Amount. Section 1. of the third Amendment and the Fourth Amendment are hereby deleted in thcrc entirety. Section 10(d) of the Second Amendment is hereby amended by deleting the words "November 1, 2002" and substituting therefore the words "February 1, 2003."

2._______Postponement of Abatement Period. Section 2 of the Fourth Amendment is hereby deleted in its entirety. Section 2 of the Third Amendment is hereby amended by substituting the words "February 1, 2003" for the words "December 1, 2002" in such Section 2.

3._______Lease in Full Force. Except for the amendment to the Lease provided for in this Fifth Amendment, all other terms, covenants and conditions of the Lease shall remain in full force and effect.

4. Successors and Assigns. This Fifth Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

5. Guarantor Consent. Guarantor, by executing the consent to this Fifth Amendment set forth below, hereby agrees that the guaranteed obligations covered by the Guaranty include all of the additional payment and other obligations of Tenant set forth in this Fifth Amendment.

6. Counterparts. This Fifth Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument.
(Signatures appear on next page)



IN WITNESS WHEREOF, this Fifth Amendment is executed on and as of the date first written above.


KINGSTON ANDRITA LLC
By: s/ Patrick McGrath
Name:____Patrick McGrath
Title:___VP

PLAYBOY ENTERTAINMENT GROUP, INC.
By:
Name: / Jeffrey M. Jenest
 Title:   Executive Vice President

                     THIS FIFTH AMENDMENT IS CONSENTED TO:

PLAYBOY ENTERPRISES, INC., Guarantor

By:______s/ Linda G. Havard
Name: Linda G. Havard______
Title: Executive Vice President_____

CAPITALSOURCE FINANCE LLC
By:_
Name:____
Title:___

IN WITNESS WHEREOF, this Fifth Amendment is executed on and as of the date first written above.

KINGSTON ANDRITA LLC
By:______
Name:____
Title:___

PLAYBOY ENTERTAINMENT GROUP, INC.
By:
Name:____
Title:___

THIS FIFTH AMENDMENT IS CONSENTED TO:
PLAYBOY ENTERPRISES, INC., Guarantor

By: Linda G. Havard

Name:____LINDA G. HAVARD___
Tit1c:___EXECUTIVE VICE PRESIDENT
CAPITALSOURCE FINANCE LLC
By:______
None:
Tit1e:

                                   EXHIBIT 12

                            SIXTH AMENDMENT TO LEASE

        This SIXTH AMENDMENT TO LEASE ("Sixth Amendment") is made and entered into as of the 31st day of January, 2003, by and between KINGSTON ANDRITA LLC, a Delaware limited liability company ("Landlord"), and PLAYBOY ENTERTAINMENT GROUP, INC., a Delaware corporation ("Tenant").

                                    Recitals

        A. Tenant and Landlord are parties to that certain Lease, dated September 20, 2001, as amended by that certain First Amendment to Lease (the "First Amendment"), dated May 15, 2002, as further amended by that certain Second Amendment to Lease (the "Second Amendment"), dated July 23, 2002, as further amended by that certain Third Amendment to Lease (the "Third Amendment"), dated October 31, 2002, as further amended by that certain Fourth Amendment to Lease (the "Fourth Amendment"), and as further amended by that certain Fifth Amendment to Lease (the "Fifth Amendment"), dated December 31, 2002 (as amended, the "Lease"), pursuant to which Landlord leased to Tenant certain premises located at 3030 Andrita Street, Los Angeles, California as more particularly described in the Lease (the "Premises").

        B. Tenant has been unable to commence the "Audit" provided for in
Section 18 of the Second Amendment, but Tenant desires to consummate the "Transfer" contemplated by Section 19 of the Second Amendment.

        C. Tenant has elected to purchase the Purchased Improvements, and Landlord is unable at this time to deliver to Buyer the Purchased Improvements in accordance with the requirements of the Lease.

        D. Landlord and Tenant desire to amend the Lease upon the terms and conditions set forth below.

        E. All capitalized terms used herein but not specifically defined in this Sixth Amendment shall have the meanings ascribed to such terms in the Lease.

                 NOW, THEREFORE, in consideration of the mutual promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

        1. Tenant Purchase of Purchased Improvements. The first sentence of
Section 19(a) of the Second Amendment is hereby amended by deleting the word "later" and substituting the word "earlier" therefor.

         2. Improvement Cost. Section 19(f) of the Second Amendment is hereby amended by deleting the words: ", minus (v) any additional credits, overcharges, corrections, changes or other cost reduction matters disclosed by the Audit related to the Phase 2 Change Order."

         3. Audit Refund. Section 19 of the Second Amendment is hereby amended by adding the following subsection 19(h) at the end of Section 19:

                 "(h) Audit Refund. Within thirty (30) days after the completion of the Audit by Tenant and the delivery of reasonably detailed information supporting the conclusions of the Audit from Tenant to Landlord, Landlord or Tenant shall pay to the other party in cash the full amount of any additional credits, overcharges, corrections, changes or other cost reduction matters disclosed by the Audit that may be due in accordance with Section 18 of this Second Amendment."

         4. Escrow For Purchased Improvements. Concurrently with the execution of this Sixth Amendment, Landlord shall execute and deliver to Chicago Title Company, 16969 Von Karman, Suite 200, Irvine, CA 92606, Attention: Kathleen Huntsman, Phone (949) 263-0130 , Fax (949) 263-1022, E-Mail to:
 huntsmank@ctt.com ("Escrow Holder") a bill of sale (the "Bill of Sale") in the form attached to this Sixth Amendment as Schedule 2. Escrow Holder shall hold the Bill of Sale in an escrow (the "Escrow") until the earlier to occur of (a) the date that Landlord delivers written notice to Escrow Holder to deliver the Bill of Sale to Tenant and (b) September 30, 2003. If, by September 30, 2003, Landlord is unable to convey the Purchased Improvements to Tenant in accordance with the requirements of Section 19 of the Second Amendment, Landlord shall on September 30, 2003 either (a) bond over any mechanic's or materialmen's liens that may then encumber the Purchased Improvements ("Liens") or (b) deliver to Tenant an indemnity (the ."Indemnity") in form and substance reasonably acceptable to Tenant protecting and holding Tenant harmless against any loss, cost or expense (including attorneys' fees) related to the Liens. If Landlord delivers the Indemnity to Tenant, and Tenant actually incurs any out-of-pocket loss, cost or expense (including attorneys' fees) related to the Liens, Tenant shall be entitled to offset against any Base Rent that may subsequently be due an amount equal to all payments made by Tenant in connection with any such loss, cost or expense (including attorneys' fees) related to the Liens. Landlord shall also deliver to Escrow Holder on September 30, 2003 reasonable evidence that Landlord has complied with the preceding sentence and Escrow Holder shall deliver the Bill of Sale to Tenant on October 1, 2003. Concurrently with the delivery to Tenant of the Bill of Sale, Landlord shall offset the Security Deposit against the Improvement Cost in accordance with
 Section 19(a) of the Second Amendment. Notwithstanding anything to the contrary in the Lease, Tenant's obligation to pay the Enhanced Premises Rent shall terminate as of the date of this Sixth Amendment.

         5. Rent Abatement. Tenant shall abate the Base Rent for February and March, 2003 in the aggregate amount of Two Hundred Twenty Five Thousand Dollars ($225,000) (the "Rent Abatement Amount"). The Rent Abatement Amount is the aggregate of all rent abatement to which Tenant is entitled on account of delay in delivering the Premises in the condition required pursuant to Section 9 of the Second Amendment on or before the Partial Delivery Dates and the Final Delivery Dates set forth in said Section 9 (such delays, the "Landlord Delays"). Pursuant to the Section 10(d) of the Second Amendment, Tenant was originally entitled to abate the Base Rent on account of the Landlord Delays and Landlord Delay Periods as of November 1, 2002. Landlord and Tenant agreed in the Third Amendment, the Fourth Amendment, and the Fifth . Amendment that such abatement would be credited against the Base Rent beginning in February 2003. After Tenant has abated the Base Rent for February and March, 2003 in the aggregate amount of the Rent Abatement Amount, Tenant shall not be entitled to any additional rent abatement, penalties or other offsets against Base Rent as a result of Landlord Delays or the Landlord Delay Periods.

         6. Post Amendment Additional Costs. As of the date of this Sixth Amendment, Tenant has approved and is responsible to reimburse Landlord for Post Amendment Additional Costs in the aggregate amount of $193,563.10 (the "Approved Post Amendment Additional Costs"), all as more particularly set forth on Schedule 1 attached hereto and made a part hereof. On or before February 5, 2003, Tenant shall pay to Landlord in cash the Approved Post Amendment Additional Costs. The Approved Post Amendment Additional Costs constitute all of the Post Amendment Additional Costs net of all credits, offsets and other amounts to which Tenant may be entitled under the Lease. Landlord hereby waives any right to seek additional Post Amendment Additional Costs from Tenant, except only for any credits for or revised allocations of Landlord's Work as may be revealed by the Audit. Within ten (10) days of confirming the amount due, Landlord shall pay to Tenant an amount equal to the difference (if any) between (a) $48,768.00 and (b) the actual reconciled costs billed from Illig to Landlord for the so-called "Radio Room" Change Order identified as item 983 on
 Schedule 1.

         7. Refund of A Portion of Phase 2 Change Order. As part of the Security Deposit paid by Tenant in connection with the Second Amendment, Tenant paid for the entire cost of the Phase 2 Change Order. Item 175 of the Phase 2 Change Order required that the Master Control Area be delivered to Tenant in Materially Complete condition on the Partial Delivery Date for such area (i.e. August 16, 2002). Item 176 of the Phase 2 Change Order required that the Production Control Area be delivered to Tenant in Materially Complete condition on the Partial Delivery Date for such area (i.e. August 5, 2002). Neither the Master Control Area nor the Production Control Area were timely delivered in the condition required. Tenant paid to Landlord the aggregate amount of $103,233 (the "Expedite Payment") for line items 175 and 176 of the Phase 2 Change Order as a payment to assure the timely completion of such areas. In light of the failure to timely deliver the Master Control Area and the Production Control Area, Landlord shall reimburse Tenant for the Expedite Payment. On or before April 30, 2003, Landlord shall pay to Tenant an amount equal to the Expedite Payment. If Landlord fails to timely deliver the payment required by the preceding sentence, Tenant's sole remedy -for-such failure shall be Tenant's right to offset the full amount of the Expedite Payment against Base Rent next due.

         8. Base Rent Increase. Notwithstanding anything to the contrary in
 Section 12 of the Second Amendment, Section 2.2(e)(ii) of the Lease is hereby amended in its entirety to read as follows: "The Base Rent for each Lease Year shall be increased by an amount equal to $82,988.84."

         9. Additional Parking. Landlord has obtained fee title to a portion of the Adjacent Property and has a contract to purchase the remainder of the Adjacent Property, but has not yet received all of the consents and permits necessary to improve the Adjacent Property as a parking lot. Tenant may now use the Adjacent Property for parking of vehicles. If Landlord fails to complete the construction of parking lot improvements on the Adjacent Property on or before April 15, 2003, then on April 16, 2003, Landlord shall deliver to Tenant in writing an alternate plan for providing the additional parking spaces required for the Premises to obtain a permanent certificate of occupancy. Landlord and Tenant shall negotiate in good faith to agree upon a reasonable alternative for parking and to share equally the costs of such alternative between Landlord and Tenant..

         10. Sound Reduction For Chiller. Notwithstanding anything to the contrary in the Lease, Landlord shall be responsible to design, construct and install a noise reduction structure or apparatus around the HVAC chiller located in a portion of the parking lot on the north side of the Premises (the "Sound Reduction Solution"). The Sound Reduction Solution shall prevent the transmission of any noise from the chiller into the Premises above a decibel level commonly found in a typical professional office environment. Landlord shall pay the first Fifteen Thousand Dollars ($15,000) of costs for the design, permitting, construction and installation of the Sound Reduction Solution (the "Sound Reduction Costs"). Landlord and Tenant shall each pay fifty percent (50%) of the Sound Reduction Costs between Fifteen Thousand Dollars ($15,000) and Thirty Thousand Dollars ($30,000). Landlord shall pay all Sound Reduction Costs in excess of Thirty Thousand Dollars ($30,000). Landlord shall cause the Sound Reduction Solution to be completed no later than March 31, 2003.

         11. Punch List. On Friday, February 7, 2003, Landlord, a representative from Landlord's Contractor, and Tenant (a) shall perform a joint "walk-thru" of the Premises, (b) shall . identify all so-called "punch-list" or minor construction items of construction that are unfinished and (c) shall agree upon the final list of items to be completed. Landlord shall deliver to Tenant before February 14, 2003 a written copy of the punch-list reflecting all of the items identified during the joint walk-through of the Premises. Landlord shall complete all items shown on the punch-list on or before March 15, 2003. If any items shown on the punch-list remain uncompleted on March 16, 2003, then on March 16, 2003, Tenant may commence to offset against the Base Rent next due an amount equal to One Thousand Dollars ($1,000) per day until the last of the items on the punch-list is completed.

        12. Roof Repair. If there is any water damage to the Premises as a result of any rain that may occur after the date of this Sixth Amendment, Landlord shall, within ten (10) days thereafter, hire a roofing consultant reasonably acceptable to Tenant. The roofing consultant shall deliver to Landlord and Tenant within fifteen (15) days of being retained a written proposal of all work that is recommended for the roof or structure to prevent any future water damage to the Premises.

         13. Utility Payment. On or before February 5, 2003, Tenant shall pay to Landlord in cash the sum of Seventy Three Thousand Five Hundred One and 53/100 Dollars ($73,501.53) (the "Utility Payment") as payment ion full of all utility costs, expenses and charges incurred by Landlord prior to January 1, 2003 (except for water usage charges which are paid only through December 15, 2002) in connection with the Premises for which Tenant is responsible under the Lease. Notwithstanding anything to the contrary in the Lease, Tenant shall not be responsible to pay to Landlord any amounts other than the Utility Payment for any utility costs or expenses incurred by Landlord prior to January 1, 2003.

        14. Lease in Full Force. Except for the amendment to the Lease provided for in this Sixth Amendment, all other terms, covenants and conditions of the Lease shall remain in full force and effect.

        15. Successors and Assigns. This Sixth Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

        16. Guarantor Consent. Guarantor, by executing the consent to this Sixth Amendment set forth below, hereby agrees that the guaranteed obligations covered by the Guaranty include all of the additional payment and other obligations of Tenant set forth in this Sixth Amendment.

        17. Counterparts. This Sixth Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument.






        IN WITNESS WHEREOF, this Sixth Amendment is executed on and as of the date first written above.



                                            KINGSTON ANDRITA LLC
                                            PLAYBOY ENTE RTAINMENT GROUP, INC.

                           By: s/ E. Peter Krulewitch
                                            Name:
                                            Title:

                        PLAYBOY ENTERTAINMENT GROUP INC.
                            By: s/ Jeffrey M. Jenest
                             Name: Jeffrey M. Jenest
                         Title: Executive Vice President


                        THIS SIXTH AMENDMENT IS CONSENTED TO:

                                            PLAYBOY ENTERPRISES, INC., Guarantor


                                            By: s/ Howard Shapiro
                                            Name: Howard Shapiro
                         Title: Executive Vice President

                            CAPITALSOURCE FINANCE LLC
                                            By:_
                                            Name:
                                            Title:











                                   SCHEDULE 1
                    DETAIL OF POST AMENDMENT ADDITIONAL COSTS
                                 (NOT PROVIDED)






                                   SCHEDULE 2
                                  BILL OF SALE
               BILL OF SALE AND ASSIGNMENT OF PERSONAL PROPERTY



         THIS BILL OF SALE AND ASSIGNMENT OF PERSONAL PROPERTY ("Bill of Sale") is made as of January 31, 2003, by KINGSTON ANDRITA LLC, a Delaware limited liability company ("Seller") in favor of PLAYBOY ENTERTAINMENT GROUP, INC., a Delaware corporation ("Buyer").

                                              WITNESSETH:

      A. Seller, as landlord, and Buyer, as tenant, are parties to that certain Lease, dated September 20, 2001, as amended by that certain First Amendment to Lease (the "First Amendment"), dated May 15, 2002, as further amended by that certain Second Amendment to Lease (the "Second Amendment"), dated July 23, 2002, as further amended by that certain Third Amendment to Lease (the "Third Amendment"), dated October 31, 2002, as further amended by that certain Fourth Amendment to Lease (the "Fourth Amendment"), as further amended by that certain Fifth Amendment to Lease (the "Fifth Amendment"), dated December 31, 2002, and as further amended by that certain Sixth Amendment to Lease (the "Sixth Amendment"), dated January 31, 2003 (as amended, the "Lease"), pursuant to which Seller leased to Buyer certain premises located at 3030 Andrita Street, Los Angeles, California as more particularly described in the Lease (the "Premises").

      B. Pursuant to the terms of the Lease, Seller is obligated to transfer and assign to Buyer any and all of Seller's right, title and interest in and to: (a) all of the leasehold improvements constructed, installed or affixed to the Premises (collectively, the "Purchased Improvements") pursuant to (i) the Phase 2 Change Order listed on Schedule 2A and (ii) the Change Orders listed on
Schedule 2B as numbers 10,12 through 15, 17 through 21, 23, 26 through 34, 46, 50, 53, 54, 55, 57, 70, 92, 93, 99, 101, 102, 103, 144, 145, 146, 155, and 156,
(b) the warranties and guaranties of Illig Construction and all other contractors and subcontractors who provide warranties or guaranties related to the Purchased Improvements (the "Warranties"), (c) the plans, specifications, permits, inspection cards, Building Department records and similar materials relating to the construction of the Purchased Improvements (the "Plans"), (d) all surveys, plans and specifications, permits, testing and inspection results, inspection cards, physical test results or analysis, copies of subcontracts, purchase orders and invoices for work done at the Premises, and similar materials developed or obtained by Landlord in connection with the construction of the Purchased Improvements (the "Test Results"), and (e) all tangible personal property installed in or affixed to the Premises as part of the foregoing (the "Personal Property").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Buyer all of Seller's right, title and interest in and to all of the following (collectively, the "Transferred Property"): (a) the Purchased Improvements, (b) the Personal Property, (c) the Warranties, the Plans and the Test Results, but only to the extent the same are necessary for or relate to the protection, construction, installation, maintenance or repair of the Purchased Improvements or the Personal Property. The foregoing conveyance is made without warranty, express or implied, except such warranties, if any, as are expressly set forth in the Lease and in this Bill of Sale.

         1. Seller hereby covenants that Seller will, at any time and from time to time upon written request therefor and at no expense to Seller, execute and deliver to Buyer, Buyer's successors, nominees or assigns, such documents as Buyer or they may reasonably request in order to fully assign and transfer to and vest the Transferred Property in Buyer or Buyer's successors, nominees and assigns, and to protect Buyer's or their right, title and interest in and to all of the Transferred Property and the rights of Seller intended to be transferred and assigned hereby, or to enable Buyer, Buyer's successors, nominees and assigns to realize upon or otherwise enjoy such rights and property.

         2. This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Buyer and Seller.

            3. This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

         4. Seller hereby represents and warrants to Buyer as follows:

                  a. The Transferred Property is free of any mechanics' liens or materialmens' liens as of the date of this Bill of Sale.

                 b. To Seller's best knowledge, Seller has delivered to Buyer, true, complete and correct copies of all of the Warranties, Plans and Test Results in the possession or control of Seller.

                 c. The Improvement Cost is $2,160,000 has been paid by Seller offsetting against the Security Deposit the sum of $2,160,000. The Improvement Cost is fully paid and there is no remaining Security Deposit.
                              71015-00014-1321618.4

IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of the date first written above.

                                           "Seller"


                                           KINGSTON ANDRITA LLC



                                           By:______________________________
                                           Name:
                                           Title:















                                   SCHEDULE2A
                                 TO BILL OF SALE
                         DETAIL OF PHASE 2 CHANGE ORDER


                                 (NOT PROVIDED)

                                   EXHIBIT 13

                           SEVENTH AMENDMENT TO LEASE

This SEVENTH AMENDMENT TO LEASE ("Seventh Amendment") is made and entered into as of the 23rd day of July, 2003, by and between KINGSTON ANDRITA LLC, a Delaware limited liability company ("Landlord"), and PLAYBOY ENTERTAINMENT GROUP, INC., a Delaware corporation ("Tenant").

                                    Recitals

A._______Tenant and Landlord are parties to that certain Lease, dated September 20, 2001, as amended by that certain First Amendment to Lease (the "First Amendment"), dated May 15, 2002, as further amended by that certain Second Amendment to Lease (the "Second Amendment"), dated July 23, 2002, as further amended by that certain Third Amendment to Lease (the "Third Amendment"), dated October 31, 2002, as further amended by that certain Fourth Amendment to Lease (the "Fourth Amendment"), as further amended by that certain Fifth Amendment to Lease (the "Fifth Amendment"), dated December 31, 2002, and as further amended by that certain Sixth Amendment to Lease (the "Sixth Amendment"), dated January 31, 2003 (as amended, the "Lease"), pursuant to which Landlord leased to Tenant certain premises located at 3030 Andrita Street, Los Angeles, California as more particularly described in the Lease (the "Premises").

B._______Tenant has completed the "Audit" provided for in Section 18 of the Second Amendment.

C._______Landlord has acquired fee title to the Adjacent Property as contemplated by Section 13(a) of the Second Amendment and Section 9 of the Sixth Amendment.

D._______Landlord and Tenant desire to amend the Lease upon the terms and conditions set forth below.

E._______All capitalized terms used herein but not specifically defined in this Seventh Amendment shall have the meanings ascribed to such terms in the Lease.

NOW, THEREFORE, in consideration of the mutual promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Base Rent Increase. As a result of the completion of the Audit, Section 2.2(e)(ii) of the Lease is hereby amended in its entirety to read as follows:
"The Base Rent for each Lease Year shall be increased by an amount equal to $83,007.11." The following provisions of the Lease relating to changes in the Base Rent are hereby deleted in their entirety as of the date of this Seventh
Amendment:

 (a)_____The second and third sentences of Section 12 of the Second Amendment;

(b)______Section 13(b) of the Second Amendment;

(c)______The clause "except only for any credits for or revised allocations of Landlord's Work as may be revealed by the Audit." At the end of the fourth sentence of Section 6 of the Sixth Amendment; and

(d)______Section 8 of the Sixth Amendment.

2. Purchased Improvements. Landlord has delivered to Tenant the Bill of Sale for the Purchased Improvements as required by Section 4 of the Sixth Amendment. The Purchased improvements shall be deemed to be Alterations for all purposes of the Lease and are deemed to be improvements of Tenant completed as of the date of this Seventh Amendment for purposes of the first sentence of Section 12.6 of the Lease.

3. Sound Reduction For Chiller. Section 10 of the Sixth Amendment is hereby deleted in its entirety. Landlord shall have no obligation to Tenant with respect to the Sound Reduction Solution described in Section 10 of the Sixth Amendment and Tenant hereby waives any claim against Landlord with respect thereto.

4. Revised Exhibit A. Exhibit "A" of the Lease is hereby amended by adding the parcel of land described on Schedule I to this Seventh Amendment to Exhibit "A" of the Lease. The Adjacent Property described on Schedule 1 to this Seventh Amendment, as of the date of this Seventh Amendment, is part of the Premises for all purposes of the Lease.

5. Lease in Full Force. Except for the amendment to the Lease provided for in this Seventh Amendment, all other terms, covenants and conditions of the Lease shall remain in full force and effect.

6. Successors and Assigns. This Seventh Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

7. Guarantor Consent. Guarantor, by executing the consent to this Seventh Amendment set forth below, hereby agrees that the guaranteed obligations covered by the Guaranty include all of the additional payment and other obligations of Tenant set forth in this Seventh Amendment.

8. Counterparts. This Seventh Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument.


IN WITNESS WHEREOF, this Seventh Amendment is executed on and as of the date first written above.

KINGSTON ANDRITA LLC
By: s/ E.Peter Krulevitch
Name:____E. Peter Krulevitch
Title: President

PLAYBOY ENTERTAINMENT GROUP, INC.


By: s/ James L. English
Name:____Jim English
Title:___President


THIS SEVENTH AMENDMENT IS CONSENTED TO:

PLAYBOY ENTERPRISES, INC., Guarantor

By:______s/ Howard Shapiro
Name:____Howard Shapiro
Title:___Executive Vice President

                                   EXHIBIT 14


                  AGREEMENT REGARDING POST CLOSING OBLIGATIONS

1. Parties. THIS AGREEMENT (the "Agreement") is entered into this 23rd day of July, 2003, by and among KINGSTON ANDRITA LLC ("Original Landlord"), KINGSTON INVESTORS CORP., a New York corporation ("KIC") and E. PETER KRULEWITCH, an individual ("Krulewitch"; KIC and Krulewitch are collectively referred to as "Kingston"), and PLAYBOY ENTERTAINMENT GROUP, INC. ("Tenant").

         Recitals

        2.1. Original Landlord and Tenant executed that certain Lease dated as of September 20, 2001 (the "Original Lease") of the premises known as 3030 Andrita Street, Los Angeles, California (the "Property"). The Original Lease has been amended as follows:

                 a. Letter from Original Landlord to Tenant dated September 20, 2001;

                 b. First Amendment to Lease dated May 15, 2002 between Original Landlord and Tenant;

                 c. Second Amendment to Lease dated as of July 23, 2002 between Original Landlord and Tenant;

                  d. Side Letter dated as of July 23, 2002 between Original Landlord and Tenant;

                 e. Landlord Waiver Agreement dated as of July 23, 2002 among Origmal Landlord, Tenant and Sony Financial Services;

                 f. Third Amendment to Lease dated as of October 31, 2002 between Original Landlord and Tenant;

                 g. Fourth Amendment to Lease dated as of December 2, 2002 between Original Landlord and Tenant;

                 h. Side Letter dated as of December 11 , 2002 between Original Landlord and Tenant;

                  I. Fifth Amendment to Lease dated as of December 31, 2002 between original Landlord and Tenant;

                  j. Sixth Amendment to Lease dated as of January 31, 2003 between Original Landlord and Tenant (the "Sixth Amendment"); and

                  k. Seventh Amendment to Lease dated as of July 21, 2003 between Original Landlord and Tenant (the "Seventh Amendment").
         2.2. The Original Lease and all of the amendments set forth in Section
 2.1 above are collectively referred to herein as the "Lease". Unless otherwise defined in this Agreement, all capitalized terms have the meaning set forth for the same in the Lease.

         2.3. Approximately concurrently with this Agreement, Original Landlord is selling its fee interest in the Property to OLP Los Angeles, Inc. and Andrita GERP LLC (collectively, "Buyer"). Buyer and its successors and assigns as the successor in interest to Original Landlord's interest in the Property and as the Landlord under the Lease are sometimes collectively referred to in this Agreement as the "New Landlord."


        2.4. In connection with Original Landlord's sale of the Property to Buyer, Tenant and Original Landlord desire to provide in this Agreement for the resolution of certain matters under the Lease.

                In consideration of the covenants and agreements herein set forth and other good and lawful consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

3.      Sound Reduction Solution.

        3.1. Kingston Responsible for Sound Reduction Solution. Concurrently with the execution of this Agreement, Tenant and Original Landlord have terminated the obligation of the Landlord under the Lease to construct the Sound Reduction Solution. KIC and Krulewitch jointly and severally agree that Kingston (and not Original Landlord or New Landlord) shall be fully responsible to fulfill the obligation regarding the Sound Reduction Solution set forth in this
Section 3, but subject to the time periods and the terms and conditions set forth below.

        3.2. Tenant Waiver. Tenant hereby waives any claims it may have against Original Landlord or against New Landlord for fulfillment of the Landlord's obligation regarding the Sound Reduction Solution under the Lease or otherwise. Tenant agrees to look solely to Kingston under this Agreement and not to Original Landlord or to New Landlord for fulfillment of the obligation regarding the Sound Reduction Solution.

        3.3. Acceptable Noise Level. Notwithstanding anything to the contrary in the Lease, Kingston shall be responsible to design, construct and install a noise reduction structure or apparatus around the HV AC chiller located in a portion of the parking lot on the north side of the Premises (the "Sound Reduction Solution"). The Sound Reduction Solution shall prevent the transmission of any noise from the chiller into the Premises above a measurable "A-weighted" sound level (i.e. a measurement taken with a specific circuit added to the sound level meter to correct its reading in regard to the frequency of the noise generated by the chiller) inside the Premises of not more than 45 decibels (an "Acceptable Noise Level"). If the Sound Reduction Solution completed or caused to be completed by Kingston results in a reduction of the noise generated by the chiller to an Acceptable Noise Level, then Kingston shall be deemed to have satisfied its obligation to complete the Sound Reduction Solution.

        3.4. Tenant Sound Barrier Security Payment. Kingston shall pay the first Fifteen Thousand Dollars ($15,000) of costs for the design, permitting, construction and installation of the Sound Reduction Solution (the "Sound Reduction Costs"). Kingston and Tenant shall each pay fifty percent (50%) of the Sound Reduction Costs between Fifteen Thousand Dollars ($15,000) and Thirty Thousand Dollars ($30,000). Kingston shall pay all Sound Reduction Costs in excess of Thirty Thousand Dollars ($30,000). Any payments due from Tenant for Sound Reduction Costs shall be made to KIC. Kingston shall use its best efforts to cause the Sound Reduction Solution to be completed no later than September 15, 2003. Concurrently with the execution of this Agreement, Kingston shall pay or cause Original Landlord to pay to Tenant the sum of Fifteen Thousand Dollars ($15,000) (the "Tenant Sound Barrier Security Payment"). If, on or before September 15, 2003, Kingston delivers to Tenant reasonable evidence that the Sound Reduction Solution results in an Acceptable Noise Level, then (in addition to Tenant's obligation under this Section 3.4 to pay KIC for a portion of the cost of the Sound Reduction Solution), Tenant shall pay to KIC an amount equal to the Tenant Sound Barrier Security Payment not later than September 30, 2003. If Kingston fails to deliver such evidence to Tenant on or before September 15, 2003, Tenant shall have no obligation to pay KIC any portion of the Tenant Sound Barrier Security Payment, even if Kingston subsequently delivers the evidence that the Sound Reduction Solution has resulted in an Acceptable Noise Level; provided that Tenant shall be required to apply the Tenant Sound Barrier Security Payment to the installation of sound-reducing windows in the second floor offices at the Premises that are adjacent to the chiller. If, after the installation of the new windows, the noise generated by the chiller continues to create a level of noise in excess of an Acceptable Noise Level, then Kingston shall remain responsible to modify, repair or replace the Sound Reduction Solution until such time as such modifications, repairs or replacements result in an Acceptable Noise Level. At such time as the Acceptable Noise Level is accomplished, Tenant shall then be liable to pay KIC Tenant's share of the Sound Reduction Costs.

4.       Floor Repair in Studio C.

        4.1. Kingston Responsible for Floor Repair. The Landlord under the Lease has certain unfulfilled construction obligations with respect to that portion of the floor of the Premises shown cross hatched on Exhibit A attached to this Agreement and made a part hereof (the "Studio C Floor"). The Landlord under the Lease is required to (a) bead blast the entire Studio C Floor to expose the native concrete original slab, (b) grind down all high spots (including plumbing patch concrete) on the Studio C Floor so that all such spots are level with the original slab of the Studio C Floor, (c) seal the entire Studio C Floor with water sealing epoxy, (d) apply a primer coat to the entire Studio C Floor to allow ARDEX to be applied over the primer, and (e) apply self-leveling ARDEX to the entire Studio C Floor, with 24 hour dry time (collectively the "Floor Repair"). KIC and Krulewitch jointly and severally agree that Kingston (and not Original Landlord or New Landlord) shall be fully responsible to fulfill the Landlord's obligation to complete the Floor Repair, but subject to the time periods and the terms and conditions set forth below.

        4.2. Tenant Waiver. Tenant hereby waives any claims it may have against Original Landlord or against New Landlord for fulfillment of the Landlord's obligation to complete the Floor Repair. Tenant agrees to look solely to Kingston and not to Original Landlord or to New Landlord for fulfillment of the Landlord's obligation to complete the Floor Repairs.

        4.3. Floor Security Payment. Concurrently with the execution of this Agreement, Kingston shall pay or cause Original Landlord to pay to Tenant the sum of Seven Thousand Five Hundred Dollars ($7,500) (the "Floor Security Payment"). If, on or before July 25, 2003, Kingston delivers to Tenant reasonable evidence that the Floor Repair has been completed, then Tenant shall pay the Floor Security Payment to KIC. If Kingston fails to deliver such evidence to Tenant on or before July 25, 2003, Tenant shall be required to use the Floor Security Payment to complete the Floor Repair and thereafter Kingston shall have no further obligation with respect to the Floor Repair.

5.       Lien Release Escrow.

        5.1. Execution of Agreement. The Landlord under the Lease is required to deliver to Tenant the Bill of Sale for the Purchased Improvements and the Purchased Improvements are to be lien free. Approximately concurrently with this Agreement, Original Landlord shall deliver to Tenant the Bill of Sale for the Purchased Improvements. Also concurrently with this Agreement, Original Landlord and Tenant shall execute and deliver an escrow agreement (the "Lien Release Escrow") in the form of Exhibit B attached hereto and made a part hereof, providing for the release of certain liens currently encumbering the Purchased Improvements. Original Landlord and Kingston, jointly and severally agree that they, and not New Landlord, shall be fully responsible to fulfill the Landlord's obligation to deliver to Tenant the Purchased Improvements in a lien free condition.

        5.2. Tenant Waiver. Tenant hereby waives any claims it may have against New Landlord for fulfillment of the Landlord's obligation set forth in Section
5.1 to deliver the Bill of Sale for the Purchased Improvements with the Purchased Improvements in a lien free condition. Tenant agrees to look solely to Original Landlord, Kingston and to the Lien Release Escrow and not to New Landlord for fulfillment of the Landlord's obligation to deliver the Bill of Sale for the Purchased Improvements with the Purchased Improvements in a lien free condition. The Security Deposit has been paid by Tenant in full consideration of the Purchased Improvements and there is no security deposit held by Original Landlord or to be held by New Landlord under the Lease.

6.       Prepaid Insurance Reimbursement.

        6.1. Insurance Amount. Original Landlord is required to pay to Tenant the sum of Nine Thousand Three Hundred Sixty and 99/100 Dollars ($9,360.99) (the "Insurance Amount") to reimburse Tenant for insurance premiums with respect to the period occurring from or after the date that Original Landlord transfers to Buyer its fee interest in the Property, which premiums were prepaid by Tenant prior to the closing of the sale of the Property by Original Landlord to Buyer. KIC and Krulewitch jointly and severally agree that Kingston (and not Original Landlord or New Landlord) shall cause the Insurance Amount to be paid to Tenant on or before July 25, 2003 and shall be fully responsible to fulfill Original Landlord's obligation to pay to Tenant the Insurance Amount.

        6.2. Tenant Waiver. Tenant hereby waives any claims it may have against New Landlord for fulfillment of the Original Landlord's obligation to pay the Insurance Amount. Tenant agrees to look solely to Kingston and not to Original Landlord or to New Landlord for payment of the Insurance Amount. Nothing in this
Section 6 shall limit or otherwise diminish Tenant's obligation under the Lease to reimburse New Landlord in accordance with the requirements of the Lease for any insurance premiums that may be incurred by New Landlord pursuant to the terms of the Lease from and after the Closing.

7.       Notices.

        7.1. Any notices required or permitted to be given under this Agreement shall be in writing and shall be deemed given if delivered by hand, sent by recognized overnight courier (such as Federal Express), transmitted via facsimile transmission or mailed by certified or registered mail, return receipt requested, in a postage pre-paid envelope, and addressed as set forth below:

        To Original Landlord or to Kingston: Kingston
        Investors Corporation
        135 East 57th, 8th Floor
        New York, NY 10022
        Attn: E. Peter Krulewitch
         To Tenant:
         Playboy Enterprises
         680 North Lake Shore Drive
         Chicago, IL 60611
         Attn: Sue Shoemaker

8.       Miscellaneous.

        8.1. Governing Law. This Agreement shall be construed and governed in accordance with laws of the State of California and in the event of any litigation hereunder the venue for any such litigation shall be Los Angeles County, California. All of the parties to this Agreement have participated fully in the negotiation and preparation hereof and, accordingly, this Agreement shall not be more strictly construed against any one of the parties hereto.

        8.2. Severability. If any interpretation of this Agreement is determined to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or construed as deleted as such authority determines, and the remainder of this Agreement shall be construed to be in full force and effect.

        8.3. Attorneys' Fees. In the event of any litigation between the parties under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and all other reasonable costs and expenses of litigation and court costs through all trial and appellate levels. The provisions of this subsection shall survive any cancellation or earlier termination of this Agreement.

        8.4. Interpretation. In construing this Agreement, the singular shall be deemed to include the plural, the plural shall be deemed to include the singular and the use of any gender shall include every other gender and all captions and paragraph headings shall be discarded.

        8.5. Time of the Essence. The parties hereby agree that time is of the essence with respect to performance of each of the parties' obligations under this Agreement.

        8.6. Third Party Beneficiary. The parties intend that each and every term and provision of this Agreement whereby (i) Tenant waives any claims against New Landlord and/or (ii) Tenant agrees to look solely to Original Landlord and/or Kingston for any payment or performance under this Agreement or under the Lease, shall be for the express benefit of New Landlord and New Landlord is hereby made a third party beneficiary of this Agreement for all such purposes. Tenant, New Landlord and Kingston shall not modify or amend this Agreement in any manner that would adversely affect New Landlord without the prior written consent of New Landlord.

        8.7. Joint and Several Liability. The liability of KIC and Krulewitch for compliance with the performance of any term, covenant or condition of this Agreement shall be joint and several.

        8.8. Successors and Assigns. This Agreement shall be binding upon Original Landlord, KIC, Krulewitch and Tenant, and their respective successors and assigns.

        8.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile transmission and photocopy signatures shall be deemed original signatures.


The parties hereto have executed this agreement on the date set forth above.

  TENANT
  PLAYBOY ENTERTAINMENT GROUP, INC.

  By: S/ James L. English
           Jim English, President

 ORIGINAL LANDLORD
 KINGSTON ANDRITA LLC


 By:_S/ E. Peter Krulewitch
         E. Peter Krulewitch President


  KIC

  KINGSTON INVESTORS CORP.


 By: S/ E. Peter Krulewitch
       Peter Krulewitch President


KRULEWITCH

s/:E. Peter Krulewitch
 Individually

GUARANTOR

CONSENTED TO:
PLAYBOY ENTERPRISES, INC.
By: S/ Howard Shapiro
 Name: Howard Shapiro
 Title:  Executive Vice President

                             EXHIBIT A TO AGREEMENT

                                 STUDIO C FLOOR

                               (Plan not Included)

                                    EXHIBIT B

                                          ESCROW  AGREEMENT
                                          Escrow Number 26550A

1 . Parties. THIS ESCROW AGREEMENT (the "Escrow Agreement") is entered into this 23`d day of July, 2003, by and among KINGSTON ANDRITA LLC ("Kingston"), PLAYBOY ENTERTAINMENT GROUP, INC. ("Tenant"), and FIRST AMERICAN TITLE INSURANCE COMPANY
- NATIONAL COMMERCIAL SERVICES ("Escrow Agent"), as escrow agent.

2.       Recitals

        2.1. Tenant and Kingston have executed a lease for the property located at 3030 Andrita Street, Los Angeles, California (the "Property").

        2.2. Tenant and Kingston have executed that certain Sound Barrier Side Letter, dated July 18, 2003 (the "Side Letter"). All terms not otherwise defined herein, shall have the meanings given such terms in the Side Letter.

        2.3. The Side Letter contemplates, among other things, that Kingston will cause Escrow Agent to hold S ______________________________________(the
"Lien Payment Funds") in escrow number 26550A (the "Escrow").

        2.4. The Side Letter further contemplates that Kingston shall cause all of the subcontractors and contractors holding the liens listed on schedule I to this Escrow Agreement to be paid and to deliver executed, recordable and unconditional full lien releases that will be recorded against the Property (the "Lien Releases").

        2.5. Tenant and Kingston desire that Escrow Agent receive, hold and disburse the Lien Payment Funds in accordance with the terms and conditions of this Escrow Agreement.

                 NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and other good and lawful consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

3.      Escrow.

        3.1. Escrow Agent agrees to receive and hold in the Escrow the Lien Payment Funds, subject to the terms and conditions of this Escrow Agreement.

        3.2. Escrow Agent is hereby authorized and instructed to invest any monies received by Escrow Agent from time to time in an interest bearing "money market" account, with interest to accrue for the benefit of Kingston and retained in the Escrow as part of the Lien Payment Funds. Escrow Agent shall not be accountable for the yield, if any, earned on such account.

        3.3. Escrow Agent shall not be deemed to have knowledge of any matter or thing unless and until Escrow Agent has actually received written notice of such matter or thing, and Escrow Agent shall not be charged with any constructive notice whatsoever.
71015-OOOI4-1356982.5                          Page 1


        3.4. In the event instructions from Kingston would require Escrow Agent to expend any monies or to incur any cost, Escrow Agent shall be entitled to refrain from taking any action until it receives payment for such costs.

        3.5. In consideration of Escrow Agent agreeing to hold the Lien Payment Funds, and distribute the same pursuant to the terms and conditions of the Side Letter and this Escrow Agreement, Escrow Agent shall be entitled to compensation in the amount of $750.00. Escrow Agent may withdraw its fees from the Lien Payment Funds. Escrow Agent shall not be liable for any other costs or expenses whatsoever relating to this Escrow Agreement.

4.       Release Of Lien Payment Funds.

        4.1. From time to time as Kingston delivers to Escrow Agent one or more of the Lien Releases, Escrow Agent shall immediately cause to be recorded each such Lien Release in the office of the County recorder for Los Angeles County (the "Official Records"). Within five (5) days after recording a Lien Release, Escrow Agent shall deliver to Kingston a portion of the Lien Payment Funds equal to the "Release Amount" set forth on Schedule I next to the lien so released. Such disbursement shall be made by check to Kingston.

        4.2. Within five (5) days after each disbursement by Escrow Agent, Escrow Agent shall send by e-mail to Howard Weinberg at hweinberg(uagfirm.com and to Sue Shoemaker at sues(a r lavboy.com_, evidence of the amount of the disbursement and a copy of the recorded Lien Release.

        4.3. If Escrow Agent has not received all of the Lien Releases on or before August 30, 2003, then on September 1, 2003, Escrow Agent shall use the Lien Release Funds to pay the contractors and subcontractors the amounts owed to each and obtain all of the then remaining Lien Releases. Escrow Agent shall promptly cause to be recorded in the Official Records each such Lien Release obtained.

        4.4. Once all of the Lien Releases have been obtained, any Lien Release Funds remaining in the Escrow shall be disbursed to Kingston.

        4.5. If Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from Kingston or Tenant with respect to the Lien Payment Funds, or any other sums or things which may be held hereunder, which, in its sole opinion, are in conflict with any provision of this Escrow Agreement, Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise by a final order or judgment of an arbitrator or court of competent jurisdiction, or may tender the Lien Payment Funds into the registry of a court of competent jurisdiction for determination of the rights of the respective parties to the Lien Payment Funds.

5.       Term Of Agreement.

        5.1. This Escrow Agreement shall remain in effect unless and until it is canceled in any of the following manners:

                 5.1.1. Escrow Agent may resign as escrow agent at any time upon giving notice to Kingston and Tenant of its desire to so resign; provided, however, that resignation of Escrow Agent shall take effect no earlier than ten
(10) days after the giving of notice of resignation; or

                 5.1.2. If the Lien Payment Funds have been fully disbursed to contractors, subcontractors and/or Kingston in accordance with the terms of this Escrow Agreement, then this Escrow Agreement shall be deemed terminated.

        5.2. If Kingston and Tenant fail to agree to a successor escrow agent within the period described in Sections 5.1.1, Escrow Agent shall deposit all of the Lien Payment Funds held hereunder into the registry of an appropriate court and request judicial determination of the rights of Kingston, by interpleader or other appropriate action, and Kingston and Tenant hereby, jointly and severally, indemnify and hold Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys' fees and court costs at all trial and appellate levels.

        5.3. Upon termination of the duties of Escrow Agent in either manner set forth in Section 5.1, Escrow Agent shall deliver all of the Lien Payment Funds to the newly appointed escrow agent designated by Kingston and Tenant, and Escrow Agent shall not otherwise have the right to withhold the Lien Payment Funds from said newly appointed escrow agent.

        5.4. Escrow Agent shall not be bound by any modification, cancellation or rescission of this Escrow Agreement unless in writing and signed by Kingston and Tenant. In no event shall any modification of this Escrow Agreement, which shall affect the rights or duties of Escrow Agent, be binding on Escrow Agent unless it shall have given its prior written consent.

6.       Liability Of Escrow Agent.

        6.1. The duties of Escrow Agent under this Escrow Agreement are purely ministerial in nature and shall be expressly limited to the safekeeping of the Lien Payment Funds and for the disposition of same in accordance with this Escrow Agreement. Each of Kingston and Tenant hereby indemnifies Escrow Agent and holds it harmless from and against any and all claims, liabilities, damages, costs, penalties, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which it may incur relating to the responsibilities and obligations of the Escrow Agent under this Escrow Agreement, and in connection therewith, indemnifies Escrow Agent against any and all expenses, including attorneys' fees and the cost of defending any action, suit, or proceeding or resisting any claim, whether or not litigation is instituted. Escrow Agent shall be vested with a lien on all Lien Payment Funds held hereunder which is deliverable to Kingston under the terms of this Escrow Agreement, for indemnification, attorneys' fees, court costs arising from any suit, interpleader or otherwise, or other expenses, fees or charges of any character or nature, which may be incurred by Escrow Agent by reason of disputes arising between Kingston and Tenant and/or any third party as to the correct interpretation of this Escrow Agreement and/or the Side Letter, if any, and instructions given to Escrow Agent hereunder, or otherwise, with the right of Escrow Agent, regardless of the instruments aforesaid and without the necessity of instituting any action, suit or proceeding, to hold the Lien Payment Funds until and unless said additional expenses, fees and charges shall be fully paid.

 7.      Disputes.

         7.1. If Escrow Agent is joined as a party to a lawsuit pursuant to the Side Letter or by virtue of the fact that it is holding the Lien Payment Funds, Escrow Agent shall, at its option, either (1) tender the Lien Payment Funds to the registry of the appropriate court, or (2) disburse the Lien Payment Funds in accordance with the arbitrator's or court's, as the case may be, ultimate disposition of the case, and Kingston and Tenant hereby, jointly and severally, indemnify and hold Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys' fees and court costs at all trial and appellate levels.


        7.2. If Escrow Agent tenders the Lien Payment Funds to the registry of the appropriate court and files an action of interpleader naming Kingston and Tenant and any affected third parties of whom Escrow Agent has received actual notice, Escrow Agent shall be released and relieved from any and all further obligation and liability hereunder or in connection herewith and Kingston and Tenant hereby, jointly and severally, indemnify and hold Escrow Agent harmless from and against any damages or losses arising in connection therewith including, but not limited to, all costs and expenses incurred by Escrow Agent in connection with any such arbitration or the filing of such action including, but not limited to, reasonable attorneys' fees and arbitration costs and court costs at all trial and appellate levels.

 8.      Notices.

         8.1. Any notices required or permitted to be given under this Escrow Agreement shall be in writing and shall be deemed given if delivered by hand, sent by recognized overnight courier (such as Federal Express), transmitted via facsimile transmission or mailed by certified or registered mail, return receipt requested, in a postage pre-paid envelope, and addressed as set forth below:

          To Kingston:
          Kingston Andrita LLC
         c/o Kingston Investors Corporation 135
         East 57th
         8th Floor
         New York, NY 10022 Attn: Peter
         Krulewitch

          To Tenant:
          Playboy Enterprises
          680 North Lake Shore Drive Chicago, IL 60611
          Attn: Sue Shoemaker

           To Escrow Agent:
          First American Title Insurance Company 520
          North Central Avenue 8th Floor
           Glendale, CA 91203
           Attn: Tamara Stoebe


         Miscellaneous.

        9.1. This Escrow Agreement shall be construed and governed in accordance with laws of the State of California and in the event of any litigation hereunder the venue for any such litigation shall be Los Angeles County, California. All of the parties to this Escrow Agreement have participated fully in the negotiation and preparation hereof and, accordingly, this Escrow Agreement shall not be more strictly construed against any one of the parties hereto.

        9.2. If any interpretation of this Escrow Agreement is determined to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or construed as deleted as such authority determines, and the remainder of this Escrow Agreement shall be construed to be in full force and effect.

        9.3. In the event of any litigation between the parties under this Escrow Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and all other reasonable costs and expenses of litigation and court costs through all trial and appellate levels. The provisions of this subsection shall survive any cancellation or earlier termination of this Escrow Agreement.

        9.4. In construing this Escrow Agreement, the singular shall be deemed to include the plural, the plural shall be deemed to include the singular and the use of any gender shall include every other gender and all captions and paragraph headings shall be discarded.

        9.5. The parties hereby agree that time is of the essence with respect to performance of each of the parties' obligations under this Escrow Agreement.

        9.6. No right, power or remedy conferred upon Escrow Agent by this Escrow Agreement is exclusive of any other right, power or remedy, but each and every such right, power or remedy shall be cumulative and concurrent and shall be in addition to any other right, power or remedy Escrow Agent may have under the Escrow Agreement or now or hereafter existing at law, in equity or by statute, and the exercise of one right, power or remedy by Escrow Agent shall not be construed or considered as a waiver of any other right, power or remedy.

        9.7. This Escrow Agreement shall be binding upon Kingston, Tenant, and Escrow Agent and their respective successors and assigns.

        9.8. This Escrow Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile transmission and photocopy signatures shall be deemed original signatures.

                                                 [Signature page follows]

The parties hereto have executed this agreement on the date set forth above.

 ESROW AGENT

 FIRST AMERICAN TITLE INSURANCE COMPANYNATIONAL COMMERCIAL SERVICES


 By:___________________________________________
 Name:_________________________________________
 Its:_______________________



                                         TENANT

                        PLAYBOY ENTERTAINMENT GROUP, INC.


                                     By:_______________________
                                     Jeff Jenest
                                     Executive Vice President


                                     KINGSTON

                                     KINGSTON ANDRITA LLC By:________________
                                     E. Peter Krulewitch President

                                   EXHIBIT 15










                              MANAGEMENT AGREEMENT

                                   - between -


                              OLP LOS ANGELES, INC.

                                       and

                                ANDRITA GERP, LLC

                              collectively, "Owner"


                                     - and -


                       MAJESTIC PROPERTY MANAGEMENT CORP.

                                    "Manager"



                               as of July 24, 2003



             Property: 3030 Andrita Street, Los Angeles, California

                              Management Agreement

                  This MANAGEMENT AND LEASING AGREEMENT is made and entered into as of the 24 day of July, 2003, between OLP LOS ANGELES, INC., a California Corporation ("OLP"), ANDRITA GERP LLC, a California limited liability company ("GERP" and, together with OLP, collectively, "Owner"), and MAJESTIC PROPERTY MANAGEMENT CORP., a Delaware corporation ("Manager").


                                               W I T N E S S E T H:
                                               - - - - - - - - - -

                  WHEREAS, Owner has this date acquired the real property commonly known and referred to as 3030 Andrita Street, Los Angeles, California (the "Property"); and

                  WHEREAS, OLP and GERP executed that certain Tenants In Common Agreement, dated July 24, 2003, which defines their rights and obligations regarding the Property and sets forth certain parameters regarding the management of the Property (the "TIC Agreement"); and

     WHEREAS, Owner desires to retain Manager as the managing agent of the Property and Manager desires to serve Owner as the managing agent of the Property all in accordance with the terms and conditions of this Agreement; and

     WHEREAS, Owner and Manager desire to execute a detailed management agreement regarding the management of the Property as more fully set forth in the TIC Agreement (the "Permanent Management Agreement"), however, until such time as the Permanent Management Agreement is executed, Owner and Manager desire that the terms of this Agreement shall govern the management of the Property by Manager.

                  NOW, THEREFORE, in consideration of the mutual premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties hereto do hereby agree as follows:

                  1. Appointment.

                           Effective as of the date hereof, Owner hereby
appoints and employs Manager as the
exclusive managing, leasing and sales agent for the Property upon, and subject to, the terms and conditions of this Agreement, and Manager hereby accepts such appointment.

                  2. Term.

                           (a) Initial Term. This Agreement shall commence on
the date hereof and shall remain
in full force and effect until December 31, 2003 (the "Expiration Date") unless earlier terminated as hereinafter provided.

                           (b) Automatic Termination. Notwithstanding anything
herein to the contrary, this
Agreement shall automatically terminate upon the execution of the Permanent Management Agreement by Owner and Manager.

3._______Manager's Duties and Powers.

     Unless otherwise specifically provided in this Agreement, all services and actions which Manager is required or permitted to perform or take, or cause to be performed or taken, under this Agreement, shall be performed or taken, as the case may be, on behalf of Owner and at Owner's sole expense. Manager shall manage the Property in a first class manner and otherwise in accordance with all of the terms and conditions of the TIC Agreement.

4. Compensation - Management Fee.

     As compensation for the performance of its obligations as managing agent of the Property under this Agreement, GERP shall pay Manager an amount equal to thirty thousand dollars ($30,000.00) per annum, payable in monthly installments of two thousand five hundred dollars ($2,500.00), payable on the first day of each month.

5. Default - Termination.

     a)______Optional Termination. If either Owner or Manager shall default in the performance of any of its material obligations under this Agreement, the other party (the "Non-Defaulting Party") may cancel this Agreement upon five (5) days prior written notice to the defaulting party. Manager hereby agrees that the termination rights of Owner hereunder may be exercised solely by GERP without the need for the consent or approval of OLP.

     (b)______Survival of Obligations. Upon the expiration or termination of this Agreement, (i) Owner's appointment of Manager hereunder shall cease and terminate and, except as otherwise specifically provided hereunder, Owner and Manager shall have no further obligation or liability to the other, (ii) Manager shall no longer have any authority to represent Owner or take or cause to be taken any actions on Owner's behalf and (iii) GERP shall pay Manager all fees which shall have accrued through the date of termination.

     (c)______Survival of this Section. The provisions of this Section shall survive any expiration or termination of this Agreement.
6. Notices.

     (a)______General. Except as set forth in paragraph (b) below, any and all notices or other communications given under this Agreement shall be in writing and shall be deemed to have been properly given when delivered, if personally delivered, or upon the date sent if sent by Federal Express or other reputable overnight courier (return receipt requested), or two (2) days after mailed by certified mail, return receipt requested, and addressed to the parties at the following addresses:

If to Owner:

                  To OLP:

                  c/o One Liberty Properties, Inc.
                  60 Cutter Mill Road
                  Suite 303
                  Great Neck, New York 11201
                  Attn: Jeffrey Fishman

                  With a copy to:

                  Jenkens & Gilchrist Parker Chapin LLP
                  405 Lexington Avenue
                  New York, New York 10174
                  Attention: Mitchel A. Hill, Esq.

                  To GERP:

                  c/o ECR Realty Corp.
                  6 East 39th Street - Suite 302
                  New York, New York  10016
                  Attention: Eric C. Roth

                  With a copy to:

                  Solomon and Weinberg LLP
                  685 Third Avenue
                  30th Floor
                  New York, New York 10017
                  Attention: Gary S. Kleinman, Esq.

If to Manager:

                  Majestic Property Management Corp.
                  60 Cutter Mill Road, Suite 303
                  Great Neck, New York  11021
                  Attention: Daniel L. Lembo

     Either party may change its address for the giving of notices under this Agreement by delivering to the other party (10) days' prior written notice of such change of address. Any notice delivery of which is refused, or which cannot be delivered because of changed address of which no notice was given, shall be deemed to have been received as of the date when sent.



     (b)______Emergency Notices. Either party may give the other notice of emergency situations orally (personally, by telephone or otherwise) or by telecopy, telex, telegram or other method, provided that the party giving any emergency notice as provided above in this paragraph shall promptly confirm the same by written notice in accordance with subsection (a) above.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Owner and Manager each have caused this Agreement to be executed as of the day and year first above written.

OWNER:

OLP LOS ANGELES, INC.,
a California corporation

By:s/ Mark Lundy
Name:  Mark Lundy
Title:    Vice President


ANDRITA GERP LLC,
a California limited liability company

     By: GERP 12, LLC, a New York
     limited liability company


      By:    Beach Place Partners, a New York
             general partnership, its Managing Member


By:_s/ Eric Roth
      Name:       Eric Roth
      Title:      Managing General Partner


MANAGER:

MAJESTIC PROPERTY
MANAGEMENT CORP.

By:_s/ Daniel L. Lembo
     Name:    Daniel L. Lembo
     Title:   President

                                   EXHIBIT 16







                             SECURED PROMISSORY NOTE



$7,000,000                                         July 24, 2003
                                                   Los Angeles, California



   FOR VALUE RECEIVED, the undersigned ANDRITA GERP LLC, a California Limited Liability Company ("Maker"), promises to pay to the order of ONE LIBERTY PROPERTIES, INC., a Maryland Corporation ("Holder", which term shall include any subsequent holder of this Note), at Holder's office at 60 Cutter Mill Road, Suite 303, Great Neck, New York, 11201 (or at such other place as Holder shall designate in writing), the principal sum of Seven Million Dollars ($7,000,000), together with interest thereon at the Interest Rate (or the Default Rate, if applicable) and other sums as provided herein.

Definitions. As used in this Note the following capitalized terms shall have the meanings set forth below: "Curative Payments" means any taxes, assessments, insurance premiums, or other sums paid by Beneficiary pursuant to the terms of the Deed of Trust or any of the other Loan Documents, together with interest thereon calculated at the Default Rate from the date of payment until such Curative Payments have been repaid in full by Maker to Holder. Curative Payments shall include any sums advanced or expended by Holder pursuant to Section 17.4 hereof. "Day" means a calendar day.
"Deed of Trust" shall have the meaning set forth in Section 8 of this Note. "Default Rate" shall have the meaning set forth in Section 7 of this Note. "Event of Default" shall have the meaning set forth in Section 6 of this Note. "Funding Date" means the day on which the loan amount is advanced or disbursed by Holder to Maker, which includes a funding into an escrow account which subsequently distributes such sums to or for the benefit of Maker. "Interest Rate" means nine percent (9%) per annum from the Funding Date through the date which is one hundred eighty (180) Days after the Funding Date; ten percent (10%) per annum from the date which is one hundred eighty-one (181) days after the Funding Date through the date which is two hundred seventy (270) Days after the Funding Date; and eleven percent (11%) per annum thereafter.
"Loan Documents" means this Note, the Deed of Trust, or under any other documents or agreements securing or evidencing to the indebtedness evidenced by this Note. "Maturity Date" means the date which is three hundred sixty-five
(365) Days after the Funding Date, subject to acceleration as provided herein. "Note" means this Secured Promissory Note.
"Outstanding Principal Balance" means, at any point in time, the actual amount of principal advanced or disbursed by Holder to Maker hereunder, less any principal repaid. "Total Outstanding Balance" means, at any point in time, the Outstanding Principal Balance, plus any accrued but unpaid interest thereon, plus any unpaid Curative Payments.
Payment at Maturity. Interest shall accrue on the Outstanding Principal Balance at the Interest Rate (or the Default Rate, if applicable), commencing on the Funding Date and continuing thereafter until the Outstanding Principal Balance has been paid in full. On the Maturity Date, the Total Outstanding Balance shall be immediately due and payable.
Payments. All payments of principal, interest and other sums payable under this Note shall be paid not later than 11:00 a.m. (New York time) on the Day when due, in immediately available funds and in lawful money of the United States without demand or notice. Funds received after the time specified above shall be treated as being received by Holder on the next Day. Credit for payments received by check or draft is subject to the clearing thereof. Interest shall be computed at the Interest Rate on the basis of the actual number of Days which the Outstanding Principal Balance is outstanding divided by three hundred sixty
(360), which shall, for the purposes of this Note, be considered to be one (1) year.
Application of Payments. All payments on this Note shall be applied first to the payment of accrued and unpaid interest and then to the reduction of the Outstanding Principal Balance; provided, however, upon the occurrence of an Event of Default at Holder's option, payment may first be applied to any late charges or to reimburse Holder for any Curative Payments.
Modifications. From time to time, without affecting the obligation of Maker to pay the Total Outstanding Balance or to observe the covenants of Maker contained herein, and without giving notice to or obtaining the consent of Maker, Holder may, at the option of Holder, extend the time for payment of the Total Outstanding Balance or any part thereof, reduce the amount of payments hereunder, release any person liable hereunder, accept a renewal or extension of this Note, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, or agree in writing with Maker to modify the Interest Rate or any other provision of this Note.
Events of Default. Time is of the essence hereof. Upon the occurrence of any of the following events (each an "Event of Default"), payment of the entire Total Outstanding Balance shall, at the option of Holder, be accelerated and shall be immediately due and payable without notice or demand. In such event, unless and until such Event of Default has been cured, Holder shall have the right, in addition to all other rights and remedies hereunder or under the Loan Documents, to foreclose or to require foreclosure of any or all liens securing the payment hereof.
Failure of Maker to pay the Total Outstanding Balance in full on the Maturity Date, or on such earlier date as the Total Outstanding Balance may be declared to be due pursuant to the terms of this Note; Default by Maker in the performance of any other obligation of Maker under this Note which is not cured within ten (10) days after notice from Holder if such default is monetary in nature, or thirty (30) days after notice from Holder if such default is non-monetary in nature, provided, however, that in the event of a non-monetary default, an Event of Default shall not be deemed to have occurred if, within the thirty (30) day period, Maker has commenced the cure and diligently pursues the cure to completion, but in no event shall the completion of such cure take longer than sixty (60) days after the date of such notice; or The occurrence of an Event of Default under the Deed of Trust or any of the other Loan Documents. Default Rate. Upon the occurrence of any Event of Default, the Total Outstanding Balance shall bear interest at an annual rate equal to the Interest Rate plus five percent (5%) per annum, but not in excess of the maximum rate allowable by law (the "Default Rate"), computed from the date of the occurrence of such Event of Default until such Event of Default has been cured. The charging or collecting of interest at the Default Rate shall not limit any of Holder's other rights or remedies under this Note, or under any of the other Loan Documents. Security; Acceleration on Transfer. The payment and performance of this Note is secured by, among other things, a Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated of even date herewith from Maker, as trustor, to Chicago Title Insurance Company, as trustee, for the use and benefit of Holder, as beneficiary, liening and encumbering certain real property situated in the City of Los Angeles, County of Los Angeles, State of California, as more particularly described therein (the "Deed of Trust"). The Deed of Trust provides, in part:
                           "In the event Trustor shall sell, convey, transfer,
                  dispose of, encumber, alienate, or lease for a period of time greater than thirty-five (35) years, the Property, or any part thereof or any interest therein, or shall be divested of its title or any interest therein, in any manner or way, whether voluntarily or involuntarily (any of the foregoing being individually called a "Transfer"), without the written consent of Beneficiary being first obtained, which consent may be withheld in Beneficiary's sole and absolute discretion, Beneficiary shall have the right at its option to declare any Indebtedness or obligation secured hereby, irrespective of the maturity date specified in any note evidencing the same, immediately due and payable. In the event Trustor is a corporation, partnership (general or limited, each of which is deemed a partnership), association, limited liability company or other legal entity, any sale, assignment, transfer, conveyance, gift, pledge, mortgage, or other encumbrance of twenty-five percent (25%) or more of the beneficial ownership interests of Trustor outstanding on the date hereof, by one or more Transfers, or any other event(s) or transaction(s) which, directly or indirectly, changes management or control of Trustor such that it no longer resides in the persons or entities who have management and control on the date hereof shall be deemed to be a Transfer for purposes of this Section
                  1.10. Acceptance by Beneficiary of any payment or payments on the Note or other sums secured by this Deed of Trust by one other than Trustor shall not constitute 7. any notice to Beneficiary of any Transfer or proposed Transfer of any interest in the Property covered by this Deed of Trust or 8. any consent or waiver of the right to consent to such Transfer or proposed transfer of any interest in the Property. Notwithstanding anything herein to the contrary, a Transfer shall not include any assignment, transfer or other conveyance of ownership interests in Trustor among those persons or entities who own Trustor on the date of this Deed of Trust, provided that there is no change in control of Trustor as a result thereof."

Governing Law. Maker, and each endorser of this Note, acknowledges and agrees that this Note is made and is intended to be paid and performed in the State of California and the provisions hereof will be construed in accordance with the laws of the State of California and, to the extent that federal law may preempt the applicability of state laws, federal law. Maker, and each endorser of this Note further agree that this Note may be enforced in any court of competent jurisdiction in the State of California, and they do hereby submit to the jurisdiction of such courts regardless of their residence.
Remedies Cumulative; Waiver. The remedies of Holder, as provided herein or in the Deed of Trust or any of the other Loan Documents, shall be cumulative and concurrent, and may be pursued singularly, successively or together, in the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same; such waiver or release to be affected only through a written document executed by Holder and then only to the extent specifically recited therein. Without limiting the generality of the preceding sentence, acceptance by Holder of any payment with or without knowledge of the occurrence of an Event of Default by Maker shall not be deemed a waiver of such Event of Default, and acceptance by Holder of any payment in an amount less than the amount then due hereunder or under the other Loan Documents shall be an acceptance on account only and shall not in any way affect the existence of an Event of Default hereunder or under any of the other Loan Documents. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.
Notices. All notices, requests or demands required or permitted to be given pursuant to this Note shall be given in accordance with the provisions of the Deed of Trust.
   ALL PAYMENTS DUE UNDER THIS NOTE SHOULD BE MADE TO AT THE ADDRESS SET FORTH IN THE FIRST PARAGRAPH OF THIS NOTE.

No Usury Intended. All agreements between Maker and Holder are expressly limited so that in no contingency or event whatsoever, whether by reason of: error of fact or law; payment, prepayment or advancement of the proceeds hereof; acceleration of maturity of the Total Outstanding Balance, or otherwise, shall the amount paid or agreed to be paid to Holder hereof for the use, forbearance or retention of the money to be advanced hereunder, including any charges collected or made in connection with the indebtedness evidenced by this Note which may be treated as interest under applicable law, if any, exceed the maximum legal limit (if any such limit is applicable) under United States federal law or state law (to the extent not preempted by federal law, if any), now or hereafter governing the interest payable in connection with such agreements. If, from any circumstances whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity (if any) prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances, Holder shall ever receive as interest an amount which would exceed the maximum legal limit (if any such limit is applicable), such amount which would be excessive interest shall be applied to the reduction of the Outstanding Principal Balance due hereunder and not to the payment of interest or, if necessary, rebated to Maker. This provision shall control every other provision of all agreements between Maker and Holder.
Purpose of Loan. Maker certifies that the loan evidenced by this Note is obtained for business or commercial purposes and that the proceeds thereof shall not be used for personal, family, household or agricultural purposes. Maker further certifies that it is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Prepayment. Maker shall have the right any time, and from time to time to prepay the Total Outstanding Balance, in whole or in part, without penalty.
No Revolving Credit Facility. The loan evidenced by this Note is not a revolving credit facility. Accordingly, Maker shall not have the right to re-borrow any amount of the Outstanding Principal Balance which is repaid. Exculpation. Notwithstanding anything in this Note, the Deed of Trust or the other Loan Documents to the contrary, Maker shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under this Note, the Deed of Trust and the other Loan Documents to the full extent (but only to the extent) of the security therefor (the same being all of the Property (as defined in the Deed of Trust)), (ii) if default occurs in the timely and proper payment of all or any part of such indebtedness evidenced hereby or on the timely and proper performance of the other obligations of Maker under this Note, the Deed of Trust or the other Loan Documents, any judicial proceedings brought by Holder against Maker shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Maker under this Note, the Deed of Trust or the other Loan Documents, and confirmation of any sale under power of sale, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Maker other than the Property, and (iii) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Maker under this Note, the Deed of Trust or the other Loan Documents, whether by judicial proceedings or exercise of the power of sale, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Holder against Maker.
Miscellaneous Provisions.
Maker, and each endorser of this Note expressly grants to Holder the right to release or to agree not to sue any other person, or to suspend the right to enforce this Note against such other person or to otherwise discharge such person; and Maker, and each endorser agrees that the exercise of such rights by Holder will have no effect on the liability of any other person, primarily or secondarily liable hereunder. Maker, and each endorser of this Note waives, to the fullest extent permitted by law, demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, diligence in taking any action to collect sums owing hereunder, any duty or obligation of Holder to effect, protect, perfect, retain or enforce any security for the payment of this Note or to proceed against any collateral before otherwise enforcing this Note, and the right to plead as a defense to the payment hereof any statute of limitations. This Note and each payment of principal, interest and other sums due hereunder shall be paid when due without deduction or offset of any kind or nature whatsoever.
Should any party be required to bring legal action to enforce its rights under this Note, the prevailing party in such action shall be entitled to recover from the losing party its reasonable attorneys' fees and costs in addition to any other relief to which it is entitled. Such recovery of attorneys' fees shall include any reasonable attorneys' fees incurred in connection with any bankruptcy or reorganization proceeding (including stay litigation) and any reasonable attorneys' fees incurred on appeal. The parties further agree that any attorneys' fees incurred in enforcing any judgment are recoverable as a separate item, and that this provision is intended to be severable from the other provisions of this Note, shall survive the judgment, and is not to be deemed merged into the judgment. Costs shall include, without limitation, expert witness fees and costs, travel time and associated costs, copy costs, deposition costs, costs on appeal, fees and costs associated with execution upon any judgment or order, and transcript costs. "Reasonable attorneys' fees" includes the reasonable fees of partners, associates, paralegals and law clerks, as applicable.
If Maker shall fail to perform or cause to be performed any of the terms, agreements or covenants of Maker contained in this Note or in any of the other Loan Documents, Holder may, in Holder's sole discretion, but without any duty to do so and without waiving any default, perform any of such terms, agreements or covenants, and all sums advanced or expended by Holder in the performance thereof, together with interest thereon from the date of the respective advance or expenditure at the Default Rate, shall be due and payable on demand and such sums and interest thereon shall be secured by the Deed of Trust and the other Loan Documents. If any provision hereof is, for any reason and to any extent, invalid or unenforceable, then neither the remainder of the document in which such provision is contained, nor the application of the provision to other persons, entities or circumstances, nor any of the other Loan Documents, shall be affected thereby, but instead shall be enforceable to the maximum extent permitted by law.

This Note shall be the obligation of Maker, and of all endorsers hereof, and shall be binding upon them and their respective heirs, personal representatives, successors and assigns; provided, however, Maker shall in no event or under any circumstance have the right without obtaining the prior written consent of Holder to assign or transfer its obligations under this Note, or any of the other Loan Documents, in whole or in part, to any other person, unless otherwise set forth in the other Loan Documents.

This Note may not be modified or amended orally, but only by a modification or amendment in writing signed by Holder and Maker.

When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa. The word "person" as used herein (whether or not such term is capitalized) shall include any individual, company, firm, association, partnership, corporation, limited liability company, trust or other legal entity of any kind whatsoever.

The headings of the paragraphs and sections of this Note are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof. In the event that at any time any payment received by Holder hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or any state law, or shall otherwise be deemed to be due to any party other than Holder, then, in any such event, the obligation to make such payment shall survive any cancellation of this Note and/or return thereof to Maker and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and the amount of such payment shall bear interest at the Default Rate from the date of such final order until repaid hereunder.
                            (signature page follows)

   IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

                                    MAKER:

                     ANDRITA GERP LLC, a California Limited
                                    Liability Company

                                    By  GERP 12, LLC, a New York Limited
                                        Liability Company

                                    By Beach Place Partners, a New York
                                    General Partnership, Managing Member


                                    By       s/ Eric Roth
                                    Eric Roth, Managing General Partner